     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998.

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                   LES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4953                            51-0228924
             DELAWARE                             4953                            75-2178928
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                         SUITE 300, 1301 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201
                                 (803) 933-4200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             HENRY H. TAYLOR, ESQ.
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                         SUITE 300, 1301 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201
                                 (803) 933-4200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            LEONARD V. QUIGLEY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
---------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF            AMOUNT TO             OFFERING PRICE            AGGREGATE               AMOUNT OF
 SECURITIES TO BE REGISTERED        BE REGISTERED            PER SECURITY           OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Subordinated
  Notes due 2008..............       $325,000,000                100%              $325,000,000(1)            $95,875.00
Guarantees of Senior
  Subordinated Notes..........           (2)                     (2)                     (2)                     None
==============================================================================================================================

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(2) No additional consideration will be paid for the guarantees of the 9 1/4% Senior Subordinated Notes due 2008. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantees of such notes.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                                    ADDRESS, INCLUDING
                                                                                                      ZIP CODE, AND
                                     STATE OR OTHER    PRIMARY STANDARD        IRS                  TELEPHONE NUMBER,
                                     JURISDICTION OF      INDUSTRIAL         EMPLOYER              INCLUDING AREA CODE,
                                      INCORPORATION     CLASSIFICATION    IDENTIFICATION             OF REGISTRANTS'
               NAME                  OR ORGANIZATION     CODE NUMBER          NUMBER           PRINCIPAL EXECUTIVE OFFICES
               ----                  ---------------   ----------------   --------------       ---------------------------
Laidlaw Environmental Services
  (US), Inc. .....................   Delaware                4953           57-0811016        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Lone and Grassy Mountain),
  Inc. ...........................   Oklahoma                4953           73-0774247        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Tulsa), Inc. ..................   Oklahoma                4953           73-1072214        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (San Antonio), Inc. ............   Texas                   4953           74-1670248        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Wichita), Inc. ................   Kansas                  4953           48-1025760        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services of
  Delaware, Inc. .................   Delaware                4953           57-1036619        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Rosemount), Inc. ..............   Minnesota               4953           36-3645772        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Sawyer), Inc. .................   Oklahoma                4953           76-0306990        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (Tucker), Inc. .................   Georgia                 4953           48-0926641        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Ninth Street Properties, Inc. ....   Missouri                4953           48-1009630        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200
Laidlaw Environmental Services
  (San Jose), Inc. ...............   California              4953           94-2685637        1301 Gervais Street
                                                                                              Columbia, South Carolina 29201
                                                                                              (803) 933-4200

Chemclear, Inc. of Los Angeles....   California            4953         76-0292745      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
USPCI, Inc. of Georgia............   Georgia               4953         76-0299932      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
LES Holdings's, Inc. .............   Delaware              4953         76-0289923      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
East Carbon Development Financial
  Partners, Inc. .................   Utah                  4953         87-0527146      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Imperial Valley), Inc. ........   California            4953         57-0891474      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Lokern), Inc. .................   California            4953         57-0891472      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (North East), Inc. .............   New Hampshire         4953         02-0335983      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Recovery), Inc. ...............   Louisiana             4953         72-0989782      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (TES), Inc. ....................   Texas                 4953         76-0209879      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Corsan Trucking, Inc. ............   Louisiana             4953         75-2143830      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (TG), Inc. .....................   Delaware              4953         57-0600257      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (TOC), Inc. ....................   South                 4953         57-0811015      1301 Gervais Street
                                     Carolina                                           Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (TS), Inc. .....................   Delaware              4953         57-0784795      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200

Laidlaw Environmental Services
  (Thermal Treatment), Inc. ......   Delaware              4953         86-0713567      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
GSX Chemical Services of Ohio,
  Inc. ...........................   Ohio                  4953         34-1210390      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
LEMC, Inc. .......................   Delaware              4953         57-0987727      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Chemical Services,
  Inc. ...........................   Massachusetts         4953         04-2308230      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Altair), Inc. .................   Texas                 4953         76-0187429      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (FS), Inc. .....................   Delaware              4953         51-0268319      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (BDT), Inc. ....................   New York              4953         16-1153020      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Clive), Inc. ..................   Oklahoma              4953         73-1311262      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (WT), Inc. .....................   Ohio                  4953         31-0747129      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw OSCO Holdings, Inc. ......   Delaware              4953         62-1478930      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  Nashville, Inc. ................   Tennessee             4953         62-1268344      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  Bartow, Inc. ...................   Florida               4953         59-2692187      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  California, Inc. ...............   California            4953         65-0121392      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200

Laidlaw Environmental Services of
  Chattanooga, Inc. ..............   Tennessee             4953         57-0853102      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  Illinois, Inc. .................   Illinois              4953         36-3337048      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  South Carolina, Inc. ...........   South                 4953         04-2639118      1301 Gervais Street
                                     Carolina                                           Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services of
  White Castle, Inc. .............   Colorado              4953         84-0619137      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
LES Merger, Inc. .................   Delaware              4953            Applied      1301 Gervais Street
                                                                               For      Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Puerto Rico), Inc. ............   Puerto Rico           4953                Not      1301 Gervais Street
                                                                        applicable      Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Bridgeport), Inc. .............   Delaware              4953         23-1704900      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Baton Rouge), Inc. ............   Delaware              4953         51-0228882      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Plaquemine), Inc. .............   Delaware              4953         52-1126035      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Custom Transport), Inc. .......   Delaware              4953         51-0277687      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Los Angeles), Inc. ............   California            4953         95-3562319      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Tipton), Inc. .................   Delaware              4953         43-1495372      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200

Laidlaw Environmental Services
  (Gloucester), Inc.  ............   Delaware              4953         51-0336950      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Deer Trail), Inc. .............   Colorado              4953         76-0167186      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Mt. Pleasant), Inc. ...........   Tennessee             4953         58-1735252      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Minneapolis), Inc. ............   Minnesota             4953         41-1392441      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Aragonite), Inc. ..............   Delaware              4953         25-1563807      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental Services
  (Sussex), Inc. .................   Delaware              4953         51-0262487      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Laidlaw Environmental, Inc. ......   Delaware              4953         51-0290240      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Dirt Magnet, Inc. ................   Colorado              7389         84-0705639      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
The Midway Gas & Oil Co. .........   Colorado              7389         84-0266380      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Elgint Corp. .....................   Nevada                7389         88-0374364      Suite 850
                                                                                        101 Convention Center
                                                                                        Las Vegas, Nevada 89109
Safety-Kleen Envirosystems
  Company.........................   California            7389         94-2764195      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Safety-Kleen Envirosystems Company
  of Puerto Rico, Inc. ...........   Indiana               7389         35-1283524      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Petrocon, Inc. ...................   Delaware              7389         36-3562993      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Phillips Acquisition Corp. .......   Delaware              7389         36-3515322      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200

Safety-Kleen Aviation, Inc. ......   Delaware              7389         36-3772680      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
SK Insurance Company..............   Vermont               7389         36-3933116      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
SK Real Estate, Inc. .............   Illinois              7389         36-3973105      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Safety-Kleen International,
  Inc. ...........................   Delaware              7389         36-3396234      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Safety-Kleen Oil Recovery Co. ....   Delaware              7389         36-3546688      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
Safety-Kleen Oil Services,
  Inc. ...........................   Delaware              7389         98-0082130      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200
The Solvents Recovery Service of
  New Jersey, Inc. ...............   New Jersey            7389         22-1292778      1301 Gervais Street
                                                                                        Columbia, South Carolina 29201
                                                                                        (803) 933-4200

PRELIMINARY PROSPECTUS
                                   LES, INC.
                                                                  (COMPANY LOGO)

        OFFER TO EXCHANGE ITS 9 1/4% SENIOR SUBORDINATED NOTES DUE 2008
           (GUARANTEED BY LAIDLAW ENVIRONMENTAL SERVICES, INC.) WHICH
       HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
         FOR ANY AND ALL OF ITS OUTSTANDING 9 1/4% SENIOR SUBORDINATED
      NOTES DUE 2008 (GUARANTEED BY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

       THE EXCHANGE OFFER WILL EXPIRE AT      P.M., NEW YORK CITY TIME ON
                                               ,
                             1998, UNLESS EXTENDED.
                   ------------------------------------------

    LES, Inc. (the "Company"), a wholly-owned subsidiary of Laidlaw Environmental Services Inc. (the "Parent"), hereby offers to exchange up to $325,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2008 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "Existing Notes," and, together with the New Notes, the "Notes"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer. However, the Exchange Offer is subject to the absence of certain conditions which may be waived by the Company. See "The Exchange Offer -- Conditions to the Exchange Offer." Subject to the absence or waiver of such conditions, the Company will accept for exchange any and all Existing Notes validly tendered on
or prior to          p.m., New York City time, on          , 1998, unless the
Exchange Offer is extended (the "Expiration Date"). Existing Notes may be tendered only in integral multiples of $1,000. The date of acceptance and exchange of the Existing Notes (the "Exchange Date") will be the third business day following the Expiration Date, unless an earlier date is selected by the Company. Existing Notes tendered pursuant to the Exchange Offer may be withdrawn
at any time prior to          p.m., New York City time, on the Expiration Date;
otherwise such tenders are irrevocable. The New Notes will be issued and delivered promptly after the Exchange Date.

    The terms of the New Notes are identical in all material respects to the terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and are generally freely transferable by holders thereof and are issued without any covenant upon the Company regarding registration under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes." The New Notes will evidence the same debt as the Existing Notes and will be issued under, and entitled to the benefits of, the indenture, dated May 29, 1998 (the "Indenture"), among the Company, the Parent, as a Guarantor, the Subsidiary Guarantors (as defined herein) and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), governing the Existing Notes. For a complete description of the terms of the New Notes, see "Description of the Notes."

    Interest on the New Notes will be payable semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 1998. For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes or, if no interest has been paid on the Existing Notes, from May 29, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of the Existing Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. Existing Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment in respect of interest on such Existing Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

    The Notes mature on June 1, 2008. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time prior to June 1, 2003 at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of 104.625% of the principal amount of such New Notes and the scheduled payments of interest thereon through and including June 1, 2003 discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus 50 basis points, together with accrued and unpaid interest, if any to the redemption date. The Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after June 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to June 1, 2001, the
                                                        (Continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY HOLDERS OF EXISTING NOTES AND PROSPECTIVE PURCHASERS OF NEW NOTES.
                   ------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

             THE DATE OF THIS PROSPECTUS IS                  , 1998

(Continued from previous page)

Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more Public Equity Offerings (as defined herein) at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that immediately after giving effect to any such redemption at least $211.3 million aggregate principal amount of the Notes remains outstanding. Upon a Change of Control (as defined herein), each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date or repurchase. See "Description of the Notes."

    The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company. The Notes will rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. The New Notes will be guaranteed, on a senior subordinated basis, by the Parent and the wholly-owned domestic subsidiaries of the Company (the "Subsidiary Guarantors"). The New Notes will be effectively subordinated in rights of payment to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. As of February 28, 1998, after giving effect to the Safety-Kleen Transactions (as defined herein) and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Company, the Parent and the Subsidiary Guarantors would have had approximately $1.4 billion of indebtedness outstanding ranking senior to the New Notes, and the subsidiaries of the Company that are not Subsidiary Guarantors would have had an aggregate of approximately $100.5 million of third-party indebtedness and accounts payable outstanding. See "Description of the Notes -- Subordination."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 29, 1998 (the "Registration Rights Agreement"), among the Company, the Parent, the Subsidiary Guarantors and TD Securities (USA) Inc. and NationsBanc Montgomery Securities LLC, as the initial purchasers (collectively, the "Initial Purchasers") of the Existing Notes, with respect to the initial sale of the Existing Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. The Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified under "The Exchange Offer -- Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent (as defined herein) and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."

    The Existing Notes were originally issued and sold on May 29, 1998 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission") issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list any Notes on a national securities exchange or to apply for quotation of any Notes through the National Association of Securities Dealers Automated Quotation System. Any Existing Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Existing Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions on transfers thereof, and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Existing Notes held by them. No assurance can be given as to the liquidity of the trading market for either the Existing Notes or the New Notes.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to (i) the "Company" or "Laidlaw Environmental" are to LES, Inc. (the issuer of the Notes) and its direct and indirect subsidiaries (including Safety-Kleen), (ii) the "Parent" are to Laidlaw Environmental Services, Inc., the sole shareholder of the Company, on a stand-alone basis, (iii) "Safety-Kleen" are to Safety-Kleen Corp., and its direct and indirect subsidiaries, (iv) the "Safety-Kleen Acquisition" are to both the acquisition by the Company of approximately 94% of the outstanding capital stock of Safety-Kleen in April 1998 and the acquisition of the remaining capital stock of Safety-Kleen through a merger in May 1998 (the "Safety-Kleen Merger") and (v) the "Safety-Kleen Transactions" are to the Safety-Kleen Acquisition, the Debt Tender Offer (as defined herein) and borrowings under the Senior Credit Facility (as defined herein) to finance such transactions. Unless the context otherwise requires, any reference to a "fiscal" year of the Company, Parent or Safety-Kleen, as the case may be, refers to (i) the Company's or Parent's fiscal year ended or ending on August 31 in such year and (ii) Safety-Kleen's fiscal year ended or ending on the Saturday closest to December 31 in such year. Unless the context otherwise requires, any reference to financial data or information in this Prospectus refers to financial data or information of the Parent and its consolidated subsidiaries (including the Company). Certain statements in the Prospectus Summary are "forward-looking statements." See "Disclosure Regarding Forward-Looking Statements."

                                  THE COMPANY

     Laidlaw Environmental is a vertically integrated hazardous and industrial waste management company that collects, transports, treats, recycles and disposes of waste by distillation, incineration, landfilling and other methods. Laidlaw Environmental is the leading hazardous and industrial waste management company in North America (based on fiscal 1997 revenues and facilities) with operations in the United States, Canada and Europe. The Company categorizes its hazardous and industrial waste activities into five components: (i) collection network services, (ii) treatment, disposal and transportation services, (iii) used oil collection and recovery services, (iv) other specialty services and (v) European operations. Laidlaw Environmental's strategy is to continue to develop vertically integrated operations and to enhance the Company's profitability by taking advantage of opportunities to rationalize operations, internalize waste streams and expand the services provided to its existing customer base. The Company serves over 400,000 customers with operations across North America and Europe through an extensive network of 284 collection facilities, 11 landfills, eight incinerators and 13 recycling facilities.

     In May 1998, the Company consummated the Safety-Kleen Acquisition for aggregate consideration of approximately $1.1 billion in cash and the issuance of approximately 166 million shares of Common Stock of the Parent (the "Parent Common Stock"). Safety-Kleen is a leader in servicing the recycling and waste needs of companies in the automotive/retail repair, industrial and other business sectors. Laidlaw Environmental also repurchased substantially all of the outstanding $100.0 million 9 1/4% Notes due September 15, 1999 of Safety-Kleen (the "Safety-Kleen Notes") which were tendered to Laidlaw Environmental pursuant to its offer to purchase and consent solicitation (the "Debt Tender Offer"). The remainder of the Safety-Kleen Notes were defeased on May 29, 1998. Laidlaw Environmental financed the cash portion of the Safety-Kleen Acquisition and the Debt Tender Offer and refinanced certain indebtedness with total borrowings of approximately $1.8 billion under its senior secured bank facility (the "Senior Credit Facility"). Pro forma for the Safety-Kleen Transactions, the Rollins Acquisition (as defined herein) and certain related transactions, the Parent's revenues and Adjusted EBITDA (as defined herein) would have been $1.8 billion and $497.5 million, respectively, for the twelve months ended February 28, 1998.

     In May 1997, Rollins Environmental Services, Inc. ("Rollins"), the largest commercial hazardous waste incineration company in North America, acquired Laidlaw Inc.'s hazardous and industrial waste operations (the "Rollins Acquisition"). Upon consummation of the Rollins Acquisition, which was accounted for as a reverse acquisition, Rollins changed its name to Laidlaw Environmental Services, Inc. To finance the Rollins Acquisition, the Parent (i) issued 120 million shares of Parent Common Stock, (ii) issued a $350.0 million 5% subordinated convertible pay-in-kind debenture (the "PIK Subordinated Debenture") and (iii) paid $349.1 million in cash to Laidlaw Inc. ("Laidlaw"). Laidlaw currently beneficially owns 35% of the outstanding Parent Common Stock (49% assuming the conversion of the PIK Subordinated Debenture). Laidlaw provides (i) passenger services, including school bus transportation and public transit services, in the United States and Canada and (ii) emergency healthcare services, including healthcare transportation and physician practice management services, in the United States.

                  BUSINESS STRATEGY AND ACQUISITION RATIONALE

     Laidlaw Environmental's strategy is to continue to vertically integrate its operations and to enhance the Company's profitability by taking advantage of opportunities to rationalize operations, internalize waste streams and expand the services provided to its existing customer base. The Company achieves vertical integration through the combination of its full-service collection and transportation network with its treatment and disposal services. To implement its strategy, the Company examines strategic acquisitions on an opportunistic basis. The Rollins Acquisition combined the Company's full-service collection and treatment network with Rollins' expertise in solids incineration technology and provided significant savings from facility and administrative rationalizations. Laidlaw Environmental believes the Safety-Kleen Acquisition combines complementary assets that enhance the Company's competitive position and provide opportunities for significant cost savings from synergies related to facility consolidation, waste internalization and selling, general and administrative cost savings.

     Strategic Fit. Laidlaw Environmental's collection network, which links customers to treatment and disposal facilities such as landfills and incinerators, is one of Laidlaw Environmental's primary operational strengths. This network differentiates Laidlaw Environmental from its competitors and allows for both responsiveness and accountability in managing a customer's hazardous or industrial waste stream. Laidlaw Environmental believes the Safety-Kleen Acquisition increases vertical integration of its business by processing waste streams collected by Safety-Kleen. In addition, Laidlaw Environmental believes that the Safety-Kleen Acquisition strengthens its market position by: (i) providing additional market coverage in key geographic regions;
(ii) introducing a base of smaller-sized customers to complement Laidlaw Environmental's existing base of medium and larger-sized customers; (iii) providing significant expansion into the solvent recycling market; and (iv) increasing profitability by capitalizing on cost saving opportunities.

     Synergies. Laidlaw Environmental intends to build upon Safety-Kleen's leading market presence and quality brand name recognition. The Company believes that the Safety-Kleen Acquisition provides an opportunity to achieve significant cost savings through the elimination of existing redundancies between Laidlaw Environmental's and Safety-Kleen's operations. The Company expects that the planned selling, general and administrative cost savings, the closure of duplicative collection and processing facilities, the increased utilization of the remaining facilities and the internalization of various waste streams will generate annual cost savings of approximately $103.5 million to $165.0 million. Laidlaw Environmental expects to begin achieving cost savings within three months of the Safety-Kleen Acquisition and to fully realize these annualized cost savings within twelve months after consummation of the Safety-Kleen Acquisition. Through the Rollins Acquisition, Laidlaw Environmental has demonstrated its ability to manage the integration of a large acquisition and to realize substantial cost savings. To date, the Company believes that it has generated approximately $75.0 million of annualized cost savings in connection with the Rollins Acquisition. There can be no assurance, however, that the projected cost savings from the Safety-Kleen Acquisition will be achieved.

     The Company expects to achieve cost savings in the following areas:

          - Facility Consolidation. Based on a review of Laidlaw Environmental's and Safety-Kleen's facilities, the Company estimates that it can close 35 to 45 collection facilities and five processing facilities due to geographic overlap among facilities. The Company estimates that the cost savings resulting from its planned facility consolidation will be approximately $2.0 to $2.5 million per processing facility and $1.0 to $1.5 million per collection facility. The cost savings per location assume that waste collection and routing efficiencies can be achieved by combining the transportation resources of the overlapping locations and reducing the total number of vehicles and drivers required to service the existing combined customer base. The closure of redundant facilities will also result in cost savings related to the personnel and property costs associated with such facilities. The Company estimates that this facility consolidation will generate approximately $45.0 million to $80.0 million of annual cost savings.

          - Waste Internalization. During fiscal 1997, Safety-Kleen spent over $50.0 million for outside disposal of waste it collected, consisting of fuel blend material, as well as waste disposed at hazardous waste incinerators, landfills and wastewater treatment facilities. Prior to the Safety-Kleen Acquisition, Laidlaw Environmental received an insignificant amount of Safety-Kleen's waste material for disposal. The Company has already begun to internalize Safety-Kleen's incinerable and wastewater materials for disposal at its facilities. The fuel blend material may either be used as a fuel source or blended with solid waste material for burning at Laidlaw Environmental's incinerator facilities. When used as a fuel source, Laidlaw Environmental will avoid the cost of purchasing conventional fuel from third parties. The Company estimates that the internalization of these waste streams, after taking into account incremental costs, will generate approximately $13.5 million to $25.0 million of annual cost savings.

          - Selling, General and Administrative Cost Savings. Laidlaw Environmental intends to incorporate the Safety-Kleen operations into Laidlaw Environmental's existing operational organization, which will result in the elimination of all duplicative administrative support functions. In connection with the elimination of duplicative support functions, the Company expects that it will eliminate 600 to 800 personnel and their associated costs. The Company estimates that the planned selling, general and administrative cost consolidation will generate approximately $45.0 million to $60.0 million of annual cost savings.

     Potential Divestiture Opportunities. The Company is in the process of analyzing whether, following consummation of the Safety-Kleen Acquisition, all of its assets will be consistent with its strategies. To the extent certain assets do not fit its strategies, the Company may elect to sell those assets and use the proceeds from such sale to reduce outstanding indebtedness. For example, the Company is currently considering the desirability of disposing of certain of the assets utilized within Safety-Kleen's used oil collection and recovery services business and its European operations. In fiscal 1997, revenue attributable to Safety-Kleen's used oil collection and recovery services business and European operations was $156.3 million and $109.9 million, respectively.

COMPETITIVE STRENGTHS

     Low-cost service provider. With over-expansion in the hazardous and industrial waste management industry during the 1980s and the early 1990s, it has become critical for successful waste management companies to maintain high utilization of a well-managed fixed asset base. Laidlaw Environmental has created a cost structure which it believes is the lowest in the industry. The Company believes this cost structure can be further reduced as a result of the Safety-Kleen Acquisition.

     Integrated customer service. Waste generators are demanding high quality service and waste management expertise while reducing the number of vendors they use for these services. As a result of its integrated, full-service approach to managing its customers' needs, Laidlaw Environmental believes that it is well positioned to capture incremental business from existing customers.

     Geographic footprint. It is critical for waste management providers to have a broad geographic reach for two reasons. First, it is necessary to provide full service capabilities to a marketplace that increasingly seeks a single service provider. Additionally, with fixed cost disposal assets, it is necessary to collect and feed high volumes of waste to those assets in the most efficient manner possible. As a result of the Safety-Kleen Acquisition, the Company believes that it provides the broadest geographic coverage of any hazardous and industrial waste management company.

     Diverse Customer Base. The Company has over 400,000 customers representing diverse industries. Pro forma for the Safety-Kleen Acquisition, no one customer represented greater than 5% of the Company's fiscal

1997 revenues. In addition, a significant amount of the Company's revenue is derived from the collection, treatment and disposal of industrial waste which is classified as non-hazardous.

     Internalization of waste streams. Hazardous and industrial waste management services companies that are able to internalize or feed waste streams to their own treatment and disposal facilities are able to boost profitability significantly. As a result of the Safety-Kleen Acquisition, the Company expects its internalization of collected waste streams to exceed 80%, which the Company believes is without parallel in the industry.
                            ------------------------

     The principal executive offices of the Company are located at 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201.

                         PRO FORMA CORPORATE STRUCTURE

                                  [FLOW CHART]

---------------
(1) Except for its ownership of the capital stock of the Company, the Parent has no independent business operations.

(2) Excludes three non-wholly-owned domestic subsidiaries of the Company.

(3) The direct and indirect foreign subsidiaries and non-wholly-owned domestic subsidiaries of the Company are not guarantors of the Senior Credit Facility or the Notes. However, the Company has pledged 65% of the capital stock of such foreign subsidiaries to the lenders under the Senior Credit Facility.

                               THE EXCHANGE OFFER

     For definitions of certain capitalized terms used herein, see "Description of the Notes."

Securities Offered.........  Up to $325,000,000 aggregate principal amount of
                             9 1/4% Senior Subordinated Notes due 2008 which have been registered under the Securities Act. The terms of the New Notes and those of the Existing Notes are identical in all material respects, except that the New Notes have been registered under the Securities Act and are freely transferable by holders thereof (other than as provided herein) and are not subject to any registration rights under the Securities Act.

The Exchange Offer.........  The New Notes are being offered in exchange for a like principal amount of Existing Notes. Existing Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company under the Registration Rights Agreement.

Expiration Date; Withdrawal
of Tender..................  The Exchange Offer will expire at             p.m,
                             New York City time, on             , 1998, or such
                             later date and time to which it is extended by the Company. The tender of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange
Offer......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
Existing Notes.............  Each holder of Existing Notes wishing to accept the
                             Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required documentation, to the Exchange Agent at the address set forth herein. See "The Exchange Offer -- Procedures for Tendering Existing Notes."

                             Letters of Transmittal and certificates
                             representing Existing Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Use of Proceeds............  There will be no proceeds to the Company from the exchange of the Existing Notes pursuant to the Exchange Offer.

Certain Federal Income Tax
  Considerations...........  The exchange pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Exchange Agent.............  The Bank of Nova Scotia Trust Company of New York
                             is serving as the Exchange Agent in connection with the Exchange Offer.

    CONSEQUENCE OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or any exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be, and the Existing Notes are not expected to be, eligible for PORTAL trading.

     Except as otherwise indicated, the following description relates both to the Existing Notes issued in the Offering and to the New Notes to be issued in exchange for Existing Notes pursuant to the Exchange Offer. The New Notes will be obligations of the Company evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes, see "Description of the Notes." Throughout this Prospectus, references to the "Notes" refer to the New Notes and the Existing Notes collectively.

                                   THE NOTES

Issuer.....................  LES, Inc.

Maturity Date..............  June 1, 2008.

Interest...................  June 1 and December 1 of each year, commencing
                             December 1, 1998. For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes or, if no interest has been paid on the Existing Notes, from May 29, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of the Existing Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. Existing Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment in respect of interest on such Existing Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

Guarantees.................  The Company's payment obligations under the Notes are guaranteed on a senior subordinated basis by the Parent (the "Parent Guarantee"). The Company's payment obligations under the Notes are also jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees" and, together with the Parent Guarantee, the "Guarantees") by the Company's domestic subsidiaries other than three non-wholly-owned domestic subsidiaries of the Company (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors"). The Guarantees are subordinated to all senior indebtedness of the Guarantors. See "Description of the
                             Notes -- Guarantees."

Make-Whole Redemption......  The Notes are redeemable, in whole or in part, at the option of the Company, at any time prior to June 1, 2003 at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of 104.625% of the principal amount of such Notes and the scheduled payments of interest thereon through and including June 1, 2003 discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus 50 basis points, together with accrued and unpaid interest, if any, to the redemption date. See "Description of the Notes -- Make-Whole Redemption."

Optional Redemption........  The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to June 1, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that immediately after giving effect to such redemption, at least $211.3 million aggregate principal amount of Notes remains outstanding. See "Description of the Notes -- Optional Redemption."

Change of Control..........  Upon a Change of Control (as defined herein), each holder of Notes will have the right to require the Company, subject to certain conditions, to repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes -- Change of Control."

Ranking....................  The Notes are general unsecured obligations of the
                             Company subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness incurred pursuant to the Senior Credit Facility. The Notes rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. The Notes are guaranteed, on a senior subordinated basis, by the Guarantors and effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. As of February 28, 1998, after giving effect to the Safety-Kleen Transactions and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Company, the Parent and the Subsidiary Guarantors would have had approximately $1.4 billion of indebtedness outstanding ranking senior to the Notes, and the Company's subsidiaries that are not Subsidiary Guarantors would have had an aggregate of approximately $100.5 million of third-party indebtedness and accounts payable outstanding. See "Description of the
                             Notes -- Subordination." The Indenture pursuant to which the Existing Notes were and the New Notes will be issued permits the Company and its subsidiaries to incur additional indebtedness, including senior indebtedness, subject to certain limitations. See "Capitalization" and "Description of the Notes -- Subordination."

Certain Covenants..........  The Indenture contains certain covenants that, among other things, will restrict the Company and its Restricted Subsidiaries (as defined herein) with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) asset sales;
                             (iv) transactions with affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) issuing stock of subsidiaries to third parties; (vii) certain liens; and (viii) certain consolidations, mergers or sales of assets. All of these restrictions are subject to a number of significant limitations and qualifications. Certain of the covenants in the Indenture (including the limitations on additional debt, restricted payments, asset sales and transactions with affiliates) do not apply to the Parent and none of the covenants in the Indenture apply to any Unrestricted Subsidiaries (as defined herein). See "Description of the Notes -- Covenants." If the Notes achieve an Investment Grade rating and certain other conditions are satisfied, upon the request of the Company, all of such covenants (with limited exceptions) will cease to apply, and the Company and its Restricted Subsidiaries will be subject to covenants that will restrict the Company and its Restricted Subsidiaries with respect to (x) incurring liens securing indebtedness and (y) engaging in sale and leaseback transactions. See "Description of the Notes -- Certain Investment Grade Covenants."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     The unaudited pro forma combined statement of income data for fiscal 1997 and the twelve months ended February 28, 1998 gives effect to the Safety-Kleen Transactions, the Rollins Acquisition and certain related transactions as if they occurred on September 1, 1996. The unaudited pro forma combined statement of income data for the six months ended February 28, 1998 gives effect to the Safety-Kleen Transactions as if they occurred on September 1, 1996. The unaudited pro forma combined balance sheet data gives effect to the Safety-Kleen Acquisition as if it occurred on February 28, 1998. The following information is not necessarily indicative of the financial position or the actual results of operations that would have occurred had the transactions assumed herein occurred on such dates or of expected future results. See "Unaudited Pro Forma Combined Financial Information."

                                                                       PRO FORMA(1)
                                                       --------------------------------------------
                                                       FISCAL YEAR     SIX MONTHS     TWELVE MONTHS
                                                          ENDED          ENDED            ENDED
                                                       AUGUST 31,     FEBRUARY 28,    FEBRUARY 28,
                                                          1997            1998            1998
                                                       -----------    ------------    -------------
                                                        (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
                                                                       INFORMATION)
STATEMENT OF INCOME DATA:
  Revenue............................................  $1,802,627       $954,275       $1,818,252
  Expenses:
     Operating.......................................   1,282,863        651,168        1,271,461
     Depreciation and amortization...................     181,064         83,492          164,709
     Selling, general and administrative.............     224,502        111,965          216,811
     Restructuring charge(2).........................     331,697             --          331,697
                                                       ----------       --------       ----------
  Total expenses.....................................   2,020,126        846,625        1,984,678
  Operating income (loss)............................    (217,499)       107,650         (166,426)
  Income (loss) from continuing operations...........    (247,809)         4,768         (217,249)
  Income (loss) from discontinued operations.........          20             --              234
                                                       ----------       --------       ----------
  Net income (loss)..................................    (247,789)         4,768         (217,015)
PER SHARE DATA(3):
  Basic income (loss) per share:
     Income (loss) from continuing operations........  $   (0.706)      $  0.014       $   (0.624)
     Income (loss) from discontinued operations......          --             --               --
                                                       ----------       --------       ----------
     Net income (loss)...............................      (0.706)        (0.014)          (0.624)
  Weighted average common stock outstanding..........     351,046        348,125          348,125
OTHER DATA:
  EBITDA(5)..........................................  $  295,262       $191,142       $  329,980
  Cash interest expense(6)...........................     165,394         82,309          165,463
  Ratio of earnings to fixed charges(7)..............          (7)          1.11x              (7)

                                                                AS OF FEBRUARY 28, 1998
                                                              ----------------------------
                                                                              PRO FORMA
                                                              PRO FORMA     AS ADJUSTED(4)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Assets:
  Total current assets......................................  $  514,232      $  505,232
  Plant, property and equipment, net........................   3,049,048       3,049,048
  Total assets..............................................   4,433,133       4,424,133
Liabilities:
  The Company and subsidiaries:
     Total current liabilities(8)...........................     289,731         289,731
     Senior Credit Facility.................................   1,774,535       1,449,535
     9 1/4% Senior Subordinated Notes.......................          --         325,000
     Other long-term debt(9)................................      17,475          17,475
     Deferred financing costs...............................     (33,935)        (42,935)
     Other liabilities......................................     868,234         868,234
       Total Company liabilities............................   2,916,040       2,907,040
  Parent (holding company only)(10):
     Total current liabilities..............................       6,800           6,800
     Long-term debt(11).....................................     125,200         125,200
     PIK Subordinated Debenture(12).........................     350,000         350,000
       Total Parent liabilities.............................     482,000         482,000
  Total liabilities.........................................   3,398,040       3,389,040
Stockholders' equity........................................   1,035,093       1,035,093

---------------
 (1) The pro forma results of operations (i) for the fiscal year ended August 31, 1997 include 12 months of Laidlaw Environmental and 52 weeks of Safety-Kleen, (ii) for the six months ended February 28, 1998 include 6 months of Laidlaw Environmental and 29 weeks of Safety-Kleen, and (iii) for the twelve months ended February 28, 1998 include 12 months of Laidlaw Environmental and 53 weeks of Safety-Kleen.

 (2) Reflects a non-recurring restructuring charge of $331.7 million ($200.0 million after tax or $1.45 per share) incurred in connection with the closing of certain of the operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower than expected future cash flows, as a result of the Rollins Acquisition.

 (3) Diluted earnings per share amounts, which would include the dilutive effect of the assumed conversions of potential common shares, have not been included for the year ended August 31, 1997 nor for the six and twelve months ended February 28, 1998 as the effect of such inclusion would be to increase earnings per share, and thus be anti-dilutive.

 (4) As adjusted to give effect to the issuance of the Existing Notes and the application of the net proceeds therefrom.

 (5) EBITDA represents operating income plus (i) depreciation and amortization and (ii) for fiscal 1997 and the twelve months ended February 28, 1998 only, the $331.7 million non-recurring restructuring charge incurred in fiscal 1997 in connection with the Rollins Acquisition. EBITDA is presented because it provides useful information regarding the Company's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Adjusted EBITDA of $495.3 million, $261.1 million and $497.5 million for fiscal 1997 and the six and twelve months ended February 28, 1998, respectively, represents EBITDA plus
     (i) $130.0 million of annual cost savings (or $65.0 million for the six months ended February 28, 1998) that the Company expects to realize in connection with the Safety-Kleen Acquisition (based on the approximate mid-point of the range of potential cost savings described in "-- Business Strategy and Acquisition Rationale" above) and (ii) $70.0 million, $5.0 million and $37.5 million in fiscal

     1997, and the six and twelve months ended February 28, 1998, respectively, of potential cost savings not yet realized in connection with the Rollins Acquisition. No assurance can be given that any such cost savings will be realized. To date, the Company believes it has generated $75.0 million in annualized cost savings from the Rollins Acquisition based on estimated realized cost-savings from the Rollins Acquisition of $5.0 million, $32.5 million, and $37.5 million in fiscal 1997, the six and the twelve months ended February 28, 1998, respectively. Adjusted EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). See "Risk Factors -- Uncertainties in Integrating Operations and Achieving Cost Savings" and "Disclosure Regarding Forward-Looking Statements."

 (6) Cash interest expense reflects pro forma interest expense minus non-cash interest expense attributable to the PIK Subordinated Debenture. Such excluded interest expense related to interest attributable to the PIK Subordinated Debenture was $17.5 million for each of the fiscal 1997 and twelve months ended February 28, 1998, and $8.8 million for the six months ended February 28, 1998. The ratio of Adjusted EBITDA to cash interest expense was 2.99x, 3.17x and 3.01x for fiscal 1997 and the six and twelve months ended February 28, 1998, respectively. See "Description of Other Indebtedness -- The Parent -- PIK Subordinated Debenture" and "Unaudited Pro Forma Combined Financial Information."

 (7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that represents the interest factor. Earnings were insufficient to cover fixed charges by $188.6 million and $146.9 million for fiscal 1997 and the twelve months ended February 28, 1998, respectively.

 (8) Excludes current portion of Senior Credit Facility on a pro forma basis of $86.0 million and on a pro forma as adjusted basis of $79.6 million.

 (9) Includes Company IRBs (as defined herein) of $15.7 million and other debt of $1.8 million. See "Description of Other Indebtedness -- The
     Company -- Company IRBs."

(10) The Parent is a holding company only and has no independent business operations, and all of the business operations of the Parent are conducted through the Company and its subsidiaries.

(11) Includes approximately $65.2 million of Parent IRBs (as defined herein) and a $60.0 million Parent Promissory Note (as defined herein). See "Description of Other Indebtedness -- Parent IRBs" and "--Parent Promissory Note."

(12) The PIK Subordinated Debenture is subordinated in right of payment to the Parent Guarantee of the Notes. The PIK Subordinated Debenture bears interest at the fixed rate of 5% per annum. Until May 15, 1999 (the "Mandatory PIK Interest Payment Period"), interest on the outstanding principal balance of the PIK Subordinated Debenture accrues at the 5% rate, but will be paid in shares of Parent Common Stock. After the Mandatory PIK Interest Payment Period, at the election of the Parent any payment due under the PIK Subordinated Debenture (except upon an optional early redemption), including any accrued interest or principal, may be paid in shares of Parent Common Stock. Interest on the outstanding principal balance may be paid in cash or shares of Parent Common Stock. The Senior Credit Facility requires such interest to be paid in shares of Parent Common Stock until April 2000. See "Description of Other
     Indebtedness -- The Parent -- PIK Subordinated Debenture."

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Notes, as well as information under "Disclosure Regarding Forward Looking Statements."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     As a result of the Safety-Kleen Acquisition, the Company has substantial indebtedness and debt service obligations. As of February 28, 1998, after giving effect to the Safety-Kleen Transactions and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Company would have had $1.8 billion of indebtedness outstanding (including $1.5 billion outstanding under the Senior Credit Facility) and $1.0 billion of stockholders' equity and the Parent would have had $475.2 million of indebtedness outstanding (including $350.0 million under the PIK Subordinated Debenture). The degree to which the Company and the Parent are leveraged will have significant consequences to holders of the Notes, including the following: (i) the ability of the Company to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on debt, thereby reducing funds available to the Company for other purposes; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company may be more vulnerable in the event of a downturn in its business; and (v) to the extent that the Company incurs any debt under the Senior Credit Facility at variable rates that have not been hedged, the Company will be vulnerable to increases in interest rates. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental." The Indenture and the Senior Credit Facility permit the Company and its subsidiaries to incur additional indebtedness (subject to certain limitations) and permit the Parent to incur additional indebtedness (without restriction). All borrowings under the Senior Credit Facility will mature prior to the maturity of the Notes. See "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

     The ability of the Company to meet its debt service obligations (including the Notes) will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. If the Company is unable to generate earnings sufficient to cover its debt service obligations and is unable to borrow funds under either the Senior Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt (including the Notes) or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds the Company could realize therefrom. In addition, the terms of the Senior Credit Facility and the Indenture restrict the Company's ability to sell assets and the Company's use of the proceeds therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Laidlaw Environmental."

     If for any reason, including a shortfall in anticipated operating results, the Company were unable to meet its debt service obligations, it would be in default under the terms of the Senior Credit Facility. In the event of such a default, the lenders under the Senior Credit Facility could elect to declare all of such indebtedness immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under the Senior Credit Facility. In addition, such lenders could proceed against their collateral, which consists of substantially all of the domestic assets of the Company. Any default with respect to the Senior Credit Facility could result in a default under other indebtedness or result in a bankruptcy of the Company. Such defaults could delay or preclude payment of principal of, or interest on, the Notes. See "Description of the Notes -- Subordination."

UNCERTAINTIES IN INTEGRATING OPERATIONS AND ACHIEVING COST SAVINGS

     The Safety-Kleen Acquisition was significantly larger than the Company's previous acquisitions (including the Rollins Acquisition) and represents a substantial increase in the scope of the Company's business. Safety-Kleen's revenues for fiscal 1997 were $1.0 billion, and the Company's revenues for fiscal 1997 were $679.0 million. Successful integration of Safety-Kleen's operations will depend primarily on the Company's ability to consolidate operations, systems and procedures and to eliminate redundancies and excess costs. There can be no assurances that the Company will be able to successfully integrate the operations of Safety-Kleen into the Company's operations. In particular, the Company may experience (i) difficulty in assimilating the operations and personnel of Safety-Kleen, (ii) disruption of the Company's ongoing business, (iii) difficulty in the maintenance of uniform standards, controls, procedures and policies and (iv) the impairment of relationships with employees and customers. In addition, the Company expects to realize certain operating efficiencies and cost savings as a result of the Safety-Kleen Acquisition. The realization and timing of such operating efficiencies and cost savings could be affected by a number of factors beyond the Company's control, such as general economic conditions, increased operating costs, the response of competitors or customers and regulatory developments. There can be no assurance that the Company will achieve the expected operating efficiencies and cost savings.

ENVIRONMENTAL REGULATION AND LIABILITIES

     The Company's operations are subject to certain federal, state, territorial, provincial and local requirements which regulate health, safety, environment, zoning and land-use. Operating and other permits are generally required for incinerators, landfills, transfer and storage facilities, certain collection vehicles, storage tanks and other facilities owned or operated by the Company, and these permits are subject to revocation, modification and renewal. Although the Company believes that its facilities meet federal, state and local requirements in all material respects and have all of the required operating and other permits, the Company may be required to expend considerable time, effort and money to keep its existing or acquired facilities in compliance with applicable regulatory requirements, including new regulations, and to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring and corrective action for past and current operations at the Company's facilities and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors could increase substantially the Company's operating costs and could impair the Company's investment in its facilities. Applicable requirements are enforceable by injunctions and fines or penalties, including criminal penalties. These regulations are administered by the United States Environmental Protection Agency (the "EPA") and various other federal, state and local environmental and health and safety agencies and authorities, including the Occupational Safety and Health Administration of the United States Department of Labor and by the provincial environmental ministries in Canada. See "Business -- Regulation."

     The United States Resource and Conservation Recovery Act, as amended, ("RCRA"), provides for the establishment of a national hazardous waste management program through a comprehensive regulatory system. Among other things, it defines hazardous wastes and provides standards for generators, transporters and disposers of hazardous wastes, and for the issuance of permits for sites where such material is treated, stored and disposed. These regulations also require the Company's facilities to demonstrate financial assurance for sudden and accidental and, in the case of land based treatment facilities, non-sudden and gradual pollution occurrences. Financial assurance for future closure and post-closure expenses and corrective actions must also be maintained. The Company believes that each of its facilities has all necessary operating permits and that each permit will be renewed at the end of its existing term. However, any such permit issuance or renewal could include conditions requiring further capital expenditures or corrective actions. Although the Company also believes that each of its operating facilities complies in all material respects with the applicable requirements of RCRA and Canadian law for the Canadian facilities, it may be necessary to expend considerable time, effort and money to keep existing or acquired facilities of the Company in compliance with applicable requirements, including new regulations, to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity. See
"Business -- Regulation."

     The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes liability for natural resources damages and the cleanup of sites from which there is a release or threatened release of a hazardous substance into the environment on, among others, the current and former owners and operators of such sites. Hundreds of substances are defined as "hazardous" under CERCLA and the release to the environment of such substances, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid any unregulated release of hazardous substances to the environment, releases of such substances may occur as a result of the Company's operations. Given the substantial costs involved in a CERCLA cleanup and the difficulty of obtaining insurance for environmental impairment liability, such liability could have a material impact on the Company's business, financial condition and future prospects.

     With respect to various operating facilities, the Company is required by law to provide certain financial assurances with respect to certain statutorily required closure, post-closure and corrective obligations. These financial assurances may take the form of insurance, guarantees, bonds, letters of credit, deposits of cash or demonstration of net worth of the responsible party, to the extent acceptable to the United States, Canadian or other foreign, state, territorial, federal, provincial or local courts, executive offices, legislatures, governmental agencies or ministries, commissions, or administrative, regulatory or self-regulatory authorities or instrumentalities ("Governmental Entities") requiring such assurances. Following the consummation of the Safety-Kleen Acquisition, the Company will be obligated to provide financial assurances for certain Safety-Kleen operations as well. There can be no assurance that the Company will be able to provide the required financial assurances without increased cost which could be material. The Indenture will restrict the amount of certain financial assurance obligations the Company can incur. See "Description of the Notes -- Certain Covenants -- Incurrence of Contingent Obligations."

     Anticipated payments of remedial and closure costs (corrective action costs, closure and post-closure costs for the Company's landfills and other facilities, and CERCLA-type liabilities) for the Company (including an aggregate of $41.3 million accrued by Safety-Kleen as of January 3, 1998) for each of the next five years and thereafter are as follows (dollars in thousands):

FISCAL YEAR
-----------
1998........................................  $ 38,259
1999........................................    40,283
2000........................................    28,417
2001........................................    19,646
2002........................................    14,016
Thereafter..................................   180,710
                                              --------
          Total.............................  $321,331
                                              ========

     See "Business -- Operations," "-- Regulations" and "-- Legal Proceedings."

COMPETITION AND TECHNOLOGICAL ADVANCES

     The hazardous and industrial waste industry is highly competitive. The Company believes that it and Chemical Waste Management, Inc. are the largest competitors within the industry. The Company also competes with local and regional companies of varying sizes, as well as counties and municipalities that maintain their own waste collection and disposal operations. The key competitive factors within the hazardous and industrial waste industry include the breadth of services offered, price, quality, reliability of service and technical proficiency in handling hazardous waste properly. Knowledgeable customers are sensitive to the reputation and financial strength of the companies they use to collect, treat, recycle and dispose of their hazardous and industrial waste primarily because such customers, as the original generator of such waste, remain liable under federal and state environmental laws for improper disposal of such waste. There can be no assurance that the Company's business, financial condition or future prospects will not be materially adversely affected by competitive conditions. See "Business -- Competition."

     In addition, technological advances in the treatment and disposal of hazardous waste can significantly alter competition in the hazardous waste business. In particular, patent or proprietary processes developed by or held by competitors may adversely affect the Company's competitive position.

CYCLICAL AND SEASONAL NATURE OF BUSINESS

     The hazardous and industrial waste industry is cyclical to the extent that it is dependent upon a stream of waste from cyclical industries. If those cyclical industries slow significantly, the business that the Company receives from those industries is likely to slow. Also, the Company's business is somewhat seasonal in that less waste is received in winter months due to difficult working conditions.

INTERNATIONAL OPERATIONS

     As a result of the Safety-Kleen Acquisition, the Company now has business operations in the United States, Canada and Europe. Certain risks are inherent in international operations, including the risks of differing regulation, currency fluctuations and differing tax treatment. Prior to the Safety-Kleen Acquisition, the Company generally operated only under Canadian and United States-based environmental and other regulation. As a result of the Safety-Kleen Acquisition, the Company is now subject to European regulation. Also, the relative values of the United States dollar, Canadian dollar and European currencies could change. The impact of future exchange rate fluctuations on the results of operations cannot be accurately predicted. As a result of the Safety-Kleen Acquisition, the Company is subject to U.S., European and Canadian tax laws and regulations. The application of United States and foreign tax laws and regulations to the Company and to intercompany relationships created by the Safety-Kleen Acquisition will be subject to audit and review by independent national tax authorities. In addition, business practices or laws in Europe may impose costs, restrictions or requirements on such activities that differ in significant respects from the U.S. business environment.

RELIANCE ON MANAGEMENT

     The Company relies significantly on the services of its senior management team. The Company could be adversely affected if any member of the senior management team were unwilling or unable to continue in the Company's employ. See "Management."

CONTROL BY SIGNIFICANT STOCKHOLDER

     Laidlaw beneficially owns 35% of the outstanding Parent Common Stock (49% assuming the conversion of the PIK Subordinated Debenture). As a result, Laidlaw has significant influence, particularly if the PIK Subordinated Debenture is converted, with respect to all matters submitted to a vote of the stockholders of the Parent. In turn, the Company is controlled by the Parent, which owns 100% of the outstanding capital stock of the Company and can decide all matters subject to stockholder approval and elect all directors of the Company. Consequently, Laidlaw has significant influence with respect to the Parent and the Company.

     If (a) at any time Laidlaw ceases to be a primary stockholder of the Parent or, (b) at any time when the Consolidated Total Leverage Ratio (as defined in the Senior Credit Facility) is greater than 2.50 to 1.00, Laidlaw ceases to own at least 20% of the outstanding Parent Common Stock, (c) at any time the Parent ceases to own 100% of the outstanding common stock of the Company, (d) at any time the Company ceases to own 100% of the outstanding common stock of Laidlaw Environmental Services (Canada) Ltd., a wholly-owned subsidiary of the Company (the "Canadian Borrower"), or (e) at any time there ceases to be at least one member of the Board of Directors of the Parent who is a designee of Laidlaw, in each case, an event of default will occur under the Senior Credit Facility. There is no contractual requirement then on the part of Laidlaw with the Parent to maintain its ownership at such level. If such an event of default were to occur, there can be no assurance that the Company will be able to obtain a waiver or, if necessary, refinance or repay the indebtedness under the Senior Credit Facility.

RISKS OF PENDING AND FUTURE LEGAL PROCEEDINGS

     The Company, like other hazardous waste management companies, is involved in legal proceedings in the ordinary course of business. Alleged failure by the Company to comply with laws and regulations may lead to the imposition of fines or the denial, revocation or delay of the renewal of permits and licenses by Governmental Entities. In addition, Governmental Entities as well as surrounding landowners may claim that the Company is liable for environmental damages. Citizens groups have become increasingly active in challenging the grant or renewal of permits and licenses for hazardous waste facilities, and responding to such challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against the Company, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on the Company's business, financial condition and future prospects. The Company is currently a party to various legal and regulatory proceedings which have arisen in the ordinary course of its business. Although there can be no assurance with respect to the outcome of these legal and environmental proceedings or the effect such outcomes may have on the Company, the Company believes that, based on currently available information, none of the currently pending proceedings, when ultimately resolved, will have a material adverse effect on the Company's business, financial condition or future prospects.

RISKS ASSOCIATED WITH INDUSTRY OVER-CAPACITY

     Since the 1980s, the hazardous and industrial waste management industry has been adversely affected by over-capacity. Although recently there has been a decrease in capacity, there can be no assurance that this trend will continue. Such industry over-capacity may adversely affect the Company's ability to operate its facilities at efficient capacity levels and/or affect the prices that the Company can charge for disposal services.

POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS

     The Company generally conducts due diligence in connection with each of its acquisitions. In connection with the Safety-Kleen Acquisition, the Rollins Acquisition or any acquisition made by the Company, there may be liabilities that the Company fails or is unable to discover in its due diligence prior to the consummation of the acquisition. In particular, to the extent that prior owners of businesses acquired in connection with the Safety-Kleen Acquisition and the Rollins Acquisition failed to comply with or otherwise violated environmental laws, the Company, as a successor owner, may be financially responsible for these violations. The discovery of any material liabilities could have a material adverse effect on the Company's business, financial condition or future prospects.

SUBORDINATION; RANKING OF THE NOTES AND GUARANTEES

     The Notes and the Guarantees are unsecured, general obligations of the Company and the Guarantors, respectively, subordinated in right of payment to all existing and future senior indebtedness of the Company and the Guarantors, respectively. As of February 28, 1998, after giving effect to the Safety-Kleen Transactions and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Company, the Parent and the Subsidiary Guarantors would have had approximately $1.4 billion of indebtedness outstanding ranking senior to the Notes, and the Company would have had $175.5 million of additional borrowing availability (excluding letters of credit) under the Senior Credit Facility, all of which would be senior indebtedness. Upon any payment or distribution of assets of the Company or any Guarantor to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company or any Guarantor, the holders of senior indebtedness will be entitled to receive payment in full of the principal of and premium, if any, and interest on such senior indebtedness, including all amounts due or to become due on all senior indebtedness, or provision will be made for payment in cash or cash equivalents or otherwise, before the Holders of Notes are entitled to receive any payments, subject to certain exceptions. See "Description of the Notes -- Subordination." In addition, the subordination provisions of the Indenture provide that no cash payments may be made with respect to the Notes during the continuance of a payment default under certain senior indebtedness. Furthermore, if certain nonpayment defaults exist with respect to certain senior indebtedness, the holders of such senior indebtedness would be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes -- Subordination."

     None of the Company's foreign subsidiaries or non-wholly-owned domestic subsidiaries are Subsidiary Guarantors, and the Notes are effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of these subsidiaries. As of February 28, 1998, after giving effect to the Safety-Kleen Transactions, the Company's subsidiaries that are not Subsidiary Guarantors would have had approximately $100.5 million of third-party indebtedness and accounts payable outstanding. The right of the Company to receive assets of any of its subsidiaries that are not Subsidiary Guarantors upon liquidation or reorganization of such subsidiary will be subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent the Company itself is recognized as a creditor of such subsidiary. See "Description of the Notes -- Subordination."

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY AND THE INDENTURE

     The Senior Credit Facility and the Indenture will contain a number of significant covenants that, among other things, will restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the Senior Credit Facility also requires the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Senior Credit Facility. In the event of any such default, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees to be due and payable, to require the Company and the Guarantors to apply all of their available cash to repay such borrowings or to prevent the Company from making debt service payments on the Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. If the indebtedness under the Senior Credit Facility or the Notes were to be accelerated, there can be no assurance that the assets of the Company and the Guarantors would be sufficient to repay such indebtedness in full. See "Description of the Notes" and "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

     Certain of the covenants in the Indenture (including the limitations on additional debt, restricted payments, assets sales and transactions with affiliates) do not apply to the Parent and none of such covenants will apply to any Unrestricted Subsidiaries. If the Notes achieve an Investment Grade rating and certain other conditions are satisfied, upon the request of the Company, all of such covenants (with limited exceptions) will cease to apply, and the Company and its Restricted Subsidiaries will be subject to covenants that will restrict the Company and its Restricted Subsidiaries with respect to (x) incurring liens and securing indebtedness and (y) engaging in sale and leaseback transactions. Accordingly, the Notes will thereafter be entitled to substantially no covenant protection. See "Description of the Notes -- Certain Investment Grade Covenants."

LIMITATION ON SUBSIDIARY GUARANTEES AND THE PARENT GUARANTEE; FRAUDULENT CONVEYANCE CONCERNS

     The issuance of a Subsidiary Guarantee by a Subsidiary Guarantor and the Parent Guarantee by the Parent may be subject to review under federal or state fraudulent conveyance laws in the event of the bankruptcy or other financial difficulty of such Subsidiary Guarantor or Parent, as the case may be. Depending upon the standard applied in connection with such review, such review could result in the indebtedness evidenced by a Guarantee being voided or subordinated to all other indebtedness of such Guarantor (in addition to the senior indebtedness of such Guarantor to which such Guarantee is expressly subordinated), and could result in payments previously made in respect of such Guarantee being returned to such Guarantor.

     For example, under applicable law, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor or Parent, were to find that when such Subsidiary Guarantor or Parent incurred the indebtedness evidenced by its Guarantee, such Subsidiary Guarantor or Parent
(a)(i) was insolvent or was rendered insolvent by reason of such incurrence,
(ii) was engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed (or reasonably should have believed) that it would incur, indebtedness beyond its ability to pay such indebtedness as it matures and (b) received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Subsidiary Guarantee or Parent Guarantee could be voided, or claims in respect of the Subsidiary Guarantee or Parent Guarantee could be subordinated to all other indebtedness of such Guarantor. In addition, any amounts previously paid by a Subsidiary Guarantor or Parent pursuant to a Guarantee could be voided and required to be returned to such Guarantor or to a fund for the benefit of the creditors of such Guarantor. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction being applied. Generally, however, a Subsidiary Guarantor or the Parent would be considered insolvent if (i) the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured or (ii) it could not pay its debts as they become due.

     A court will likely find that a Subsidiary Guarantor or the Parent did not receive fair consideration or reasonably equivalent value for its Guarantee to the extent that its liability thereunder exceeds any direct benefit it received from the issuance of the Notes. Each Guarantee will limit the liability of the Guarantor, thereunder to the maximum amount that it could pay without the guarantee being deemed a fraudulent transfer. There can be no assurance that this limitation will be effective. If this limitation is not effective, the issuance of a Guarantee by a Subsidiary Guarantor or the Parent could be deemed to render insolvent such Guarantor. If this limitation is effective, there can be no assurance that the limited amount so guaranteed would be sufficient to pay amounts owed under the Notes in full.

POTENTIAL INABILITY TO EFFECT CHANGE OF CONTROL

     The Indenture requires the Company, in the event of a Change of Control, to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. The Senior Credit Facility will restrict such a purchase and such an offer would require the approval of the lenders thereunder. In addition, certain events involving a change of control may be an event of default under the Senior Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the holders of the Notes to require the Company to repurchase the Notes may be of limited value if the Company cannot obtain the required approval under the Senior Credit Facility. Even if such approval were obtained, there can be no assurance that the Company will have the financial resources necessary to purchase the Notes upon a Change of Control. Failure to offer to repurchase the Notes under such circumstances, however, would constitute an event of default under the Indenture. See "Description of the Notes -- Change of Control."

LACK OF PUBLIC MARKET FOR THE NOTES

     The New Notes are a new issuance of securities for which there is currently no trading market. The New Notes will not be listed on any securities exchange. The New Notes will not be eligible for PORTAL trading. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the New Notes. The Company has been advised by the Initial Purchasers that they intend to make a market in the Notes after consummation of the Offering; however, the Initial Purchasers are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. If the New Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. The Company does not intend to register the Existing Notes under the Securities Act, other than in the limited circumstances contemplated by the Registration Rights Agreement. In addition, any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered or tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES

     To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Existing Notes, holders of Existing Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Existing Notes must be received by the Exchange Agent along with the Letter of Transmittal or
(ii) a timely confirmation of a book-entry transfer described in this Prospectus, must be received by the Exchange Agent on or prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described in this Prospectus. See "The Exchange Offer."

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $325,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes. The total aggregate principal amount of Existing Notes and New Notes will in no event exceed $325,000,000.

     As of the date of this Prospectus, $325,000,000 aggregate principal amount of the Existing Notes was outstanding. This Prospectus, together with the Letter
of Transmittal, is first being sent on or about                  , 1998, to all
holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

     The Existing Notes were issued by the Company on May 29, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Existing Notes, the Company, the Parent and the Subsidiary Guarantors entered into the Registration Rights Agreement, which requires the Company, the Parent and the Subsidiary Guarantors to file on or before July 28, 1998 (60 days after the date of issuance of the Existing Notes) a registration statement relating to the Exchange Offer (or use its best efforts to file a shelf registration statement relating to resales of the Existing Notes) and to use its best efforts to cause the registration statement relating to the Exchange Offer or the shelf registration statement to become effective on or before October 18, 1998 (150 days after the date of issuance of the Existing Notes). The Exchange Offer is being made by the Company to satisfy certain of their obligations with respect to the Registration Rights Agreement.

     Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases New Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act. A secondary resale transaction in the United States by a holder using the Exchange Offer to participate in a distribution of Existing Notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. See "-- Consequences of Failure to Exchange; Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at                p.m., New York City time,
on                  , 1998, unless the Company, in its sole discretion, has
extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. In addition, the Company has agreed in the Registration Rights Agreement to keep the Exchange Offer open for not less than 90 days after the date that notice thereof is first mailed to the holders of the Existing Notes. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by press release or other public announcement communicated, unless otherwise required by applicable law or regulation, in each case, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

     For purposes of the Exchange Offer, the term "business day" has the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

PROCEDURES FOR TENDERING EXISTING NOTES

     The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. A tender will not be deemed to have been timely received if the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes is mailed prior to the Expiration Date but is received by the Exchange Agent after the Expiration Date.

     THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the amount of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered U.S. national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not timely or properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfaction to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Tender of Existing Notes may be withdrawn at any time prior to the close of business, New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"),
(ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "-- Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note.

     In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely book-entry confirmation of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time on or after the date of this Prospectus and prior to the Expiration Date any of the following events shall occur:

          (i) any action or proceeding shall have been instituted or threatened in any court or before any governmental agency or body that in the Company's judgment would reasonably be expected to prohibit, prevent or otherwise impair the ability of the Company to proceed with the Exchange Offer;

          (ii) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes to be offered for resale, resold or otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act) or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the New Notes;

          (iii) a law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

          (iv) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (v) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company, in whole or in part, at any time from time to time, if it determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Existing Notes and return any Existing Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Existing Notes to withdraw their tendered Existing Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Existing Notes that have not been withdrawn or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a post-effective amendment to the Registration Statement of which this Prospectus is a part and will distribute an amended or supplemented Prospectus to each registered holder of Existing Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver or amendment and the manner of disclosure to the registered holders of the Existing Notes, if the Exchange Offer would otherwise expire during such period.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT

     The Bank of Nova Scotia Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

                   By Hand/                                       By Mail:
              Overnight Courier:                    (Insured or Registered Recommended)
              Mr. George Timmes                              Mr. George Timmes
           The Bank of Nova Scotia                        The Bank of Nova Scotia
          Trust Company of New York                      Trust Company of New York
        One Liberty Plaza, 23rd Floor                  One Liberty Plaza, 23rd Floor
              New York, NY 10006                             New York, NY 10006

                                 By Facsimile:

                               Mr. George Timmes
                                 (212) 225-5436

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

     Neither the deliver of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Existing Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's account records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, if prior to the time the Exchange Offer is completed, existing Commission interpretations are changed such that the Initial Notes received by holders other than Restricted Holders in the Exchange Offer for Registrable Notes are not or would not be, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act (except for the requirement to deliver a prospectus included in the Exchange Registration Statement applicable to resales by broker-dealers of Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Notes other than those acquired by the broker-dealer directly from the Company), in lieu of conducting the Exchange Offer contemplated by Section 2(a) the Company and the Guarantors shall file under the Securities Act a "shelf" registration statement.

     Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases New Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New

Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge in the Letter of Transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A secondary resale transaction in the United States by a holder using the Exchange Offer to participate in a distribution of Existing Notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of certain jurisdictions.

     Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

                                USE OF PROCEEDS

     No proceeds will be received by the Company from the issuance of the New Notes. The net proceeds from the issuance of the Existing Notes were $316.0 million. The Company used all of the net proceeds to repay a portion of the borrowings outstanding under the Senior Credit Facility. For a description of the terms of the Senior Credit Facility, see "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

                                 CAPITALIZATION

     The following table sets forth, as of February 28, 1998, the consolidated debt and capitalization of the Parent (i) on a pro forma basis for the Safety-Kleen Transactions and (ii) on a pro forma basis for the Safety-Kleen Transactions as adjusted to give effect to the issuance of the Existing Notes and the application of the net proceeds therefrom. See "Use of Proceeds." The following table should be read in conjunction with the "Unaudited Pro Forma Combined Financial Information" and the consolidated financial statements and notes thereto of the Parent appearing elsewhere herein.

                                                               AS OF FEBRUARY 28, 1998
                                                              -------------------------
                                                                             PRO FORMA
                                                              PRO FORMA     AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $   42,224    $   33,224
                                                              ==========    ==========
Current portion of Term Loans...............................  $   86,000    $   79,591
                                                              ==========    ==========
Long-term debt:
  The Company and subsidiaries:
     Senior Credit Facility(1):
       Term Loans net of current portion....................  $1,564,000    $1,245,409
       Revolver.............................................     124,535       124,535
       9 1/4% Senior Subordinated Notes due 2008............          --       325,000
     Other long-term debt(2)................................      17,475        17,475
                                                              ----------    ----------
       Total long-debt of Company...........................   1,706,010     1,712,419
                                                              ----------    ----------
  Parent (holding company only):
     Parent IRBs(3).........................................      65,200        65,200
     Parent Promissory Note(4)..............................      60,000        60,000
                                                              ----------    ----------
       Total long-term debt of Parent.......................     125,200       125,200
                                                              ----------    ----------
Total long-term debt........................................   1,831,210     1,837,619
PIK Subordinated Debenture(5)...............................     350,000       350,000
Stockholders' equity(6).....................................   1,035,093     1,035,093
                                                              ----------    ----------
  Total capitalization......................................  $3,216,303    $3,222,712
                                                              ==========    ==========

---------------
(1) The Senior Credit Facility includes a $1.325 billion term loan facility (the "Term Loans") and a $550.0 million revolving credit facility, which includes a $200.0 million and $400.0 million sublimit for letters of credit and loans, respectively (the "Revolver"). On May 31, 1998, the Company had $192.0 million of additional borrowing availability (excluding letters of credit) under the Revolver. Excluded from the amounts under the Senior Credit Facility are approximately $33.9 million ($42.9 million pro forma as adjusted) in deferred financing costs which have been deducted from long-term debt shown in the pro forma combined balance sheet as of February 28, 1998. See "Unaudited Pro Forma Combined Financial Information" and "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

(2) The Company has two outstanding series of industrial revenue bonds (the "Company IRBs") issued in connection with the operation of certain of the Company's facilities. See "Description of Other Indebtedness -- The Company -- Company IRBs."

(3) The Parent has two outstanding series of industrial revenue bonds (the "Parent IRBs") issued in connection with the operation of certain of the Company's facilities. See "Description of Other Indebtedness -- The Parent -- Parent IRBs."

(4) On May 15, 1997, the Parent issued a $60.0 million promissory note (the "Parent Promissory Note") which matures on May 15, 2003. See "Description of Other Indebtedness -- The Parent -- Parent Promissory Note."

(5) The PIK Subordinated Debenture is an obligation of the Parent and at the Parent's election, interest and principal due may be paid in shares of Parent Common Stock, subject to certain limitations. The PIK Subordinated Debenture is subordinated in right of payment to the Parent Guarantee of the Notes. See "Description of Other Indebtedness -- The Parent -- PIK Subordinated Debenture."

(6) Pro forma for the Safety-Kleen Acquisition, the Parent would have had approximately 348.9 million shares of Parent Common Stock outstanding.

                                THE TRANSACTIONS

     In November 1997, the Parent stated its intention to acquire Safety-Kleen pursuant to a tender offer for all of the issued and outstanding shares of common stock of Safety-Kleen (the "Tender Offer") for consideration comprised of cash and Parent Common Stock. Safety-Kleen is a leader in servicing the recycling and waste needs of companies in the automotive/retail repair, industrial and other business sectors. On March 16, 1998, the Parent, a subsidiary of the Company and Safety-Kleen entered into an agreement and plan of merger pursuant to which the Company would acquire all of the outstanding shares of common stock of Safety-Kleen which were not tendered pursuant to the Tender Offer (the "Merger Agreement"). The Tender Offer expired on March 31, 1998 and, as a result, as of April 7, 1998, the Company owned approximately 94% of the outstanding shares of common stock of Safety-Kleen.

     In May 1998, the Company consummated the Safety-Kleen Merger and acquired 100% of the outstanding shares of common stock of Safety-Kleen. The Safety-Kleen Acquisition was completed for aggregate consideration of approximately $1.1 billion in cash and the issuance of approximately 166 million shares of Parent Common Stock. Laidlaw Environmental also repurchased substantially all of the outstanding $100.0 million Safety-Kleen Notes which were tendered to Laidlaw Environmental pursuant to the Debt Tender Offer. The remaining outstanding Safety-Kleen Notes were defeased on May 29, 1998. Laidlaw Environmental financed the cash portion of the Safety-Kleen Acquisition and the Debt Tender Offer and refinanced certain indebtedness with total borrowings of approximately $1.8 billion under the Senior Credit Facility. Pro forma for the Safety-Kleen Transactions, the Rollins Acquisition and certain related transactions, the Parent's revenues and Adjusted EBITDA for the twelve months ended February 28, 1998 would have been $1.8 billion and $497.5 million, respectively.

     In May 1997, Rollins, the largest commercial hazardous waste incineration company in North America, acquired Laidlaw's hazardous and industrial waste operations. Upon consummation of the Rollins Acquisition, which was accounted for as a reverse acquisition, Rollins changed its name to Laidlaw Environmental Services, Inc. To finance the Rollins Acquisition, the Parent (i) issued 120 million shares of Parent Common Stock, (ii) issued the PIK Subordinated Debenture and (iii) paid $349.1 million in cash to Laidlaw. Laidlaw currently beneficially owns 35% of the outstanding Parent Common Stock (49% assuming the conversion of the PIK Subordinated Debenture).

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Unless the context otherwise requires, all references to the "Parent" under the heading "Unaudited Pro Forma Combined Financial Information" shall be deemed to include the Parent, the Company and the Company's direct and indirect subsidiaries (including Safety-Kleen).

     The accompanying unaudited pro forma combined statement of income for fiscal 1997 and the twelve months ended February 28, 1998 gives effect to the Safety-Kleen Transactions, the Rollins Acquisition and certain related transactions as if they occurred on September 1, 1996. The unaudited pro forma combined statement of income for the six months ended February 28, 1998 gives effect to the Safety-Kleen Transactions as if they occurred on September 1, 1996. The accompanying unaudited pro forma combined balance sheet at February 28, 1998 gives effect to the Safety-Kleen Transactions as if they occurred on February 28, 1998.

     The Rollins Acquisition and the Safety-Kleen Acquisition have been accounted for using the purchase method of accounting and are based on the assumptions in the notes below.

     The Company believes that planned selling, general and administrative cost consolidation, the consolidation of collection and processing facilities, the increased utilization of remaining facilities and the internalization of various waste streams resulting from the Safety-Kleen Acquisition will generate annual cost savings of approximately $103.5 million to $165.0 million. The unaudited pro forma combined financial information does not give effect to these cost savings or potential cost savings yet to be realized in connection with the Rollins Acquisition.

     The unaudited pro forma combined financial statements do not purport to represent what the Parent's results of operations or financial condition would have been had the Rollins Acquisition and the Safety-Kleen Acquisition occurred on the dates indicated or to predict the Parent's results of operations or financial condition in the future. The unaudited pro forma combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Parent and the consolidated financial statement and notes thereto of Safety-Kleen included elsewhere in this Prospectus.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED AUGUST 31, 1997
                                  (UNAUDITED)

                                                             PRO FORMA
                                             HISTORICAL     ADJUSTMENTS     PRO FORMA
                               HISTORICAL      LAIDLAW      FOR ROLLINS      LAIDLAW
                                ROLLINS     ENVIRONMENTAL   ACQUISITION   ENVIRONMENTAL
                               ----------   -------------   -----------   -------------
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................   $150,985      $ 678,619      $ (4,099)(Da)  $  825,505
Expenses:
  Operating..................    149,791        485,062        (4,099)(Da)     630,754
  Depreciation and
    amortization.............     22,606         53,506        (6,345)(Db)      69,767
  Selling, general and
    administrative...........     22,371         73,068                        95,439
  Restructuring charge.......         --        331,697                       331,697
                                --------      ---------      --------      ----------
        Total expenses.......    194,768        943,333       (10,444)      1,127,657
                                --------      ---------      --------      ----------
Operating income (loss)......    (43,783)      (264,714)        6,345        (302,152)
Interest expense.............      5,856         44,273         9,625(Dc)      59,754
Other income.................         --          2,865            --           2,865
                                --------      ---------      --------      ----------
Income (loss) from continuing
  operations before income
  tax........................    (49,639)      (306,122)       (3,280)       (359,041)
Income tax expense
  (benefit)..................    (17,460)      (122,789)        3,251(Dd)    (136,998)
                                --------      ---------      --------      ----------
Income (loss) from continuing
  operations before minority
  interest...................    (32,179)      (183,333)       (6,531)       (222,043)
Minority interest (net of
  tax).......................         --           (119)                         (119)
                                --------      ---------      --------      ----------
Income (loss) from continuing
  operations.................   $(32,179)     $(183,452)     $ (6,531)     $ (222,162)
                                ========      =========      ========      ==========
Basic income (loss) per share
  (Note D5)..................                 $  (1.329)
Weighted average common stock
  outstanding................                   138,033

                                                 PRO FORMA
                                                ADJUSTMENTS
                                HISTORICAL    FOR SAFETY-KLEEN   PRO FORMA
                               SAFETY-KLEEN     ACQUISITION       COMBINED
                               ------------   ----------------   ----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................    $977,122        $      --       $1,802,627
Expenses:
  Operating..................     652,109               --        1,282,863
  Depreciation and
    amortization.............      80,018           31,279(D1)      181,064
  Selling, general and
    administrative...........     129,063               --          224,502
  Restructuring charge.......          --               --          331,697
                                 --------        ---------       ----------
        Total expenses.......     861,190           31,279        2,020,126
                                 --------        ---------       ----------
Operating income (loss)......     115,932          (31,279)        (217,499)
Interest expense.............      18,504          102,198(D2)      180,456
Other income.................       1,587               --            4,452
                                 --------        ---------       ----------
Income (loss) from continuing
  operations before income
  tax........................      99,015         (133,477)        (393,503)
Income tax expense
  (benefit)..................      38,294          (47,109)(D3)    (145,813)
                                 --------        ---------       ----------
Income (loss) from continuing
  operations before minority
  interest...................      60,721          (86,368)        (247,690)
Minority interest (net of
  tax).......................          --               --             (119)
                                 --------        ---------       ----------
Income (loss) from continuing
  operations.................    $ 60,721        $ (86,368)      $ (247,809)
                                 ========        =========       ==========
Basic income (loss) per share
  (Note D5)..................                                    $   (0.706)(D4)
Weighted average common stock
  outstanding................                                       351,046(D4)

 See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                         HISTORICAL
                                                           LAIDLAW       HISTORICAL     PRO FORMA       PRO FORMA
                                                        ENVIRONMENTAL   SAFETY-KLEEN   ADJUSTMENTS      COMBINED
                                                        -------------   ------------   -----------      ---------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..............................................    $384,767        $569,508      $     --        $954,275
Expenses:
  Operating...........................................     269,105         382,063            --         651,168
  Depreciation and amortization.......................      24,819          45,297        13,376(D1)      83,492
  Selling, general and administrative.................      39,236          72,729            --         111,965
                                                          --------        --------      --------        --------
        Total expenses................................     333,160         500,089        13,376         846,625
                                                          --------        --------      --------        --------
Operating income......................................      51,607          69,419       (13,376)        107,650
Interest expense......................................      29,489           9,358        50,993(D2)      89,840
Other income (expense)................................       1,243          (8,235)           --          (6,992)
                                                          --------        --------      --------        --------
Income from continuing operations before income tax...      23,361          51,826       (64,369)         10,818
Income tax expense....................................       9,555          18,996       (22,607)(D3)      5,944
                                                          --------        --------      --------        --------
Income from continuing operations before minority
  interest............................................      13,806          32,830       (41,762)          4,874
Minority interest (net of tax)........................        (106)             --            --            (106)
                                                          --------        --------      --------        --------
        Net income....................................    $ 13,700        $ 32,830      $(41,762)       $  4,768
                                                          ========        ========      ========        ========
Basic income per share................................    $  0.075                                      $  0.014(D4)
Weighted average common stock outstanding.............     181,523                                       348,125(D4)
Diluted income per share..............................    $  0.069                                      $     --(D5)
Weighted average common stock outstanding and assumed
  conversions.........................................     275,306                                            --(D5)

 See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                          PRO FORMA
                                          HISTORICAL     ADJUSTMENTS        PRO FORMA
                            HISTORICAL      LAIDLAW      FOR ROLLINS         LAIDLAW
                             ROLLINS     ENVIRONMENTAL   ACQUISITION      ENVIRONMENTAL
                            ----------   -------------   -----------      -------------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..................   $ 39,814      $ 750,194       $(1,206)(Da)    $  788,802
Expenses:
  Operating...............     51,687        528,523        (1,206)(Da)       579,004
  Depreciation and
    amortization..........      6,394         48,788        (1,866)(Db)        53,316
  Selling, general and
    administrative........      6,153         78,361                           84,514
  Restructuring charge....         --        331,697                          331,697
                             --------      ---------       -------         ----------
        Total expenses....     64,234        987,369        (3,072)         1,048,531
                             --------      ---------       -------         ----------
Operating income (loss)...    (24,420)      (237,175)        1,866           (259,729)
Interest expense..........      1,859         55,133         2,831(Dc)         59,823
Other income (expense)....         --          2,196            --              2,196
                             --------      ---------       -------         ----------
Income (loss) from
  continuing operations
  before income tax.......    (26,279)      (290,112)         (965)          (317,356)
Income tax expense
  (benefit)...............    (10,436)      (114,791)          956(Dd)       (124,271)
                             --------      ---------       -------         ----------
Income (loss) from
  continuing operations
  before minority
  interest................    (15,843)      (175,321)       (1,921)          (193,085)
Minority interest (net of
  tax)....................         --            231            --                231
                             --------      ---------       -------         ----------
Income (loss) from
  continuing operations...   $(15,843)     $(175,090)      $(1,921)        $ (192,854)
                             ========      =========       =======         ==========
Basic income (loss) per
  share (D5)..............
Weighted average common
  stock outstanding.......

                                              PRO FORMA
                                             ADJUSTMENTS
                             HISTORICAL    FOR SAFETY-KLEEN      PRO FORMA
                            SAFETY-KLEEN     ACQUISITION          COMBINED
                            ------------   ----------------      ----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..................   $1,029,450       $      --          $1,818,252
Expenses:
  Operating...............      692,457              --           1,271,461
  Depreciation and
    amortization..........       82,398          28,995(D1)         164,709
  Selling, general and
    administrative........      132,297              --             216,811
  Restructuring charge....           --              --             331,697
                             ----------       ---------          ----------
        Total expenses....      907,152          28,995           1,984,678
                             ----------       ---------          ----------
Operating income (loss)...      122,298         (28,995)           (166,426)
Interest expense..........       17,359         103,343(D2)         180,525
Other income (expense)....       (7,633)             --              (5,437)
                             ----------       ---------          ----------
Income (loss) from
  continuing operations
  before income tax.......       97,306        (132,338)           (352,388)
Income tax expense
  (benefit)...............       36,017         (46,654)(D3)       (134,908)
                             ----------       ---------          ----------
Income (loss) from
  continuing operations
  before minority
  interest................       61,289         (85,684)           (217,480)
Minority interest (net of
  tax)....................           --              --                 231
                             ----------       ---------          ----------
Income (loss) from
  continuing operations...   $   61,289       $ (85,684)         $ (217,249)
                             ==========       =========          ==========
Basic income (loss) per
  share (D5)..............                                       $   (0.624)(D4)
Weighted average common
  stock outstanding.......                                          348,125(D4)

 See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

            PRO FORMA COMBINED BALANCE SHEET AS OF FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                           HISTORICAL
                                                             LAIDLAW       HISTORICAL     PRO FORMA          PRO FORMA
                                                          ENVIRONMENTAL   SAFETY-KLEEN   ADJUSTMENTS          COMBINED
                                                          -------------   ------------   ------------        ----------
                                                                             (DOLLARS IN THOUSANDS)
                                                        ASSETS
Current assets
  Cash and cash equivalents.............................   $   11,766      $   30,458    $        --         $   42,224
  Trade and other accounts receivable...................      186,273         134,183             --            320,456
  Inventories...........................................        7,857          51,849             --             59,706
  Deferred income taxes.................................       13,727          10,177             --             23,904
  Other current assets..................................       17,280          20,662         30,000(D16)        67,942
                                                           ----------      ----------    -----------         ----------
        Total current assets............................      236,903         247,329         30,000            514,232
                                                           ----------      ----------    -----------         ----------
Property, plant and equipment, net......................    1,143,605         627,697      1,277,746(D6)      3,049,048
Goodwill................................................       68,890         143,017        575,643(D7)        787,550
Other assets............................................       79,264          37,092        (34,053)(D8)        82,303
                                                           ----------      ----------    -----------         ----------
        Total assets....................................   $1,528,662      $1,055,135    $ 1,849,336         $4,433,133
                                                           ==========      ==========    ===========         ==========

                                                      LIABILITIES
Current liabilities
  Accounts payable......................................   $   64,202      $   78,053    $        --         $  142,255
  Accrued liabilities...................................       79,557          74,719             --            154,276
  Current portion of long-term debt.....................       19,233         213,000       (146,233)(D10)       86,000
                                                           ----------      ----------    -----------         ----------
        Total current liabilities.......................      162,992         365,772       (146,233)           382,531
                                                           ----------      ----------    -----------         ----------
Deferred items
  Income taxes..........................................       56,677          67,259        509,851(D14)       633,787
  Other.................................................      165,251          69,196             --            234,447
Long-term debt..........................................      444,014              --      1,353,261(D10)     1,797,275
PIK Subordinated Debenture..............................      350,000              --             --            350,000
                                                           ----------      ----------    -----------         ----------
        Total liabilities...............................    1,178,934         502,227      1,716,879          3,398,040
                                                           ----------      ----------    -----------         ----------

                                                 STOCKHOLDERS' EQUITY
Common stock............................................      182,287           6,010        160,592(D11)       348,889
Additional paid-in capital..............................      392,512         231,175        289,458(D12)       913,145
Cumulative foreign currency translation adjustments.....       (2,971)        (27,145)        27,145(D13)        (2,971)
Net unrealized gain on securities available for sale....        1,870              --         (1,870)(D15)           --
Retained earnings (accumulated deficit).................     (223,970)        342,868       (342,868)(D13)     (223,970)
                                                           ----------      ----------    -----------         ----------
        Total stockholders' equity......................      349,728         552,908        132,457          1,035,093
                                                           ----------      ----------    -----------         ----------
        Total liabilities and stockholders' equity......   $1,528,662      $1,055,135    $ 1,849,336         $4,433,133
                                                           ==========      ==========    ===========         ==========

 See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

A.  SUMMARY OF SAFETY-KLEEN ACQUISITION

     In the Tender Offer, the Company offered to exchange $18.30 in cash and 2.8 shares of Parent Common Stock for each outstanding share of common stock of Safety-Kleen ("Safety-Kleen Common Stock"). The Company acquired in the aggregate 55,751,582 shares of Safety-Kleen Common Stock pursuant to the Tender Offer on April 3 and April 7, 1998.

     In contemplation of the Safety-Kleen Acquisition, the Company established a $2.1 billion Senior Credit Facility (which includes a $200.0 million letter of credit sublimit) through an affiliate of TD Securities (USA) Inc. The Senior Credit Facility is secured by all of the tangible assets of the combined Company and the Guarantors to the extent required by the syndicate of banks and other financial institutions (collectively, the "Lenders") acceptable to the Company and the Agent that will make the loans pursuant to the Senior Credit Facility. All of the capital stock of the Company's wholly-owned domestic subsidiaries, including the acquired Safety-Kleen domestic subsidiaries, have been pledged as part of such security for the Senior Credit Facility, and such subsidiaries have guaranteed the obligations of the Company.

B.  ACCOUNTING TREATMENT (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The Safety-Kleen Acquisition has been accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Safety-Kleen have been recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the combined company will include the results of operations of Safety-Kleen from and after the date of the acquisition of the Safety-Kleen Common Stock pursuant to the Tender Offer.

     The aggregate purchase price totals $1,907,263 and is comprised as follows:

Safety-Kleen Common Stock outstanding at March 28,
  1998.............................................                  60,101,962
Safety-Kleen Common Stock previously acquired by
  the Company......................................                    (601,100)
                                                                    -----------
Safety-Kleen Common Stock remaining to acquire.....                  59,500,862
                                                                    ===========
Cash cost at $18.30 per share of Safety-Kleen
  Common Stock.....................................                 $ 1,088,866
Cost of additional shares of Parent Common Stock to
  be issued:
  Number of shares of Parent Common Stock to be
     issued at Exchange Ratio of 2.8...............   166,602,414
  Price per share..................................  $      4.125
          Total cost...............................                     687,235
                                                                    -----------
                                                                      1,776,101
Cost of Safety-Kleen Common Stock previously
  acquired by the Company..........................                      13,000
Cost of Safety-Kleen stock options.................                      43,162
Termination fees associated with prior merger
  agreement........................................                      75,000
                                                                    -----------
          Total purchase price for Safety-Kleen
            Acquisition............................                 $ 1,907,263
                                                                    ===========

     The price per share of the additional shares of Parent Common Stock to be issued of $4.125 is the average of the closing New York Stock Exchange (NYSE:
LLE) market price for the three trading days prior to and the three trading days immediately following and including March 16, 1998, the date of the Merger Agreement.

     The purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair values at February 28, 1998, as follows:

Current assets..............................................  $  277,329
Property, plant and equipment...............................   1,905,443
Goodwill....................................................     718,660
Other assets................................................      19,156
Current liabilities.........................................    (365,772)
Deferred income taxes.......................................    (578,357)
Other deferred items........................................     (69,196)
                                                              ----------
     Purchase price for Safety-Kleen Acquisition............  $1,907,263
                                                              ==========

C.  BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet gives effect to the Safety-Kleen Acquisition as if it had occurred on February 28, 1998. The unaudited pro forma combined statement of income for the fiscal year ended August 31, 1997 gives effect to (a) the Rollins Acquisition and certain related transactions under the heading "Pro Forma Laidlaw Environmental" and (b) the Rollins Acquisition and certain related transactions and the Safety-Kleen Transactions under the heading "Pro Forma Combined" as if each had occurred as of September 1, 1996. The unaudited pro forma combined statement of income for the six months ended February 28, 1998 gives effect to the Safety-Kleen Transactions as if it had occurred as of September 1, 1996. The unaudited pro forma combined statement of income for the twelve months ended February 28, 1998 gives effect to (a) the Rollins Acquisition and certain related transactions under the heading "Pro Forma Laidlaw Environmental" and (b) the Rollins Acquisition and certain related transactions and the Safety-Kleen Transactions under the heading "Pro Forma Combined" as if each had occurred as of September 1, 1996.

     The unaudited pro forma combined balance sheet at February 28, 1998 includes the balance sheet of Laidlaw Environmental at February 28, 1998 and the balance sheet of Safety-Kleen at March 28, 1998. Since the February 28, 1998 balance sheet reflects the Rollins Acquisition on May 15, 1997, no pro forma disclosure is required. The unaudited pro forma combined statement of income for the year ended August 31, 1997 includes Laidlaw Environmental for the year ended August 31, 1997, Rollins for the period September 1, 1996 to May 15, 1997, and Safety-Kleen for the aggregate of the 16 weeks ended December 28, 1996 and 36 weeks ended September 6, 1997. The unaudited pro forma combined statement of income for the six months ended February 28, 1998 includes Laidlaw Environmental for the six months ended February 28, 1998 and Safety-Kleen for the aggregate of the 17 weeks ended January 3, 1998 and the 12 weeks ended March 28, 1998. The unaudited pro forma combined statement of income for the twelve months ended February 28, 1998 includes Laidlaw Environmental for the twelve months ended February 28, 1998, Rollins for the period March 1, 1997 to May 15, 1997, and for Safety-Kleen, the aggregate of the 41 weeks ended January 3, 1998 and the 12 weeks ended March 28, 1998.

     Both the recent and pending acquisitions have been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimate of their fair values and anticipated continued use in the operations of the combined company. The preliminary allocation of the purchase price will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. Management does not anticipate that the final allocation of the purchase price will result in a material change to income. The goodwill acquired is being amortized over 40 years on a straight-line basis.

     During the report periods, there were no material transactions between the Parent or Laidlaw Environmental and Safety-Kleen.

     The unaudited pro forma combined financial information does not purport to be indicative of the combined financial position or combined results of operations of the Company, Rollins and Safety-Kleen had the transactions assumed therein occurred on the dates specified, nor are they indicative of future financial position or results of operations. The unaudited pro forma combined financial information does not give effect to potential cost savings yet to be realized of the Rollins Acquisition, nor the annual cost savings of approximately $103.5 million to $165.0 million that the Company's management believes may be realized as a result of the Safety-Kleen Acquisition. There can be no assurance that such cost savings, if any, will be achieved.

D.  PRO FORMA ADJUSTMENTS (DOLLARS AND SHARES IN THOUSANDS)

     The following adjustments and elimination entries have been made to the unaudited pro forma combined statement of income to reflect the Rollins Acquisition and certain related transactions, as of the beginning of fiscal year 1997 using the purchase method of accounting:

          (a) To eliminate transactions between combined companies.

          (b) To adjust depreciation to reflect the fair value adjustment of property and equipment and to reflect the effects of the Rollins Acquisition upon goodwill amortization.

          (c) To adjust expense to reflect financing costs associated with the Rollins Acquisition.

          (d) To adjust income taxes (benefits) to record the pro forma income taxes (benefit) as computed under Statement of Financial Accounting Standard No. 109 on pro forma pre-tax income (loss).

     The following adjustments and elimination entries have been made to the unaudited pro forma combined statement of income to reflect the acquisition of Safety-Kleen by the Company using the purchase method of accounting:

1. To adjust depreciation and amortization expense to reflect the fair value adjustment of property, plant and equipment and the effect of the Safety-Kleen Acquisition on goodwill amortization, as follows:

                                                         YEAR        SIX MONTHS    TWELVE MONTHS
                                                        ENDED          ENDED           ENDED
                                                      AUGUST 31,    FEBRUARY 28,   FEBRUARY 28,
                                                         1997           1998           1998
                                                     ------------   ------------   -------------
To eliminate Safety-Kleen's estimated historical
  intangible and other asset amortization
  expense.........................................     $(18,632)      $(11,579)      $(20,916)
To record amortization expense related to goodwill
  as a result of the Safety-Kleen Acquisition.....       17,967          8,983         17,967
To record depreciation expense related to certain
  Safety-Kleen property, plant and equipment
  (primarily buildings and land improvements),
  written up to estimated fair value..............       31,944         15,972         31,944
                                                       --------       --------       --------
         Total adjustment.........................     $ 31,279       $ 13,376       $ 28,995
                                                       ========       ========       ========

2. To adjust interest expense for the impact of the additional long-term debt associated with the Safety-Kleen Acquisition, as follows:

                                                         YEAR        SIX MONTHS    TWELVE MONTHS
                                                        ENDED          ENDED           ENDED
                                                      AUGUST 31,    FEBRUARY 28,   FEBRUARY 28,
                                                         1997           1998           1998
                                                     ------------   ------------   -------------
To eliminate historical Safety-Kleen interest
  expense..........................................    $(18,504)      $(9,358)       $(17,359)
To eliminate interest expense on refinanced debt of
  the Company......................................     (30,133)      (15,067)        (30,133)
To record interest expense on $1,774,535(1) of
  borrowings at 8.5%(2) under the Senior Credit
  Facility.........................................     150,835        75,418         150,835
                                                       --------       -------        --------
         Total adjustment..........................    $102,198       $50,993        $103,343
                                                       ========       =======        ========

---------------
     (1) Includes long-term debt associated with the Safety-Kleen Acquisition (Note D10) and anticipated refinancing of Safety-Kleen historical debt of $213,000.

     (2) Calculated based on current rates pursuant to the terms of the Senior Credit Facility, other costs and the effect of interest rate swap agreements. See "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

3. To adjust income taxes (benefits) to record the pro forma income taxes (benefits) as computed under SFAS 109 on pro forma pre-tax income (loss).

4. Pro forma weighted average common and common stock equivalents outstanding comprise:

                                                     YEAR        SIX MONTHS    TWELVE MONTHS
                                                    ENDED          ENDED           ENDED
                                                  AUGUST 31,    FEBRUARY 28,   FEBRUARY 28,
                                                     1997           1998           1998
                                                 ------------   ------------   -------------
Laidlaw Environmental weighted average
  historical...................................    138,033        181,523         181,523
Adjustment for Rollins Acquisition.............     46,411             --              --
Additional shares of Parent Common Stock to be
  issued in connection with the Safety-Kleen
  Acquisition (see Note B).....................    166,602        166,602         166,602
Percentage of shares of Parent Common Stock
  held by former Safety-Kleen shareholders
  after the Safety-Kleen Acquisition...........       48.0%          47.7%           47.7%
Shares of Parent Common Stock outstanding......    180,435        182,287         182,287
Pro forma shares of Parent Common Stock........    347,037        348,889         348,889
Pro forma weighted average total...............    351,046        348,125         348,125
                                                   =======        =======         =======
Pro forma income (loss) per share..............    $(0.706)       $ 0.014         $(0.624)
                                                   =======        =======         =======

5. Diluted earnings per share amounts, which would include the dilutive effect of the assumed conversions of potential common shares, have not been included for the year ended August 31, 1997 nor for the six and twelve months ended February 28, 1998 as the effect of such inclusion would be anti-dilutive.

     The following adjustments and eliminations have been made to the unaudited pro forma combined balance sheet to reflect the Safety-Kleen Acquisition using the purchase method of accounting.

6. To write-up certain Safety-Kleen property, plant and equipment to fair value. Total write-up represents $25,000 for land, $75,000 for land improvements (parking lots, drainage systems, waste containment systems, etc.) and $1,177,746 for buildings.

7. To eliminate the historical book value of Safety-Kleen's intangible assets and record the goodwill resulting from the Safety-Kleen Acquisition as follows:

Eliminate historical Safety-Kleen intangible assets.........  $(143,017)
Record goodwill arising from the Safety-Kleen Acquisition
  (See Note B)..............................................    718,660
                                                              ---------
          Net goodwill adjustment...........................  $ 575,643
                                                              =========

8.   To adjust the historical book value of other assets as follows:

Write-off the estimated book value of Safety-Kleen's other
  assets....................................................  $17,936
To eliminate cost of shares of Safety-Kleen Common Stock
  previously acquired by the Company........................   13,000
To eliminate unrealized gain on investment in Safety-Kleen
  Common Stock previously acquired by the Company and
  classified as securities available for sale...............    3,117
                                                              -------
          Net other assets adjustment.......................  $34,053
                                                              =======

9. The Company's management estimates that approximately $55.0 million of costs related to facility closures, severance costs and other direct acquisition costs would be incurred in connection with the Safety-Kleen Acquisition; these estimates of costs are not yet based on sufficient factual information so as to be included as pro forma adjustments and are subject to change as additional information becomes available.

10. To record the additional long-term debt associated with the Safety-Kleen Acquisition, as follows:

Cash component of acquiring outstanding Safety-Kleen Common
  Stock.....................................................  $1,088,866
Cost of stock options.......................................      43,162
Termination fee associated with prior merger agreement......      75,000
                                                              ----------
Total additional long-term debt.............................   1,207,028
Current portion adjustment..................................     146,233
                                                              ----------
          Net long-term debt adjustment.....................  $1,353,261
                                                              ==========

11. To record the additional Parent Common Stock associated with the Safety-Kleen Acquisition, as follows:

Eliminate historical Safety-Kleen Common Stock..............  $ (6,010)
Issuance of additional Parent Common Stock (Note B).........   166,602
                                                              --------
          Total Parent Common Stock adjustment..............  $160,592
                                                              ========

12. To record the impact on additional paid-in capital associated with the Safety-Kleen Acquisition, as follows:

Eliminate historical Safety-Kleen paid in capital...........  $(231,175)
Issuance of additional Parent Common Stock (Note B).........    520,633
                                                              ---------
          Total additional paid-in capital adjustment.......  $ 289,458
                                                              =========

13. To eliminate historical Safety-Kleen retained earnings and cumulative foreign currency translation adjustment.

14. To record the impact on deferred income taxes as follows:

To record the incremental change in the Company's tax
  liability and benefit which results from the adjustment of certain assets and the recording of certain liabilities
  utilizing the Federal statutory rate of 35% plus an
  effective state rate of 5%................................  $511,098
To eliminate deferred taxes on unrealized gain on investment in Safety-Kleen Common Stock previously acquired by the
  Company and classified as securities available for sale...    (1,247)
                                                              --------
          Total deferred tax adjustment.....................  $509,851
                                                              ========

15. To eliminate unrealized gain, net of deferred taxes on investment in Safety-Kleen Common Stock previously acquired by the Company and classified as securities available for sale.

16. To record estimated income taxes recoverable in connection with the payment of termination fees associated with a prior merger agreement.

                      SELECTED CONSOLIDATED FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF LAIDLAW ENVIRONMENTAL

     The selected consolidated financial data set forth below for, and as of the end of, each of the years in the three-year period ended August 31, 1997 are derived from the consolidated financial statements of the Parent, which have been audited by Coopers & Lybrand L.L.P., independent auditors. The selected consolidated financial data set forth below for, and as of the end of, each of the years in the two-year period ended August 31, 1994 are derived from the financial statements of Laidlaw. The selected consolidated financial data set forth below for the six months ended February 28, 1997 and 1998 are derived from the unaudited interim financial statements of the Parent. In the opinion of the Parent's management, such unaudited interim statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Parent's financial position and results of operations for such periods. The results of operations for the six months ended February 28, 1998 are not necessarily indicative of the results that may be expected for the full year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental" and the consolidated financial statements and notes thereto of the Parent appearing elsewhere in this Prospectus.

                                                                                                          SIX MONTHS ENDED
                                                             YEAR ENDED AUGUST 31,                          FEBRUARY 28,
                                           ---------------------------------------------------------   -----------------------
                                           1993(1)      1994        1995         1996        1997         1997         1998
                                           --------   --------   ----------   ----------   ---------   ----------   ----------
                                                         (IN THOUSANDS EXCEPT RATIOS AND PER SHARE INFORMATION)
STATEMENT OF INCOME DATA:
Revenues.................................  $511,554   $517,804   $  599,241   $  652,973   $ 678,619   $  313,192   $  384,767
Expenses:
  Operating..............................        --    354,499      428,932      473,563     485,062      225,644      269,105
  Depreciation and amortization..........        --     48,356       48,386       48,291      53,506       29,537       24,819
  Selling, general and administrative....        --     69,401       62,064       73,800      73,068       33,943       39,236
  Restructuring charge(2)................        --         --           --           --     331,697           --           --
                                           --------   --------   ----------   ----------   ---------   ----------   ----------
Operating income (loss)..................        --     45,548       59,859       57,319    (264,714)      24,068       51,607
Allocated interest expense...............        --     30,961       36,846       41,506      24,030       16,281           --
Interest expense.........................        --      3,039        4,296        5,344      20,243        2,348       29,489
Other income.............................        --     14,183        2,967        1,391       2,865        1,912        1,243
Income (loss) from continuing operations
  before income tax......................    17,066     25,731       21,684       11,860    (306,122)       7,351       23,361
Income tax expense (benefit).............     5,200      3,200        4,769        2,500    (122,789)       1,557        9,555
Income (loss) from continuing operations
  before minority interest...............    11,866     22,531       16,915        9,360    (183,333)       5,794       13,806
Minority interest (net of tax)...........      (212)        --         (150)      (2,646)       (119)        (456)        (106)
Income (loss) from continuing
  operations.............................    11,654     22,531       16,765        6,714    (183,452)       5,338       13,700
Income (loss) from discontinued
  operations (net of tax)................        --         --          819        1,496          20         (214)          --
                                           --------   --------   ----------   ----------   ---------   ----------   ----------
Net income (loss)........................  $ 11,654   $ 22,531   $   17,584   $    8,210   $(183,432)  $    5,124   $   13,700
                                           ========   ========   ==========   ==========   =========   ==========   ==========
PER SHARE DATA:
Basic income per shares:
  Income (loss) from continuing
    operations...........................  $  0.097   $  0.188   $    0.140   $    0.056   $  (1.329)  $    0.044   $    0.075
  Income (loss) from discontinued
    operations...........................        --         --        0.007        0.012          --       (0.020)          --
  Net income (loss)......................     0.097      0.188        0.147        0.068      (1.329)       0.042        0.075
Diluted income per share(3)
  Income (loss) from continuing
    operations...........................     0.097      0.188        0.140        0.056      (1.329)       0.044        0.069
  Income (loss) from discontinued
    operations...........................        --         --        0.007        0.012          --       (0.020)          --
  Net income (loss)......................     0.097      0.188        0.147        0.068      (1.329)       0.042        0.069
Cash dividends per common share..........        --         --           --           --          --           --           --
OTHER DATA:
EBITDA(4)................................        --   $ 93,904   $  108,245   $  105,610   $ 120,489   $   53,605   $   76,426
Cash interest expense....................        --     34,000       41,142       46,850      38,464       18,629       19,552
Ratio of earnings to fixed charges(5)....        --       1.60x        1.41x        1.20x         (5)        1.30x        1.67x

                                                                                                          SIX MONTHS ENDED
                                                             YEAR ENDED AUGUST 31,                          FEBRUARY 28,
                                           ---------------------------------------------------------   -----------------------
                                           1993(1)      1994        1995         1996        1997         1997         1998
                                           --------   --------   ----------   ----------   ---------   ----------   ----------
                                                         (IN THOUSANDS EXCEPT RATIOS AND PER SHARE INFORMATION)
BALANCE SHEET DATA (AT PERIOD END)
Working capital..........................   119,522     90,831       60,075       40,677      76,095       94,707       73,911
Total assets.............................   947,976    974,053    1,367,411    1,491,294   1,610,878    1,469,941    1,528,662
Long-term debt...........................    24,253     18,454       55,149       48,556     528,010       48,053      444,014
Stockholders' equity(6)..................   795,887    798,597    1,094,777    1,094,777     327,965    1,126,689      349,728
Weighted average common stock
  outstanding............................   120,000    120,000      120,000      120,000     138,033      120,000      181,523
Weighted average common stock outstanding
  and assumed conversions................   120,000    120,000      120,000      120,000     165,439      120,000      275,306

---------------
(1) Prior to May 15, 1997, the date of the Rollins Acquisition, the Company was operated as a division of Laidlaw and, accordingly, the Company's results of operations were included in the financial statements of Laidlaw. Certain of the selected financial data for fiscal 1993 were combined with that of Laidlaw and were not available on a separate basis.

(2) Reflects a non-recurring restructuring charge of $331.7 million ($200.0 million after tax or $1.45 per share) incurred in connection with the closing of certain of the operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower than expected future cash flows, as a result of the Rollins Acquisition.

(3) Inclusion of diluted per share amounts would have been anti-dilutive in fiscal 1997. No dilutive components existed prior to 1997.

(4) EBITDA represents operating income plus (i) depreciation and amortization and (ii) in the case of fiscal 1997 only, the $331.7 million non-recurring restructuring charge incurred in fiscal 1997 in connection with the Rollins Acquisition. EBITDA is presented because it provides useful information regarding the Company's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that represents the interest factor. In fiscal 1997, earnings were insufficient to cover fixed charges by $249.8 million.

(6) For fiscal years 1993 to 1996 inclusive, stockholders' equity represents the net investment of Laidlaw in Laidlaw Environmental.

SELECTED HISTORICAL FINANCIAL DATA OF SAFETY-KLEEN

     The selected consolidated financial data set forth below for, and as of the end of, each of the years in the five-year period ended January 3, 1998 are derived from the consolidated financial statements of Safety-Kleen, which have been audited by Arthur Andersen LLP, independent auditors. The selected consolidated financial data set forth below for the 12 weeks ended March 28, 1998 and March 22, 1997 are derived from the unaudited interim financial statements of Safety-Kleen. In the opinion of Safety-Kleen's management, such unaudited interim financial statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of Safety-Kleen's financial position and results of operations for such periods. The results of operations for the 12 weeks ended March 28, 1998 are not necessarily indicative of the results that may be expected for the full year. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Safety-Kleen" and the Consolidated Financial Statements and Notes thereto of Safety-Kleen appearing elsewhere in this Prospectus.

                                                                                                           TWELVE WEEKS ENDED
                                                                                                        ------------------------
                                                                  FISCAL YEAR                           MARCH 22,     MARCH 28,
                                          -----------------------------------------------------------   ----------   -----------
                                            1993        1994        1995         1996       1997(1)        1997         1998
                                          ---------   --------   ----------   ----------   ----------   ----------   -----------
                                                          (IN THOUSANDS EXCEPT RATIO AND PER SHARE INFORMATION)
STATEMENT OF INCOME DATA:
Revenues................................  $ 795,508   $791,267   $  859,251   $  923,126   $1,007,903   $  220,230   $   241,777
Expenses:
  Operating.............................    533,448    510,306      559,418      603,003      676,509      148,745       164,693
  Selling, general and administrative...    109,923    103,907      113,569      122,892      129,959       30,256        32,594
  Depreciation and amortization.........     81,481     77,730       77,801       77,741       81,010       17,658        19,046
  Restructuring charge (credit).........    179,000         --      (15,217)          --           --           --            --
  Special charge for environmental
    remediation costs...................     50,000         --       11,956           --           --           --            --
                                          ---------   --------   ----------   ----------   ----------   ----------   -----------
Operating income (loss).................   (158,344)    99,324      111,724      119,490      120,425       23,571        25,444
Interest expense........................     11,111     15,209       20,230       19,240       18,108        4,361         3,612
Other income (expense)..................        846        711          974        1,398       (1,817)         227        (5,589)
Income (loss) from continuing operations
  before income tax.....................   (168,609)    84,826       92,468      101,648      100,500       19,437        16,243
Income tax expense (benefit)............    (67,263)    34,732       39,165       40,539       37,330        7,599         6,286
                                          ---------   --------   ----------   ----------   ----------   ----------   -----------
Net income (loss).......................  $(101,346)  $ 50,094   $   53,303   $   61,109   $   63,170   $   11,838   $     9,957
                                          =========   ========   ==========   ==========   ==========   ==========   ===========
PER SHARE DATA:
Income (loss) per share from continuing
  operations
  Basic.................................  $   (1.76)  $   0.87   $     0.92   $     1.05   $     1.08   $     0.20   $      0.17
  Diluted...............................      (1.76)      0.87         0.92         1.05         1.07         0.20          0.16
Cash dividends per common share.........       0.36       0.36         0.36         0.36         0.36         0.09          0.09
OTHER DATA:
EBITDA(2)...............................  $ 102,137   $177,054   $  174,308   $  197,231   $  201,435   $   41,229   $    44,490
Cash interest expense...................     11,111     15,209       20,230       19,240       18,108        4,361         3,612
Ratio of earnings to fixed charges(3)...         (3)      4.81x        4.24x        4.42x        4.18x        3.66x         3.37x

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.........................  $  53,472   $ 31,766   $   43,532   $   72,340   $   68,983   $   75,361   $  (118,443)
Total assets............................    950,664    973,444    1,009,050    1,044,823    1,034,706    1,048,933     1,055,135
Long-term debt..........................    288,633    284,125      283,715      276,954      214,234      268,341            --
Stockholders' equity....................    362,664    396,336      433,435      480,290      529,467      480,047       552,908
Weighted average common stock
  outstanding...........................     57,679     57,741       57,813       58,089       58,415       58,258        59,652
Weighted average common stock
  outstanding and assumed conversions...     57,679     57,741       57,857       58,152       58,926       58,420        61,131

---------------
(1) Fiscal 1997 was a fifty-three week year. All other years presented were fifty-two weeks.

(2) EBITDA represents operating income plus (i) depreciation and amortization plus or minus (ii) non-recurring restructuring charges or credits. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that represents the interest factor. In fiscal 1993, earnings were insufficient to cover fixed charges by $150.6 million.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS -- LAIDLAW ENVIRONMENTAL

     The following discussion and analysis, which does not give effect to the Safety-Kleen Acquisition, represents the financial condition and results of operations of the Parent and its consolidated subsidiaries and is based on and should be read in conjunction with the consolidated financial statements and notes thereto of the Parent included elsewhere in this Prospectus. The Parent is a holding company only and has no independent business operations, and all of the business operations of the Parent are conducted through the Company and its subsidiaries. The consolidated financial statements of the Parent do not give effect to the Safety-Kleen Acquisition and, with respect to the Rollins Acquisition, any period prior to May 15, 1997. Certain statements in the following discussion and analysis are "forward-looking statements." See "Disclosure Regarding Forward-Looking Statements."

OVERVIEW -- LAIDLAW ENVIRONMENTAL

     The historical results of operations of the Parent represent, for any period prior to May 15, 1997, certain of the hazardous and industrial waste operations of Laidlaw ("Old LESI"). As a division of Laidlaw, Old LESI greatly expanded its operations when it acquired United States Pollution Control, Inc. ("USPCI"), Union Pacific Corporation's hazardous waste management business, in December 1994. The acquisition of USPCI greatly enhanced Old LESI's service breadth and depth as well as its customer base, both by size and geography. The acquisition provided over $200.0 million in annualized revenue to Old LESI. Through the USPCI transaction, Old LESI acquired substantial hazardous and non-hazardous landfill capacity and an expanded rail transport capability.

     In May 1997, Rollins, the largest commercial hazardous waste incineration company in North America, acquired Old LESI. Upon consummation of the Rollins Acquisition, which was accounted for as a reverse acquisition, Rollins changed its name to Laidlaw Environmental Services, Inc. Laidlaw currently beneficially owns 35% of the outstanding Parent Common Stock (49% assuming the conversion of the PIK Subordinated Debenture). To finance the Rollins Acquisition, the Parent
(i) issued 120 million shares of Parent Common Stock, (ii) issued the $350.0 million PIK Subordinated Debenture and (iii) paid $349.1 million in cash to Laidlaw.

     In May 1998, the Company consummated the Safety-Kleen Acquisition for aggregate consideration of approximately $1.1 billion in cash and the issuance of approximately 166 million shares of Parent Common Stock. In connection with the Safety-Kleen Acquisition, the Company consummated the Debt Tender Offer. The Company financed the cash portion of the Safety-Kleen Acquisition and the Debt Tender Offer and refinanced certain indebtedness with total borrowings of $1.8 billion under the Senior Credit Facility. The Safety-Kleen Acquisition has been accounted for using the purchase method of accounting. The Safety-Kleen Acquisition substantially increased the scope of Laidlaw Environmental's business. Pro forma for the Safety-Kleen Transactions, the Rollins Acquisition and certain related transactions, the Parent's revenues and operating income (exclusive of the restructuring charge) for fiscal 1997 would have been $1.8 billion and $114.2 million, respectively, compared to $678.6 million and $67.0 million, respectively, on an actual basis. As a result of the impact of the Safety-Kleen Transactions, the Parent believes that its historical results of operations (which do not give effect to the Safety-Kleen Acquisition and, with respect to the Rollins Acquisition, any period prior to May 15, 1997) do not reflect the current operations of the Parent.

     On May 29, 1998, the Company completed the issuance of aggregate principal amount of $325.0 million of the Existing Notes. The net proceeds from the issuance of the Existing Notes were used to repay a portion of the borrowings outstanding under the Senior Credit Facility. In addition on May 29, 1998, all of the outstanding $100.0 million principal amount of the Safety-Kleen Notes were purchased in the Debt Tender Offer or defeased.

RESULTS OF OPERATIONS -- LAIDLAW ENVIRONMENTAL

  SIX MONTHS ENDED FEBRUARY 28, 1998 COMPARED WITH SIX MONTHS ENDED FEBRUARY 28, 1997

     The following table sets forth, for each line item presented for the periods indicated the amount of such line item and such amount as a percentage of the Parent's revenue for such period:

                                                      SIX MONTHS ENDED FEBRUARY 28,
                                            --------------------------------------------------
                                                     1997                       1998
                                            -----------------------    -----------------------
                                            (IN MILLIONS)              (IN MILLIONS)
Revenue...................................     $313.2         100.0%      $384.8         100.0%
Operating expense.........................      225.7          72.1        269.1          69.9
Depreciation and amortization.............       29.5           9.4         24.8           6.5
Selling, general and administrative.......       33.9          10.8         39.3          10.2
                                               ------                     ------
Operating income..........................     $ 24.1           7.7%      $ 51.6          13.4%
                                               ======                     ======

  Revenues

     The following table sets forth, for the periods indicated, the revenue attributable to each line of business of the Parent and such revenue as a percentage of the Parent's revenue for such period:

                                                      SIX MONTHS ENDED FEBRUARY 28,
                                            --------------------------------------------------
                                                     1997                       1998
                                            -----------------------    -----------------------
                                            (IN MILLIONS)              (IN MILLIONS)
Service Center............................     $140.0            38%      $170.0            37%
Landfill..................................       90.0            24         71.6            16
Incinerator...............................       27.1             7         92.6            20
Transportation............................       46.6            13         37.3             8
Specialty Services........................       64.9            18         88.5            19
                                               ------        ------       ------        ------
                                                368.6           100%       460.0           100%
                                                             ======                     ======
Less: Intercompany eliminations...........      (55.4)                     (75.2)
                                               ------                     ------
          Total revenue...................     $313.2                     $384.8
                                               ======                     ======

     Revenues increased $71.6 million, or 22.9%, to $384.8 million during the six months ended February 28, 1998 compared to the six months ended February 28, 1997. During the six months ended February 28, 1998, revenue for incinerators increased $65.5 million, or 241.7%, while service center revenues increased $30.0 million, or 21.4% during the same period, each reflecting the inclusion of the acquired Rollins business. During the six months ended February 28, 1998, revenue from specialty service operations increased $23.6 million, or 36.4%, due to increased harbor related dredging, treatment and disposal management activities. Revenue from landfill operations decreased $18.4 million, or 20.4%, during the six months ended February 28, 1998 compared to the comparable prior year period primarily due to the sale of an industrial and municipal solid waste landfill on December 18, 1997 and generally lower receipts at the Company's non-hazardous waste landfills. During the six months ended February 28, 1998, revenue from transportation operations decreased $9.3 million, or 20.0%, impacted by the lower landfill waste volumes. Revenue from intercompany sources increased $19.8 million, or 35.7%, due to the redirection of waste streams for internal disposal. As a result, the Company increased internalization of waste disposal activities to 77% during the six months ended February 28, 1998, up from 68% in the prior year period.

     Management's estimates of the components of changes in the Parent's consolidated revenue are as follows:

                                                              PERCENTAGE INCREASE
                                                                  (DECREASE)
                                                              -------------------
Expansion of customer base..................................         24.2%
Other, primarily through volume and price changes...........          7.6
Divestitures and closures...................................        (8.2)
Foreign exchange rate changes...............................        (0.7)
                                                                     ----
          Total.............................................         22.9%
                                                                     ====

     The comparative increase in revenue for the six months ended February 28, 1998 was primarily due to the inclusion of the acquired operations of Rollins. Revenues from existing operations were supported by increased activity by the Company's harbor related dredging, treatment and disposal operations. Volume related increases were somewhat offset by reduced volumes at certain industrial waste landfills. Revenues during the six months ended February 28, 1997 included contributions from an industrial and municipal solid waste landfill which was sold on December 18, 1997 as well as a wastewater facility and the Clive, Utah incineration facility, both of which were closed in the six months ended February 28, 1998.

  Operating Expenses

     Operating expenses increased $43.4 million, or 19.2%, to $269.1 million during the six months ended February 28, 1998 compared to the prior year period. The increase was primarily attributable to additional business obtained as part of the Rollins Acquisition. As a percentage of revenue, operating expense decreased to 69.9% in the six months ended February 28, 1998 from 72.1% in the comparable prior year period, primarily due to stabilized pricing, increased utilization of existing facilities and ongoing cost reduction initiatives.

  Depreciation and Amortization Expense

     Depreciation and amortization expense decreased $4.7 million, or 15.9%, to $24.8 million during the six months ended February 28, 1998, compared to the prior year period. The decrease was related to the sale of an industrial and municipal solid waste landfill on December 18, 1997, generally reduced non-hazardous landfill cell space consumption and the closures of a wastewater facility and the Clive, Utah incineration facility. As a percentage of revenue, depreciation and amortization expense decreased to 6.5% in the six months ended February 28, 1998 from 9.4% in the comparable prior year period.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $5.4 million, or 15.9%, to $39.3 million during the six months ended February 28, 1998, versus the prior year period. As a percentage of revenue, selling, general and administrative expenses decreased during the six months ended February 28, 1998 to 10.2% from 10.8% in the comparable prior year period due to cost reduction measures and economies of scale gained through the Rollins Acquisition.

  Interest Expense

     Interest expense (net of amount capitalized) increased $10.9 million, or 58.3%, to $29.5 million during the six months ended February 28, 1998 over the prior year period primarily as a result of the recapitalization related to the Rollins Acquisition. Prior to May 15, 1997 interest expense was allocated from Laidlaw.

  Income Tax Expense

     Prior to May 15, 1997, the Parent's operations were included in the consolidated tax returns of Laidlaw. Income taxes were calculated using applicable income tax rates on income for tax purposes on a separate return basis. Effective May 15, 1997, the Parent files a separate return and, accordingly, income taxes have been calculated at applicable income tax rates.

  Fiscal 1997 compared with Fiscal 1996

     The following table sets forth, for each line item presented, for the periods indicated, the amount of such line item and such amount as a percentage of the Parent's revenue for such period:

                                                                   FISCAL
                                              ------------------------------------------------
                                                       1996                      1997
                                              ----------------------    ----------------------
                                              (IN MILLIONS)             (IN MILLIONS)
Revenue.....................................     $653.0        100.0%      $678.6        100.0%
Operating expense...........................      473.6         72.5        485.1         71.5
Depreciation and amortization...............       48.3          7.4         53.5          7.9
Selling, general and administrative.........       73.8         11.3         73.1         10.7
                                                 ------                    ------
Operating income............................     $ 57.3          8.8%      $ 66.9          9.9%
                                                 ======                    ======

  Revenues

     The following table sets forth, for the periods indicated, the revenue attributable to each line of business of the Parent and such revenue as a percentage of the Parent's revenue for such period:

                                                                    FISCAL
                                                 --------------------------------------------
                                                         1996                    1997
                                                 --------------------    --------------------
                                                 (IN MILLIONS)           (IN MILLIONS)
Service Center.................................     $ 294.8        39%      $ 301.6        38%
Landfill.......................................       190.3        25         177.1        22
Incinerator....................................        31.4         4          89.8        11
Transportation.................................        89.9        12          95.4        12
Specialty Services.............................       148.0        20         140.4        17
                                                    -------       ---       -------       ---
                                                      754.4       100%        804.3       100%
                                                                  ===                     ===
Less: Intercompany eliminations................      (101.4)                 (125.7)
                                                    -------                 -------
          Total revenue........................     $ 653.0                 $ 678.6
                                                    =======                 =======

     Revenues increased by $25.6 million, or 3.9%, to $678.6 million during fiscal 1997, compared to fiscal 1996, supported primarily by increases in the incinerator and service center lines of business. Revenue for incinerators increased 186.0% in fiscal 1997 from fiscal 1996 reflecting the inclusion of the acquired Rollins' incineration facilities effective May 15, 1997. Service center revenue increased 2.3% in fiscal 1997 over fiscal 1996, also reflecting the Rollins Acquisition. Landfill revenue decreased 6.9% in fiscal 1997 primarily due to nonrecurring event projects performed in the comparable prior year period by Laidlaw Environmental's industrial landfill in Utah, the most significant of which included management and disposal activities related to dredging in the New York/New Jersey harbor area. Transportation revenue increased 6.1% in fiscal 1997, while specialty services decreased 5.1% in fiscal 1997 from fiscal 1996. Processing of intercompany streams increased 24.0% in fiscal 1997 over fiscal 1996, reflecting the increased utilization of the acquired Rollins' incineration facilities. As a result, Laidlaw Environmental increased the internalization of waste disposal activities to 68.0% in fiscal 1997, up from 50.0% in fiscal 1996. Management anticipates increasing the internalization of waste disposal activities to 75.0% with a full 12-month contribution from the Rollins Acquisition.

     Management's estimates of the components of changes in the Parent's consolidated revenue are as follows:

                                                              PERCENTAGE INCREASE
                                                                  (DECREASE)
                                                              -------------------
Expansion of customer base by acquisition...................          6.7%
Other, primarily through volume and price changes...........        (2.7)
Foreign exchange rate changes...............................        (0.1)
                                                                     ----
          Total.............................................          3.9%
                                                                     ====

     The comparative increase in revenue for fiscal 1997 was primarily due to the inclusion of acquired operations, the majority of which related to the Rollins Acquisition. The increase was partially offset by lower pricing and volumes received in the early portion of fiscal 1997. Lower volumes were primarily related to dredging activities performed throughout fiscal 1996 by Laidlaw Environmental's landfill in Utah. Revenue also decreased during fiscal 1997 due to pricing and volume reductions at the Company's government services locations, the closure of a wastewater facility in May 1997 and the planned downsizing of its Gulf Coast remedial operations. The negative effect of these price and volume reductions were offset by improvements, primarily in the fourth quarter of fiscal 1997, related to increased activity at certain of the Company's landfills and at its PCB management operations. Additional harbor dredging project work begun in the fourth quarter of fiscal 1997 was also a positive factor.

     The Company continues to focus on developing its sales force in order to expand the customer base in the core markets in which it operates. While the Company has taken action to protect its market share in existing regions and has established new business relationships, significant price competition has impacted revenue growth. The Company continues to take pricing actions in response to industry conditions as it attempts to maintain a competitive mix of price, performance and customer support services while managing profitability and growth. The Company strives to mitigate the effects of price reductions by reducing operating costs.

  Operating Expenses

     Operating expenses for fiscal 1997 increased $11.5 million, or 2.4%, to $485.1 million compared to fiscal 1996. The increase was mainly due to the Rollins Acquisition. Operating expense, as a percentage of revenue, decreased to 71.5% in fiscal 1997 from 72.5% in fiscal 1996 due to economies of scale gained through the Rollins Acquisition and ongoing cost reduction initiatives.

     The Company believes that its ability to manage operating costs is an important factor in its ability to remain price competitive. During fiscal 1997, the Company continued its process of consolidating common functions to reduce redundant costs and improve the Company's ability to deliver its services.

  Depreciation and Amortization Expense

     Depreciation and amortization expense increased $5.2 million, or 10.8%, to $53.5 million during fiscal 1997 compared to fiscal 1996. The increase was associated with increased hazardous landfill cell consumption and related amortization during fiscal 1997 as well as the inclusion of the Clive, Utah incineration facility's depreciation expense as of September 1, 1996 and inclusion of depreciation and amortization related to the Rollins Acquisition as of May 15, 1997. As a percentage of revenue, depreciation and amortization expense increased to 7.9% during fiscal 1997 from 7.4% during fiscal 1996 due in part to the higher hazardous landfill disposal as a proportion of total revenue and the inclusion of the Clive facility.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased $0.7 million, or 1.0%, to $73.1 million during fiscal 1997 versus fiscal 1996. The decrease was attributable to a number of cost reduction initiatives implemented and completed during fiscal 1997. As a percentage of revenue, selling, general and administrative expenses decreased to 10.7% in fiscal 1997 from 11.3% in fiscal 1996, due to the cost reduction measures and economies of scale gained through the Rollins Acquisition.

  Restructuring Charge

     A one-time restructuring charge of $331.7 million ($200.0 million after tax) impacted fiscal 1997 earnings. The charge reflected the closing of certain of the Company's operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower than expected future cash flows, as a result of the Rollins Acquisition. Reductions of $18.0 million relating to depreciation and amortization expense savings were reflected as a result of the restructuring charge.

  Allocated Interest Expense

     Allocated interest expense decreased $17.5 million during fiscal 1997 from fiscal 1996 primarily as a result of the recapitalization related to the Rollins Acquisition. Prior to May 15, 1997, interest expense was allocated to the Parent from Laidlaw.

  Interest Expense

     Interest expense increased by $14.9 million during fiscal 1997 from fiscal 1996 primarily as a result of a recapitalization related to the Rollins Acquisition. Effective May 15, 1997, interest expense includes financing costs associated with the Company's bank credit facility, other long-term debt and the PIK Subordinated Debenture.

  Other Income

     Other income increased by $1.5 million in fiscal 1997 from fiscal 1996 primarily as a result of a recapitalization related to the Rollins Acquisition and a resultant increase in funds available for short-term investment.

  Income Tax Expense (Benefit)

     Prior to May 15, 1997, the operations of the Parent were included in consolidated tax returns of Laidlaw. Income taxes were calculated using applicable income tax rates for tax purposes on a separate return basis. Effective May 15, 1997, the Parent files a separate return and, accordingly, income taxes have been calculated at applicable income tax rates.

  FISCAL 1996 COMPARED WITH FISCAL 1995

     The following table sets forth, for each line item presented, for the periods indicated, the amount of such line item and such amount as a percentage of the Parent's revenue for such period:

                                                                   FISCAL
                                              ------------------------------------------------
                                                       1995                      1996
                                              ----------------------    ----------------------
                                              (IN MILLIONS)             (IN MILLIONS)
Revenue.....................................     $599.2        100.0%      $653.0        100.0%
Operating expense...........................      428.9         71.6        473.6         72.5
Depreciation and amortization...............       48.3          8.0         48.3          7.4
Selling, general and administrative.........       62.1         10.4         73.8         11.3
                                                 ------                    ------
Operating income............................     $ 59.9         10.0%      $ 57.3          8.8%
                                                 ======                    ======

  Revenues

     The following table sets forth, for the periods indicated, the revenue attributable to each line of business of the Parent and such revenue as a percentage of the Parent's revenue for such period:

                                                                    FISCAL
                                                 --------------------------------------------
                                                         1995                    1996
                                                 --------------------    --------------------
                                                 (IN MILLIONS)           (IN MILLIONS)
Service Center.................................     $279.2         41%      $ 294.8        39%
Landfill.......................................      139.1         21         190.4        25
Incinerator....................................       30.1          4          31.4         4
Transportation.................................       99.1         15          89.9        12
Specialty Services.............................      131.0         19         148.0        20
                                                    ------        ---       -------       ---
                                                     678.5        100%        754.5       100%
                                                                  ===                     ===
Less: Intercompany eliminations................      (79.3)                  (101.5)
                                                    ------                  -------
          Total revenue........................     $599.2                  $ 653.0
                                                    ======                  =======

     Revenues increased $53.8 million, or 9.0%, to $653.0 million during fiscal 1996, compared to fiscal 1995, supported primarily by the increased landfill activity. Landfill revenue for fiscal 1996 increased 36.9% from fiscal 1995 during the same period primarily due to the full-year results of landfill operations acquired from USPCI. Service center revenue increased 5.6% during fiscal 1996 over fiscal 1995 while incinerator revenue increased 4.3% during the same period. Transportation revenue decreased 9.3% during fiscal 1996 over fiscal 1995. Specialty services revenue increased $17.0 million, or 13.0% in fiscal 1996 over fiscal 1995. Processing of intercompany streams during fiscal 1996 increased $22.2 million, or 28.0%, over fiscal 1995.

     Management's estimates of the components of changes in the Parent's consolidated revenue are as follows:

                                                              PERCENTAGE INCREASE
                                                                  (DECREASE)
                                                              -------------------
Expansion of customer base by acquisition...................         17.2%
Other, primarily through volume and price changes...........         (8.4)
Foreign exchange rate changes...............................         (0.2)
                                                                     ----
          Total.............................................          8.6%
                                                                     ====

     Growth in revenue in fiscal 1996 was primarily attributable to the inclusion of approximately $103.0 million from the acquired operations of USPCI and Greenfield Services Corporation. Revenue from existing operations was lower, primarily due to the reduced activity at Laidlaw Environmental's remedial services locations in the Gulf Coast and Western regions of the United States and a decline in one-time, project work at Laidlaw Environmental's landfills. Lower pricing within the hazardous waste management industry also was a component of lower revenue for most areas of the Company.

  Operating Expenses

     Operating expenses increased $44.7 million, or 10.4%, to $473.6 million during fiscal 1996, compared to fiscal 1995. The increase was primarily attributable to additional business obtained as part of the acquisition of USPCI. As a percentage of revenue, operating expense increased to 72.5% in fiscal 1996 from 71.6% in fiscal 1995, primarily due to downward pricing pressure on revenue.

  Depreciation and Amortization Expense

     Depreciation and amortization expense for fiscal 1996 was essentially unchanged from fiscal 1995. As a percentage of revenue, depreciation and amortization expense decreased to 7.4% in fiscal 1995 from 8.0% in fiscal 1995 also due to the decline in landfill cell amortization rates.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $11.7 million, or 18.9%, to $73.8 million during fiscal 1996 over fiscal 1995. As a percentage of revenue, selling, general and administrative expenses increased to 11.3% in fiscal 1996 from 10.4% in fiscal 1995 due to higher selling costs related to the acquired USPCI customer accounts.

  Allocated Interest Expense

     Allocated interest expense increased 12.6% during fiscal 1996 over fiscal 1995 primarily due to an increase in allocated interest expense from Laidlaw associated with the acquisition of USPCI.

  Interest Expense

     Interest expense increased 24.4% during fiscal 1996 compared to fiscal 1995 primarily as a result of the acquisition of USPCI.

YEAR 2000 -- LAIDLAW ENVIRONMENTAL

     The Year 2000 Issue is the result of computer programs being written using a two-digit date field rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar business activities.

     The Parent is assessing the impact of the Year 2000 Issue on its operations and has engaged outside consultants to provide third party confirmation of its findings. The assessment includes communication with all major suppliers and customers. Due to the preliminary nature of the assessment to date, the costs of the Year 2000 Issue and the related effect on the Parent's results of operations, liquidity, and capital resources cannot be reasonably estimated.

SEASONALITY -- LAIDLAW ENVIRONMENTAL

     Adverse winter weather moderately affects some of the Company's operations, particularly during the second fiscal quarter. The main reason for this effect is reduced volumes of waste being received at the Company's facilities and higher operating costs associated with operating in sub-freezing weather and high levels of snowfall.

LIQUIDITY AND CAPITAL RESOURCES -- LAIDLAW ENVIRONMENTAL

     Prior to May 15, 1997, Laidlaw provided the majority of the financing for the Parent's operating and investing activities through a combination of intercompany equity and debt investments. At August 31, 1996, the Parent's capital consisted of $55.8 million of long-term debt and $1,094.8 million of stockholders' equity.

     Since May 15, 1997, the Parent's principal sources of funds have consisted of cash from operations and financing activities. Cash provided by continuing operations during the six months ended February 28, 1998, and fiscal years 1997, 1996 and 1995 was $5.9 million, $37.0 million, $21.9 million and $39.8 million, respectively. In the six months ended February 28, 1998, cash provided by continuing operations was composed of $55.8 million from operations before working capital financing requirements of $22.0 million and $27.9 million in acquisition liabilities. In fiscal 1997, accounts payable, accrued liabilities and deferred liabilities decreased $52.6 million, excluding cash spending on acquisitions, which includes costs related to landfill cell closures, site remediation and facility closures. Deferred income taxes increased by $37.5 million in fiscal 1997. Cash provided by discontinued operations was $0.4 million, $3.2 million and $0.3 million, in fiscal 1997, 1996 and 1995, respectively.

     Cash provided by investing activities in the six months ended February 28, 1998 totaled $2.7 million including $33.7 million in proceeds from the sale of assets held for sale before $8.5 million for capital expenditures (net of proceeds of disposal), $13.0 million for purchases for long-term investments (primarily an investment in the shares of Safety-Kleen) and a $9.5 million increase in deferred charges related to the Safety-Kleen Acquisition. Investing activities from continuing operations used cash of $21.9 million, $114.9 million and $300.8 million in fiscal 1997, 1996 and 1995, respectively. Expenditures for the purchase of fixed assets (net of proceeds of disposal) for normal replacement requirements and increases in services were $34.5 million, $101.0 million and $67.5 million in fiscal 1997, 1996 and 1995, respectively.

     Net cash provided by (used in) financing activities was $(7.8) million, $(2.5) million, $94.8 million and $263.8 million in the six months ended February 28, 1998, and in fiscal 1997, 1996 and 1995, respectively.

LIQUIDITY AND CAPITAL RESOURCES -- PRO FORMA FOR THE SAFETY-KLEEN ACQUISITION

     To finance the cash portion of the Safety-Kleen Acquisition and the Debt Tender Offer and to refinance certain existing indebtedness, the Company entered into the Senior Credit Facility and borrowed $1.5 billion. The net proceeds from the issuance of the Existing Notes were used to repay indebtedness under the Senior Credit Facility. At May 31, 1998, the Company had an aggregate of $1.5 billion of borrowings outstanding under the Senior Credit Facility (consisting of an aggregate of $1.33 billion in Term Loans and $208.0 million of borrowings under the Revolver (excluding letters of credit)), which borrowings bore interest at a weighted average interest rate of 8.37% per annum at such date. At May 31, 1998, the Company had $192.0 million of additional borrowing availability (excluding letters of credit) under the Revolver. The Senior Credit Facility contains certain covenants including restrictions against mergers, acquisitions, and disposition of assets, voluntary prepayments of debt, financial covenants and certain other covenants. See "Use of Proceeds" and "Description of Other Indebtedness -- The Company -- Senior Credit Facility."

     Projected capital expenditures for fiscal 1998 are approximately $80.0 million, excluding any capital expenditures for potential acquisitions. This includes capital expenditures related to compliance with environmental laws and regulations. In addition, principal repayments on the Company's indebtedness during the balance of fiscal 1998 will total $19.9 million. Finally, in the next 12 months, the Company anticipates incurring approximately $55.0 million of costs related to the Safety-Kleen Acquisition, consisting of integration costs, employee severance costs and facility closing costs. As discussed below, the Company believes it has adequate resources to fund these expenditures.

     The Company believes that its existing working capital (consisting of cash and short-term investments), together with borrowings under the Senior Credit Facility and anticipated cash flow from operating activities, will be sufficient to meet its debt service and expected operating and capital spending requirements for the next 12 months. To the extent that any additional capital is required for any purpose (including potential acquisitions), the Company believes that it will be able to raise such capital in the public or private debt or equity markets.

ENVIRONMENTAL LIABILITIES -- PRO FORMA FOR THE SAFETY-KLEEN ACQUISITION

     In the Company's financial statements, accrued closure and post-closure costs and environmental remediation costs represent an estimate of the current value of the future obligations associated with closure and post-closure monitoring of the facilities currently owned and/or operated by the Company and environmental remediation costs of the Company. Such accrued liabilities appear on the balance sheet under the caption "accrued liabilities" and "deferred items -- others." Closure and post-closure monitoring and maintenance costs for landfills are estimated based on the technical requirements of the applicable environmental laws and regulations. The Company also evaluates potential remedial liabilities at sites which it owns or operates or to which it transports waste. When the Company concludes that it is probable that a liability has been incurred, provision is made, based on management's judgment and prior experience, for the Company's best estimate of liability. Discounting of future costs is applied where the Company believes that both the amounts and timing of related payments are reliably determinable. The Company periodically updates its estimates of future closure and post-closure costs.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS -- SAFETY-KLEEN

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto of Safety-Kleen included elsewhere in this Prospectus. Certain statements in the following discussion and analysis are "forward-looking statements." See "Disclosure Regarding Forward-Looking Statements."

RESULTS OF OPERATIONS -- SAFETY-KLEEN

     In the first quarter of fiscal 1998, Safety-Kleen's net earnings decreased to $9.9 million from $11.8 million in the first quarter of fiscal 1997. In fiscal 1997 and 1996, Safety-Kleen's net earnings increased 3% and 15%, respectively, from the prior year. The following table sets forth for the periods indicated percentages which certain items reflected in the financial data bear to consolidated revenue of Safety-Kleen.

                                                                             TWELVE WEEKS ENDED
                                                        FISCAL             ----------------------
                                                -----------------------    MARCH 22,    MARCH 28,
                                                1995     1996     1997       1997         1998
                                                -----    -----    -----    ---------    ---------
Revenue.....................................    100.0%   100.0%   100.0%     100.0%       100.0%
  Operating costs and expenses..............     73.1     72.8     74.3       74.5         75.2
                                                -----    -----    -----      -----        -----
Gross profit................................     26.9     27.2     25.7       25.5         24.8
  Selling and administrative expenses.......     14.2     14.3     13.7       14.8         14.3
  Restructuring (credit)....................     (1.8)      --       --         --           --
  Special charge for environmental
     remediation costs......................      1.4       --       --         --           --
                                                -----    -----    -----      -----        -----
Operating Income............................     13.1     12.9     12.0       10.7         10.5
  Interest (income).........................     (0.1)    (0.2)    (0.1)      (0.1)        (0.2)
  Interest expense..........................      2.4      2.1      1.8        2.0          1.5
  Merger related costs......................       --       --      0.3         --          2.5
                                                -----    -----    -----      -----        -----
Earnings before income taxes................     10.8     11.0     10.0        8.8          6.7
  Income taxes..............................      4.6      4.4      3.7        3.5          2.6
                                                -----    -----    -----      -----        -----
Net earnings................................      6.2%     6.6%     6.3%       5.3%         4.1%
                                                =====    =====    =====      =====        =====

  TWELVE WEEKS ENDED MARCH 28, 1998 COMPARED WITH TWELVE WEEKS ENDED MARCH 28, 1997

  Revenues

     Revenue for the twelve weeks ended March 28, 1998 was $241.8 million, up $21.6 million, or 10%, from the comparable period last year.

     The following table sets forth total revenue derived from Safety-Kleen's North American services and European operations during the twelve weeks ended March 28, 1998 and March 22, 1997:

                                                                                    PERCENTAGE
                                                        TWELVE WEEKS ENDED              OF
                                                  -------------------------------    INCREASE
                                                  MARCH 28, 1998   MARCH 22, 1997   (DECREASE)
                                                  --------------   --------------   ----------
                                                       (MILLIONS OF DOLLARS)
North America
  Industrial Services...........................      $ 76.8           $ 65.4           17%
  Automotive/Retail Repair Services.............        63.0             59.3            6
  Oil Recovery Services.........................        33.1             32.9            1
  Other Services................................        42.6             37.2           14
                                                      ------           ------
  Total North America...........................       215.5            194.8           11
Europe..........................................        26.3             25.4            3
                                                      ------           ------
Consolidated....................................      $241.8           $220.2           10
                                                      ======           ======

     North American Industrial Services

     Fluid Recovery Service. Revenue from Safety-Kleen's North American Industrial Services for the twelve weeks ended March 28, 1998 includes $42.5 million from the Fluid Recovery Service, which represents an $8.1 million, or 24%, increase over the comparable period of 1997. Approximately $4.5 million of the revenue increase is from the expansion of Safety-Kleen's new Technical Field Services program introduced in early fiscal 1997. Waste drum service revenues increased approximately $2.4 million in the twelve weeks ended March 28, 1998 of which two thirds is due to increases in average prices and one third is due to volume increases. The remaining revenue increase largely resulted from increased absorbent sales.

     Industrial Parts Cleaner Service. The North American Industrial Parts Cleaner Service accounts for the remaining $34.3 million of the North American Industrial Services revenue, which represents an increase of $3.3 million, or 10%, from the comparable period of 1997. The 10% revenue increase consisted of a 5% increase due to increases in average prices and a 5% increase due to volume increases.

     North American Automotive/Retail Repair Services

     The continued expansion of the Vacuum Services business that was introduced during the second half of 1996 increased revenue by $3.5 million in the twelve weeks ended March 28, 1998 to $6.3 million. Automotive Parts Cleaning revenue recognized in the first twelve weeks of fiscal 1998 was unchanged from the comparable period of fiscal 1997 as an increase of 4% due to increases in average prices was offset by a 4% volume decline.

     North American Oil Recovery Services

     Revenues increased by $0.2 million, or 1% to $33.1 million in the twelve weeks ended March 28, 1998 over the comparable period in fiscal 1997. Used oil collection pricing increased revenues by $0.7 million and oily water revenues increased by $0.9 million in the twelve weeks ended March 28, 1998 primarily due to volume. Fuel oil revenues declined $1.3 million substantially due to volumes resulting from lower seasonal demand. A drop of approximately 7% in the per gallon average price of base and blended lube oil from the comparable period of 1997 resulted in a revenue decline of $1.3 million. This price decline was completely offset by a 21% volume increase in blended lube oil sales.

     North American Other Services

     Revenue from Other Services during the twelve weeks ended March 28, 1998 increased $5.4 million, or 14%, to $42.6 million over the comparable period of fiscal 1997. Imaging Services accounted for $3.1 million of the increase attributable mainly to increased precious metal sales. Safety-Kleen's service revenue from its Integrated Customer Compliance Services increased by $1.3 million in the twelve weeks ended March 28, 1998 due mainly to an acquisition made during the second quarter of fiscal 1997. The remaining increase reflects improved pricing in Safety-Kleen's paint refinishing business and improved volume in Safety-Kleen's dry cleaning business.

     Europe

     European revenues were $26.3 million in the twelve weeks ended March 28, 1998 up $0.9 million, or 3%, from $25.4 million in the comparable period of fiscal 1997. The impact of foreign currency exchange rates reduced European revenue in the current period by approximately $1.5 million, or 6% from the comparable period in fiscal 1997. All major businesses showed increases in local currency revenue.

  Operating Costs and Expenses

     Operating costs and expenses were $181.8 million (75.2% of revenue) in the twelve weeks ended March 28, 1998 as compared to $164.1 million (74.5% of revenue) for the comparable period in fiscal 1997. The increase in the operating cost percentage reflects lower margins earned on the newer businesses, such as Technical Field Services, Vacuum, Imaging, and Integrated Customer Compliance Services.

  Selling and Administrative Expenses

     Selling and administrative expenses increased by $2.0 million or 6% to $34.6 million in the twelve weeks ended March 28, 1998 over the comparable period in fiscal 1997 due mainly to higher employee related costs. Despite this increase, selling and administrative expenses decreased from 14.8% of revenue in the twelve weeks ended March 22, 1997 to 14.3% of revenue in the same period of fiscal 1998 as revenues increased at a greater rate than selling and administrative expenses.

  Interest Expense

     Interest expense decreased $0.7 million to $3.6 million during the twelve weeks ended March 28, 1998 due primarily to lower borrowings.

  Merger Related Costs

     The Company incurred $6.0 million in costs during the twelve weeks ended March 28, 1998 in conjunction with the Safety-Kleen Acquisition and related transactions. For a discussion of the costs related to the Safety-Kleen Acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental -- Liquidity and Capital Resources -- Pro Forma for the Safety-Kleen Acquisition."

  Income Taxes

     Safety-Kleen's effective income tax rate was 38.7% for the twelve weeks ended March 28, 1998 and 39.1% for the comparable period of fiscal 1997. The drop in the effective tax rate in the twelve weeks ended March 28, 1998 is due to the receipt of certain additional tax benefits that were not received during the comparable period of fiscal 1997.

  FISCAL 1997 COMPARED WITH FISCAL 1996 AND 1995

  Revenues

     The following table sets forth total revenue derived from Safety-Kleen's North American services and European operations for fiscal 1995, 1996 and 1997:

                                                                          PERCENTAGE OF
                                                                       INCREASE (DECREASE)
                                                                       --------------------
                                                  FISCAL                   FISCAL YEARS
                                       ----------------------------    --------------------
                                        1995      1996       1997      1995-96     1996-97
                                       ------    ------    --------    --------    --------
North America Industrial Services....  $241.6    $271.8    $  306.0       13%         13%
  Automotive/Retail Repair
     Services........................   239.7     245.0       268.0        2           9
  Oil Recovery Services..............   129.0     150.8       156.3       17           4
  Other Service Areas................   149.8     149.2       167.7       --          12
                                       ------    ------    --------
     Total North America.............   760.1     816.8       898.0        7          10
Europe...............................    99.2     106.3       109.9        7           3
                                       ------    ------    --------
Consolidated.........................  $859.3    $923.1    $1,007.9        7           9
                                       ======    ======    ========

     Revenue includes sales of oil related products of $91.4, $103.5 and $105.9 million for fiscal 1995, 1996 and 1997, respectively. Sales of other products during the same periods were not material.

  North American Industrial Services

     Fluid Recovery Service. Revenue from Safety-Kleen's North American Industrial Services includes Fluid Recovery Service revenue of $165.1 million in fiscal 1997, $143.0 million in fiscal 1996 and $122.8 million in fiscal 1995. Approximately 11% of the 16% increase in revenue in fiscal 1997 was attributed to expansion of Safety-Kleen's new lab-pack and pass-by waste programs introduced during fiscal 1996. The remaining 5% increase consists of an increase of approximately 3% due to increases in average prices and an increase of approximately 2% due to volume increases. The 17% revenue increase experienced in fiscal 1996 reflects volume increases of approximately 15% and price increases of approximately 2%. This volume improvement is due, in part, to new product and service offerings.

     Industrial Parts Cleaner Service. The North American Industrial Parts Cleaner Service accounts for the remaining North American Industrial Services revenue of $140.9 million in fiscal 1997, $128.8 million in fiscal 1996 and $118.8 million in fiscal 1995. The 9% revenue increase experienced in fiscal 1997 includes increases of 5% due to increases in average prices and 4% due to volume increases. The 8% revenue increase experienced in fiscal 1996 included volume increases of approximately 3% and price increases of approximately 5%.

  North American Automotive/Retail Repair Services

     Approximately $15.3 million of the $23.0 million revenue increase in fiscal 1997 from fiscal 1996 in the Automotive/Retail Repair Services market was generated from the continued expansion of Safety-Kleen's Vacuum Service business introduced during the second half of fiscal 1997. Revenue attributable to Automotive Parts Cleaner Service increased approximately $4.1 million, or 2%, during fiscal 1997 due to an increase in average prices of 5%, offset by a volume decline of approximately 3%. The balance of the increase in revenue was largely due to a higher volume of absorbent sales.

     In fiscal 1996 as compared to fiscal 1995, higher revenue from Automotive Parts Cleaner Services contributed $1.4 million to North American Automotive/Retail Repair Services revenue increase. The remainder of the revenue increase came from the addition of new services, including Safety-Kleen's Vacuum Services business. Average price increases in Safety-Kleen's Automotive Parts Cleaner Services, which averaged 5% in fiscal 1996, were partially offset by a 4% volume decline.

  North American Oil Recovery Services

     The revenue increase of approximately $5.5 million in fiscal 1997 is primarily due to an increase of $5.7 million, or 13%, in the oil collection business with average price increases and volume increases each contributing equally. A drop of 15% and 8% in the average selling prices of base and blended lube oils, respectively, resulted in a $9.5 million lower revenue in fiscal 1997 than fiscal 1996. This revenue decline was partially offset by an increase of approximately $8.1 million from an increase in the volume of total lube oil sales. The remainder of the change in revenue was generated primarily from increased fuel oil sales as a result of an acquisition made during the second quarter of fiscal 1996.

     The $21.8 million increase in revenue experienced in fiscal 1996 included approximately $10.0 million of revenue derived from acquisitions. This increase is attributable to more favorable pricing and higher volume.

  North American Other Service Areas

     Revenue from Other Service Areas increased $18.5 million, or 12%, during fiscal 1997. Revenue from Imaging Services increased $7.1 million, or 33%, during fiscal 1997 due primarily to higher branch service revenue volume. Revenue from Safety-Kleen's Envirosystems business increased by $8.1 million, or 16%, during fiscal 1997 due mainly to higher volume. The remaining $3.4 million of higher revenue is primarily due to increased revenue in Safety-Kleen's Paint Refinishing Services.

     In fiscal 1996, revenue from Other Service Areas was flat with fiscal 1995. Increases in Imaging Services revenue generated by the branch network were offset by a decline in revenue caused by the elimination of low-margin Imaging Services broker business.

  Europe

     The continued weakening of European currencies against the U.S. dollar decreased revenue by $7.0 million in fiscal 1997, compared to fiscal 1996. Exclusive of exchange rate change, revenue in Europe increased by $10.5 million, or 10%, during fiscal 1997. Approximately 3% of this increase is attributable to price increases and the balance is attributable to volume.

     A weakening of European currencies against the U.S. dollar decreased revenue by approximately $1.8 million in fiscal 1996. Exclusive of exchange rate effects, revenue in Europe increased approximately 9% in fiscal 1996, as all major European operations (except the Envirosystems operations in Germany) showed revenue growth in local currency due mainly to higher volume.

  Operating Costs and Expenses

     The following table sets forth the gross profit margins of Safety-Kleen's North American services and European operations for the periods presented:

                                                                  FISCAL YEAR
                                                              --------------------
                                                              1995    1996    1997
                                                              ----    ----    ----
North America:
  Industrial Services.......................................   30%     31%     31%
  Automotive/Retail Repair Services.........................   37      36      33
  Oil Recovery Services.....................................   15      13       7
  Other Service Areas.......................................   17      21      22
     Total North America....................................   27      27      25
Europe......................................................   25      25      28
Consolidated................................................   27      27      26

  North American Industrial Services

     The North American Industrial Services gross margin for fiscal 1997 was consistent with fiscal 1996 levels as the impact of lower margins earned on the new services due to startup costs were offset by improved margins earned on the established businesses.

     The North American Industrial Services gross margin for fiscal 1996 improved slightly from fiscal 1995 levels due mainly to lower recycling costs and improved pricing in the Fluid Recovery Service business caused by the reduction of price discounts.

  North American Automotive/Retail Repair Services

     The North American Automotive/Retail Repair Services margin decline of 3% in fiscal 1997 from fiscal 1996 was largely attributed to service mix as a greater percentage of the revenue was generated by the Vacuum Services business and Aqueous Parts Cleaning business. These new businesses generate lower gross margins as they are currently being expanded throughout North America.

     The North American Automotive/Retail Repair Services gross margin in fiscal 1996 declined slightly from fiscal 1995 due to the impact of the new Vacuum Services business in the U.S. which was operating at approximately break-even at the gross profit level in fiscal 1996.

  North American Oil Recovery Services

     The North American Oil Recovery Service margin decline of 6% in fiscal 1997 from fiscal 1996 can be attributed to the decline of $9.5 million in revenue during fiscal 1997 as a result of lower lube oil prices.

     While fiscal 1996 gross profit of the Oil Recovery Services remained relatively unchanged from fiscal 1995, the gross profit margin declined by 2% in fiscal 1997 from fiscal 1996. The decrease in margin is attributable principally to a 2% decline in the average selling price of base lube oil, increased cost of natural gas used at Safety-Kleen's re-refineries, and lower margins earned on the $10.0 million of acquired business.

  North American Other Service Areas

     The improvement in gross margin in fiscal 1997 was generated by improved gross margins earned by the Imaging and Envirosystems businesses due to improved volume. The improvement generated from these businesses was partially offset by a change in revenue mix as a greater percentage of revenue was being generated from the Imaging business which, while improved, was still generating lower gross margin rates than the established businesses due to added costs associated with expanding the business across North America.

     The improved margin in Other Services in fiscal 1996 over fiscal 1995 resulted principally from the elimination of low-margin broker business in the Imaging Services business during fiscal 1996 and lower waste-derived fuel processing costs and other waste disposal costs.

  Europe

     The European gross profit improvement realized in fiscal 1997 over fiscal 1996 was due primarily to improved volume across all of Europe's major operations except Safety-Kleen's German Envirosystem operations which declined slightly in fiscal 1997.

     The European gross profit margin in fiscal 1996 was unchanged from fiscal 1995. Lower gross profit earned in Safety-Kleen's German Envirosystems operation, due to lower sales, were offset by improved margins in Safety-Kleen's other major European operations.

     While foreign exchange rate changes resulted in a change in revenue, as previously discussed, the changes did not have a material impact on European gross margins. See Note 4 of notes to consolidated financial statements of Safety-Kleen included elsewhere herein for further information regarding European results of operations and investment.

  Selling and Administrative Expenses

     The 5% increase in selling and administrative expenses in fiscal 1997 from fiscal 1996 is largely due to the impact of the 53rd week and higher costs associated with Safety-Kleen's upgrading of its computer systems. Safety-Kleen's selling and administrative expenses as a percentage of revenue declined to 13.7% in fiscal 1997, from 14.3% in fiscal 1996, due to lower employee related costs as a percentage of revenue. Approximately $2.6 million of severance costs incurred in the third quarter of fiscal 1997 were offset by adjustments to pre-established reserves of a similar amount.

     The 8% increase in selling and administrative expenses Safety-Kleen in fiscal 1996 resulted primarily from additional employees and related employee expenses, increases in compensation and related benefits and business acquisitions.

  Restructuring -- Special Charges

     Safety-Kleen adopted a restructuring plan in fiscal 1993 based on the conversion of its Parts Cleaner Service to new technology and other strategic actions intended to focus Safety-Kleen on its core environmental services, reduce its cost structure and improve the value of its services to its customers. In conjunction with the adoption of the plan, Safety-Kleen recorded a restructuring charge of $179.0 million ($106.0 million after-tax or $1.84 per share). In fiscal 1993, Safety-Kleen also recorded a $50.0 million charge ($30.0 million after-tax or $0.52 per share) representing a change in estimate for environmental remediation costs. In fiscal 1995, Safety-Kleen recorded a $15.2 million (pre-tax) credit to income to reduce the amount of restructuring reserves established in fiscal 1993 to their expected required levels. In fiscal 1995, Safety-Kleen also recorded a $12.0 million (pre-tax) charge to income to increase the reserves for environmental remediation at its facilities in North America based on its refinement of the estimate for such liabilities and its ongoing review of spending patterns. In fiscal 1996, Safety-Kleen substantially completed all of its restructuring activities and reclassified the remaining reserves to "other accrued expenses" and "other liabilities" on its consolidated balance sheet.

  Interest Expense

     Interest expense declined by $1.1 million in fiscal 1997 from fiscal 1996 due to lower average outstanding borrowings as compared to fiscal 1996, offset partially by higher interest rates. Slightly lower interest rates offset partially by a slightly higher average outstanding borrowings resulted in a $1.0 million decrease in interest expense in fiscal 1996 as compared to fiscal 1995. Interest expense excludes $2.1 million of interest capitalized for each of fiscal 1997, 1996, and 1995. The impact of the interest rate swaps executed in the United States and Germany in fiscal 1992 and fiscal 1993 and more fully explained in note 6 to the consolidated financial statements resulted in interest expense savings of $0.7, $0.1, and $1.6 million in fiscal 1997, 1996 and 1995, respectively.

  Merger Related Costs

     Safety-Kleen incurred $3.2 million in costs through January 3, 1998 in conjunction with the Safety-Kleen Acquisition and related transactions. For a discussion of the costs related to the Safety-Kleen Acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental -- Liquidity and Capital Resources -- Pro Forma for the Safety-Kleen Acquisition."

  Income Taxes

     Safety-Kleen's income tax rate was 37% in fiscal 1997, 40% in fiscal 1996 and 42% in fiscal 1995. The effective tax rate in fiscal 1997 reflected lower non-deductible expenses in fiscal 1997 and the timing of certain tax benefits received in fiscal 1997 that were not received in fiscal 1996. The effective tax rate in fiscal 1996 declined due to the tax effects of the restructuring credits and remediation charges recorded in fiscal 1995. The effective income tax rate in fiscal 1995, before the restructuring credits and additional remediation charges, was 40%, which is consistent with fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES -- SAFETY-KLEEN

     Safety-Kleen's working capital decreased from $69.0 million at January 3, 1998 to a negative $118.4 million at March 28, 1998. Safety-Kleen reclassified approximately $213.0 million of debt from long-term to short-term as a result of the change of control of Safety-Kleen. All debt was repaid following the Safety-Kleen Acquisition from borrowings under the Senior Credit Facility. In the first quarter of fiscal 1998, capital spending for equipment at customers and property, plant and equipment additions totaled $14.4 million. These expenditures were mainly financed by internally generated cash. Safety-Kleen's total debt, including both long-term and short-term debt, at March 28, 1998 decreased by $1.3 million from fiscal 1997.

     Capital spending in fiscal 1997, 1996 and 1995 for additions of equipment at customers and property, excluding business acquisitions, totaled $56.0 million, $62.0 million and $78.0 million, respectively. These capital expenditures were financed by cash from operations. Long-term debt decreased by $63.0 million in fiscal 1997 and $7.0 million in fiscal 1996, and remained unchanged during 1995.

     For a discussion of the liquidity and capital resources of the Company following the Safety-Kleen Acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental -- Liquidity and Capital Resources -- Pro Forma for the Safety-Kleen Acquisition."

EFFECTS OF PETROLEUM PRICE CHANGES -- SAFETY-KLEEN

     Through its Oil Recovery operations, Safety-Kleen re-refines and markets petroleum-based products at prices that have generally been positively correlated to crude oil prices over the long term. However, during the second half of fiscal 1996, sales prices for Safety-Kleen's base lube oil declined by 15%, even though crude oil prices increased by approximately 20% from mid-year to year-end. Safety-Kleen believes this lube oil selling price decline reflected the market's reaction to construction of a new large lube oil refinery in the U.S. and the expansion of a Canadian lube oil refinery which were expected to increase the North American lube oil industry's capacity by approximately 10%. Safety-Kleen expects this added capacity will continue to negatively impact its base lube oil selling prices unless and until some of the older less-efficient refineries in North America cease their operations. At the end of fiscal 1997, Safety-Kleen's selling price of base lube oil had decreased by approximately 10% from the beginning of the year while the price of crude oil decreased by 27% during the same period.

     Safety-Kleen's various service operations (such as its Parts Cleaner Service) also consume petroleum-based products, the cost of which are positively correlated to crude oil prices over the long term. Generally, Safety-Kleen's earnings are positively affected by higher crude oil prices. The speed at which Safety-Kleen is able to raise prices for its services and products is restricted somewhat by committed price contracts.

YEAR 2000 -- SAFETY-KLEEN

     Safety-Kleen is currently in the process of evaluating its information technology infrastructure for Year 2000 compliance. Safety-Kleen does not expect that the cost to modify its information technology infrastructure to be Year 2000 compliant will be material to its financial condition or results of operations. Safety-Kleen does not anticipate any material disruption in its operations as a result of any failure by Safety-Kleen to be in compliance. Safety-Kleen does not currently have any information concerning the Year 2000 compliance status of its suppliers and customers. In the event that any of Safety-Kleen's significant suppliers or customers does not successfully and timely achieve Year 2000 compliance, Safety-Kleen's business or operations could be adversely affected.

                                    BUSINESS

     Certain statements set forth in "Business" are forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

THE COMPANY

     Laidlaw Environmental is a vertically integrated hazardous and industrial waste management company that collects, transports, treats, recycles and disposes of waste by distillation, incineration, landfilling and other methods. Laidlaw Environmental is the leading hazardous and industrial waste management company in North America (based on fiscal 1997 revenues and facilities) with operations in the United States, Canada and Europe. The Company categorizes its hazardous and industrial waste activities into five components: (i) collection network services, (ii) treatment, disposal and transportation services, (iii) used oil collection and recovery services, (iv) other specialty services and (v) European operations. Laidlaw Environmental's strategy is to continue to develop vertically integrated operations and to enhance the Company's profitability by taking advantage of opportunities to rationalize operations, internalize waste streams and expand services provided to its existing customer base. The Company serves over 400,000 customers with operations across North America and Europe through an extensive network of 284 collection facilities, 11 landfills, eight incinerators and 13 recycling facilities. In May 1998, the Company completed the Safety-Kleen Acquisition.

INDUSTRY OVERVIEW

     The hazardous and industrial waste industry can be divided into three categories: (i) the hazardous and industrial waste management industry (including waste treatment, storage, disposal, transportation, collection, recycling and recovery), (ii) the industrial services industry (including industrial cleaning, refinery turnarounds, decommissioning and demolition, tank management and emergency response services) and (iii) the hazardous and industrial waste consulting and remediation industry. The Company primarily competes in the hazardous and industrial waste management services industry. Management of the Company estimates that total revenues for the United States and Canadian hazardous and industrial waste management industry were approximately $8.0 billion in 1997. Management estimates the industrial services industry generated revenues of approximately $5.0 billion in 1997 and the hazardous and industrial waste consulting and remediation industry had total North American revenues of approximately $9.0 billion for 1997.

     The hazardous and industrial waste management industry is comprised of four major product segments: (i) land disposal; (ii) thermal destruction (including the use of incinerators and kilns, boilers and furnaces); (iii) resource recovery and (iv) wastewater treatment (including underground injection systems). In addition, and as a primary component of the hazardous waste management industry, collection facilities and transportation activities allow for the collection and transport of hazardous waste materials for treatment or disposal. Not all hazardous and industrial waste management services companies are involved in all of the above product segments and several operators have operations that are not easily classified. The hazardous and industrial waste industry does not involve the handling and disposal of high-level radioactive or nuclear waste.

     There are three types of participants in the hazardous and industrial waste management industry: (i) integrated hazardous and industrial waste management services companies, such as the Company, that provide transportation, treatment (incineration and/or separation), disposal (landfilling treated solids or deep-well injection for treated liquids) and resource recovery services, (ii) companies in unrelated industries that have constructed single incinerators to handle primarily their own waste and that may or may not have other disposal facilities (e.g., E. I. Dupont De Nemours and Company and Allied Signal Inc.) and (iii) companies that have boilers and industrial furnaces (BIFs) and that are permitted to incinerate hazardous waste as fuels, but that do not have transportation or disposal capabilities. Within the industry, there are also hazardous and industrial waste brokers who arrange for the transportation, treatment and disposal of waste for a fee.

  INDUSTRY TRENDS

     General. The current hazardous waste industry was created, to a large extent, in 1976 with the passage of RCRA. The new regulatory environment contributed to rapid growth in the hazardous waste industry in the 1980s as high profit margins attracted new entrants to the industry. The number of new entrants created an overcapacity which coincided with the waste minimization efforts of large waste generators that resulted in a decline in prices and operating margins. Although the business fundamentals for each segment of the industry vary, in general, operating margins and profits have now stabilized.

     Rationalization. In the last four years, the hazardous and industrial waste management industry has experienced a restructuring which has included the exit from the industry of such players as Westinghouse Electric Corp., Union Pacific Corp., Amoco Corp., Burlington Resources Inc. and Consolidated Rail Corp. Acquirers are now turning their focus away from consolidation and towards rationalization by closing facilities and reducing excess capacity.

     Waste minimization. During the early 1990s, many large generators of hazardous and industrial waste materials made economic decisions to reduce their waste outputs or to bring in-house some of the capabilities needed to dispose of such waste by-products of their manufacturing processes. During the last two years, much of the economic incentive for continuing or expanding such programs has lessened as corporations realized that they had already taken advantage of readily available waste reduction initiatives. Given the achievement of these efficiencies, it is expected that hazardous and industrial waste generation will more closely parallel industrial output going forward.

     Outsourcing. Companies are increasingly outsourcing waste management and other environmental compliance tasks to waste management companies. Waste generators cite the complexities of environmental regulation and reporting, rising costs and the trend towards limiting the number of vendors with which a company contracts as important reasons to move towards outsourcing. The greatest factor, however, appears to be waste generators' desire to focus on their core business or businesses. Vertical integration and bringing services in-house are now being replaced by a movement towards cost-cutting through outsourcing activities that are better and more efficiently performed by specialists.

BUSINESS STRATEGY AND ACQUISITION RATIONALE

     Laidlaw Environmental's strategy is to continue to vertically integrate its operations and to enhance the Company's profitability by taking advantage of opportunities to rationalize operations, internalize waste streams and expand services provided to its existing customer base. The Company achieves vertical integration through the combination of its full-service collection and transportation network with its treatment and disposal services. To implement its strategy, the Company examines strategic acquisitions on an opportunistic basis. The Rollins Acquisition combined the Company's full-service collection and treatment network with Rollins' expertise in solids incineration technology and provided significant savings from facility and administrative rationalizations. Laidlaw Environmental believes the Safety-Kleen Acquisition combines complementary assets that enhance the Company's competitive position and provide opportunities for significant cost savings from synergies related to facility consolidation, waste internalization and selling, general and administrative cost savings.

     Strategic Fit. Laidlaw Environmental's collection network, which links customers to treatment and disposal facilities such as landfills and incinerators, is one of Laidlaw Environmental's primary operational strengths. This network differentiates Laidlaw Environmental from its competitors and allows for both responsiveness and accountability in managing a customer's hazardous or industrial waste stream. Laidlaw Environmental believes the Safety-Kleen Acquisition increases vertical integration of its business by processing waste streams collected by Safety-Kleen. In addition, Laidlaw Environmental believes that the Safety-Kleen Acquisition strengthens its market position by: (i) providing additional market coverage in key geographic regions;
(ii) introducing a base of smaller-sized customers to complement Laidlaw Environmental's existing base of medium and larger-sized customers; (iii) providing significant expansion into the solvent recycling market; and (iv) increasing profitability by capitalizing on cost saving opportunities.

     Synergies. Laidlaw Environmental intends to build upon Safety-Kleen's leading market presence and quality brand name recognition. The Company believes that the Safety-Kleen Acquisition provides an opportunity to achieve significant cost savings through the elimination of existing redundancies between Laidlaw Environmental's and Safety-Kleen's operations. The Company expects that the planned selling, general and administrative cost savings, the closure of duplicative of collection and processing facilities, the increased utilization of the remaining facilities and the internalization of various waste streams will generate annual cost savings of approximately $103.5 million to $165.0 million. Laidlaw Environmental expects to begin achieving cost savings within three months of the Safety-Kleen Acquisition, and to fully realize these annualized cost savings within twelve months after consummation of the Safety-Kleen Acquisition. Through the Rollins Acquisition, Laidlaw Environmental has demonstrated its ability to manage the integration of a large acquisition and to realize substantial cost savings. To date, the Company believes that it has generated approximately $75.0 million of annual cost savings in connection with the Rollins Acquisition. There can be no assurance, however, that the projected cost savings from the Safety-Kleen Acquisition will be achieved. See "Risk Factors -- Uncertainties in Integrating Operations and Achieving Cost Savings."

     The Company expects to achieve cost savings in the following areas:

     - Facility Consolidation. Based on a thorough review of Laidlaw Environmental's and Safety-Kleen's facilities, the Company estimates that it can close 35 to 45 collection facilities and five processing facilities due to geographic overlap. The Company estimates that the cost savings resulting from its planned facility consolidation will be approximately $2.0 to $2.5 million per processing facility and $1.0 to $1.5 million per collection facility. The cost savings per location assume that waste collection and routing efficiencies can be achieved by combining the transportation resources of the overlapping locations and reducing the total number of vehicles and drivers required to service the existing combined customer base. The closure of redundant facilities will also result in cost savings related to the personnel and property costs associated with such facilities. The Company estimates that this facility consolidation will generate approximately $45.0 million to $80.0 million of annual cost savings.

     - Waste Internalization. During fiscal 1997, Safety-Kleen spent over $50.0 million for outside disposal of waste it collected, consisting of fuel blend material, as well as waste disposed at hazardous waste incinerators, landfills and wastewater treatment facilities. Prior to the Safety-Kleen Acquisition, Laidlaw Environmental received an insignificant amount of Safety-Kleen's waste material for disposal. The Company has already begun to internalize Safety-Kleen's incinerable and wastewater materials for disposal at its facilities. The fuel blend material may either be used as a fuel source or blended with solid waste material for burning at Laidlaw Environmental's incinerator facilities. When used as a fuel source, Laidlaw Environmental will avoid the cost of purchasing conventional fuel from third parties. The Company estimates that the internalization of these waste streams, after taking into account incremental costs, will generate approximately $13.5 million to $25.0 million of annual cost savings.

     - Selling, General and Administrative Cost Savings. Laidlaw Environmental intends to incorporate the Safety-Kleen operations into Laidlaw Environmental's existing operational organization, which will result in the elimination of all duplicative administrative support functions. In connection with the elimination of duplicative support functions, the Company expects that it will eliminate 600 to 800 personnel and their associated costs. The Company estimates that the planned selling, general and administrative cost consolidation will generate approximately $45.0 million to $60.0 million of annual cost savings.

     Potential Divestiture Opportunities. The Company is in the process of analyzing whether, following consummation of the Safety-Kleen Acquisition, all of its assets will be consistent with its strategies. To the extent certain assets do not fit its strategies, the Company may elect to sell these assets and use the proceeds from such sale to reduce outstanding indebtedness. For example, the Company is currently considering the desirability of disposing of certain of the assets utilized within Safety-Kleen's used oil collection and recovery services business and its European operations. In fiscal 1997, revenue attributable to Safety-Kleen's used oil collection and recovery services business and European operations was $156.3 million and $109.9 million, respectively.

COMPETITIVE STRENGTHS

     Low-cost service provider. With over-expansion in the hazardous and industrial waste industry during the 1980s and the early 1990s, it has become critical for successful waste management companies to maintain high utilization of a well-managed fixed asset base. Laidlaw Environmental has created a cost structure which it believes is the lowest in the industry. The Company believes this cost structure can be further reduced as a result of the Safety-Kleen Acquisition.

     Integrated customer service. Waste generators are demanding high quality service and waste management expertise while reducing the number of vendors they use for these services. As a result of its integrated, full-service approach to managing its customers' needs, Laidlaw Environmental believes that it is well positioned to capture incremental business from existing customers.

     Geographic footprint. It is critical for waste management providers to have a broad geographic reach for two reasons. First, it is necessary to provide full service capabilities to a marketplace that increasingly seeks a single service provider. Additionally, with fixed cost disposal assets, it is necessary to collect and feed high volumes of waste to those assets in the most efficient manner possible. As a result of the Safety-Kleen Acquisition, the Company believes that it provides the broadest geographic coverage of any hazardous and industrial waste management company.

     Diverse Customer Base. The Company has over 400,000 customers representing diverse industries. Pro forma for the Safety-Kleen Acquisition, no one customer represented greater than 5% of the Company's fiscal 1997 revenues. In addition, a significant amount of the Company's revenue is derived from the collection, treatment and disposal of industrial waste which is classified as non-hazardous.

     Internalization of waste streams. Hazardous and industrial waste management services companies that are able to internalize or feed waste streams to their own treatment and disposal facilities are able to boost profitability significantly. As a result of the Safety-Kleen Acquisition, the Company expects its internalization of collected waste streams to exceed 80%, which the Company believes is without parallel in the industry.

OPERATIONS

     The Company categorizes its hazardous and industrial waste activities into five components: (i) collection network services, (ii) treatment, disposal and transportation services, (iii) used oil collection and recovery services, (iv) other specialty services and (v) European operations. Prior to the Safety-Kleen Acquisition, Laidlaw Environmental provided collection, treatment, disposal, transportation and specialty services. As a result of the Safety-Kleen Acquisition, the Company now provides expanded services including parts cleaner/fluid recovery services, automotive/retail repair services, oil recovery services and has expanded its operations into Europe. The Safety-Kleen Acquisition also significantly augmented the Company's collection and transportation services, adding 231 branch locations (of which 177 are located in North America). The following table sets forth, pro forma for the Safety-Kleen Acquisition, the allocation of the Company's gross revenue (before inter-company eliminations) contributed by category of service, and such revenue expressed as a percentage of the Company's gross revenue:

                                                              SIX MONTHS ENDED
                                                              FEBRUARY 28, 1998
                                                              -----------------
COLLECTION NETWORK SERVICES
  Service Center Operations.................................          17%
  Parts Cleaner/Fluid Recovery Services.....................          17
  Automotive/Retail Repair Services.........................          14
                                                                     ---
     Subtotal...............................................          48
                                                                     ---
TREATMENT, DISPOSAL AND TRANSPORTATION SERVICES
  Incineration..............................................           9
  Landfills.................................................           7
  Other Disposal............................................           8
  Transportation............................................           4
                                                                     ---
     Subtotal...............................................          28
                                                                     ---
USED OIL COLLECTION AND RECOVERY SERVICES...................           8
OTHER SPECIALTY SERVICES....................................          10
EUROPEAN OPERATIONS.........................................           6
                                                                     ---
TOTAL GROSS REVENUES........................................         100%
                                                                     ===

  Collection Network Services

     The Company's collection network services provide the Company's customers with a variety of regionally or locally based services. Historically, Laidlaw Environmental provided such services through its 23 service centers and their 30 satellite locations in North America. Safety-Kleen has historically provided local services from its 177 North American and 54 European branch locations. Safety-Kleen's branch locations are similar in size to the satellite locations utilized by Laidlaw Environmental. Facility consolidations providing for cost savings will arise from the planned elimination of 35 to 45 duplicative operations where geographic overlap exists between Laidlaw Environmental's service centers or satellite locations and Safety-Kleen's branch locations. Combined, the Company's collection network services customers range from small independent businesses to large multi-location concerns.

     Service Centers. The Company's service centers (including its satellite locations) across the United States and Canada work in partnership with the Company's treatment and disposal facilities to provide an integrated service delivery system. The Company's service centers link customers to the final disposal or treatment facility. Waste materials are transported from a customer site to a service center, where they are temporarily stored or consolidated with compatible waste streams for more efficient transportation to final treatment and/or disposal destinations. The Company's service centers in the United States with Part B permits under RCRA are allowed to store waste for up to one year for bulking and/or transfer purposes. Through its service center network, the Company can access its customers quickly in order to collect their waste streams, thus enabling customers to remain in compliance with on-site storage regulations. The Company's smaller satellite locations act as local collection points for the service centers.

     The Company has on-site field operations headquartered at its service centers, including lab-packing services, field services and household hazardous waste collection programs. To manage hazardous waste material, the Company typically sends one or more chemists to customer sites to sample, segregate, prepare and package waste material for transportation. If the amount of the material is large enough, the waste may be routed directly to one of the Company's permitted treatment and disposal facilities. Customers with low volume waste streams can have their streams transported to the nearest service center where it is consolidated with compatible wastes from other generators until there is sufficient material for treatment and disposal. After "profiling" (chemically identifying) the waste materials, the Company's chemists inventory the waste in such a manner as to ensure that the wastes are stored with other chemically compatible waste. Each storage location is designed to separate chemically incompatible material and to allow for easy access once a full shipment of similar material has accumulated. Materials are then shipped to the appropriate disposal sites. This collection and treatment system affords smaller generators high levels of service and allows them to benefit from the economy of scale normally available only to high volume customers.

     The Company also performs a variety of resource recovery processes at many of its service centers. Resource recovery involves the distillation of used solvents to remove contaminants and then the return of the material to the market as a solvent or for use as fuel. Most of these hazardous materials come from the aerospace and transportation industries and the metals finishing industries. Fuel substitution, mainly in the energy intensive cement manufacturing process, is the most prevalent form of resource recovery.

     Service centers are the largest source of waste streams for the Company's treatment and disposal facilities. A diverse mix of locations allows the service centers also to serve as hubs for regional sales efforts, local community hazardous material collection efforts and other geographically specific initiatives.

     Parts Cleaner Service. As a result of the Safety-Kleen Acquisition, the Company is the leading parts cleaning service provider in the U.S. industrial market. Sales representatives place parts cleaning equipment and solvent or aqueous cleaning solutions with customers and make periodic service calls to clean the equipment and to remove and replace the dirty solvent or aqueous cleaner with clean material. The dirty solvent is typically recycled and reused. The Company provides a choice of several models of parts cleaners to customers for their use as part of the parts cleaner service and also provides service to customers who own their own parts cleaner equipment.

     Fluid Recovery Service. The Company's fluid recovery service consists primarily of the collection of a wide variety of waste solvents and other liquid and solid containerized wastes generated by industrial customers in relatively small quantities, averaging a few 55-gallon drums per pickup. Depending upon the content, the material collected by the Company in its fluid recovery service is generally recycled into usable solvent, processed into a waste-derived fuel for use in the cement manufacturing industry or disposed of through incineration. Wastewater that is collected as part of the fluid recovery service is treated and processed until it can be discharged into publicly owned treatment works in compliance with applicable laws and regulations. Fluid recovery service operations also provide comprehensive environmental and technical assistance to industrial, commercial and institutional clients nationwide. These services consist of lab pack services (the collection of small quantities of laboratory chemicals), waste drum management, and in-plant services. The list of chemicals to be removed at a site can be extensive and vary widely in characteristics and quantities. The Company prepares the paperwork and packages the waste for shipment, and provides for the transportation and disposal management.

     Automotive/Retail Repair Services. The primary component of the Company's automotive/retail repair services is its parts cleaner service. The Company furnishes service stations, car and truck dealers, small engine repair shops, fleet maintenance shops and its other automotive/retail repair customers with the same high quality parts cleaner service that it provides to its industrial services customers. The Company supplies on-site automotive parts cleaning equipment, provides cleaning fluid and removes waste for recycling. The Company provides the parts cleaner machine, fresh solvent or aqueous cleaning solutions and the removal of dirty solvent or aqueous cleaner for recycling by way of regularly scheduled service calls.

     The Company's vacuum services involves using specialized vacuum trucks that remove residual oil and sludge from underground oil/water separators found at many automotive repair and small industrial locations. The Company provides vacuum trucks to customers who use in-ground pits to treat waste water before discharge to sewers. The vacuum trucks clean out all waste, including oil, water and sludge, that accumulate in the in-ground pits. The Company expects this new service line to grow substantially over the next few years.

  Treatment, Disposal and Transportation Services

     Incineration. The Company offers a wide range of technological capabilities and locations to customers through a collection of incineration facilities. Incineration is the preferred method for the treatment of organic hazardous and industrial waste, because it effectively destroys the contaminants at temperatures in excess of

2,000 degrees Fahrenheit. High temperature incineration effectively eliminates organic wastes such as herbicides, plastics, halogenated solvents, pesticides, pharmaceutical and refinery wastes, regardless of whether they are gases, liquids, sludges or solids. Federal and state incineration regulations require a destruction and removal efficiency of 99.99% for most organic wastes and 99.9999% for PCBs and dioxin.

     The Company operates three United States-based solids and liquids capable incinerators with annual capacity of 250,000 tons, two hazardous waste liquid injection incinerators in Canada, and one in the United States, and two lower volume specialty incineration facilities in the United States. The Company's incineration facilities in Bridgeport, New Jersey; Deer Park, Texas; and Aragonite, Utah, are designed to process liquid organic wastes, sludges, solids, soil and debris. The Deer Park facility has two kilns and a rotary reactor. The Company's incineration facilities in Roebuck, South Carolina; Mercier, Quebec; and Sarnia, Ontario are liquid injection incinerators, designed primarily for the destruction of liquid organic waste. The Mercier facility also has a system to blend and destroy pumpable sludges. Typical wastestreams include wastewater containing concentrated organic levels not amenable to conventional physical/chemical waste treatment, pesticide and herbicide waste, waste with high chlorinated organic concentrations and flammable materials.

     All but one of the Company's United States incineration facilities have received Part B permits under RCRA. The facility in Roebuck, South Carolina has received EPA approval for that portion of the Part B permit under EPA authority; however, the required state permit which was originally issued in 1987 is currently under appeal. Part B permits are generally issued for periods of five or ten years, after which the permit must be reviewed by state and/or federal regulators before the permit can be renewed for additional terms. The Company's two Canadian facilities have operating permits issued by provincial regulatory authorities. Management is not aware of any issues at any of the Company's sites that would preclude the renewal of any of its Part B permits.

     The following tables sets forth the annual capacity of the Company's solids and liquid capable incinerators and the liquid injection incinerators:

                                                              ANNUAL PRACTICAL
                                                                CAPACITY(1)
                                                              ----------------
                                                                   (TONS)
SOLIDS AND LIQUIDS CAPABLE INCINERATORS
Aragonite, Utah.............................................       60,000
Bridgeport, New Jersey......................................       45,000
Deer Park, Texas............................................      145,000
                                                                  -------
  Subtotal..................................................      250,000
                                                                  -------
LIQUID INJECTION INCINERATORS
Mercier, Quebec.............................................       60,500
Sarnia, Ontario.............................................       66,000
Roebuck, South Carolina(2)..................................       33,500
                                                                  -------
  Subtotal..................................................      160,000
                                                                  -------
          TOTAL.............................................      410,000
                                                                  =======

---------------
(1) The table does not reflect the annual capacity of the Company's two lower volume specialty incinerators located in the United States.

(2) Scheduled for closure.

     During fiscal 1997, the Company closed its incinerators at Baton Rouge, Louisiana, and Clive, Utah, reducing utilization of less efficient and redundant facilities. During the second quarter of fiscal 1998, the Company closed its incinerator at Coffeyville, Kansas. In addition, the Company plans to close its incinerator at Roebuck, South Carolina, reducing excess capacity. These four closures eliminate approximately 244,000 tons of practical capacity from the off-site commercial incineration market. The industry's total off-site commercial incinerator practical capacity was estimated at 1.26 million tons in 1996, according to EI Digest.

     Landfills. The Company operates 11 landfills located throughout the United States and Canada. A total of eight landfills are designed and permitted for the disposal of hazardous wastes. Three landfills are operated for non-hazardous industrial waste disposal, and to a lesser extent, municipal solid waste. Landfill technology is a proven and environmentally sound disposal mechanism for certain wastes that cannot effectively be destroyed or treated through alternative methods.

     The Company operates eight of the 23 permitted hazardous waste landfills in North America, with approximately 52 million cubic yards of remaining permitted capacity (which at current fill rates represents in excess of 50 years of capacity). Of these facilities, six are located in the United States and two are located in Canada.

     The following table sets forth the permitted available capacity of the Company's industrial and hazardous waste landfills:

                                                                  PERMITTED
                                                              AVAILABLE CAPACITY
                                                              AT AUGUST 31, 1997
                                                              ------------------
                                                                (CUBIC YARDS)
INDUSTRIAL WASTE LANDFILLS
Altair, Texas...............................................         400,000
Sawyer, North Dakota........................................       5,500,000
Rosemont, Minnesota.........................................       5,800,000
                                                                  ----------
          TOTAL.............................................      11,700,000
                                                                  ==========
HAZARDOUS WASTE LANDFILLS
Pinewood, South Carolina....................................       3,800,000
Westmorland, California.....................................      12,000,000
Buttonwillow, California....................................      11,100,000
Sarnia, Ontario.............................................       2,000,000
Tooele County, Utah.........................................      11,100,000
Waynoka, Oklahoma...........................................       8,600,000
Ryley, Alberta..............................................       1,000,000
Deer Trail, Colorado........................................       2,200,000
                                                                  ----------
          TOTAL.............................................      51,800,000
                                                                  ==========

     The Company's six hazardous waste landfills in the United States all possess operating permits issued pursuant to RCRA Subtitle C. These permits are generally issued for periods of five or ten years, after which the permit must be reviewed by state and/or federal regulators before the permit can be renewed for additional terms. Management is not aware of any issues at any of the Company's sites that would preclude the renewal of its hazardous waste landfill permits. In fiscal 1997, approximately 0.9 million cubic yards of hazardous wastes were disposed of in these landfills. The Company's Sarnia, Ontario hazardous waste landfill has provincial permits authorizing its operation. Management is not aware of any issue that would preclude renewal of these permits.

     The Company also operates three non-hazardous industrial landfills. All three landfill facilities have received permits authorizing the acceptance of commercial industrial waste, including wastes from foundries, demolition and construction, machine shops, automobile manufacturing, printing, metal fabrications and recycling. Management is not aware of any issues at any of these landfills that would preclude renewal of these permits.

     Other Treatment and Disposal Services. The Company provides a number of other complementary treatment and disposal services including wastewater treatment, PCB management services, harbor sediment dredging, treatment, and placement services and other specialized offerings.

     Wastewater treatment is provided from four facilities and consists of four basic business lines: hazardous wastewater treatment, mobile treatment, sludge dewatering/drying and non-hazardous wastewater treatment. These services include the reduction, treatment and disposal of both hazardous and non-hazardous wastewater, sludges and solids for both bulk and drummed waste. The Company removes hazardous components from hazardous industrial liquids and/or chemically/physically makes hazardous industrial liquids non-hazardous through blending and treatment technology. Specialized techniques reduce residues by recycling/reusing spent products. Batch treatment technologies also enable the Company to handle hard-to-treat wastewater streams.

     The Company also provides PCB management services. The Company recycles PCB contaminated oils and reclaims metals from PCB contaminated equipment. The Company accomplishes this recycling and reclamation through a de-chlorination process operated from seven facilities mainly in the eastern United States and Canada.

     The Company provides harbor and channel sediment dredging, treatment and placement services in addition to other specialty services including remedial construction and consulting, analytical services, biological treatment, and paint, oil and solvent recovery. The Company also provides field services for industrial customers at their sites and at government installations, federal and state Superfund sites, laboratories and schools across North America. These activities range from typical environmental remediation and construction to specialized services. The Company's INSITE program, an environmental outsourcing program, allows companies to achieve their environmental goals while focusing on their core business.

     Transportation. The Company's transportation operations facilitate the movement of materials between locations, which is key to the operation of the Company's network of hazardous and industrial waste treatment and disposal facilities. Transportation may be accomplished by truck, rail, or other mode, with company-owned assets or in conjunction with third party transportation specialists.

     Specially designed containment systems, vehicles and other equipment permitted for hazardous waste transport, along with drivers trained in transportation skills and hazardous waste procedures, provide for the movement of customer waste streams.

  Used Oil Collection and Recovery Services

     As a result of the Safety-Kleen Acquisition, Laidlaw Environmental is the world's largest recycler of used oil, currently re-refining approximately 130 million gallons of used oil and oily water per year. The Company collects used lubricating oils from automobile and truck dealers, automotive garages, oil change outlets, service stations, industrial plants and other businesses, which it then re-refines into high-quality base lubricating oil that can be sold at significantly higher prices than industrial fuels. Laidlaw Environmental operates oil re-refining plants in Breslau, Ontario and East Chicago, Indiana. The plants in Breslau and East Chicago have annual re-refining capacities of 40 and 92 million gallons of used oil per year, respectively. Used oil collected in excess of the capacity of Laidlaw Environmental's re-refining facilities is either processed into industrial fuels or sold unprocessed for direct use as a fuel in certain industrial applications for which such used oil is suitable. Recently, the profitability of this business has been adversely affected by declining oil prices, which adversely affects the prices of re-refined oil. The Company is currently evaluating the sale of certain of these assets.

  Other Specialty Services

     Laidlaw Environmental provides a number of other specialty services which either accommodate specific needs of the customer base or allow for increased utilization of the existing asset base and facility network. These additional services include paint refinishing services, dry cleaner services, automotive recovery services, imaging services, its T.E.A.M. (as defined below) service and compliance services.

     The Company supplies paint refinishing services to new and used car dealers, auto body repair and paint shops and fiberglass product manufacturers. The Company provides a machine specially designed to clean paint spray guns. Laidlaw Environmental representatives place a machine and solvent with each customer, maintain the machine and regularly remove the contaminated solvent and replace it with clean solvent. Laidlaw Environmental either recycles the contaminated solvent into clean solvent for reuse or blends it into fuel used by cement kilns. The Company also collects waste paint and paint booth filters, which are blended into fuel for cement kilns. Laidlaw Environmental representatives also provide clean buffing pads and remove dirty pads during regularly scheduled service calls. The dirty pads are washed, dried, inspected and returned to Laidlaw Environmental's distribution system. Laidlaw Environmental believes that clean air and water regulations will create opportunities for further market penetration, new services and product line extensions.

     The Company collects and recycles contaminated dry cleaner wastes consisting primarily of used filter cartridges and sludge containing perchloroethylene and mineral spirits. While the market for this business has matured, Laidlaw Environmental believes it can achieve further market penetration and can take advantage of new markets for services evolving from regulatory issues.

     As part of its automotive recovery services, the Company provides services for recycling used oil filters, absorbent products and waste, waste gas, gas filters and discarded fluorescent lamps.

     The Company supplies on-site silver recovery equipment and collects and recycles photo processing waste for businesses that use silver-based photography, including graphic arts printers, photographers and diagnostic x-ray. Through this service, Laidlaw Environmental provides health care, printing, photoprocessing and other businesses with on-site and off-site recycling of photochemical solutions, as well as film, plate and silver recovery services.

     The Company provides a Total Environmental Activity Management service to small businesses (T.E.A.M.). T.E.A.M. is a fluids and waste management service which covers all aspects of the operations of the business. Each T.E.A.M. is composed of an environmental specialist, engineering specialist and a financial specialist who undertake an environmental/process evaluation. The detailed report prepared by the T.E.A.M. includes an evaluation of the process, environmental compliance, health and safety and costs for regulatory remediation and compliance. In the last quarter of fiscal 1997, the Company completed 25 evaluations. There are currently three T.E.A.M.s and it is anticipated that there will be 18 T.E.A.M.s by the end of 1998 with each T.E.A.M. expected to perform four evaluations per month.

     The Company also offers integrated customer compliance services to include Material Safety Data Sheets ("MSDS") Fax on Demand, an electronic MSDS management program; DOT Shipping Paper Services, which provides appropriate shipping papers for hazardous waste shipments; regulatory training; spill and poison control hotlines; and on-site facility assessments. Integrated Customer Compliance offers single services and bundled full service programs in accordance with customer requests. For example, the Company offers various regulatory compliance services including electronic data management, on-site and off-site training and compliance audits.

  European Operations

     As a result of the Safety-Kleen Acquisition, the Company operates in seven countries in Western Europe and provides certain services identical to those provided in North America. The Company primarily provides automotive/retail repair and paint refinishing services in the United Kingdom, the Republic of Ireland, Belgium, France, Italy, Spain and Germany. The Company also provides selected industrial services in Germany and the United Kingdom. The Company has a total of 54 branch locations in Europe. The Company is currently evaluating the sale of these European operations. See "Risk Factors -- International Operations."

SALES AND MARKETING

     The Company's sales and marketing staff is deployed geographically throughout North America to service more than 400,000 customers. Approximately 2,800 of the Company's employees are involved in the Company's North American sales and marketing effort. The Company's customers represent diverse industries, including automotive manufacturers and suppliers, chemical and petrochemical, computer and micro-processor manufacturers, primary metals, paper, furniture, aerospace and pharmaceutical, and are located throughout the United States, Canada and Europe.

     The sales and marketing group for the Company's incineration and landfill services is structured around three separate groups of sales professionals, which together total approximately 225 individuals. Approximately 25 of these professionals manage large corporate accounts on an ongoing basis, consisting of approximately 250 major corporations which, collectively, generated over $300.0 million in revenues in fiscal 1997. Approximately 175 of these professionals serve as technical sales representatives who are located throughout North America based upon geographic coverage needs and the future waste generating potential of a particular region.

Furthermore, approximately 25 of these professionals serve as facility sales managers and are on-site at the Company's facilities. Facility service managers are responsible for generating revenues at each of these profit centers in addition to supporting technical sales representatives in the field who have specific client-driven technical needs.

     The Company's sales and marketing for its parts cleaner/fluid recovery, automotive/retail repair and used oil collection and recovery services is conducted through its 284 collection facilities, 19 accumulation centers, 13 solvent recycling centers, eight distribution centers, two fuel blending facilities and two oil re-refineries. This unique network offers a local presence and flexibility in scheduling that is unmatched in the industry, and is a significant competitive advantage. The Company's sales and marketing group for all other services is conducted through its collection network which is located throughout North America.

     In addition, telemarketing is used to reach low volume waste generators who may not otherwise be reached. All sales personnel are compensated on a base salary and sales commission basis.

COMPETITION

     The Company operates in a highly competitive industry. The Company believes that it and Chemical Waste Management, Inc. are the largest competitors within the hazardous and industrial waste industry. The Company also competes with local and regional companies of varying sizes, as well as counties and municipalities that maintain their own waste collection to disposal operations. The key competitive factors within the hazardous and industrial waste management industry include the breadth of services offered, price, quality, reliability of service and technical proficiency in handling hazardous and industrial waste properly. Knowledgeable customers are sensitive to the reputation and financial strength of the companies they use to collect, treat, recycle and dispose of their hazardous and industrial waste primarily because such customers, as the original generator of such hazardous waste, remain liable under federal and state environmental laws for improper disposal of such waste. The Company believes that its technical proficiency and reputation of financial strength are important considerations to its customers in selecting and continuing to use the Company's services. See "Risk Factors -- Competition and Technological Advances."

PROPERTIES

     As a result of the Safety-Kleen Acquisition, the Company operates in 45 states, seven Canadian provinces, the United Kingdom, the Republic of Ireland, Belgium, France, Italy, Spain, Germany and Puerto Rico. The Company provides hazardous and industrial waste services from 284 collection facilities (more than half of which are owned), operates eleven landfills, eight incinerators, eight transportation centers, 19 accumulation centers, 13 solvent recycling centers, two fuel blending facilities and two oil re-refineries.

     The Company estimates that 35 to 45 collection facilities and five processing facilities can be closed due to geographic overlap among facilities. See "-- Business Strategy and Acquisition Rationale."

     The Company leases space for its executive offices at 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201.

EMPLOYEES

     As of August 31, 1997, 4,500 employees provided Laidlaw Environmental's hazardous and industrial waste services, of whom 1,500 were executive, supervisory, clerical and sales personnel. Approximately 12% of the Laidlaw Environmental's employees were represented by various collective bargaining groups. The acquisition of Safety-Kleen has added approximately 7,300 additional employees. Less than 1% of Safety-Kleen's employees were represented by various collective bargaining groups. As a result of the Safety-Kleen Acquisition, the Company expects that it will eliminate all duplicative administrative support functions, which will result in the reduction of 600 to 800 personnel and close redundant collection facilities and processing facilities which will result in the elimination of 400 to 500 personnel.

REGULATIONS

     The collection and disposal of solid and hazardous wastes are subject to the laws and regulations promulgated by United States, Canadian and other foreign, state, territorial, federal, provincial or local courts, executive offices, legislatures, governmental agencies or ministries, commissions or administrative, regulatory or self-regulatory authorities or instrumentalities which regulate health, safety, the environment, zoning and land-use. Environmental laws and regulations require hazardous waste disposal facilities to obtain permits, which generally outline the procedures under which the facilities must be operated. Governmental authorities have the power to enforce compliance with these regulations, and violations of permit conditions or of the regulations, even if unintentional, may result in fines, shutdowns, remedial work or revocation of the permit. Regulations vary but generally govern collection, storage and disposal activities and the location and use of facilities and impose restrictions to prohibit or minimize air and water pollution.

     The Company's business is significantly affected by federal, state, provincial and local environmental law, including RCRA, the Toxic Substances Control Act, CERCLA, the Clean Water Act and the Clean Air Act, and corresponding state laws and related regulations and enforcement practices. Safety standards under the Occupational Safety and Health Act are also applicable to the Company's business. See "Risk Factors -- Environmental Regulation and Liabilities."

     RCRA provides for the establishment of a national hazardous waste management program through a comprehensive regulatory system. Among other things, it defines hazardous wastes and provides standards for generators, transporters and disposers of hazardous wastes, and for the issuance of permits for sites where such material is treated, stored and disposed. These regulations also require the Company's facilities to demonstrate financial assurance for sudden and accidental and, in the case of land based treatment facilities, non-sudden and gradual pollution occurrences. Financial assurance for future closure and post-closure expenses must also be maintained. The Company believes that each of the facilities has all necessary operating permits and that each permit will be renewed at the end of its existing term. However, any such issuance or renewal could include conditions requiring further capital expenditures or corrective actions. Although the Company also believes that each of its operating facilities complies in all material respects with the applicable requirements of RCRA and Canadian law for the Canadian facilities, it may be necessary to expend considerable time, effort and money to keep existing or acquired facilities of the Company in compliance with applicable requirements, including new regulations, to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity.

     CERCLA imposes liability for natural resource damages and the cleanup of sites from which there is a release or threatened release of hazardous substances into the environment on, among others, the current and former owners and operators of such sites. Hundreds of substances are defined as "hazardous" under CERCLA and the release to the environment of such substances, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding the Company's efforts to comply with applicable regulations and to avoid any unregulated release of hazardous substances into the environment, releases of such substances may occur as a result of the Company's operations. Given the substantial costs involved in a CERCLA cleanup and the difficulty of obtaining insurance for environmental impairment liability, such liability could have a material impact on the Company's business, financial condition and future prospects.

     The Clean Water Act regulates the discharge of pollutants into surface waters and sewers from a variety of sources, including disposal sites and treatment facilities. The Company is required to obtain discharge permits and conduct sampling and monitoring programs. The Clean Air Act regulates the emissions of pollutants into the atmosphere. These regulations also impact the Company's operations. The Company believes each of its operating facilities complies in all material respects with the applicable requirements.

     The South Coast Air Quality Management District ("SCAQMD"), the air district for the greater Los Angeles, California area, has amended its rule setting the allowable volatile organic compound ("VOC") content of materials used for remote reservoir repair and maintenance cleaning. The amended rule will, in effect, ban remote reservoir parts cleaning with solutions containing VOCs in excess of fifty grams per liter as of January 1, 1999, except in certain applications. Substantially all of the Company's parts cleaners currently placed with

SCAQMD customers utilize solvents containing VOCs in excess of fifty grams per liter. The Company offers aqueous parts cleaning systems which meet the 1999 SCAQMD requirements and is working with its SCAQMD customers to identify which customers will need to convert their solvent parts cleaners to an alternative cleaning solvent or solution prior to January 1, 1999. In addition, the Company will continue to actively work with the SCAQMD to identify appropriate exemptions and develop alternatives to the 1999 VOC limits for materials used for remote reservoir parts cleaning. The Company expects other Clean Air Act nonattainment municipalities to consider adopting similar rules.

ENVIRONMENTAL LIABILITIES AND CAPITAL EXPENDITURES

     The Company estimates capital spending of approximately $80.0 million per year, commencing in fiscal 1998. This includes capital spending to achieve and maintain compliance with RCRA, the Clean Air Act and other environmental laws and regulations affecting the Company's operations.

     In addition to these capital expenditures, the Company will incur costs in connection with closure activities at certain of its sites. When the Company discontinues using or changes the use of a hazardous waste management unit, formal closure procedures must be followed, and such procedures must be approved by federal or state environmental authorities. In some cases, costs are incurred to fulfill closure, post-closure and corrective obligations work at the site. In addition at certain of the Company's other operating sites, remedial cleanup work is required as part of the RCRA Corrective Action Program or other state and federal programs. The Company has recorded liabilities of $321.3 million as of February 28, 1998, for remedial cleanup work, Superfund site liability, closure, post-closure and corrective obligations and certain other environmental expenses related to its operating and previously closed sites.

     With respect to various operating facilities, the Company is required to provide financial assurance with respect to certain statutorily required closure, post-closure and corrective action obligations totaling $550.0 million as of May 1, 1998. The Company intends to provide the required financial assurance through a combination of letters of credit, insurance policies, insurance bonds, corporate guarantees and trusts, as allowed by the applicable regulatory authorities.

LEGAL PROCEEDINGS

  OVERVIEW

     The business of the Company is regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of the Company's businesses results in frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. See "Risk
Factors -- Risk of Pending and Future Legal Proceedings." The issues that are involved generally relate to applications for permits and licenses by the Company and their conformity with legal requirements and alleged technical violations of existing permits and licenses. The Company does not believe that these issues will be material to the Company's operations or financial condition. During the twelve month period ending April 30, 1998, subsidiaries of the Company were involved in 11 proceedings in which sanctions were sought for alleged violations of environmental laws. The Company believes that each of these proceedings involved sanctions which may exceed $100,000. Based upon presently available information, the Company does not believe that liabilities arising from its involvement in these matters will in the aggregate be material to the Company's operations or financial condition.

     In the United States, CERCLA imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and Environmental damage. As of April 30, 1998, the Company had been notified that it was a potentially responsible party in connection with approximately 37 locations at which hazardous substances may have been released as a result of the Company's operations. The Company continually reviews its status with respect to each location and the extent of its alleged contribution to the volume of waste at the location, the available evidence connecting the Company to that location and the numbers and financial soundness of other potentially responsible parties at the location. Based upon presently available information, the Company does not believe that potential liabilities arising from its involvement with these locations will individually or in the aggregate be material to the Company's operations or financial condition.

  Laidlaw Environmental

     Ville Mercier Facility. On May 10, 1991, representatives of the Ministry of the Environment of the Province of Quebec conducted a search on property of a subsidiary of the Company in Ville Mercier pursuant to a search warrant issued on the basis of allegations that the subsidiary, prior to its acquisition, had during the years 1973, 1974 and 1975, illegally buried between 500 and 600 barrels of industrial waste in the ground on the site. As a result of that search and the finding of barrels of industrial waste, the subsidiary immediately undertook an investigation and submitted a restoration plan to the Ministry of the Environment and in fact, commenced the restoration activity. On May 24, 1991, the Minister of the Environment issued an order under the provisions of the Environment Quality Act, ordering the subsidiary to collect all the contaminants dumped, emitted, issued or discharged into the environment. This order was issued without notice to the subsidiary at a time when the subsidiary was already carrying out its restoration plan. The subsidiary has filed a motion in the Superior Court in the Province of Quebec and the District of Montreal seeking an order to, among other things, cancel and annul the order on the basis, that the burial of the barrels between 1973 and 1975 did not constitute an actual and current discharge, emission or deposit of contaminants into the environment justifying the 1991 order under the law and that the order did not identify the contaminants that the subsidiary was required to remove, their location or a time frame in which this should be accomplished. Management believes that the restoration plan submitted by the subsidiary as amended after consultation with the Ministry of the Environment has been implemented and that any contamination resulting from the barrels of industrial waste has been remediated.

     By letter dated June 19, 1992, and unrelated to the barrels of industrial waste referred to above, the Quebec Ministry of the Environment requested the subsidiary to advise the Ministry, within 30 days of receipt of the request, of its intentions concerning the carrying out of certain characterization studies of soil and water and restoration work with respect to certain areas of the Ville Mercier property. In 1968, the Quebec government issued two permits to an unrelated company to dump organic liquids into lagoons on the Ville Mercier property. By 1971, groundwater contamination had been identified. In 1972, the Quebec government provided an alternate water supply to Ville Mercier. In the same year, the permit authorizing the dumping of liquids was terminated and a permit to operate an organic liquids incinerator on the property was granted to an entity which was indirectly acquired by the Company in 1989. In 1973, the Quebec government contracted with the incinerator operator to incinerate the pumpable liquids in the lagoons. In 1980, the incinerator operator removed, solidified and disposed of the non-pumpable material from the lagoons in a secure cell and completed the closure of the lagoons at its own expense. In 1983, the Quebec government constructed, and continues to operate, a groundwater pumping and treatment facility near the lagoons. The Company believes that its subsidiary is not the party responsible for the lagoon and groundwater contamination. By letter dated July 17, 1992, the subsidiary responded by first denying any responsibility for the decontamination and restoration of its site and secondly by proposing that the Quebec Ministry of the Environment and the subsidiary form a working group to find the most appropriate technical solution to the contamination problem. On November 16 and 25, 1992, the Minister of the Environment, pursuant to the provisions of the Environment Quality Act, served the subsidiary with two Notices alleging that the subsidiary was responsible for the presence of contaminants on its property and that of its neighbor and ordering the subsidiary to take all the necessary measures to excavate, eliminate or treat all of the contaminated soils and residues located within the areas defined in the Notices and to recover and treat all of the contaminated waters resulting from the aforementioned measures. The Notices further provided that failing the receipt by the Department of Environment, within ten days of the date of service of the Notices, of an undertaking by the subsidiary to carry out the aforementioned measures, the Minister of the Environment would proceed to do the work and would claim from the subsidiary the direct and indirect costs relating to such work. By letter dated November 25, 1992, the subsidiary responded by reiterating its position that it had no responsibility for the contamination associated with the discharges of wastes into the former Mercier Lagoons between 1968 and 1972 and proposing to submit the question of responsibility to the Courts for determination as expeditiously as possible through the cooperation of the parties' respective attorneys. Concurrently, the subsidiary undertook to prepare and submit to the Department of the Environment a technical plan to address the contamination on the site identified in the notices. This plan was developed with the assistance of highly qualified experts from Quebec and elsewhere in North America drawing upon all available information and was submitted to the Minister of the Environment. By letter dated December 7, 1992, the subsidiary submitted to the Minister of the Environment a document entitled "Detailed Scope of Work for the Groundwater Contamination Panel Ville Mercier, Quebec." This proposal by the subsidiary was refused by the Minister of the Environment by letter dated December 22, 1992 on the grounds that it did not meet the terms of the above mentioned Notices issued against the subsidiary. The Minister published a request for tenders for the preparation of plans and specifications with respect to the excavation and storage of the contaminated soils. The Minister also retained six independent experts to review the subsidiary's technical plan. This panel of experts subsequently submitted to the Minister of the Environment its recommended methodology to address the contamination on the site.

     The Minister of the Environment convened a public hearing which reviewed the report submitted to the Minister by the experts he retained and recommended to the Minister what remedial plan should be instituted to address the contamination on the site.

     The subsidiary filed legal proceedings seeking a court determination of the liability associated with the contamination of the former Mercier lagoons. The subsidiary asserted that it has no responsibility for the contamination on the site. The Minister claimed that the subsidiary is responsible for the contamination and should reimburse the Province of Quebec for costs incurred to the present in the amount of $17.8 million Canadian and should be responsible for future remediation costs.

     Laidlaw and Laidlaw Transportation, Inc., an indirect wholly-owned subsidiary of Laidlaw ("LTI"), have contractually agreed to indemnify and hold harmless the Company and its subsidiaries for any damages resulting from the remediation of contaminated soils and water arising from the former lagoon sites and operation of the incinerator at Mercier, Quebec but only to the extent that the aggregate cash expenditure with respect to such damages exceeds in the aggregate (i) $1.0 million during such year and (ii) an amount equal to the product of $1.0 million times the number of years that have elapsed since May 1997; however, there shall be no indemnification for any cash expenditures incurred more than six years after May 1997.

     Laidlaw Environmental Services of South Carolina, Inc. Financial
Assurance. A subsidiary of the Company, Laidlaw Environmental Services of South Carolina, Inc. ("LESSC"), owns and operates a hazardous waste landfill near the Town of Pinewood in Sumter County, South Carolina. South Carolina law requires that hazardous waste facilities provide evidence of financial assurance for potential Environmental cleanup and restoration in form and amount to be determined by the South Carolina Department of Health and Environmental Control ("DHEC").

     In its order dated May 19, 1994, the Board of DHEC (the "Board") decided that over a ten year period LESSC must establish a cash funded trust in the amount of $133.0 million adjusted for inflation as financial assurance for potential Environmental cleanup and restoration. In August 1994, LESSC paid approximately $14.0 million cash into the trust fund as a first installment. The cash funded trust now stands at approximately $17.0 million. LESSC appealed to the South Carolina Circuit Court contesting the legality of the Board's determination.

     In June 1995, DHEC promulgated, and the South Carolina legislature approved, regulations governing financial assurance for Environmental cleanup and restoration giving owner/operators of hazardous waste facilities the right to choose from among six options for providing financial assurance. The options include insurance, a bond, a letter of credit, a cash trust fund and a corporate guaranty with a financial test.

     In June 1995 under authority of the new regulations, LESSC submitted financial assurance for potential Environmental cleanup and restoration composed of a combination of the existing State Permitted Sites Fund (this is a state of South Carolina fund created by statute and funded by hazardous waste disposal taxes) in the amount of approximately $8.0 million and the balance of a total package of $135.0 million by way of a corporate guaranty by Laidlaw Environmental in the amount of approximately $127.0 million. LESSC also left in place the existing cash trust fund in the amount of approximately $17.0 million. DHEC accepted LESSC's financial submittal. On September 15, 1995, DHEC issued a declaratory ruling finding the new regulations applicable to financial assurance requirements for LESSC. A group of parties opposed to the ruling appealed the declaratory ruling to the South Carolina Circuit Court. The opposing parties include Citizens Asking for a Safe Environment, Energy Research Foundation, County of Sumter, Sierra Club, County of Clarendon, The Sumter County Legislative Delegation, the South Carolina Department of Natural Resources and the South Carolina Public Service Authority. In June 1996, LESSC submitted and DHEC accepted a similar financial assurance package for the state fiscal year ended June 30, 1997. In June 1997, LESSC submitted a financial assurance package consisting of the State Permitted Sites Fund (approximately $9.0 million), the cash trust fund in the amount of approximately $17.0 million and the balance of a total package of approximately $135.0 million in insurance coverage. This submittal is pending acceptance by DHEC.

     LESSC's appeal of the May 19, 1994 DHEC order and the opposing parties' appeal of the September 15, 1995, DHEC declaratory ruling were consolidated in the South Carolina Circuit Court in the case captioned Laidlaw Environmental Services of South Carolina, Inc. et al., Petitioners vs. South Carolina Department of Health and Environmental Control and South Carolina Board of Health and Environmental Control, Respondents -- Energy Research Foundation, et al., Intervenors, Docket Numbers C/A 94-CP-43-175, 94-CP-43-178, 94-CP-40-1412
and 94-CP-40-1859. A decision was issued by the Circuit Court on August 19, 1997 finding the regulation legally valid and applicable to financial assurance requirements of the Pinewood landfill. Opposing parties have appealed the decision to the South Carolina Court of Appeals. A decision adverse to the Company could result in the reinstatement of the May 19, 1994 DHEC order. The Company believes that the regulations promulgated in June 1995 are legally valid and applicable to financial assurance requirements for the Pinewood landfill.

     Tax Matters. The consolidated federal income tax returns of LTI and its U.S. subsidiaries (which until May 15, 1997, included certain of the subsidiaries of the Company) for the fiscal years ended August 31, 1986, 1987 and 1988, have been under audit by the Internal Revenue Service. In March 1994, LTI received a statutory notice of deficiency proposing that LTI and its subsidiaries pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans payable to related foreign persons. LTI has petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries vs. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $49.6 million (plus interest of approximately $87.4 million as of February 28, 1998). In October 1997, LTI received a statutory notice of deficiency proposing that LTI and its subsidiaries pay additional taxes of approximately $143.5 million (plus interest of approximately $136.9 million as of February 28, 1998) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991, based on the same issues. LTI has filed a petition with the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries vs. Commissioner of Internal Revenue, Docket No. 329-98) to contest these claimed deficiencies. The Company anticipates that the Internal Revenue Service will propose adjustments for the same issue in subsequent taxable years. Pursuant to the Stock Purchase Agreement, Laidlaw and LTI agreed to be responsible for any tax liabilities resulting from these matters. The Company believes that the ultimate disposition of these issues will not have a material adverse effect upon the Company's consolidated financial position or results of operations.

  SAFETY-KLEEN

     East Chicago Feed Tank. In September 1997, Safety-Kleen discovered that its East Chicago, Indiana main feed tank had become contaminated with PCBs resulting in approximately 4 million gallons of contaminated oil. Safety-Kleen immediately notified the EPA and the Indiana Department of Environmental management ("IDEM") of the problem. Safety-Kleen believes that the IDEM and EPA will allow it to treat this contaminated material on-site. If the IDEM or EPA determined that off-site treatment is required, the cost of such treatment could be material to the results of operations in that period. It is also possible that the Company may incur fines or penalties with respect to this matter in excess of $100,000.

SUBSIDIARY GUARANTORS

     The Subsidiary Guarantors represent all of the domestic wholly-owned subsidiaries of the Company. None of the foreign or non-wholly-owned domestic subsidiaries of the Company are guarantors of the Notes.

                                   MANAGEMENT

     The following sets forth certain information with respect to the directors and executive officers of the Parent:

NAME                                       AGE                  POSITION HELD
----                                       ---                  -------------
Kenneth W. Winger........................   59    President, Chief Executive Officer and
                                                  Director of the Parent and the Company
James R. Bullock.........................   53    Chairman of the Board of the Parent
John R. Grainger.........................   48    Director of the Parent
Leslie W. Haworth........................   54    Director of the Parent
John W. Rollins, Sr......................   81    Director of the Parent
John W. Rollins, Jr......................   55    Director of the Parent
David E. Thomas, Jr......................   40    Director of the Parent
Henry B. Tippie..........................   71    Director of the Parent
James L. Wareham.........................   58    Director of the Parent
Grover C. Wrenn..........................   55    Director of the Parent
Michael J. Bragagnolo....................   51    Executive Vice President and Chief
                                                  Operating Officer of the Parent and the
                                                       Company
Henry H. Taylor..........................   53    Vice President, General Counsel and
                                                  Secretary of the Parent and Secretary of
                                                       the Company
Paul R. Humphreys........................   39    Senior Vice President of Finance and
                                                  Chief Financial Officer of the Parent and
                                                       the Company

     James R. Bullock became Chairman of the Board of the Parent on May 15, 1997. Mr. Bullock has been President and Chief Executive Officer of Laidlaw since October 1993 and for more than a year prior thereto, President and Chief Executive Officer of Cadillac Fairview Corporation Limited. Mr. Bullock also is a director of Laidlaw.

     Kenneth W. Winger became President and Chief Executive Officer and a Director of the Parent and the Company on May 15, 1997. Mr. Winger served as President and Chief Operating Officer of the company which is now known as Laidlaw Environmental Services (US), Inc. from July 1995 until May 1997. He served as Executive Vice President for Business Development of Laidlaw Environmental Waste Systems, Ltd., a former subsidiary of the Company, from January 1995 until July 1995. Prior to that, Mr. Winger served as Senior Vice President for Corporate Development with Laidlaw from May 1991 to January 1995.

     John R. Grainger became a Director of the Parent on May 15, 1997. Mr. Grainger has been Executive Vice President and Chief Operating Officer of Laidlaw since September 1997 and President and Chief Operating Officer of Laidlaw Transit, Inc. since May 1992. Mr. Grainger currently serves as Chairman of the Human Resources and Compensation Committee.

     Leslie W. Haworth became a Director of the Parent on May 15, 1997. Mr. Haworth has been Senior Vice President and Chief Financial Officer of Laidlaw for more than five years. Mr. Haworth currently serves as Chairman of the Audit Committee.

     John W. Rollins, Sr. became a Director of the Parent on May 15, 1997. Mr. Rollins has been Chairman of the Board and Chief Executive Officer of Rollins Truck Leasing Corp. for more than five years. Mr. Rollins was Chairman of the Board and Chief Executive Officer of Rollins from 1988 until May 15, 1997. Mr. Rollins also is a director of Matlack Systems, Inc., Rollins, Inc., RPC, Inc. and Dover Downs Entertainment, Inc. Mr. Rollins' son is John W. Rollins, Jr.

     John W. Rollins, Jr. became a Director of the Parent on May 15, 1997. Mr. Rollins has been President and Chief Operating Officer and a director of Rollins Truck Leasing Corp. for more than five years and Chairman of the Board of Matlack Systems, Inc. for more than five years. Mr. Rollins was Senior Vice Chairman of the Board of Rollins from 1988 until May 15, 1997. Mr. Rollins also is a director of Dover Downs Entertainment, Inc.

Mr. Rollins is a member of the Human Resources and Compensation Committee. Mr. Rollins' father is John W. Rollins, Sr.

     David E. Thomas, Jr. has been a Director of the Parent since June 1997. Mr. Thomas has been Senior Managing Director and the Head of the Investment Banking Group of Raymond James since July 1996 and from 1991 until July 1996 was Managing Director of Raymond James. Mr. Thomas also is a director of Reynolds, Smith and Hills, Inc. Mr. Thomas is a member of the Human Resources and Compensation Committee.

     Henry B. Tippie has been a Director of the Parent since May 15, 1997. For more than five years, he has served as Chairman of the Board and President of Tippie Services and for more than five years, Chairman of the Executive Committee and Vice Chairman of the Board of Rollins Truck Leasing Corp. Mr. Tippie was Chairman of the Executive Committee of Rollins from 1988 until May 15, 1997. Mr. Tippie also is a director of Matlack Systems, Inc., Dover Downs Entertainment, Inc., RPC, Inc. and Rollins Inc. Mr. Tippie is a member of the Audit Committee.

     James L. Wareham has been a Director of the Parent since June 1997. Mr. Wareham has been President of AK Steel Corporation since March 1997 and from 1992 until 1996, Chief Executive Officer of Wheeling-Pittsburgh Steel Corporation. Mr. Wareham is a member of the Audit Committee.

     Grover C. Wrenn has been a Director of the Parent since July 1997. Mr. Wrenn has been Chairman and Chief Executive Officer of Better Health Network, Inc. since June 1996; Chief Executive Officer of EnSys Environmental Products, Inc. from April 1995 through December 1996; and President and Chief Executive Officer of Applied Bioscience International from 1991 through March 1995. Mr. Wrenn also is a director of Strategic Diagnostics, Inc. and Pharmakinetics Laboratories, Inc.

     Michael J. Bragagnolo became Executive Vice President and Chief Operating Officer of the Parent and the Company on May 15, 1997. He joined Laidlaw Environmental Services (US), Inc. in January 1997 as Executive Vice President after serving as Executive Vice President of U.S. Operations for Laidlaw Waste Systems, Inc. since 1992.

     Paul R. Humphreys became Senior Vice President, Finance and Chief Financial Officer of the Parent and the Company on May 15, 1997. He joined Laidlaw Environmental Services (US), Inc. in January 1995 as Vice President of Finance. He had previously served as Manager of Finance for Laidlaw for more than five years.

     Henry H. Taylor became Vice President, General Counsel and Secretary of the Parent and the Company on May 15, 1997. He previously served as Vice President of Legal and Regulatory Affairs and Secretary of Laidlaw Environmental Services
(US), Inc. since September 1995. Mr. Taylor joined Laidlaw Environmental Services (US), Inc. in May 1990 as Vice President of Legal Affairs.

     The Parent's Board of Directors has established an Executive Committee, a Human Resources and Compensation Committee and an Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From May 15, 1997 until August 31, 1997, the Human Resources and Compensation Committee held primary responsibility for determining executive compensation levels. John R. Grainger, John W. Rollins, Jr. and David E. Thomas, Jr. are the members of the Human Resources and Compensation Committee. Mr. Grainger is an officer of Laidlaw.

     Mr. Bullock and Mr. Haworth also are officers of Laidlaw which indirectly owns approximately 35% of the outstanding Parent Common Stock. In the ordinary course of business, the Parent, the Company and Laidlaw or affiliates of Laidlaw from time to time have entered into various business transactions and agreements. The following is a summary of the material agreements, arrangements and transactions between the Parent or its affiliates and Laidlaw or its affiliates since September 1, 1996.

     Stock Purchase Agreement. On May 15, 1997, pursuant to the terms of a Stock Purchase Agreement, dated as of February 6, 1997 (the "Stock Purchase Agreement"), among the Parent, Laidlaw and LTI, the Company acquired certain direct and indirect subsidiaries of Laidlaw (the "Acquired Subsidiaries") for consideration of

(i) $400,000,000 in cash (less certain assumed bond indebtedness described in the Stock Purchase Agreement, a portion of which was paid at the closing of the transactions contemplated by the Stock Purchase Agreement (the "Rollins Closing")), consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from the Parent to LTI and a repayment of $175,000,000 owed to Laidlaw by a Canadian subsidiary of the Company with funds contributed by the Parent, (ii) 120,000,000 shares of Parent Common Stock issued to LTI and (iii) the PIK Subordinated Debenture. The terms and conditions of the Rollins Acquisition are set forth in the Stock Purchase Agreement and certain exhibits and schedules to the Stock Purchase Agreement.

     As a result of the Rollins Acquisition, Laidlaw became the majority stockholder of the Parent and substantially all of the management of the Parent consisted of former officers and directors of the Acquired Subsidiaries. Due to these factors, the Acquired Subsidiaries were treated as the acquirer for accounting purposes and the Rollins Acquisition was recorded as a reverse acquisition.

     Laidlaw Indemnities. Pursuant to the terms of the Stock Purchase Agreement, Laidlaw and LTI agreed to jointly and severally indemnify and hold harmless, subject to certain limitations, the Parent and its affiliates from and against any and all Damages (as defined in the Stock Purchase Agreement) suffered by the Parent resulting from or in respect of (i) various tax obligations and liabilities, (ii) pre-closing insurance claims, (iii) any breach or default in the performance by Laidlaw or LTI of (a) their covenants and agreements in the Stock Purchase Agreement to be performed on or after the date of the Rollins Closing or (b) any representation or warranty which survives the Rollins Closing (to the extent that damages therefrom exceed $2,000,000) and
(iv) any environmental liability or environmental claim arising as a result of any act or omission by Laidlaw or LTI, including any release, occurring prior to the Rollins Closing, but only to the extent such liability or claim (a) was known to Laidlaw or certain of its affiliates and not disclosed in writing to the Parent or (b) relates to the Marine Shale Processors or Mercier, Quebec facilities and exceeds (x) an aggregate of $1,000,000 in the particular year and
(y) an aggregate since the Rollins Closing of $1,000,000 times the number of years elapsed since the Rollins Closing, but only to the extent of cash expenditures incurred within six years after the date of the Rollins Closing.

     The PIK Subordinated Debenture. On May 15, 1997, the Parent issued the PIK Subordinated Debenture to Laidlaw. See "Description of Other Indebtedness -- The Parent -- PIK Subordinated Debenture".

     Service Arrangements. Laidlaw and its affiliates have provided certain financial and management services to the Parent and its subsidiaries. Such services have included providing general liability and workers' compensation insurance, income tax management and treasury services. Each of the service arrangements has been on arms-length terms comparable to those available in transactions with unaffiliated parties. During fiscal 1997, the Parent paid Laidlaw $9.8 million on account of such services.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid to the Parent's Chief Executive Officer and each of the three other most highly compensated executive officers (the "Named Executive Officers") for services rendered to the Company and the Parent during fiscal 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                              -------------------------------    ----------------------------------------
                                                                     SECURITIES
                              FISCAL                                 UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)    BONUS($)    OPTIONS/SARS(#)(1)    COMPENSATION($)(2)
---------------------------   ------    ---------    --------    ------------------    ------------------
Kenneth W. Winger,..........   1997     $120,167     $100,000         250,000                $7,560
  President, Chief Executive
  Officer and Director of
  the Company and the
  Parent(3)
Michael J. Bragagnolo,......   1997       78,861       46,670         150,000                 3,121
  Executive Vice President
  and Chief Operating
  Officer of the Company and
  the Parent(4)
John W. Rollins, Sr.,.......   1997        8,130           --          10,000                 8,174
  Former Chairman of the       1996      180,000           --              --                    --
  Board and Chief Executive    1995      300,000           --              --                    --
  Officer of the Company and
  the Parent(5)
John V. Flynn, Jr.,.........   1997      398,973           --          28,000                   138
  Former President and         1996      401,981           --          18,000                    --
  Chief Operating              1995      287,500           --          54,000                    --
  Officer of the Company and
  the Parent(6)

---------------
(1) The options granted to Messrs. Winger and Bragagnolo were granted pursuant to the Employee Option Plan, subject to stockholder approval which was granted at the Parent's November 25, 1997 annual meeting of stockholders (the "Annual Meeting"). The options granted to John W. Rollins, Sr. were granted pursuant to the Director Option Plan and were approved by the stockholders at the Annual Meeting.

(2) Amounts shown for fiscal 1997 consist of (i) for Mr. Winger premiums on life insurance policies of $1,810 and matching 401(k) contributions of $5,750,
    (ii) for Mr. Bragagnolo matching 401(k) contributions, (iii) for Mr. Rollins director fees and (iv) for Mr. Flynn matching 401(k) contributions.

(3) Mr. Winger became President and Chief Executive Officer on May 15, 1997.

(4) Mr. Bragagnolo became Executive Vice President and Chief Operating Officer on May 15, 1997.

(5) Mr. Rollins resigned from his positions as Chairman of the Board and Chief Executive Officer on May 15, 1997. Mr. Rollins' compensation for 1995 and 1996 are for the fiscal years ended September 30. His compensation for 1997 reflects compensation received by him from October 1, 1996 through August 31, 1997.

(6) Mr. Flynn resigned from his positions as President and Chief Operating Officer on May 15, 1997. Mr. Flynn's compensation for 1995 and 1996 are for the fiscal years ended September 30. His compensation for 1997 reflects compensation received by him from October 1, 1996 through August 31, 1997.

     The following table sets forth certain information regarding options granted during fiscal 1997 to each of the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                                                                                              OF STOCK PRICE
                                                                                          APPRECIATION FOR OPTION
                                                 INDIVIDUAL GRANTS                                 TERM
                               ------------------------------------------------------   ---------------------------
                                NUMBER OF      % OF TOTAL
                                SECURITIES    OPTIONS/SARS    EXERCISE
                                UNDERLYING     GRANTED TO        OR
                               OPTIONS/SARS   EMPLOYEES IN      BASE       EXPIRATION
NAME                            GRANTED(#)    FISCAL YEAR    PRICE($/SH)      DATE       5%($)(1)       10%($)(1)
----                           ------------   ------------   -----------   ----------   -----------   -------------
Kenneth W. Winger(2).........    250,000          22.8%        $3.1875      07/08/07     $501,150      $1,270,000
Michael J. Bragagnolo(2).....    150,000          13.0          3.1875      07/08/07      300,690         762,000
John W. Rollins, Sr.(3)......     10,000           N/A          3.1875      07/08/07       20,046          50,800
John V. Flynn, Jr.(4)........     28,000           2.4           2.625      08/14/99        6,963          14,238

---------------
(1) These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by the Commission's rules, are not intended to forecast possible future appreciation, if any, of the price of the Parent Common Stock. These numbers do not take into account certain provisions of the options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. The Parent did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Parent Common Stock.

(2) Options granted under the Employee Option Plan.

(3) Options granted under the Director Option Plan.

(4) Options granted on October 7, 1996.

     The following table sets forth certain information with respect to options held at the end of fiscal 1997 for each of the Named Executive Officers.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                INDIVIDUAL GRANTS
                                     ------------------------------------------------------------------------
                                       NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                         UNEXERCISED OPTION/SARS AT             OPTIONS/SARS AT FY-END($)
NAME                                 FY-END(#) EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                                 -----------------------------------    ---------------------------------
Kenneth W. Winger..................              -0-/250,000                          -0-/$359,375
Michael J. Bragagnolo..............              -0-/150,000                          -0-/$215,625
John W. Rollins, Sr................               -0-/10,000                          -0-/$ 14,375
John V. Flynn, Jr..................              100,000/-0-                          $200,000/-0-

DEFINED BENEFIT PLANS

     Until May 30, 1997, the Parent had a non-contributory qualified, defined benefit plan in which all full-time employees of the Company were eligible to participate (the "Rollins Pension Plan"). Retirement benefits under the plan were computed utilizing 1.25% of earnings up to covered compensation, as that term was defined in the plan, and 1.7% of earnings above covered compensation and years of service to age 65. Compensation utilized to compute benefits under the Rollins Pension Plan included regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

     Until May 30, 1997, the Parent also maintained a non-qualified, defined benefit plan (the "Rollins Excess Benefit Plan"), which covered those participants of the Rollins Pension Plan whose benefits were limited by the Internal Revenue Code of 1986, as amended (the "Code"). A participant in the Rollins Excess Benefit Plan was entitled to a benefit equaling the difference between the amount of the benefit that would have been payable to him under the Rollins Pension Plan but for the Code limitation and the amount of the benefit actually payable to him under the Rollins Pension Plan.

     Retirement benefits under the Rollins Pension Plan and the Rollins Excess Benefit Plan were not subject to any reduction for Social Security benefits or other offset amounts, could be paid in certain alternative forms having actuarially equivalent values and were fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55.

     Effective as of July 31, 1997, the Rollins Pension Plan and Rollins Excess Benefit Plan were divided into separate plans covering union and non-union employees. The portion of the plans covering non-union employees was terminated effective as of July 31, 1997. The combined annual benefit at retirement under the Rollins Pension Plan and the Rollins Excess Benefit Plan for each of the Named Executive Officers who participated therein as of August 31, 1997 was:
John V. Flynn, Jr., $9,561.

     Effective as of October 14, 1997, the Parent adopted a Supplemental Executive Retirement Plan (the "SERP") for certain eligible employees. A SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan.

     The following table shows the estimated annual benefits payable upon retirement at normal retirement dates under the SERP.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

 FINAL                     SERVICE YEARS
AVERAGE   -----------------------------------------------
  PAY       15        20        25        30        35
-------   -------   -------   -------   -------   -------
150,000..  22,500    30,000    37,500    45,000    52,500
200,000..  33,750    45,000    56,250    67,500    78,750
250,000..  45,000    60,000    75,000    90,000   105,000
300,000..  56,250    75,000    93,750   112,500   131,250
350,000..  67,500    90,000   112,500   135,000   157,500
400,000..  78,750   105,000   131,250   157,500   183,750
450,000..  90,000   120,000   150,000   180,000   210,000
500,000.. 101,250   135,000   168,750   202,500   236,250

     For the Parent's and the Company's current executive officers, the compensation shown in the column labeled "Salary" and "Bonus" of the Summary Compensation Table is covered by the SERP. As of August 31, 1997, Messrs. Winger and Bragagnolo had credited service under the SERP of six and two years, respectively. Benefits under the SERP are computed based on a straight-life annuity. The amounts in this table are subject to deduction for a portion of Social Security benefits. Mr. Rollins, Sr. and Mr. Flynn do not participate in the SERP.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     Pursuant to a letter dated January 15, 1997, John V. Flynn, Jr., former President and Chief Operating Officer of the Parent, resigned from such positions effective as of May 15, 1997 in exchange for (i) at the option of Mr. Flynn, either (a) remaining an employee for two years at an annual salary of $400,000 or (b) receiving as severance a lump sum payment equal to the total amount then remaining unpaid under clause (a) and (ii) receiving, for so long as Mr. Flynn remains an employee of the Parent, use of a Parent car (until such time as Mr. Flynn is employed by another company) and such health and welfare, life insurance, disability, pension and other benefits as are made available to other employees of the Parent. The letter also specified that, for a period of three years after May 15, 1997, Mr. Flynn would not participate in a business which competes with the Company in the hazardous or industrial waste incineration business.

     Pursuant to the terms of the Stock Purchase Agreement, all employees, including Mr. Flynn, received immediate vesting of all options outstanding under the Parent's then existing stock option plans.

COMPENSATION OF DIRECTORS

     Currently, each director of the Parent who is not an employee of the Parent or the Company is paid an annual retainer of $20,000 (the "Annual Retainer") plus $750 for each meeting attended. Pursuant to the Parent's Nonemployee Director Stock Plan, 50% of the Annual Retainer for each nonemployee director is paid in shares of Parent Common Stock. Each quarter the smallest number of whole shares of Parent Common Stock which when multiplied by the fair market value of such shares would equal no more than 50% of the nonemployee director's retainer fee payable for such quarter is calculated, and the dollar amount equivalent thereto is withheld from the director's quarterly retainer check. A certificate evidencing the number of shares of Parent Common Stock so determined for each of the fiscal quarters beginning in the prior calendar year is delivered to the director at the first Board of Directors meeting held during each calendar year. Each nonemployee director becomes vested in the Parent Common Stock so awarded
(i) at the end of the vesting period applicable to the award if the non-employee director continues to be a member of the Board through the vesting period or
(ii) upon his death, disability or retirement or (iii) if the nonemployee director ceases to be a director as a result of a change in control of the Parent. Each such award is subject to a separate vesting period, and all awards become nonforfeitable and transferable on the first anniversary of the award.

     Directors of the Parent who are also employees of the Parent or the Company receive no separate compensation for serving as directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     David E. Thomas, Jr., a Director of the Parent, is the Senior Managing Director and the Head of the Investment Banking Group of Raymond James & Associates ("Raymond James"). Pursuant to the terms of a letter agreement dated January 3, 1997, the Parent engaged Raymond James as the Parent's financial advisor in connection with the Safety-Kleen Acquisition and agreed to (i) pay Raymond James a fee of $800,000, (ii) reimburse Raymond James for its reasonable out-of-pocket expenses (up to a maximum of $25,000) and (iii) indemnify Raymond James against certain liabilities, including certain liabilities under the federal securities laws.

     For a discussion of certain other related party transactions, see "Management -- Compensation Committee Interlocks and Insider Participation."

                             PRINCIPAL SHAREHOLDERS

     All of the outstanding capital stock of the Company is owned by the Parent. The following table sets forth as of June 22, 1998, the number of shares of Common Stock of the Parent beneficially owned by each of the 5% stockholders of the Parent, each of its directors, the Named Executive Officers and all directors and executive officers as a group.

                                                                 SHARES
                                                              BENEFICIALLY
                            NAME                                 OWNED        PERCENT OF CLASS
                            ----                              ------------    ----------------
Laidlaw.....................................................  124,045,410             35%
Kenneth W. Winger...........................................          -0-            n/a
Michael J. Bragagnolo.......................................          -0-            n/a
James R. Bullock(1)(2)......................................          -0-            n/a
John R. Grainger(1).........................................          -0-            n/a
Leslie W. Haworth(1)........................................        5,000            n/a
John W. Rollins, Jr.(3).....................................      357,862              *
John W. Rollins, Sr.(4).....................................    3,697,576           2.05%
David E. Thomas, Jr.........................................          -0-            n/a
Henry B. Tippie(5)..........................................    2,294,689           1.27%
James L. Wareham............................................        1,000            n/a
Grover C. Wrenn.............................................       15,000            n/a
John V. Flynn, Jr...........................................          -0-            n/a
All directors and current executive officers as a group (13
  persons)..................................................    6,350,127           3.52%

---------------
 *  Signifies less than 1%

(1) Messrs. Bullock, Grainger and Haworth are officers of Laidlaw.

(2) Does not include 25,000 shares owned by Mr. Bullock's wife, as to which shares Mr. Bullock disclaims any beneficial ownership.

(3) Includes 191,737 shares held by Mr. Rollins as co-trustee. Does not include 6,191 shares owned by Mr. Rollins' wife, as to which shares Mr. Rollins disclaims any beneficial ownership.

(4) Does not include 182,749 shares owned by Mr. Rollins' wife and 101,975 shares held by his wife as custodian for his minor children, as to which shares Mr. Rollins disclaims any beneficial ownership.

(5) Includes 969,689 shares held by Mr. Tippie as co-trustee; 26,000 shares held by him as trustee; and 30,000 shares owned by a partnership over which he has sole voting power. Does not include 23,000 shares owned by Mr. Tippie's wife and 21,000 shares held by his wife as trustee for his children, as to which shares Mr. Tippie disclaims any beneficial ownership.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE COMPANY

  SENIOR CREDIT FACILITY

     In connection with the Safety-Kleen Acquisition, the Company obtained the Senior Credit Facility pursuant to a credit agreement dated April 3, 1998 as amended on May 15, 1998 (the "Loan Agreement") among the Company, as borrower, Laidlaw Environmental Services (Canada) Ltd. and The Toronto-Dominion Bank ("TD"), as administrative agent, and a syndicate of banks and other financial institutions (the "Lenders") pursuant to which the Lenders agreed, subject to certain conditions, to provide aggregate borrowing and letters of credit availability to the Company to, among other things, (i) finance the Safety-Kleen Acquisition, (ii) refinance existing indebtedness of the Company and Safety-Kleen, (iii) fund certain capital expenditures, working capital and permitted acquisitions, as well as transaction fees and expenses associated with the Safety-Kleen Acquisition and (iv) provide for up to $200 million of letters of credit. The Parent and all wholly-owned domestic subsidiaries of the Company (including Safety-Kleen and its wholly-owned domestic subsidiaries) (the "Credit Agreement Guarantors") have unconditionally guaranteed the repayment of the Senior Credit Facility. At May 31, 1998, there was an aggregate of $1.33 billion of Term Loans outstanding and $208 million of borrowings outstanding under the Revolver. At May 31, 1998, the Company had $192 million of additional borrowing availability (excluding letters of credit) under the Revolver.

     Terms of the Senior Credit Facility. The Senior Credit Facility consists of the following: (i) a $550,000,000 six-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit and $400,000,000 sublimit for loans (the "Revolver" or "Facility A"), (ii) a $455,000,000 six-year Senior Secured Amortizing Term Loan ("Facility B"), (iii) a $70,000,000 six-year Senior Secured Amortizing Term Loan to Laidlaw Environmental Services (Canada) Ltd. ("Facility C"), (iv) a $400,000,000 Minimally Amortizing seven-year Senior Secured Term Facility ("Facility D"), and (v) a $400,000,000 Minimally Amortizing eight-year Senior Secured Term Loan ("Facility E") (Facility B, Facility C, Facility D and Facility E, collectively, the "Term Loans").

     Secured Senior Credit Facility. The Senior Credit Facility is secured by all of the tangible assets of the Company, the Parent and the Credit Agreement Guarantors. All of the capital stock of the Company and its subsidiaries, including the acquired Safety-Kleen subsidiaries, are pledged as part of such security for the Senior Credit Facility.

     Maturity and Amortization. Facility A has no scheduled amortization. The Terms Loans were require aggregate principal repayments of $79.6 million in each of years one and two, $103.5 million in each of years three, four, five and six, $380.0 million in year seven and $372.0 million in year eight. See "Use of Proceeds."

     Interest. Borrowings under the Senior Credit Facility bear interest at a floating rate based upon, at the option of the Company, (i) the higher of the TD prime rate and the federal funds rate plus 0.50% per annum, or (ii) the London Interbank Offered Rate ("LIBOR") as determined by TD for the respective interest period, in each case plus a margin based upon the total leverage ratio of the Company. The Company also will pay administration fees, commitment fees and certain expenses and provide certain indemnities, all of which the Company believes to be customary for commitments of this type.

     Covenants. The Loan Agreement contains conditions precedent, representations and warranties, negative, affirmative and financial covenants (including financial covenants, restricting debt, guaranties, liens, mergers and consolidations, sales of assets and payment of dividends, and establishing a total leverage ratio test, a fixed charge coverage test, an interest coverage ratio test and a maximum contingent obligation to operating cash flow ratio test), events of default and other provisions customary for such financings.

     Events of Default. The Loan Agreement contains events of default customary for a transaction of this type including, without limitation, nonpayment of principal, interest or other fees when due, breach of representations, warranties or covenants, breach of other material agreements, material undischarged judgments or fines, ERISA, bankruptcy or insolvency, change of control, and cross default to other indebtedness of the Company and any of its subsidiaries. If (a) at any time Laidlaw ceases to be a primary stockholder of the Parent, (b) at any time when the Consolidated Total Leverage Ratio (as defined in the Senior Credit Facility) is greater than 2.50 to 1.00, Laidlaw ceases to own at least 20% of the outstanding Common Stock of the Parent, (c) at any time the Parent ceases to own 100% of the outstanding common stock of Laidlaw Environmental, (d) at any time Laidlaw Environmental ceases to own 100% of the outstanding common stock of Laidlaw Environmental Services (Canada) Ltd., a wholly-owned subsidiary of Laidlaw Environmental (the "Canadian Borrower") or (e) at any time there ceases to be at least one member of the Board of Directors of the Parent who is a designee of Laidlaw, an event of default shall occur.

     Conditions. Under the Senior Credit Facility, the Company is required to obtain interest rate protection satisfactory to TD in respect of at least 40% of its floating rate debt for a period of at least two years.

  COMPANY IRBS

     The Company has two outstanding series of industrial revenue bonds (the "Company IRBs") issued in connection with certain of its facilities.

     The Tooele County, Utah Hazardous Waste Disposal Revenue Bonds (Laidlaw Inc./USPCI Clive Project) Series 1995, par amount $10 million. These bonds have an interest rate of 6.75% and a maturity date of August 1, 2010. The interest payment dates for the bonds are August 1 and February 1. The initial optional redemption for the bonds is August 1, 2005. These bonds do not provide an optional prepayment right to the noteholders. As of May 31, 1998, only $8.7 million of these bonds have been utilized by the Company.

     The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Industrial Development Revenue Refunding and Improvement Bond Series 1993 (OSCO Treatment Systems, Inc. Project), par amount $15.7 million. These bonds have an interest rate of 6% and a maturity date of May 1, 2003. The interest payment dates for the bonds are May 1 and November 1. These bonds do not provide an optional prepayment right to the noteholders. As of May 31, 1998, only $7.0 million of these bonds have been utilized by the Company.

THE PARENT

  PIK SUBORDINATED DEBENTURE

     On May 15, 1997, the Parent issued the PIK Subordinated Debenture. The principal of the PIK Subordinated Debenture is payable on May 15, 2009, subject to earlier mandatory or optional prepayment and any acceleration of its maturity date upon default.

     The PIK Subordinated Debenture bears interest at the fixed rate of 5% per annum. Until May 15, 1999 (the "Mandatory PIK Interest Payment Period"), interest on the outstanding principal balance of the PIK Subordinated Debenture accrues at the 5% rate, but will be paid in shares of Parent Common Stock. After the Mandatory PIK Interest Payment Period, at the election of the Parent any payment due under the PIK Subordinated Debenture (except upon an optional early redemption), including any accrued interest or principal, may be paid in shares of Parent Common Stock. The number of shares of Parent Common Stock for each such payment shall be equal to the dollar amount in accrued interest or principal due divided by the average of the daily closing prices of a share of Parent Common Stock on the NYSE -- Composite Transactions for the ten consecutive trading days selected by the Parent commencing not more than 20 trading days before, and ending not later than, the date such payment is due. Interest on the outstanding principal balance of the PIK Subordinated Debenture is payable semiannually on November 15 and May 15, beginning on November 15, 1997 and continuing until the payment in full of the PIK Subordinated Debenture.

     Beginning on May 15, 2002, and continuing until the business day prior to the repayment of the PIK Subordinated Debenture, the PIK Subordinated Debenture is convertible, in whole or in part, at the option of the holder, into shares of Parent Common Stock of the Parent. The conversion will be at a price equal to the conversion price (the "Conversion Price") of $3.75 per share, subject to adjustment under certain circumstances.

     During the period commencing on May 15, 2002, and continuing until maturity, the Parent has the option to prepay the PIK Subordinated Debenture, in whole or in part, only in cash, at the face amount of the PIK Subordinated Debenture if the last reported sales price of a share of Parent Common Stock, as reported by the New York Stock Exchange, equals or exceeds 120% of the Conversion Price for a period of at least ten consecutive trading days prior to the date of such proposed payment.

     Subject to the subordination provisions of the PIK Subordinated Debenture, the maturity of the PIK Subordinated Debenture may be accelerated if a "Default" occurs. Under the PIK Subordinated Debenture a "Default" includes (i) a failure by the Parent to pay the principal or accrued interest of the PIK Subordinated Debenture on its maturity date or any interest payment date, respectively, (ii) the voluntary or involuntary bankruptcy of the Parent or other insolvency proceedings involving the Parent and (iii) the acceleration of the maturity of the amounts outstanding under the Senior Credit Facility as a result of a default thereunder.

     The PIK Subordinated Debenture ranks junior in right of payment to the amounts outstanding under the Senior Credit Facility and to substantially all other indebtedness of the Parent except (i) amounts owed (other than to banks, insurance companies and other financing institutions and obligations under capitalized leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees and
(ii) any liability for federal, state, provincial, local or other taxes owed or owing by the Parent. The PIK Subordinated Indenture is subordinated to the Parent Guarantee of the Notes.

  PARENT IRBS

     The Parent has two outstanding series of industrial revenue bonds (the "Parent IRBs") issued in connection with certain facilities of the Company.

     The Tooele County, Utah Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $45.7 million. These bonds have an interest rate of 7.55% and a maturity date of July 1, 2027. The interest payment dates for the bonds are July 1 and January 1. The provisions provide for an optional prepayment at the option of the Parent, subject to prepayment penalties. As of April 30, 1998, the full amount of these bonds have been utilized by the Parent.

     The California Pollution Control Financing Authority 6.7% Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $19.5 million. These bonds have an interest rate of 6.7% and a maturity date of July 1, 2007. The interest payment dates are July 1 and January 1. The terms of the bonds provide for an optional redemption which is triggered by an extraordinary event. As of April 30, 1998, the full amount of these bonds have been utilized by the Parent.

  PARENT PROMISSORY NOTE

     On May 15, 1997, as part of the Rollins Acquisition, the Parent issued a $60 million note (the "Parent Promissory Note"). The Parent Promissory Note matures on May 15, 2003. Interest is payable at a fluctuating rate of six month LIBOR (the "Contract Rate"), as calculated in accordance with the terms of the Parent Promissory Note. From and after the maturity date, the Parent Promissory Note will bear interest at a rate per annum equal to the Contract Rate plus five percent. Interest is due and payable on May 30 and November 30 of each year. A late charge of 2% of the amount of the payment will be charged on any payment not received within fifteen days after it is due. The Parent is required to make a $10.0 million principal reduction on each of May 15, 2001 and May 15, 2002.

     The Parent will be in default upon the occurrence of any of the following events of default: (i) Parent fails to make any payment under the Parent Promissory Note when due; (ii) Laidlaw fails to maintain an investment grade rating by both Standard & Poor's, Inc. and Moody's Institutional Services, Inc.;
(iii) Parent and Laidlaw fail to comply with certain obligations under the Stock Purchase Agreement; (iv) Parent is in default under any credit agreement, or refinancing thereof, entered into in connection with the Rollins Acquisition;
(v) default under any indentures secured by indebtedness of the Parent or Laidlaw having an aggregate principal amount of at least Cdn. $10 million; (vi) involuntary bankruptcy of the Parent or Laidlaw; or (vii) voluntary bankruptcy, insolvency, reorganization or other similar proceeding in respect of the Parent or Laidlaw.

     The Parent Promissory Note has priority in payment over any indebtedness of the Parent to Laidlaw and any affiliated entities. The holder of the Parent Promissory Note has agreed that the Parent Promissory Note is subordinate to the Senior Credit Facility of the Company.

                            DESCRIPTION OF THE NOTES

     Except as otherwise indicated, the following description relates both to the Existing Notes and the New Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof.

GENERAL

     The Existing Notes were, and the New Notes will be, issued under the "Indenture" among the Company, the Parent, as a Guarantor, and the Subsidiary Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), a copy of the form of which is available upon request from the Company. Upon the issuance of the New Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions" below.

     As of the date hereof, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company is able to designate current and future Subsidiaries as Unrestricted Subsidiaries, subject to certain limitations. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes mature on June 1, 2008, are limited initially in aggregate principal amount to $325,000,000 and are unsecured senior subordinated obligations of the Company. The Indenture provides for the issuance of up to $75,000,000 aggregate principal amount of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes. Unless otherwise indicated, references herein to the Notes does not include the Additional Notes. No offering of any such Additional Notes is being or shall be deemed to be made by this Prospectus. In addition, there can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.

     Each Note will bear interest at the rate of 9 1/4% per annum, payable semiannually in arrears on June 1 and December 1 in each year, commencing December 1, 1998, until the principal thereof is paid or duly provided for, to the person in whose name the New Note (or any predecessor Note) is registered at the close of business on the May 15 or November 15 next preceding such interest payment date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     The principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially is the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the security register. The Existing Notes are, and the New Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes or, if no interest has been paid on the Existing Notes, from May 29, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of Existing Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 1998. Existing Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment in respect of interest on such Existing Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

     Any Existing Notes that remain outstanding after the consummation of the Exchange Offer and New Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

     The Notes are not be entitled to the benefit of any sinking fund.

INVESTMENT GRADE RATING -- FALL-AWAY COVENANTS

     If the Notes achieve an Investment Grade rating and no Default or Event of Default shall have occurred and be continuing, upon the request of the Company, all of the covenants described under "-- Certain Covenants" (with limited exceptions) will no longer be applicable to the Company and its Subsidiaries. Accordingly, the Notes will thereafter be entitled to substantially no covenant protection.

SUBORDINATION

     The Notes are unsecured senior subordinated obligations of the Company. The Notes are, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding on the Closing Date or thereafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, whether voluntary or involuntary, the holders of Senior Indebtedness will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in such proceeding) before the Holders of Notes are entitled to receive any payment of principal of and premium, if any, and interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Indebtedness to at least the same extent as the Notes are so subordinated), before all the Senior Indebtedness is paid in full, then such payment or distribution will be held in trust for the holders of Senior Indebtedness and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full.

     The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if a default in the payment of principal of (or premium, if any) or interest on Designated Senior Indebtedness has occurred and is continuing or a default in the payment when due of any other obligation under Designated Senior Indebtedness has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) has occurred and is continuing with respect to any Designated Senior Indebtedness permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") and the Company and the Trustee have received written notice thereof from the agent under the Senior Credit Facility or from an authorized Person on behalf of any holder of Designated Senior Indebtedness, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after the date on which the applicable Blockage Notice is received unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (y) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Trustee from the agent under the Senior Credit Facility or from the Person who gave the Blockage Notice. However, the Company may make payments on the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from a representative of the Designated Senior Indebtedness affected by such Senior Payment Default or Senior Nonmonetary Default. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Indebtedness and will be required to be paid over and delivered forthwith to the holders of the Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Senior Indebtedness.

     Whenever the Company is prohibited from making any payment on or in respect of the Notes, the Company will also be prohibited from making, directly or indirectly, any legal defeasance or covenant defeasance of the Notes as described under "-- Legal Defeasance and Covenant Defeasance" and from making any payment of any kind on account of the redemption, purchase or other acquisition of the Notes.

     The Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all senior indebtedness of the Parent and the Guarantors, as the case may be, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness.

     The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "-- Legal Defeasance and Covenant Defeasance."

     As a result of the subordination provisions described above, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and assets which would otherwise be available to pay obligations in respect of the Notes will be available only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. See "Risk Factors -- Subordination; Ranking of the Notes and Guarantees."

     At February 28, 1998, after giving effect to the Safety-Kleen Transactions and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Company would have had approximately $1.4 billion of Senior Indebtedness outstanding (all of which would have been secured), and the Company would have had borrowing availability of $175.5 million (excluding letters of credit) under the Senior Credit Facility, all of which would be secured Senior Indebtedness, if borrowed. The terms of the Indenture permit the Company and its Restricted Subsidiaries to incur additional Senior Indebtedness, subject to certain limitations, including Indebtedness that may be secured by Liens on property of the Company and its Restricted Subsidiaries. See the discussion below under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and "-- Certain Covenants -- Liens." As of February 28, 1998, the Parent had an aggregate of approximately $125.2 million of Indebtedness outstanding ranking senior to the Notes. The terms of the Indenture do not restrict the ability of the Parent to incur additional Indebtedness ranking senior to the Notes. In addition, the Notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Guarantors (the "Non-Guarantor Subsidiaries"). As of February 28, 1998, after giving effect to the Safety-Kleen Transactions and the issuance of the Existing Notes and the application of the net proceeds therefrom, the Non-Guarantor Subsidiaries would have had $100.5 million of third-party indebtedness and accounts payable outstanding. See "Risk Factors -- Subordination; Ranking of the Notes and Guarantees."

GUARANTEES

     Payment of the principal of and premium, if any, and interest on the Notes, when and as the same become due and payable, are guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors referred to below. The Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all senior indebtedness of the Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk
Factors -- Limitation on Subsidiary Guarantees and Parent Guarantee; Fraudulent Conveyance Concerns."

     As of the date hereof, the Guarantors include the Parent and each Domestic Restricted Subsidiary other than three non-wholly-owned domestic subsidiaries. The Indenture requires that each Domestic Restricted Subsidiary be a Guarantor, as well as each other Restricted Subsidiary that guarantees any other Indebtedness of the Company or of a Domestic Restricted Subsidiary.

     Subject to the provisions of the following paragraph, the Indenture provides that no Guarantor may consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person unless:
(a) the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Guarantor under the Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and
(c) immediately after giving effect to such transaction, the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

     The Indenture provides that, in the event of (a) a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (by way of merger, consolidation or otherwise), (b) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor to any Person (by way of merger, consolidation or otherwise) or (c) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Indenture, then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes; provided that the Net Cash Proceeds of such conveyance, sale, assignment, transfer or other disposition (if any) are applied in accordance with the covenant described under "-- Certain Covenants -- Asset Sales."

MAKE-WHOLE REDEMPTION

     The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at any time prior to June 1, 2003 at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of 104.625% of the principal amount of such Notes and the scheduled payments of interest thereon through and including June 1, 2003 discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together with accrued and unpaid interest, if any, to the redemption date.

     If less than all the Notes or Additional Notes, if any, are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by lot or such other method as the Trustee deems fair and appropriate.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on June 1 of the years indicated below:

YEAR                REDEMPTION PRICE
----                ----------------
2003..............      104.625%
2004..............      103.083
2005..............      101.542
2006 and
  thereafter......      100.000

     In addition, at any time or from time to time prior to June 1, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that, immediately after giving effect to any such redemption at least $211.3 million aggregate principal amount of the Notes (including any Additional Notes) remains outstanding; provided further that such redemptions occur within 90 days of the date of closing of the related Public Equity Offering.

     If less than all the Notes or Additional Notes, if any, are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by lot or such other method as the Trustee deems fair and appropriate.

REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

     If a Change of Control occurs at any time, then each Holder will have the right to require that the Company purchase such Holder's Notes and Additional Notes, if any, in whole or in part at a purchase price in cash equal to 101% of the principal amount of such Notes and Additional Notes, if any, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

     Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes and Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Note or Additional Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes and Additional Notes that might be tendered by Holders of the Notes and Additional Notes, if any, seeking to accept the Change of Control Offer. The Senior Credit Facility will restrict such a purchase of Notes and Additional Notes, if any, by the Company prior to repayment in full of Indebtedness outstanding under the Senior Credit Facility and a Change of Control Offer would require the approval of the lenders thereunder. In addition, certain events involving a Change of Control may be an event of default under the Senior Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the Holders of the Notes and Additional Notes, if any, to require the Company to repurchase the Notes and Additional Notes, if any, may be of limited value if the Company cannot obtain the required approval under the Senior Credit Facility. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes and Additional Notes, if any, the rights described under "-- Events of Default and Remedies."

     The existence of a Holder's right to require the Company to purchase such Holder's Notes or Additional Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders of Notes or Additional Notes, if any, the right to require the Company to repurchase such Notes or Additional Notes, if any, in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect Holders of the Notes or Additional Notes, if such transaction is not a transaction defined as a Change of Control. See "--Certain Definitions" below for the definition of "Change of Control."

     The Company will comply with any applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

CERTAIN COVENANTS

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been equal to at least
2.0 to 1.0 if such incurrence is on or prior to the second anniversary of the Closing Date and 2.25 to 1.0 if thereafter.

     In making the foregoing calculation for any four-quarter period which includes the Closing Date, pro forma effect will be given to the issuance of the Existing Notes and the application of the net proceeds therefrom, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity or business acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months), (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such four-quarter period.

     INCURRENCE OF CONTINGENT OBLIGATIONS. The Company will not, and will not permit any Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur, any Contingent Obligations if, at the time of such incurrence, all Contingent Obligations outstanding at the date of such incurrence in the aggregate equal or exceed an amount equal to 17% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with all GAAP).

     RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment: (i) no Default or Event of Default has occurred and is continuing, (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," and (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

          (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount), plus

          (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of, or as a capital contribution in respect of, Qualified Equity Interests of the Company, plus

          (C) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

          (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

          (E) $25.0 million.

     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take any of the following actions so long as, with respect to clauses (ii), (v), (vii), (viii), (ix), (x) and (xi) no Default or Event of Default has occurred and is continuing or would occur:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision;

          (ii) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

          (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary), of Qualified Equity Interests of the Company;

          (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, new Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xii) of the definition of Permitted Indebtedness;

          (v) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (vi) the payment of dividends or the making of loans or other advances by the Company to the Parent to be used by the Parent to pay federal, state, local and foreign taxes payable by the Parent and directly attributable to (or that arise as result of ) the operations of the Company and its Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such federal, state, local and foreign taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends, loans or other advances pursuant to this clause (vi) are used by the Parent for such purposes within 20 days of the receipt thereof by the Parent;

          (vii) the payment of dividends or the making of loans or advances by the Company to the Parent in an aggregate amount not to exceed $5.0 million in any fiscal year for customary costs and expenses incurred by the Parent in its capacity as a holding company or for services rendered by the Parent on behalf of the Company;

          (viii) the payment of, or the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to pay, interest and principal due under the PIK Subordinated Debenture provided that such payment of interest or principal (A) is made in cash by the Company or the Parent, as the case may be, (B) is made at the original Stated Maturity of such interest or principal, (C) is an amount that is no greater than actual amount of interest or principal due at such Stated Maturity and (D) immediately after giving effect to such payment, loan or advance, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under " -- Certain Covenants -- Incurrence of Indebtedness and the Issuance of Disqualified Stock;"

          (ix) the payment of, or the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to pay, interest and principal due under the Parent Promissory Note and the Parent IRBs or any Indebtedness incurred to refinance the Parent Promissory Note or the Parent IRBs, as the case may be, in compliance with clause (x) below, provided that such payment of interest or principal (A) is made in cash by the Company or the Parent, as the case may be, (B) is made at the original Stated Maturity of such interest or principal and (C) is an amount that is no greater than actual amount of interest or principal due at such Stated Maturity;

          (x) the payment of a dividend or the making of a loan or other advance to the Parent to enable the Parent to refinance the Parent Promissory Note and the Parent IRBs provided that (A) the principal amount of any such refinancing Indebtedness incurred by the Parent does not exceed the principal amount of the Parent Promissory Note or Parent IRBs, as the case may be, refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Parent Promissory Note or Parent IRBs, as the case may be, or the amount of any premium reasonably determined by the Parent as necessary to accomplish such refinancing, plus the amount of the expenses of the Parent reasonably estimated to be incurred in connection with such refinancing, (B) any such refinancing Indebtedness is unsecured, (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Parent Promissory Note or the Parent IRBs, as the case may be, and (D) such refinancing Indebtedness has a final Stated Maturity no earlier than the final Stated Maturity of the Parent Promissory Note or the Parent IRBs, as the case may be, provided, however, that if such dividend, loan or other advance to the Parent is financed by the Company with Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness, then the foregoing clauses (A), (B), (C) and (D) shall not be applicable in connection with such dividend, loan or advance to the Parent; and

          (xi) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness owed by the Company to any Wholly-Owned Foreign Restricted Subsidiary.

The payments described in clauses (ii), (iii), (v) and (viii) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (b) but will reduce the amount that would otherwise be available for Restricted Payments under the clause (iii) of paragraph (a) of this covenant and the payments described in clauses (i), (iv), (vi), (vii),
(ix), (x) and (xi) of this paragraph (b) will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (b) and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) of this covenant.

     (c) For the purpose of making any calculations under the Indenture, (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the greater of fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under paragraph (a) of this covenant includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this covenant will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of
(x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (a) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and evidenced by a resolution of the Board of Directors) and (b) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision.

     If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 360 days after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Senior Credit Facility or to the repayment of other Senior

Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, as such businesses are conducted prior to such Asset Disposition or in businesses reasonably related or ancillary thereto (in any such case as determined by the Board of Directors in good faith). If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 360 days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Notwithstanding the foregoing, if the Company or any Restricted Subsidiary engages in an Asset Sale of Designated Assets, (x) the Company may, at its option, within 360 days after such Asset Sale of Designated Assets, (1) apply all or a portion of the Net Cash Proceeds to the repayment of amounts outstanding under the Senior Credit Facility or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary or (2) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds as set forth in clause
(ii) above and (y) the Company or the relevant Restricted Subsidiary shall not be required to receive, as set forth in clause (b) of the immediately preceding paragraph, 75% of the consideration in respect of such Asset Sale of Designated Assets in the form of cash or Cash Equivalents. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph constitutes "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will, within 30 days thereafter, make an offer to purchase from all Holders of Notes and Additional Notes, if any, on a pro rata basis, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and Additional Notes, if any, that may be purchased with the Excess Proceeds (an "Asset Sale Offer"). The offer price as to each Note and Additional Note, if any, will be payable in cash in an amount equal to 100% of the principal amount of such Note and Additional Note, if any, and, plus in each case accrued and unpaid interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Notes and Additional Notes, if any, tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use the portion of the Excess Proceeds not required to be used to repurchase the Notes and Additional Notes for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes, if any, validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and Additional Notes to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

     LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or the Restricted Subsidiary.

     DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Indenture, the Senior Credit Facility, as originally executed and any other agreement in effect on the Closing Date to the extent listed on a schedule attached to the Indenture, (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets (including the Capital Stock of any Restricted Subsidiary) permitted by the covenant described under " -- Certain Covenants -- Asset Sales" with respect to the assets to be sold pursuant to such contract and (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

     LIMITATION ON LAYERING INDEBTEDNESS. The Company and each Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes or the Guarantee issued by such Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Guarantee, as the case may be.

     CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company may not consolidate with or merge with or into any other Person (whether or not the Company is the surviving Person) or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any other Person or Persons, in one transaction or a series of related transactions, unless each of the following conditions is satisfied:

          (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity")
     (A) is a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes.

          (b) Immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions.

          (d) Immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

          (e) If the Company is not the continuing obligor under the Indenture, each Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes.

          (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted

Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     In the event of any transaction or series of related transactions described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

     TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries, unless
(a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, but less than $10.0 million, the Company delivers a resolution of the Board of Directors of the Company set forth in an officers' certificate to the Trustee certifying that such transaction or series of related transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10.0 million the Company delivers (x) an officers' certificate to the Trustee certifying that such transaction or series of related transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (y) a written opinion from a nationally recognized accounting or investment banking firm to the effect that such transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant will not restrict any of the following:

          (A) Transactions among the Company and/or its Restricted Subsidiaries.

          (B) The Company from paying reasonable and customary regular compensation or fees to, or entering into customary expense reimbursement, indemnification or similar arrangements with, directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary.

          (C) Transactions permitted by the provisions of the covenant described " -- Certain Covenants -- Restricted Payments."

          (D) Transactions among the Company, the Parent and Laidlaw pursuant to the Stock Purchase Agreement.

          (E) Any payments made by the Company or a Restricted Subsidiary to the Parent or Laidlaw or transactions entered into among the Company, any Restricted Subsidiary, the Parent and/or Laidlaw pursuant to customary financial and management service arrangements (including, without limitation, general liability and workers' compensation insurance, income tax management and treasury services); provided, however, that each such payment or transaction is (a) in the ordinary course of business consistent with past practice prior to the date of the Indenture and (b) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could have been obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, convey, sell, assign, transfer, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly Owned Restricted Subsidiary or (b) in a transaction or series of related transactions consisting of a sale provided that immediately after giving effect to such sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) and such sale complies with the covenant described under "-- Certain Covenants -- Asset Sales".

     The Company will not permit any Restricted Subsidiary that is a Guarantor to issue Preferred Stock.

     PAYMENTS FOR CONSENT. The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES. All of the Company's Domestic Restricted Subsidiaries (other than three non-wholly-owned domestic subsidiaries of the Company) are Guarantors. As described above, the Indenture permits, under certain circumstances, the release and discharge of the Guarantee issued by a Guarantor. Other than a guarantee by a Foreign Restricted Subsidiary of the payment of Indebtedness of another Foreign Restricted Subsidiary, the Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

     Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon: (a) any sale, exchange or transfer to any Person of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (b) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or (c) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant described under " -- Certain Covenants -- Restricted Payments," (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

     (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

     LIMITATION ON CONDUCT OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, conduct any business other than the business the Company and its Restricted Subsidiaries was conducting on the Closing Date or businesses reasonably related or ancillary thereto, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     REPORTS. The Company will be required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act provided, however, that so long as the Parent is a Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option, be filed by and be those of the Parent rather than the Company; provided further, however, that if the Parent conducts any business or holds any significant assets other than the capital stock of the Company at the time any such report or other document containing financial statements of the Parent is filed, the Parent shall include in such report or other (a) document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Company or (b) condensed consolidating financial statements in a columnar format with separate columns that contain financial information for (i) the Parent on a stand-alone basis, (ii) the Company on a stand-alone basis, (iii) the Guarantor Subsidiaries and (iv) the Non-Guarantor Subsidiaries. The Company will also be required (x) to supply to the Trustee and each Holder of Notes, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company (or the Parent, as the case may be) files such reports and documents with the Commission or the date on which the Company (or the Parent, as the case may be) would be required to file such reports and documents if the Company (or the Parent, as the case may be) were so required and (y) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

CERTAIN INVESTMENT GRADE COVENANTS

     In the event the Notes are rated Investment Grade, at the election of the Company, each of the covenants described above under "-- Certain Covenants" (other than "-- Consolidation, Merger and Sale of Assets" (except paragraph (c) and (d) thereof) "-- Reports") shall be of no further force and effect and shall cease to apply to the Company and, if applicable, the Restricted Subsidiaries. In addition, the Indenture contains, among other things, the following covenants, each of which will apply to the Company and the Restricted Subsidiaries once the Notes are rated Investment Grade.

     LIMITATION ON LIENS SECURING INDEBTEDNESS. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than any Permitted Lien) on any properties or assets of the Company or any Restricted Subsidiary to secure the payment of Indebtedness of the Company or any Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on any properties or assets of the Company and any Restricted Subsidiaries (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Notes and (y) the Notes), plus the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under "-- Limitation on Sale and Leaseback Transactions"), would exceed 10% of Consolidated Net Tangible Assets, unless the Company secures the outstanding Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any properties or assets of the Company or any Restricted Subsidiary, as the case may be, unless, after giving effect to such Sale and Leaseback Transaction, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the next paragraph), plus the aggregate principal amount of all Indebtedness of the

Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on properties or assets of the Company or any Restricted Subsidiary, as the case may be, (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the Notes and (y) the Notes), would not exceed 10% of Consolidated Net Tangible Assets.

     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if (a) the lease is for a period of not in excess of three years, including renewal of rights, (b) the lease secures or relates to industrial revenue or similar financing, (c) the transaction is solely between the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries or (d) the Company or such Restricted Subsidiary, within 270 days after the sale is completed, applies an amount equal to or greater of (i) the Net Cash Proceeds of the sale of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction or (ii) the fair market value of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction (as determined in good faith by the Board of Directors of the Company) either to (A) the retirement (or open market purchase) of Notes, other long-term Indebtedness of the Company ranking on a parity with or senior to the Notes or long-term Indebtedness of a Restricted Subsidiary or (B) the purchase by the Company or any Restricted Subsidiary of other properties and assets that will be used in the business of the Company or its Restricted Subsidiaries (or businesses reasonably related or ancillary thereto) having a value at least equal to the value of the properties or assets of the Company or the Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction.

EVENTS OF DEFAULT AND REMEDIES

          Each of the following will be "Events of Default" under the Indenture:

          (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture).

          (b) Default in the payment of the principal of or premium, if any, on any Note when due (whether or not prohibited by the subordination provisions of the Indenture).

          (c) Failure to perform or comply with the provisions of the covenant described under " -- Certain Covenants -- Consolidation, Merger and Sale of Assets" or to make or consummate a Change of Control Offer or Asset Sale Offer in accordance with provisions of the covenants described under " -- Repurchase at the Option of the Holders Upon Change of Control" and "-- Certain Covenants -- Asset Sales", respectively.

          (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in the Indenture or any Guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 60 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

          (e) The occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $25.0 million or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or (ii) constitutes a failure to make any payment with respect to any such Indebtedness when due and payable after the expiration of any applicable grace period.

          (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $25.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

          (g) Any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same has been given
     (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding.

          (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in clause (h) above occurs and is continuing, then the principal and premium, if any, and accrued and unpaid interest on all the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and, (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in clause (e) of this covenant shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and not other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

     No Holder has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or

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

interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

     The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE

     The Company may, at its option and at any time, terminate the obligations of the Company and any Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Guarantor with respect to certain covenants set forth in the Indenture and described under "-- Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or U.S. Government Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, on and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "-- Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation or
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

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Modifications and amendments of the Indenture and any Guarantee may be made by the Company, any affected Guarantor and the Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (b) reduce the percentage in aggregate principal amount of outstanding Notes required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under the Indenture; or

          (c) waive a Default or Event or Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes issued under the Indenture, if any)); or

          (d) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

          (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of the covenant described under "-- Repurchase at the Option of the Holders Upon Change of Control" and "-- Certain Covenants -- Asset Sales", respectively; or

          (f) amend, change or modify any of the provisions of the Indenture relating to the subordination of the Notes or the Guarantees in a manner adverse to the Holders; or

          (g) amend, change or modify any of the foregoing modification and amendment provisions.

     The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

     Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes or to add any Guarantor of the Notes; or (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or (c) to add additional Events of Default; or (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (f) to secure the Notes or any Guarantee; or (g) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (g) do not adversely affect the interests of the Holders; or (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. An affiliate of the Trustee is acting as managing agent and as co-documentation agent under the Senior Credit Facility.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the Holders of a majority in outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one or more registered New Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the closing of the exchange of the New Notes for the Existing Notes (the "Exchange Offer Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

     DTC has also advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants with an interest in the Global Notes, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the

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

ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

     The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

     Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered Holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company, or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     Payments with respect to the principal of, premium, if any, and interest on, any New Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     If the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC, then, upon surrender by DTC of its Global Notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof), and cease the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

     Except in the limited circumstances described above, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. The Notes are not issuable in bearer form.

     The Notes will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.
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

     The Company will initially appoint the Trustee at its corporate trust office as paying agent and registrar for the Notes. In such capacities, the Trustee will be responsible for, among other things, (i) maintaining a record of the aggregate holdings of Notes and accepting Notes for exchange and registration of transfer; (ii) ensuring that payments of principal, premium, if any, and interest in respect of the Notes received by the Trustee from the Company are duly paid to DTC or its nominees and (iii) transmitting to the Company any notices from holders.

     The Company will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of the Notes and registration of transfers of the Notes. The Company may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts; provided that there shall at all times be a paying agent and registrar in the Borough of Manhattan, The City of New York, New York. The Company will cause notice of any resignation, termination or appointment of the Trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to Holders of the Notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "-- Certain Covenants -- Consolidation, Merger and Sale of Assets," (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) to any Person to the extent it constitutes a Restricted Payment that is permitted under the covenant described under"-- Certain Covenants -- Restricted Payments," (iv) consisting of inventory or wornout, obsolete or permanently retired equipment and facilities,
(v) the gross proceeds of which (exclusive of indemnities) do not exceed $5.0 million in connection with any transfer or (vi) that constitutes a Permitted Investment.

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Senior Credit Facility.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interests in, the equity of such Person, but excluding any debt securities convertible into such equity.

     "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Untied States of America is pledged in support thereof); (b) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of one year or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (c) commercial paper with a maturity of one year or less issued by a Person rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority or any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (b) of this definition and (g) funds which invest in any of the foregoing.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company;

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

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

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions of the covenant described under "--Certain
     Covenants--Consolidation, Merger and Sales of Assets."

     "Closing Date" means May 29, 1998, the date on which the Existing Notes were originally issued under the Indenture.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2003) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means TD Securities (USA) Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another independent banking institution of national standing selected by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, plus (c) the depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income, (d) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income.

     "Consolidated Net Tangible Assets" means, with respect to any Company, at any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting

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

therefrom (a) all current liabilities (excluding current maturities of long-term debt and Capital Lease Obligations) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

     "Consolidated Net Worth" means, at any date of determination, the stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Contingent Obligations" means, at any date of determination, (a) all obligations of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) in respect of performance bonds and letters of credit in the nature of performance bonds and similar obligations and (b) all guarantees of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) of the obligations referred to in clause (a).

     "Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Assets" means the assets and properties acquired by the Company in the Safety-Kleen Acquisition relating to (a) the European operations of Safety-Kleen referred to in footnote 4 to the audited consolidated financial statements of Safety-Kleen incorporated by reference into Safety-Kleen's Annual Report on Form 10-K for the year ended January 3, 1998 and (b) the oil recovery services provided by Safety-Kleen and described in the table under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Revenues" incorporated by reference into Safety-Kleen's Annual Report on Form 10-K for the year ended January 3, 1998.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Facility and (ii) any other issue of Senior Indebtedness or refinancing thereof permitted by the definition of Senior Indebtedness, having a principal amount of at least $25.0 million.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under "-- Certain Covenants -- Asset

Sales" and "-- Repurchase at the Option of Holders Upon Change of Control" and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the Notes as are required to be repurchased pursuant to the covenants described under "-- Certain Covenants -- Asset Sales" and
"-- Repurchase at the Option of Holders Upon Change of Control."

     "Domestic Subsidiary" means any Subsidiary whose jurisdiction of incorporation, organization or formation is the United States, any state thereof or the District of Columbia.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

     "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net payments (if any) pursuant to Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation,
(iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries, plus (d) all payments, loans or advances made pursuant to clause (viii) or (ix) of paragraph (b) of the covenant described under "-- Certain Covenants -- Restricted Payments" in respect of interest payments on the Indebtedness described in such clauses; provided, however, that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges for such period.

     "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of the Indenture.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Guarantee" means a guarantee of the Notes by the Parent and one or more Restricted Subsidiaries in accordance with the provisions of the Indenture.

     "Guarantor" means the Parent and any Restricted Subsidiary that issues a Guarantee.

     "Hedging Obligations" means the obligations of any Person under (a) Interest Rate Agreements and (b) Currency Agreements.

     "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Registrar's books.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than obligations in respect of performance bonds and letters of credit in the nature of performance bonds), (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends), (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other related agreements and designed to protect against or manage exposure to fluctuations in interest rates and either (a) entered into in the ordinary course of business or (b) relating to Indebtedness permitted under the Indenture.

     "Investment" in any Person means (a) any direct or indirect advance, loan or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment of cash or other property in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business and
(d) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Investment Grade" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further that in the event Moody's or S&P is no longer in existence, for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which designation shall be given to the Trustee.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investor Service, Inc. and its successors.

     "NationsBank Facility" means either (a) the working capital facility made available pursuant to the letter agreement dated March 31, 1998 between NationsBank of Texas, N.A., as lender, and the Company, as borrower or (b) any other agreement or agreements between the Company or any Restricted Subsidiary and a financial institution or institutions providing for the making of loans or advances on a revolving basis and/or the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Company's general corporate requirements.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (b) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale, and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (f) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale.

     "Parent IRBs" means (i) the Tooele County, Utah Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $45.7 million, which bear interest at a rate equal to 7.55% per annum and mature on July 1, 2027 and (ii) the California Pollution Control Financing Authority 6.7% Pollution Control Refunding Revenue Bonds 1997 Series A, par amount $19.5 million, which bear interest at a rate equal to 6.7% per annum and mature on July 1, 2007.

     "Parent Promissory Note" means the promissory note in the principal amount of $60.0 million issued by the Parent on May 15, 1997 in connection with the Rollins Acquisition.

     "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor, whether outstanding at the date of the Indenture or incurred thereafter, that ranks pari passu in right of payment with the Notes or any Guarantee, as the case may be.

     "Permitted Holder" means Laidlaw, Inc., any successor thereto, and any of their Affiliates.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1.775 billion, less (x) any amounts applied to the permanent reduction of any term loans under the Senior Credit Facility and (y) any amounts applied to the permanent reduction of the Senior Credit Facility pursuant to the covenant described under " -- Certain
     Covenants -- Asset Sales".

          (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Indebtedness described under clause (i) above.

          (iii) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Wholly-Owned Restricted Subsidiary); provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and subordinated in all respects to the Company's obligations under the Notes and provided, further, however, that if any such Wholly-Owned Restricted Subsidiary ceases to be (for any reason) a Wholly-Owned Restricted Subsidiary, then this clause (iii) shall no longer be applicable to Indebtedness owed by the Company or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a Wholly-Owned Restricted Subsidiary.

          (iv) Indebtedness represented by the Notes (other than the Additional Notes) and the Guarantees.

          (v) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.

          (vi) Capital Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (vi) does not exceed $15.0 million at any one time outstanding.

          (vii) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under this clause (vii) does not exceed $15.0 million at any one time outstanding.

          (viii) guarantees by the Company or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by the provisions of the covenant described under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and, with respect to guarantees by any Restricted Subsidiary, made in accordance with the provisions of the covenant described under " -- Certain
     Covenants -- Guarantees of Indebtedness by Restricted Subsidiaries."

          (ix) Indebtedness of the Company or any Restricted Subsidiary, not otherwise permitted by the first paragraph under the covenant described under " -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and any other clause of this definition, in an aggregate principal amount not to exceed an amount equal to 5% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

          (x) Indebtedness of one or more Foreign Subsidiaries under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed $50 million.

          (xi) Indebtedness of the Company or any Restricted Subsidiary under the NationsBank Facility in an aggregate principal amount at any one time outstanding not to exceed $25.0 million.

          (xii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (ii) and (iv) above, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness of the Company or any Guarantors, such new Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced.

     "Permitted Investments" means any of the following:

          (a) Investments in Cash Equivalents.

          (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

          (c) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them.

          (d) Investments existing on the Closing Date.

          (e) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under the covenant described under " -- Certain Covenants -- Asset Sales."

          (f) Investments consisting of loans and advances to officers and employees of the Company or any of its Restricted Subsidiaries for reasonable travel, relocation and business expenses in the ordinary course of business.

          (g) Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of the Company.

          (h) Other Investments that do not exceed in the aggregate at any one time outstanding the greater of (i) $50.0 million or (ii) an amount equal to 1% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

     "Permitted Liens" means (a) Liens in existence on the date on which the Notes achieve an Investment Grade rating; (b) any Lien on any properties or assets of the Company or any Restricted Subsidiary acquired (including by way of merger or consolidation) by the Company or any Restricted Subsidiary after the date on which the Notes achieve an Investment Grade rating, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any properties or assets of the Company or any Restricted Subsidiary acquired after the date of the Indenture existing at the time of such acquisition (whether or not assumed by the Company or any Restricted Subsidiary), provided that every such Lien referred to in this clause (b) shall attach only to the properties or assets of the Company or any Restricted Subsidiary so acquired; (c) any Lien or any properties or assets of the Company or any Restricted Subsidiary in favor of the Company or any Restricted Subsidiary; (d) any Lien on properties or assets of the Company or any Restricted Subsidiary incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (e) any Lien granted by any Restricted Subsidiary on its properties or assets to the extent such Lien is not prohibited by any agreement to which such Restricted Subsidiary is subject as of the date of the Indenture; (f) any Lien securing Indebtedness under the Senior Credit Facility, the NationsBank Facility, the C$35,000,000 credit facility made available pursuant to the letter agreement, dated as of April 3, 1998, between Laidlaw Environmental Services (Canada) Ltd., as borrower, and Toronto-Dominion Bank, as lender, as such agreement may be amended, modified or supplemented from time to time, and Hedging Obligations entered into in connection with the Senior Credit Facility; and (g) any renewal or substitution for any Lien permitted by any of the preceding clauses (a) through (g), including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any properties or assets of the Company or any Restricted Subsidiary other than the properties or assets of the Company or any Restricted Subsidiary covered by the Lien being renewed or substituted.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Public Equity Offering" means an offer and sale of common stock (which is Qualified Stock) of the Company or Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or Parent).

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

     "Reference Treasury Dealer" means each of TD Securities (USA) Inc. and NationsBanc Montgomery Securities LLC, and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Restricted Payment" means any of the following:

          (a) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of
     (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or maturity, of any Subordinated Indebtedness; or

          (d) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

     "S&P" means Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, and its successors.

     "Senior Credit Facility" means the credit agreement dated as of April 3, 1998 among the Company, the Banks and Toronto Dominion Bank, as agent, as such agreement may be amended, renewed, extended, substituted, replaced, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, replacements, restatements, refinancings, restructuring, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Senior Credit Facility, such agreement shall be the Senior Credit Facility for the purposes of this definition only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the Senior Credit Facility under the Indenture.

     "Senior Indebtedness" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Company (other than the Notes or Pari Passu Indebtedness), whether outstanding on the date of the Indenture or thereafter incurred, unless, in the case of such Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinate in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Senior Credit Facility, provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facility will not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" will not include (a) Indebtedness that is represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (d) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (e) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (g) amounts owing under leases (other than Capital Lease Obligations).

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-K promulgated by the Commission as such Rule is in effect on the date of the Indenture.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Guarantee issued by such Guarantor, as the case may be.

     "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described under "-- Certain Covenants -- Unrestricted Subsidiaries" and
(b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly-Owned Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares of such Foreign Subsidiary required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain of the anticipated federal income tax consequences of an exchange of Existing Notes for New Notes and of the purchase, ownership and disposition of the New Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold New Notes as part of a straddle or conversion transaction or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the New Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES.

TAXATION OF HOLDERS ON EXCHANGE

     Although the matter is not free from doubt, an exchange of Existing Notes for New Notes should not be a taxable event to Holders of Existing Notes and Holders should not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a Holder would have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any New Notes should be the same as the tax consequences of ownership and disposition of Existing Notes.

MARKET DISCOUNT

     If a Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the Holder elects to accrue on a constant interest method. A Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

     A Holder that purchases a Note for an amount in excess of the sum of its principal amount will be considered to have purchased the Note at a "premium." A Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the Holder's interest income from the Note. Bond premium on a Note held by a Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A Holder's tax basis in a Note will, in general, be the Holder's cost therefor, increased by market discount previously included in income by the Holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of sale of a Note made to Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION

     With respect to resales of New Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that any holder or beneficial owner (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Existing Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder or beneficial owner acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder or beneficial owner cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes to be acquired by the holder and any beneficial owners of Existing Notes in connection with the Exchange Offer are being acquired in the ordinary course of business of the holder and any beneficial owners, (ii) that at the time of the consummation of the Exchange Offer the holder and each beneficial owner are not engaging, do not intend to engage and have no arrangements or understanding with any person to participate in the distribution of the New Notes in violation of the provisions of the Securities Act, (iii) the holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein above, (iv) the holder and each beneficial owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission, and (v) neither the holder nor any beneficial owner(s) is an "affiliate," as defined under Rule 456 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing.

     Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Existing Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Existing Notes acquired directly from the Company or any affiliate of the Company) may exchange such Existing Notes for New Notes pursuant to the Exchange Offer. However, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. Any Broker-Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Notes received by it in the Exchange Offer. However, only Broker-Dealers who exchange Existing Notes that were acquired for their own account as a result of market-making activities or other trading activities (other than Existing Notes acquired directly from the Company or any affiliate of the Company), may use this Prospectus to satisfy the prospectus delivery requirements of the Securities Act. The delivery by a Broker-Dealer of a prospectus in connection with resales of New Notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act.

     Prior to the Exchange Offer, there has been no market for any of the New Notes. The Existing Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market. The New Notes will not be eligible for PORTAL trading. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the New Notes.

                                 LEGAL MATTERS

     The legality of the New Notes are being passed upon on behalf of the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Parent as of August 31, 1997 and 1996, and for each of the three years in the period ended August 31, 1997, included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report appearing herein.

     The consolidated financial statements of Safety-Kleen as of January 3, 1998 and December 28, 1997, and for each of the three years in the period ended January 3, 1998, included in this Prospectus have been audited by Arthur Andersen LLP, independent accountants as stated in their report appearing herein.

     The consolidated financial statements of Rollins as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent accountants as stated in their report incorporated herein by reference.

                             AVAILABLE INFORMATION

     The Parent, the Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes and Guarantees being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Parent, the Company, and the Subsidiary Guarantors and the New Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Parent is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Copies of the Registration Statement and reports and other information filed by the Parent with the Commission pursuant to the informational requirements of the Exchange Act may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Commission maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, copies of such information may also be inspected and copied at the office of The New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, upon which the Parent's common stock is listed.

     Under the Indenture relating to the Notes, and without regard to whether the Parent or the Company is subject to the informational requirements of the Exchange Act, the Parent has agreed to file with the Commission and to distribute to the Trustee and holders of the Notes annual reports of the Parent containing audited consolidated financial statements, as well as quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of fiscal year. The Parent has agreed that if it or the Company is not subject to the informational requirements of Section 13 or 15(d) of the Exchange Act at any time prior to the second anniversary of the Closing Date, it will furnish to holders of the Notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Parent with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

      1. The Parent's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

      2. The Parent's Proxy Statement dated October 28, 1997 for the Parent's annual meeting held on November 25, 1997;

      3. The Parent's Quarterly Report on Form 10-Q for the fiscal period ended November 30, 1997;

      4. The Parent's Current Reports filed on Form 8-K dated November 5, 1997, November 14, 1997, November 14, 1997, November 19, 1997, November 21, 1997, November 25, 1997, December 8, 1997, December 19, 1997, December 31, 1997, December 31, 1997, December 31, 1997, December 31, 1997,
          December 31, 1997, January 2, 1998, January 28, 1998, February 5, 1998, February 9, 1998, February 9, 1998, February 11, 1998, February 17, 1998, February 17, 1998, February 18, 1998, February 20, 1998,
          February 24, 1998, February 24, 1998, February 25, 1998, February 26, 1998, March 5, 1998, March 6, 1998, March 10, 1998, March 12, 1998,
          March 13, 1998, March 16, 1998, March 19, 1998, March 30, 1998, April
          1, 1998, April 3, 1998, April 6, 1998, April 8, 1998, April 20, 1998,
          May 18, 1998 and May 27, 1998;

      5. The Parent's Registration Statement on Form S-4 dated November 13, 1997, as amended by amendments dated November 25, 1997, December 16, 1997, January 6, 1998, January 15, 1998, January 16, 1998, January 27,
          1998, January 28, 1998, March 16, 1998, March 18, 1998 and March 19,
          1998;

      6. The Parent's Proxy Statement dated December 16, 1997 for Safety-Kleen's special meeting to be held on January 9, 1998;

      7. The Parent's Preliminary Proxy Statement Dated January 22, 1998 for Safety-Kleen's special meeting to be held on February 11, 1998, as amended;

      8. The Parent's Preliminary Proxy Statement dated January 21, 1998 for the Parent's special meeting at which the stockholder's of the Parent approved resolutions (i) increasing the Parent's authorized common stock from 350,000,000 shares to 750,000,000 shares, and (ii) authorizing the issuance of the Parent's common stock pursuant to the offer;

      9. The Parent's Schedule 14D-1 dated January 16, 1998, as amended, by amendments dated January 27, 1998, January 28, 1998, February 5, 1998, February 9, 1998, February 11, 1998, February 17, 1998, February 18, 1998, February 23, 1998, February 24, 1998, February 25, 1998,
          February 27, 1998, March 3, 1998, March 5, 1998, March 6, 1998, March
          11, 1998, March 12, 1998, March 13, 1998 and as amended by supplement on March 19, 1998;

     10. The Parent's Revised Definitive Proxy Materials dated December 31, 1997, January 5, 1998, January 6, 1998, January 22, 1998, January 27,
          1998, February 9, 1998, February 10, 1998, February 11, 1998, February 17, 1998, February 27, 1998, March 3, 1998, March 5, 1998, March 6,
          1998, March 11, 1998, March 12, 1998, filed with Safety-Kleen's
          Schedule 14D-9;

     11. The Parent's Quarterly Report on Form 10-Q for the fiscal period ended February 28, 1998;

     12.  The Parent's Proxy Statement dated March 16, 1998, and March 18, 1998;

     13.  The Parent's Proxy Statement dated April 10, 1998, and April 17, 1998.

     The following documents listed below filed by Rollins with the Commission pursuant to the Exchange Act and the portions thereof referred to below are specifically incorporated by reference in and are an integral part of this
Prospectus:

      1. The consolidated audited financial statements of Rollins included in Rollins' Annual Report on Form 10-K for the year ended September 30, 1996 filed on December 4, 1996; and

      2. The interim unaudited condensed consolidated financial statements for the three and six month periods ended March 31, 1997 and 1996 included in Rollins' Quarterly Report on Form 10-Q filed on May 9, 1997.

     Each document filed by the Parent or the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference into this Prospectus from the date of filing such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company at Suite 300, 1301 Gervais Street, Columbia, South Carolina 29201, Attention: Investor Relations.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain statements that are "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Parent's and the Company's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of Safety-Kleen and achievement of financial benefits and operational efficiencies in connection therewith. Forward-looking statements are included in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Laidlaw Environmental," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Safety-Kleen," and elsewhere in this Prospectus. Although the Company believes that the expectations reflected in such Forward-Looking Statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by the Company and the Parent (including the Safety-Kleen Acquisition), or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. All phases of the operations of the Company and the Parent are subject to a number of certainties, risks and other influences, many of which are outside the control of the Company and the Parent and any one of which, or a combination of which, could materially affect the results of their operations and whether the Forward-Looking Statements made by the Company and the Parent ultimately prove to be accurate. Important factors that could cause actual results to differ materially from such expectations are disclosed in this section and in "Risk Factors." See "Risk Factors."

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS OF LAIDLAW ENVIRONMENTAL
  SERVICES, INC.
  Independent Auditors' Report..............................   F-2
  Consolidated Statements of Income for the Years Ended
     August 31, 1997, 1996 and 1995.........................   F-3
  Consolidated Balance Sheets as of August 31, 1997 and
     1996...................................................   F-4
  Consolidated Statements of Cash Flows for the Years Ended
     August 31, 1997, 1996 and 1995.........................   F-5
  Consolidated Statements of Stockholders' Equity for the
     Years Ended August 31, 1997, 1996 and 1995.............   F-6
  Notes to Consolidated Financial Statements................   F-7
  Consolidated Statements of Income for the Six Month
     Periods Ended February 28, 1998 and 1997 (unaudited)...  F-30
  Consolidated Balance Sheets as of February 28, 1998
     (unaudited) and August 31, 1997........................  F-31
  Consolidated Statements of Cash Flows for the Six Month
     Periods Ended February 28, 1998 and 1997 (unaudited)...  F-32
  Notes to Consolidated Financial Statements (unaudited)....  F-33

CONSOLIDATED FINANCIAL STATEMENTS OF SAFETY-KLEEN CORP.
  Independent Auditors' Report..............................  F-40
  Consolidated Statements of Operations for Fiscal Years
     1997, 1996 and 1995....................................  F-41
  Consolidated Statements of Comprehensive Income for Fiscal
     Years 1997, 1996 and 1995..............................  F-42
  Consolidated Balance Sheets as of January 3, 1998 and
     December 28, 1996......................................  F-43
  Consolidated Statements of Shareholders' Equity for Fiscal
     Years 1997, 1996 and 1995..............................  F-44
  Consolidated Statements of Cash Flows for Fiscal Years
     1997, 1996 and 1995....................................  F-45
  Notes to Consolidated Financial Statements................  F-46
  Consolidated Balance Sheets as of March 28, 1998 and
     January 3, 1998 (unaudited)............................  F-71
  Consolidated Statements of Earnings for the Twelve Weeks
     Ended March 28, 1998 and March 22, 1997 (unaudited)....  F-72
  Consolidated Statements of Comprehensive Income for the
     Twelve Weeks Ended March 28, 1998 and March 22, 1997
     (unaudited)............................................  F-73
  Consolidated Statements of Cash Flows for the Twelve Weeks
     Ended March 28, 1998 and March 22, 1997 (unaudited)....  F-74
  Notes to Consolidated Financial Statements (unaudited)....  F-75

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors
Laidlaw Environmental Services, Inc.

     We have audited the accompanying consolidated balance sheets of Laidlaw Environmental Services, Inc. and Subsidiaries, as of August 31, 1997 and 1996, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Laidlaw Environmental Services, Inc. and Subsidiaries as of August 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended August 31, 1997, in accordance with generally accepted accounting principles.

     As discussed in Note 2, the statement of cashflows has been revised for the years ended August 31, 1996 and 1995.

                                          Coopers & Lybrand L.L.P.

Charlotte, North Carolina
October 7, 1997, except for the first two paragraphs of Note 17 as to which the date is May 21, 1998

                         LAIDLAW ENVIRONMENTAL SERVICES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   YEAR ENDED AUGUST 31,
                                                              -------------------------------
                                                                1997        1996       1995
                                                              ---------   --------   --------
                                                                  ($ IN THOUSANDS, EXCEPT
                                                                    PER SHARE AMOUNTS)
Revenues....................................................  $ 678,619   $652,973   $599,241
                                                              ---------   --------   --------
Expenses:
  Operating.................................................    485,062    473,563    428,932
  Depreciation and amortization.............................     53,506     48,291     48,386
  Selling, general and administrative.......................     73,068     73,800     62,064
  Restructuring charge......................................    331,697         --         --
                                                              ---------   --------   --------
          Total expenses....................................    943,333    595,654    539,382
                                                              ---------   --------   --------
Operating income (loss).....................................   (264,714)    57,319     59,859
Allocated interest expense..................................     24,030     41,506     36,846
Interest expense............................................     20,243      5,344      4,296
Other income................................................      2,865      1,391      2,967
                                                              ---------   --------   --------
Income (loss) from continuing operations before income
  tax.......................................................   (306,122)    11,860     21,684
Income tax expense (benefit)................................   (122,789)     2,500      4,769
                                                              ---------   --------   --------
Income (loss) from continuing operations before minority
  interest..................................................   (183,333)     9,360     16,915
Minority interest (net of tax)..............................       (119)    (2,646)      (150)
                                                              ---------   --------   --------
Income (loss) from continuing operations....................   (183,452)     6,714     16,765
Income from discontinued operations (net of tax)............         20      1,496        819
                                                              ---------   --------   --------
          Net income (loss).................................  $(183,432)  $  8,210   $ 17,584
                                                              =========   ========   ========
Per share data:
  Net income (loss) from continuing operations..............  $  (1.329)  $  0.056   $  0.140
  Income from discontinued operations.......................         --      0.012      0.007
                                                              ---------   --------   --------
          Net income (loss) per share.......................  $  (1.329)  $  0.068   $  0.147
                                                              =========   ========   ========
Weighted average common and common stock equivalents
  outstanding (000's).......................................    138,033    120,000    120,000

          See accompanying Notes to Consolidated Financial Statements.

                         LAIDLAW ENVIRONMENTAL SERVICES

                          CONSOLIDATED BALANCE SHEETS

                                                                    AUGUST 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
                                                                 ($ IN THOUSANDS)
                                       ASSETS
Current assets
  Cash and cash equivalents.................................  $   11,160   $       --
  Trade and other accounts receivable (net of allowance for
     doubtful accounts of $7,236 in 1997; $4,985 in 1996)...     210,914      184,626
  Inventories...............................................       7,927        7,956
  Income taxes receivable...................................          --        5,017
  Deferred income taxes.....................................      13,027           --
  Other current assets......................................       8,512        5,871
                                                              ----------   ----------
          Total current assets..............................     251,540      203,470
                                                              ----------   ----------
Long-term investments.......................................      51,909       37,093
                                                              ----------   ----------
Land, landfill sites and improvements.......................     499,680      564,934
Buildings...................................................     423,712      397,165
Machinery and equipment.....................................     610,274      431,077
Construction in process.....................................       6,357       42,732
                                                              ----------   ----------
Property, plant and equipment...............................   1,540,023    1,435,908
Less: Accumulated depreciation and amortization.............    (303,454)    (323,180)
                                                              ----------   ----------
          Net property, plant and equipment.................   1,236,569    1,112,728
                                                              ----------   ----------
Net assets of discontinued operations.......................          --       55,827
Goodwill, at cost (net of accumulated amortization of
  $11,669 in 1997; $12,962 in 1996).........................      70,527       81,579
Deferred changes............................................         333          597
                                                              ----------   ----------
          Total assets......................................  $1,610,878   $1,491,294
                                                              ==========   ==========
                                     LIABILITIES
Current liabilities
  Accounts payable..........................................  $   48,148   $   88,806
  Accrued liabilities.......................................     115,211       66,705
  Current portion of long-term debt.........................      12,086        7,282
                                                              ----------   ----------
          Total current liabilities.........................     175,445      162,793
                                                              ----------   ----------
Deferred items
  Income taxes..............................................      49,790       86,985
  Other.....................................................     179,668       98,183
Long-term debt..............................................     528,010       48,556
Subordinated convertible debenture..........................     350,000           --
                                                              ----------   ----------
          Total liabilities.................................   1,282,913      396,517
                                                              ----------   ----------
Commitments and contingencies...............................          --           --
STOCKHOLDERS' EQUITY
  Common stock, par value $1.00 per share; authorized
     350,000,000, issued and outstanding 180,435,311 in
     1997, 120,000,000 in 1996..............................     180,435      120,000
  Additional paid-in capital................................     385,200    1,028,309
  Accumulated deficit.......................................    (237,670)     (53,532)
                                                              ----------   ----------
          Total stockholders' equity........................     327,965    1,094,777
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $1,610,878   $1,491,294
                                                              ==========   ==========

          See accompanying Notes to Consolidated Financial Statements.

                         LAIDLAW ENVIRONMENTAL SERVICES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED AUGUST 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
                                                                      ($ IN THOUSANDS)
Cash flow from operating activities:
Net income (loss)...........................................  $(183,432)  $   8,210   $  17,584
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) continuing operations:
  Income from discontinued operations.......................        (20)     (1,496)       (819)
  Restructuring charge, net of applicable income taxes......    200,000          --          --
  Depreciation and amortization.............................     53,506      48,291      48,386
  Deferred income taxes.....................................     37,507         783       4,298
  Change in accounts receivable.............................     (8,151)     (1,719)     (6,896)
  Change in accounts payable, accrued liabilities and
    deferred liabilities....................................    (52,632)    (30,692)    (21,741)
  Decrease in liabilities assumed upon acquisition..........    (17,945)         --          --
  Change in other, net......................................      8,126      (1,428)       (984)
                                                              ---------   ---------   ---------
        Net cash provided by continuing operations..........     36,959      21,949      39,828
        Net cash provided by discontinued operations........        425       3,199         276
                                                              ---------   ---------   ---------
        Net cash provided by operating activities...........     37,384      25,148      40,104
                                                              ---------   ---------   ---------
Cash flow from investing activities:
  Cash acquired (expended) on acquisition of business.......     15,451      (8,000)   (229,186)
  Purchase of property, plant and equipment.................    (36,097)   (104,284)    (68,650)
  Increase in long-term investments.........................     (2,837)         --      (1,238)
  Proceeds from sales of equipment..........................      1,596       3,319       1,176
  Other.....................................................         --      (5,984)     (2,859)
                                                              ---------   ---------   ---------
        Net cash used in continuing operations..............    (21,887)   (114,949)   (300,757)
        Net cash used in discontinued operations............     (1,887)     (5,026)     (3,173)
                                                              ---------   ---------   ---------
        Net cash used in investing activities...............    (23,774)   (119,975)   (303,930)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Issuance of debt under Bank Credit Facility...............    375,000          --          --
  Additional debt issuances.................................     76,622          --      32,251
  Debt financing fees and expenses..........................    (18,788)         --          --
  Bank overdraft............................................    (32,188)     21,880       7,311
  Repayment of long-term debt...............................    (61,542)     (7,548)    (27,049)
  Payment to Laidlaw Inc. ..................................   (349,116)         --          --
  Advances from Laidlaw Inc. ...............................      7,562      82,913     243,614
                                                              ---------   ---------   ---------
        Net cash provided by (used in) continuing
        operations..........................................     (2,450)     97,245     256,127
        Net cash provided by (used in) discontinued
        operations..........................................         --      (2,418)      7,699
                                                              ---------   ---------   ---------
        Net cash provided by (used in) financing
        activities..........................................     (2,450)     94,827     263,826
                                                              ---------   ---------   ---------
Net increase in cash and cash equivalents...................     11,160          --          --
Cash and cash equivalents of:
  Beginning of period.......................................         --          --          --
                                                              ---------   ---------   ---------
  End of period.............................................  $  11,160   $      --   $      --
                                                              =========   =========   =========
CASH FLOW INFORMATION
Cash paid during the year for:
  Interest (net of amounts capitalized).....................  $  26,660   $  34,050   $  35,242
  Income taxes..............................................         --          --          --
NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of Rollins
  Fair value of assets acquired.............................  $ 495,168   $      --   $      --
  Fair value of liabilities assumed.........................    329,134          --          --
                                                              ---------   ---------   ---------
  Fair value of stock issued................................  $ 166,034   $      --   $      --
                                                              =========   =========   =========
  Issuance of subordinated convertible debenture to Laidlaw
    Inc. ...................................................  $ 350,000   $      --   $      --
                                                              =========   =========   =========
Accounts payable related to fixed assets....................  $      --   $   8,992   $      --
                                                              =========   =========   =========

          See accompanying Notes to Consolidated Financial Statements.

                         LAIDLAW ENVIRONMENTAL SERVICES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                TOTAL
                                                  COMMON      ADDITIONAL      ACCUMULATED   STOCKHOLDERS'
                                                  STOCK     PAID-IN CAPITAL     DEFICIT        EQUITY
                                                 --------   ---------------   -----------   -------------
                                                                     ($ IN THOUSANDS)
Balance at September 1, 1994...................  $120,000     $  757,923       $ (79,326)    $  798,597
Net income.....................................        --             --          17,584         17,584
Net additional investment by Laidlaw Inc.......        --        240,085              --        240,085
                                                 --------     ----------       ---------     ----------
Balance at August 31, 1995.....................   120,000        998,008         (61,742)     1,056,266
Net income.....................................        --             --           8,210          8,210
Net additional investment by Laidlaw Inc.......        --         30,301              --         30,301
                                                 --------     ----------       ---------     ----------
Balance at August 31, 1996.....................   120,000      1,028,309         (53,532)     1,094,777
Net loss.......................................        --             --        (183,432)      (183,432)
Net additional investment by Laidlaw Inc.......        --          7,562              --          7,562
Issuance of subordinated convertible debenture
  to Laidlaw Inc...............................        --       (350,000)             --       (350,000)
Cash paid to Laidlaw Inc.......................        --       (349,116)             --       (349,116)
Issuance of additional shares on acquisition...    60,376        105,658              --        166,034
Exercise of stock options......................        59             96              --            155
Transfer of JTM Industries, Inc. to Laidlaw
  Inc..........................................        --        (57,309)             --        (57,309)
Cumulative foreign currency translation
  adjustments..................................        --             --            (706)          (706)
                                                 --------     ----------       ---------     ----------
Balance at August 31, 1997.....................  $180,435     $  385,200       $(237,670)    $  327,965
                                                 ========     ==========       =========     ==========

          See accompanying Notes to Consolidated Financial Statements.

                         LAIDLAW ENVIRONMENTAL SERVICES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS COMBINATION

     On May 15, 1997, pursuant to a February 6, 1997 stock purchase agreement (the "Stock Purchase Agreement") between Rollins Environmental Services, Inc. ("Rollins") and Laidlaw Inc. ("Laidlaw"), Rollins acquired the hazardous and industrial waste operations of Laidlaw ("Old LESI" or the "Accounting Acquirer") (the "Acquisition"). The business combination was accounted for as a reverse acquisition using the purchase method of accounting. Rollins issued 120 million common shares and a $350 million 5% subordinated convertible debenture, and paid $349.1 million in cash ($400 million, less debt of $50.9 million assumed), to Laidlaw to consummate the Acquisition. Coincident with the closing of the Acquisition, the continuing legal entity changed its name from Rollins Environmental Services, Inc. to Laidlaw Environmental Services, Inc. (the "Company"). As a result of the Acquisition, Laidlaw owns 67% of the issued common shares of the Company. Accordingly, the Company adopted the Accounting Acquirer's fiscal year-end of August 31.

     The reverse acquisition purchase price is the fair market value of the Rollins common shares outstanding prior to completion of the Acquisition. As the only remaining conditions to close the Acquisition after signing the Stock Purchase Agreement involved stockholder and regulatory approvals, the date of signing is the appropriate determination date for the market price of the Rollins common shares. The average closing market price per share on the NYSE -- Composite Transactions for the five trading days before and after February 6, 1997, was $2.75. Applying this price per share to the 60,375,811 common shares outstanding on February 6, 1997, resulted in a purchase price of approximately $166 million.

     As a direct result of the personnel reductions and facility closures related to the Rollins acquisition, the Company plans incurring cash severance and closure costs. With respect to the former Rollins' operations, approximately $17 million of severance costs and $40 million of closure costs related to dismantling, decontamination and regulatory approval are planned to be incurred. With respect to the Old LESI operations, approximately $25 million of costs are scheduled to be incurred. Of such costs, management expects to incur between $20 million and $25 million within 12 months of the Acquisition. (See Note 9.)

     As a result of the Acquisition, the historical financial information included in these consolidated financial statements is that of the Accounting Acquirer. The results of operations of Rollins have been included from the date of acquisition, May 15, 1997.

     Condensed unaudited pro forma statements of operations data, as if the Acquisition had occurred at the beginning of the previous year, are as follows ($ in thousands, except per share amounts):

                                                                  FISCAL YEAR
                                                              --------------------
                                                                1997        1996
                                                              ---------   --------
Revenue.....................................................  $ 825,505   $885,741
Loss from continuing operations.............................   (222,162)   (23,981)
Income from discontinued operations.........................         20      1,496
                                                              ---------   --------
Net loss....................................................  $(222,142)  $(22,485)
                                                              =========   ========
Per share data:
Loss from continuing operations.............................  $  (1.204)  $  (.131)
Income from discontinued operations.........................       .000       .008
                                                              ---------   --------
Net loss....................................................  $  (1.204)  $  (.123)
                                                              =========   ========
Weighted average common and common stock equivalents
  outstanding (000's).......................................    184,444    182,787

                         LAIDLAW ENVIRONMENTAL SERVICES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles requiring the Company to make estimates and assumptions that affect reported amounts of assets, liabilities, revenue and expenses, and disclosure of contingencies. Future events could alter such estimates in the near term.

     Certain figures as of August 31, 1996, and for the years ended August 31, 1996 and 1995 have been reclassified to conform to the current period's presentations. The Company has revised its statement of cash flows for the years ended August 31, 1996 and 1995 to reclassify certain long term liability amounts from financing activities to operating activities and to reclassify bank overdraft amounts from operating activities to financing activities. Additionally, the amount reported as the change in Net Investment by Laidlaw Inc. has been reclassified as a financing cash flow activity. Accordingly, cash flows from operations decreased by $37,604 and $13,478 for the years ended August 31, 1996 and 1995, respectively, and cash flows from financing activities decreased by $907 and $244,191 for the years ended August 31, 1996 and 1995, respectively, from the amounts previously reported.

     A summary of the significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. All significant intercompany transactions are eliminated. The purchase method of accounting for business combinations has been used.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on deposit and term deposits in investments with maturities of less than three months.

INVENTORIES

     Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or replacement cost.

LONG-TERM INVESTMENTS

     Long-term investments, held to maturity, are carried at cost, which approximates fair market value, and consist primarily of long-term trust fund deposits with government authorities to support closure and post-closure activities at several of the Company's facilities.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost.

     Landfill sites, preparation costs and improvements are amortized on the basis of landfill capacity utilized during the year. Landfill capacity represents total permitted airspace which is measured in the form of cubic yards. Effective in 1996, the Company commenced capitalizing interest on landfill capacity under development to the cost of the landfill. The effect of the adoption of this policy was immaterial in the current and prior years.

     During the construction and development period of an asset, the costs incurred, including applicable interest costs, are classified as construction in process. Once an asset has been completed and put into use, it is transferred to the appropriate category and depreciation commences.

                         LAIDLAW ENVIRONMENTAL SERVICES

     During fiscal years 1997, 1996 and 1995, the Company capitalized interest of $6.7 million, $12.8 million and $5.9 million, respectively.

     The cost of permits directly related to property, plant and equipment is capitalized with the related asset and depreciated over the expected permit life.

     Depreciation and amortization of other property, plant and equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

         Buildings -- 20 to 40 years
         Machinery and equipment -- 5 to 30 years.

GOODWILL

     Goodwill is amortized on a straight-line basis over forty years.

IMPAIRMENT

     The Company periodically reviews the carrying values of its fixed assets and intangibles to determine whether such values are recoverable. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant and equipment and intangibles in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company adjusts the book value of the underlying asset if the sum of expected future cash flows is less than book value. Any resulting write downs are charged to depreciation and amortization expense.

DEFERRED CHARGES

     Deferred charges are amortized on a straight-line basis over a two- to five-year period depending on the nature of the deferred costs.

DEFERRED FINANCING COSTS

     Deferred financing costs are amortized over the life of the related debt instrument and included in long-term debt.

ENVIRONMENTAL LIABILITIES

     Environmental liabilities include accruals for costs associated with closure and post-closure monitoring and maintenance of the Company's landfills, remediation at certain of the Company's facilities and corrective actions at Superfund sites. The Company accrues for closure and post-closure costs over the life of the landfill site as capacity is consumed.

FINANCIAL INSTRUMENTS

     The Company's cash and cash equivalents, accounts receivable, certain long-term investments, accounts payable, long-term debt and the subordinated convertible debenture constitute financial instruments. Concentration of credit risks in accounts receivable are limited due to the large number of customers comprising the Company's customer base throughout North America. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. The Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

                         LAIDLAW ENVIRONMENTAL SERVICES

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses interest rate swap agreements to minimize the impact of interest rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense. See Note 4 for fair value information pertaining to long-term debt and derivative financial instruments.

REVENUE RECOGNITION

     Revenues, along with the related costs of treatment, disposal and transportation, at the Company's service center operations, which primarily collect, transport and prepare waste material for transfer to disposal facilities are recognized when the waste material is accepted at the service center. Pursuant to contracts with its customers, the Company accepts title to waste material at such time and provides contractual indemnification to its customers against future liability with respect to the waste materials.

     Revenues from the Company's treatment and disposal operations, primarily landfill and incineration facilities, are recognized when the waste material is disposed of, whether burned, landfilled or treated.

INCOME TAXES

     Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits are more likely than not. Prior to May 15, 1997, the Company filed consolidated tax returns with Laidlaw. Income taxes for the periods prior to May 15, 1997 have been calculated using applicable income tax rates on income for tax purposes on a separate return basis.

FOREIGN CURRENCY TRANSLATION

     The Company's foreign operations are all of a self-sustaining nature. The functional currency of the Company's foreign subsidiaries is its respective local currency. Assets and liabilities are translated to U. S. Dollars at the exchange rate in effect at the balance sheet date and revenue and expenses at weighted monthly average exchange rates for the year. Gains and losses from the translation of the financial statements of the foreign subsidiaries are included in stockholders' equity.

3.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                  AUGUST 31,
                                                              ------------------
                                                                1997      1996
                                                              --------   -------
                                                               ($ IN THOUSANDS)
Current portion of environmental liabilities................  $ 27,376   $26,327
Interest payable............................................    12,643       938
Accrued severance pay.......................................    12,911        --
Accrued disposal costs......................................  10,039..     9,147
Other.......................................................    52,242    30,293
                                                              --------   -------
          Total.............................................  $115,211   $66,705
                                                              ========   =======

4.  LONG-TERM DEBT

     Prior to May 15, 1997, Laidlaw provided the majority of the financing for Old LESI's operating and investing activities through a combination of intercompany equity and debt investments. The total investment in

                         LAIDLAW ENVIRONMENTAL SERVICES
the Company by Laidlaw is included in stockholders' equity prior to May 15, 1997. Interest expense associated with this intercompany financing has been allocated to the Company based on its share of Laidlaw's consolidated net assets.

     The Company financed the cash consideration portion of the Acquisition and certain fees related thereto with proceeds of a bank credit facility (the "Bank Credit Facility") arranged pursuant to a credit agreement between the Company and a syndicate of banks and other financial institutions. The Bank Credit Facility consists of five parts: (i) a $275 million six-year senior revolving credit facility with a $200 million letter of credit sublimit ("Revolving Credit Facility"), (ii) a $165 million six-year senior amortizing term loan, (iii) a $60 million six-year senior amortizing Canadian term loan, (iv) a $75 million minimally amortizing seven-year senior term loan and (v) a $75 million minimally amortizing eight-year senior term loan. The term loans referred to in clauses
(ii), (iii), (iv) and (v) are collectively referred to herein as the "Term
Loans".

     The Term Loans were drawn upon in full May 15, 1997, the closing date of the Acquisition. The Revolving Credit Facility has $200 million available for letters of credit and $100 million available for loans, subject to the aggregate limit of $275 million. As of August 31, 1997, $23.3 million of letters of credit were issued and none was used for loans.

     The Bank Credit Facility also contains negative, affirmative and financial covenants customarily found in credit agreements for financings similar to the financing provided under the Bank Credit Facility, including covenants limiting annual capital expenditures, restricting debt, guaranties, liens, mergers and consolidations, sales of assets and payment of dividends. The Company was in compliance with its covenants at August 31, 1997.

     The Bank Credit Facility is collateralized by certain tangible assets of the Company. All of the capital stock of the Company's subsidiaries are pledged to the lenders, and such subsidiaries guaranty the obligations of the Company to the lenders.

     Interest costs on the Bank Credit Facility are reset periodically, at least annually, and vary depending on the particular facility and whether the Company chooses to borrow under Eurodollar or non-Eurodollar loans. Interest costs on the promissory note is based on U.S. Dollar London Interbank Offered Rate ("LIBOR"), determined on a semi-annual basis.

     Long-term debt consisted of the following:

                                                                  AUGUST 31,
                                                              ------------------
                                                                1997      1996
                                                              --------   -------
                                                               ($ IN THOUSANDS)
Bank Credit Facility:
  Term loans, U.S., with interest rates from 8.095% to
     9.225%.................................................  $315,000   $    --
  Term loans, Canadian, with interest rates from 5.881% to
     6.141%.................................................    60,000        --
Promissory note, due May 2003, with an interest rate of
  5.98%.....................................................    60,000        --
Industrial Revenue Bonds, due 2003 - 2027, with fixed
  interest rates from 6.0% to 9.0%..........................   123,314    46,991
Other.......................................................       948     9,717
                                                              --------   -------
                                                               559,262    56,708
Less: current portion.......................................    12,086     7,282
Less: unamortized deferred financing costs..................    19,166       870
                                                              --------   -------
          Total.............................................  $528,010   $48,556
                                                              ========   =======

                         LAIDLAW ENVIRONMENTAL SERVICES

     The aggregate amount of minimum payments required on long-term debt in each of the years indicated is as follows:

YEAR ENDING AUGUST 31,
----------------------                                        ($ IN THOUSANDS)
1998.....................................................         $ 12,086
1999.....................................................           26,827
2000.....................................................           36,658
2001.....................................................           51,500
2002.....................................................           66,500
Thereafter...............................................          365,691
                                                                  --------
          Total minimum payments due.....................         $559,262
                                                                  ========

     In management's view, due to the long-term debt being primarily based on floating rates, the carrying amounts approximate fair value. The promissory note and $39 million of the Industrial Revenue Bonds are guaranteed by Laidlaw.

     In July 1997, the Company entered into interest rate swap agreements to alter interest rate exposures. These agreements, with a principal notional amount of $160 million, expire in periods ranging from 1.5 to 2.5 years, with a weighted average of 2.1 years. The Company pays fixed rates ranging from 5.945% to 6.07%, and receives floating rates based on U.S. Dollar LIBOR, determined on a quarterly basis of 5.719% at August 31, 1997.

     Credit risk arises from the possible inability of counterparties to meet the terms of their contracts on a net basis. All of the Company's interest rate swap agreements have been entered into with major financial institutions which are expected to fully perform under the terms of the agreements. The Company's credit exposure on swaps is related not to the notional balances of the interest rate swaps, but to the current and potential replacement costs of all profitable contracts at year end. At August 31, 1997 this credit exposure is immaterial. Credit exposure will increase along with the market value of the swaps, if interest rates increase, and decrease if interest rates decline.

     Derivative financial instrument fair values represent an approximation of amounts the Company would have paid to or received from counterparties to terminate its positions prior to maturity, and are based on capital market rates prevailing at August 31, 1997. The Company's fair value benefit for all interest rate derivative contracts as of August 31, 1997, was approximately $0.3 million. At August 31, 1997, the Company had no plans to terminate these positions prior to maturity.

5.  SUBORDINATED CONVERTIBLE DEBENTURE

     Pursuant to the Acquisition described in Note 1, the Company issued a $350 million 5% subordinated convertible, pay-in-kind debenture ("PIK") due May 15, 2009 to Laidlaw.

     Interest on the PIK is payable semiannually, on November 15 and May 15 until maturity. Beginning on May 15, 2002, and continuing until maturity, the PIK is convertible, at the option of the holder into common shares of the Company based on a conversion price per share of $3.75 (the "Conversion Price"). Beginning on May 15, 2002, and continuing until maturity, the Company has the option to redeem the PIK in cash if the common shares are trading at a market price greater than or equal to 120% of the Conversion Price. The PIK ranks junior in right of payment (principal and interest) to all other long-term debt, including the Bank Credit Facility.

     The estimated fair value of the PIK is based on quoted market prices, where available, along with present value calculations which are calculated using current rates for similar debt with the same remaining maturity. The Company estimates that the fair value of the PIK at August 31, 1997 was $493.6 million.

     Interest payments due during the first two years after issuance of the PIK are required to be satisfied by the issuance of the Company's common shares, based on the market price of the common shares at the time the

                         LAIDLAW ENVIRONMENTAL SERVICES
interest payments are due. At the Company's option, any other interest or principal payments, other than optional early redemption, may be satisfied by issuing common shares, based on the market price at the time such payments are due.

6.  COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS:

     Rental expense incurred under operating leases was $36.1 million, $35.9 million and $35.4 million in 1997, 1996 and 1995, respectively. Minimum future rental amounts required under operating leases for premises and equipment having non-cancelable terms in excess of one year as of August 31, 1997, are as follows:

YEAR ENDING AUGUST 31,
----------------------                                        ($ IN THOUSANDS)
1998........................................................       $18,163
1999........................................................        13,007
2000........................................................         9,853
2001........................................................         5,664
2002........................................................         3,454
Thereafter..................................................         9,365
                                                                   -------
          Total.............................................       $59,506
                                                                   =======

CLOSURE, POST-CLOSURE AND ENVIRONMENTAL LIABILITIES:

     The Company has recorded liabilities for closure and post-closure monitoring and environmental remediation costs as follows:

                                                                  AUGUST 31,
                                                              ------------------
                                                                1997      1996
                                                              --------   -------
                                                               ($ IN THOUSANDS)
Current portion, included in accrued liabilities............  $ 27,376   $26,327
Non-current portion, included in deferred items -- other....   155,685    70,478
                                                              --------   -------
  Total.....................................................  $183,061   $96,805
                                                              ========   =======

     The business of the Company's hazardous and industrial waste services is continuously regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of the Company's businesses results in its frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues that are involved generally relate to applications for permits and licenses by the Company and their conformity with legal requirements and alleged technical violations of existing permits and licenses. The Company does not believe that these matters will be material to its operations or financial condition.

     The Company, in the normal course of its business, expends funds for environmental protection and remediation, but does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations.

     Closure and post-closure monitoring and maintenance costs for U.S. landfills are estimated based on the technical requirements of Subtitle C and D Regulations of the U. S. Environmental Protection Agency or the applicable state requirements, whichever is stricter, and the air emissions standards under the Clean Air Act. The costs include such items as final capping of the site, methane gas and leachate management, groundwater monitoring and operation and maintenance costs to be incurred during the period after the facility closes and

                         LAIDLAW ENVIRONMENTAL SERVICES
ceases to accept waste. Closure and post-closure costs for the Company's landfills in Canada are based upon the local landfill regulations governing the facility.

     The Company has also established procedures to routinely evaluate potential remedial liabilities at sites which it owns or operates, or to which it transports waste, including 22 sites listed on the Superfund National Priority List ("NPL"). In the majority of situations, the Company's connection with NPL sites relates to allegations that its subsidiaries, or their predecessors, transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. The Company routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (i.e., owner, operator, transporter or generator), and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations or other relevant factors), of the Company's alleged connection with the site, the accuracy and strength of evidence connecting the Company to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Where the Company concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgment and prior experience, for the Company's best estimate of the liability. If no amount within the range appears to be a better estimate than any other amount, then the Company provides for the minimum amount within the range in accordance with SFAS No. 5, "Accounting for Contingencies". Such estimates are subsequently revised as deemed necessary as additional information becomes available. The Company believes that it is more than remotely possible but less than likely, that its potential liability could be at the high end of such ranges, which would be approximately $26 million higher in the aggregate than the estimate that has been recorded in the financial statements as of August 31, 1997.

     Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult to evaluate, such that the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities which could be material. The impact of such future events cannot be estimated at the current time.

     Where the Company believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is discounted to present value assuming inflation of 3.6% and a risk free discount rate of 8.5%. Had the Company not discounted any portion of its liability, the amount recorded would have been increased by approximately $9 million at August 31, 1997 (1996 -- $9 million).

     The majority of the Company's active landfill sites have estimated remaining lives ranging from two to more than 100 years based upon current site plans and anticipated annual volumes of waste. As of August 31, 1997, the Company estimates that during this remaining site life, it will provide for an additional $97 million (1996 -- $72 million) of closure and post-closure costs, including accretion for the discount recognized to date.

                         LAIDLAW ENVIRONMENTAL SERVICES

     Anticipated payments of environmental liabilities for each of the next five years and thereafter are as follows:

YEAR ENDING AUGUST 31,
----------------------                                       ($ IN THOUSANDS)
1998.......................................................      $ 27,376
1999.......................................................        32,365
2000.......................................................        22,735
2001.......................................................        15,972
2002.......................................................        10,926
Thereafter.................................................       170,687
                                                                 --------
          Total............................................      $280,061
                                                                 ========

     In conjunction with the acquisitions of certain facilities, the Company has obtained varying amounts and types of indemnification from potential environmental liabilities existing at the time of acquisition. Such indemnities typically cover all or a portion of the costs associated with the remediation of pre-existing environmental liabilities, and may be available for a limited period of time.

FINANCIAL ASSURANCE OBLIGATIONS:

     As of August 31, 1997, the Company was obligated to provide financial assurances to the applicable regulatory authorities, totalling approximately $450 million, in connection with the closure and post-closure requirements of certain facility operating permits. The majority of these financial assurances have been provided by Laidlaw at August 31, 1997. The Company is obligated to assume these financial assurances from Laidlaw during fiscal 1998. The Company intends to provide the required financial assurances through a combination of letters of credit and insurance policies.

LEGAL PROCEEDINGS:

     The consolidated federal income tax returns of Laidlaw Transportation, Inc. and its U.S. subsidiaries (collectively "LTI") (which until May 15, 1997, included certain of the subsidiaries of the Company) for the fiscal years ended August 31, 1986, 1987 and 1988, have been under audit by the Internal Revenue Service. In March 1994, LTI received a statutory notice of deficiency proposing that LTI pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. LTI has petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $49.6 million (plus interest of approximately $80.3 million as of August 31, 1997).

     In October 1997, LTI received a statutory notice of deficiency proposing that LTI pay additional taxes of approximately $143.5 million (plus interest of approximately $121 million as of August 31, 1997) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991, based on the same issues. LTI intends to vigorously contest these claimed deficiencies. The Company anticipates that the Internal Revenue Service will propose adjustments for the same issue in subsequent taxation years.

     Pursuant to the Stock Purchase Agreement referred to in Note 1, Laidlaw and Laidlaw Transportation, Inc. agreed to be responsible for any tax liabilities, including the costs to defend the subsidiaries, resulting from these matters. The Company believes that the ultimate disposition of these issues will not have a materially adverse effect upon the Company's consolidated financial position or results of operations.

                         LAIDLAW ENVIRONMENTAL SERVICES

7.  STOCKHOLDERS' EQUITY

     Prior to May 15, 1997, the Company's total stockholders' equity consisted of the intercompany investment by Laidlaw. The 120 million shares of common stock received by Laidlaw to consummate the Acquisition described in Note 1, are deemed, for accounting purposes, to have been issued and outstanding in all prior periods presented in these consolidated financial statements.

AUTHORIZED AND ISSUED CAPITAL STOCK:

     Since the former Rollins is the continuing legal entity, its authorized and issued capital stock constitutes that of the Company.

     The Company is authorized to issue 350 million shares of its $1 par value common stock and one million shares of its $1 par value preferred stock. The terms and conditions of each issue of preferred stock are determined by the Board of Directors.

     At August 31, 1997, the Company had issued and outstanding 180,435,311 shares of its $1 par value common stock. For accounting purposes, 120 million of these shares were deemed outstanding in all periods prior to the Closing and 60,375,811 were deemed to have been issued on May 15, 1997, at $2.75 per share, as consideration ($166,034,000) for the acquisition of the former Rollins by the Company.

NO PREFERRED STOCK HAS BEEN ISSUED.

     Each share of common stock outstanding includes one common stock purchase right (a "Right") which is non-detachable and non-exercisable until certain defined events occur, including certain tender offers or the acquisition by a person or group of affiliated or associated persons of 15% or more of the Company's common stock. Upon the occurrence of certain defined events, the Right entitles the holder to purchase additional stock of the Company or stock of an acquiring company at a 50% discount. The Right expires on June 30, 1999, unless earlier redeemed by the Company at a price of $.01 per Right.

8.  STOCK OPTION PLANS

     The Company has the following stock option plans:

          1. The 1982 Stock Option Plan of the former Rollins Environmental Services, Inc.

          2. The 1993 Stock Option Plan of the former Rollins Environmental Services, Inc.

          3. The 1997 Directors Stock Option Plan

          4. The 1997 Stock Option Plan

     All outstanding employee stock options granted by the former Rollins were fully vested on May 15, 1997, in accordance with the terms of the Stock Purchase Agreement referred to in Note 1.

     Option activity is as follows:

                                                              AUGUST 31,
                                                                 1997
                                                              ----------
Number of options Outstanding at May 15, 1997...............  1,106,555
  Granted...................................................  1,187,500
  Exercised.................................................    (59,500)
  Expired or canceled.......................................   (194,510)
                                                              ---------
Outstanding at end of year..................................  2,040,045
                                                              =========

                         LAIDLAW ENVIRONMENTAL SERVICES

                                                              AUGUST 31,
                                                                 1997
                                                            ---------------
Options available for grant...............................        5,352,500
Options exercisable.......................................          852,545
Per share prices
  Options granted.........................................            $3.19
  Options exercised.......................................   $2.25 to $2.88
  Options outstanding.....................................  $2.63 to $12.25

     Effective July 9, 1997, the directors of the Company set aside six million shares of its $1 par value common stock for issuance under a 1997 stock option plan. All options under this plan are for a term of ten years from the date of grant and become exercisable with respect to 20% of the total number of shares subject to the option, one year after the date of grant, and with respect to an additional 20% at the end of each 12 month period thereafter on a cumulative basis during the succeeding four years. The plan provides for the granting of stock options to certain senior employees and officers of the Company at the discretion of the Board of Directors. The plan will be submitted to the Company's stockholders for approval at the next annual meeting. All options are subject to certain conditions of service.

     Effective July 9, 1997, the directors of the Company set aside 540,000 shares of its $1 par value common stock for issuance under a 1997 directors stock option plan. All options under this plan are for a term of ten years from the date of grant and become exercisable with respect to 20% of the total number of shares subject to the option, one year after the date of grant, and with respect to an additional 20% at the end of each 12 month period thereafter on a cumulative basis during the succeeding four years. The plan will be submitted to the Company's stockholders for approval at the next annual meeting. All options are subject to certain conditions of service.

     On July 9, 1997, the Board of Directors granted 1,097,500 shares from the stock option plan and 90,000 shares from the directors stock option plan, both at an exercise price of $3.188, subject to stockholder approval of the plans.

     The Company applies Accounting Principles Board ("APB") 25 in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the plans in fiscal 1997 or 1996. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting, or exercise period.

     During fiscal year 1996, the Accounting Acquirer had no stock option plan. Accordingly, no pro forma disclosures are required. As a result of the exercise terms of the Company's 1997 stock option plan effective July 9, 1997, pro forma disclosure is immaterial for fiscal year 1997.

9.  RESTRUCTURING CHARGE

     The integration related to the Acquisition described in Note 1 resulted in the closure and consolidation of certain operations formerly owned by Rollins or by Old LESI. Such actions are expected to produce substantial cost savings.

     With respect to the Old LESI operations, the Company recorded a one-time charge of $331.7 million ($200 million after tax, or $1.52 per share) against income in the quarter ended May 31, 1997, to reflect the closing of certain of the operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower expected future cash flows, as a result of the Acquisition.

                         LAIDLAW ENVIRONMENTAL SERVICES

10.  DISCONTINUED OPERATIONS

     On May 1, 1997, in contemplation of the Acquisition described in Note 1, the Company transferred, in a non-cash transaction, JTM Industries, Inc., its coal combustion by-products management operations to Laidlaw. Accordingly, no gain or loss was recognized on this transfer. These operations were retained by Laidlaw and are not part of the Company's ongoing operations.

     The Company has classified these operations as discontinued. Historically these operations have been included in Laidlaw's Hazardous Waste Services segment for financial reporting purposes.

     Revenue for the discontinued operations for 1997, 1996 and 1995, was $41.5 million, $62.9 million and $43.6 million, respectively.

11.  INCOME TAXES

     The income tax benefit is comprised as follows:

                                                                YEAR ENDED
                                                                AUGUST 31,
                                                                   1997
                                                             -----------------
                                                             ($ IN THOUSANDS)
Current:
  Federal..................................................      $ (30,236)
  State....................................................          1,000
  Foreign..................................................         (2,064)
Deferred:
  Federal..................................................        (87,086)
  State....................................................        (12,440)
  Foreign                                                            8,037
                                                                 ---------
Income tax benefit.........................................      $(122,789)
                                                                 =========

     A reconciliation of the income tax benefit, calculated by applying the statutory federal income tax rate to the loss before income taxes is as follows:

                                                                YEAR ENDED
                                                                AUGUST 31,
                                                                   1997
                                                             -----------------
                                                             ($ IN THOUSANDS)
Federal income tax benefit at statutory rate...............         35.0%
State income tax benefit...................................          5.2
Other......................................................         (0.1)
                                                                   -----
Income tax benefit.........................................         40.1%
                                                                   =====

                         LAIDLAW ENVIRONMENTAL SERVICES

     The tax effect of temporary differences which comprise the current and non-current deferred income tax amounts shown on the balance sheet are as follows:

                                                                   AUGUST 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                ($ IN THOUSANDS)
Deferred tax assets:
  Accrued liabilities.......................................  $122,051    $ 35,372
  Tax attribute carryovers..................................    62,865      69,601
  Interest..................................................    15,358          --
  Other.....................................................     7,016       1,858
                                                              --------    --------
          Total gross deferred tax assets...................   207,290     106,831
Less: valuation allowance...................................    14,066          --
                                                              --------    --------
          Net deferred tax assets...........................  $193,224    $106,831
                                                              ========    ========
Deferred tax liabilities:
  Excess of tax over book depreciation......................  $223,732    $187,934
  Other.....................................................     6,255       5,882
                                                              --------    --------
          Total gross deferred tax liabilities..............   229,987     193,816
                                                              --------    --------
          Net deferred tax liability........................  $ 36,763    $ 86,985
                                                              ========    ========

     The Company has net operating loss carryforwards for federal income taxes expiring in the years 2008 to 2112 of $80.3 million. A valuation allowance of $14.1 million has been recorded against $46.9 million of the loss carryforwards which are subject to limitations of both Treasury Regulation 1.1502-21 and Internal Revenue Code ("IRC") Section 382. Foreign net operating losses expiring in the years 1999 to 2004 are $44.1 million. Interest carryovers of $27.1 million limited by IRC Section 163(j) are available against federal tax without expiration.

12 -- EARNINGS PER SHARE

     Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding. In 1997, the shares considered to be common stock equivalents that would be outstanding, assuming the exercise of dilutive stock options, have not been included as the effect of such inclusion would be to increase earnings per share, and thus be anti-dilutive. Additionally, fully diluted earnings per share amounts, which would include the dilutive effect of the subordinated convertible debenture, have not been included as the effect of such inclusion would be to increase earnings per share, and thus be anti-dilutive.

13 -- RELATED PARTY TRANSACTIONS

     Included in selling, general and administrative expenses are management fees paid to Laidlaw in the amounts of $2.6 million, $4.6 million and $3.6 million during 1997, 1996 and 1995, respectively.

     Management fees have been allocated to the Company, prior to May 15, 1997, based upon the Company's share of Laidlaw's consolidated revenue. Management fees are charged by Laidlaw to each of its operating groups in order to recover its general and administrative costs. The services provided by Laidlaw include treasury, taxation and insurance.

     Related party insurance transactions totalled $7.2 million, $7.2 million and $7.7 million in 1997, 1996 and 1995, respectively.

     Certain directors and officers of the Company are also directors and officers of Laidlaw.

                         LAIDLAW ENVIRONMENTAL SERVICES

14.  SEGMENT AND GEOGRAPHIC INFORMATION

     The Company's revenues and income are derived from one industry segment and principally in the United States, which includes the collection, transportation, processing, recovery and disposal of hazardous and industrial wastes. The segment renders services to a variety of commercial, industrial, governmental and residential customers.

15.  RECENT ACCOUNTING DEVELOPMENTS

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 "Environmental Remediation Liabilities" ("SOP 96-1") for fiscal years beginning after December 15, 1996. SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of SFAS No. 5, "Accounting for Contingencies" are met and it includes benchmarks to aid in the determination of when environmental remediation liabilities should be recognized. SOP 96-1 also provides guidance with respect to the measurement of the liability and the display and disclosure of environmental remediation liabilities in the financial statements. The Company believes that the adoption of this SOP will not have a material impact on the Company's financial condition or results of operations.

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share". This standard is effective for financial statements issued for periods ending after December 15, 1997, and will be adopted for the interim period ended February 28, 1998, with restatement of all prior period earnings per share ("EPS") data presented. This statement requires the presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS under the existing rules. The Company does not expect that SFAS No. 128 will have a material impact on the earnings per share computation.

16.  QUARTERLY FINANCIAL DATA -- UNAUDITED

                                               FIRST      SECOND     THIRD      FOURTH     TOTAL*
                                              --------   --------   --------   --------   --------
                                                                ($ IN THOUSANDS)
1997
Revenues....................................  $172,565   $140,627   $155,330   $210,097   $678,619
Income (loss) from operations...............    14,899      9,169   (316,760)    27,978   (264,714)
Income (loss) from continuing operations....     3,588      1,750   (197,155)     8,365   (183,452)
Income (loss) from discontinued
  operations................................       703       (917)       234         --         20
Net income (loss)...........................     4,291        833   (196,921)     8,365   (183,432)
Earnings per share:
  Continuing operations:
     Before restructuring...................  $  0.030   $  0.015   $  0.022   $  0.046   $  0.120
     Restructuring charge...................        --         --     (1.525)        --     (1.449)
                                              --------   --------   --------   --------   --------
                                                 0.030      0.015     (1.503)     0.046     (1.329)
Discontinued operations.....................     0.006     (0.008)     0.002         --         --
                                              --------   --------   --------   --------   --------
          Net income (loss) per share.......  $  0.036   $  0.007   $ (1.501)  $  0.046   $ (1.329)
                                              ========   ========   ========   ========   ========

                         LAIDLAW ENVIRONMENTAL SERVICES

                                               FIRST      SECOND     THIRD      FOURTH     TOTAL*
                                              --------   --------   --------   --------   --------
                                                                ($ IN THOUSANDS)
1996
Revenues....................................  $179,793   $150,362   $153,139   $169,679   $652,973
Income from operations......................    18,636     11,987     13,217     13,479     57,319
Income from continuing operations...........     3,791        365        739      1,819      6,714
Income (loss) from discontinued
  operations................................       579       (378)       622        673      1,496
Net income (loss)...........................     4,370        (13)     1,361      2,492      8,210
Net income (loss) per share.................     0.036     (0.000)     0.011      0.021      0.068

---------------

* 1997 includes restructuring charge of $331.7 million ($200 million net of tax)

Results for the quarters include the results of operations of acquired companies for the periods in which they were owned by the Company.

                         LAIDLAW ENVIRONMENTAL SERVICES

17.  SUMMARIZED FINANCIAL INFORMATION

     The Company announced on April 1, 1998 that 94% of Safety-Kleen Corp. shareholders had accepted its exchange offer, as amended on March 16, 1998, relating to the acquisition of Safety-Kleen by the Company. Under the terms of the offer, the Company will exchange $18.30 and 2.8 common shares for each Safety-Kleen share tendered. The total consideration for the acquisition is approximately $2.2 billion, including debt assumed, estimated transaction costs and the issuance of approximately 166 million common shares. On April 7, 1998, the Company completed the acquisition of the shares tendered prior to April 1, 1998, with the balance to be acquired through a back-end merger, which was completed on May 20, 1998.

     In connection with the acquisition, LES, Inc., a wholly owned subsidiary of Laidlaw Environmental Services, Inc., issued 9 1/4% Senior Subordinated Notes, the payment of which is guaranteed on a senior subordinated basis by Laidlaw Environmental Services, Inc. and are jointly and severally guaranteed on a senior subordinated basis by the Company's wholly-owned domestic subsidiaries. No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor or guarantor on the financing. Separate financial statements and other disclosures concerning each of LES, Inc. and the subsidiary guarantors are not presented because management believes they are not material to investors. Summarized financial information on a combined basis as of and for the year ended August 31, 1997 is as follows:

                     CONSOLIDATING CONDENSED BALANCE SHEET
                                AUGUST 31, 1997

                                                      LES, INC.
                                        LAIDLAW          AND                        CONSOLIDATING
                                     ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                     SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                     --------------   ----------   --------------   -------------   ------------
                                                                  ($ IN THOUSANDS)
Assets:
  Current assets...................     $     --      $  213,139      $ 38,401        $      --      $  251,540
  Property, plant and equipment,
     net...........................           --       1,043,874       192,695               --       1,236,569
  Investment in Subsidiaries.......      809,745          88,000            --         (897,745)             --
  Other non-current assets.........           --          93,346        48,847          (19,424)        122,769
                                        --------      ----------      --------        ---------      ----------
  Total assets.....................     $809,745      $1,438,359      $279,943        $(917,169)     $1,610,878
                                        ========      ==========      ========        =========      ==========
Liabilities:
  Current liabilities..............     $  6,580      $  118,631      $ 50,454        $    (220)     $  175,445
  Non-current liabilities..........           --         241,335         7,547          (19,424)        229,458
  Long-term debt...................      125,200         307,580        95,230               --         528,010
  Subordinated convertible
     debenture.....................      350,000              --            --               --         350,000
                                        --------      ----------      --------        ---------      ----------
  Total liabilities................      481,780         667,546       153,231          (19,644)      1,282,913
Stockholders' Equity...............      327,965         770,813       126,712         (897,525)        327,965
                                        --------      ----------      --------        ---------      ----------
Total liabilities and stockholders'
  equity...........................     $809,745      $1,438,359      $279,943        $(917,169)     $1,610,878
                                        ========      ==========      ========        =========      ==========

                         LAIDLAW ENVIRONMENTAL SERVICES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                           YEAR ENDED AUGUST 31, 1997

                                                    LES, INC.
                                      LAIDLAW          AND                        CONSOLIDATING
                                   ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                   SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                   --------------   ----------   --------------   -------------   ------------
                                                                ($ IN THOUSANDS)
Total revenues...................    $      --      $ 510,563       $168,056        $     --       $ 678,619
Operating expenses...............           --        472,254        139,382              --         611,636
Restructuring charge.............           --        325,070          6,627              --         331,697
                                     ---------      ---------       --------        --------       ---------
Operating income.................           --       (286,761)        22,047              --        (264,714)
Interest expense.................        6,580         31,171          6,522              --          44,273
Other income (loss)..............     (179,397)           631          2,234         179,397           2,865
                                     ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations before income tax...     (185,977)      (317,301)        17,759         179,397        (306,122)
Income tax expense (benefit).....       (2,545)      (121,677)         1,433              --        (122,789)
                                     ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations before minority
  interest.......................     (183,432)      (195,624)        16,326         179,397        (183,333)
Minority interest................           --            (72)           (47)             --            (119)
                                     ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations.....................     (183,432)      (195,696)        16,279         179,397        (183,452)
Income (loss) from discontinued
  operations.....................           --             20             --              --              20
                                     ---------      ---------       --------        --------       ---------
Net income.......................    $(183,432)     $(195,676)      $ 16,279        $179,397       $(183,432)
                                     =========      =========       ========        ========       =========

                         LAIDLAW ENVIRONMENTAL SERVICES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                           YEAR ENDED AUGUST 31, 1997

                                                               LES, INC.
                                                 LAIDLAW          AND                        CONSOLIDATING
                                              ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                              SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                              --------------   ----------   --------------   -------------   ------------
                                                                           ($ IN THOUSANDS)
Net cash provided by (used in) continuing
  operations................................     $  2,545      $  42,062       $ (7,428)       $   (220)      $  36,959
Net cash provided by discontinued
  operations................................           --            425             --              --             425
                                                 --------      ---------       --------        --------       ---------
Net cash provided by (used in) operating
  activities................................        2,545         42,487         (7,428)           (220)         37,384
                                                 --------      ---------       --------        --------       ---------
Cash flow from investing activities:
  Cash acquired on acquisition of
    business................................           --         15,451             --              --          15,451
  Purchase of plant, property and
    equipment...............................           --        (16,154)       (19,943)             --         (36,097)
  Proceeds from sale of property, plant and
    equipment...............................           --          1,689            (93)             --           1,596
  Net increase in long-term investments.....           --         (1,492)        (1,345)             --          (2,837)
                                                 --------      ---------       --------        --------       ---------
        Net cash used in continuing
          operations........................           --           (506)       (21,381)             --         (21,887)
        Net cash used in discontinued
          operations........................           --         (1,887)            --              --          (1,887)
                                                 --------      ---------       --------        --------       ---------
        Net cash provided by (used in)
          investing activities..............           --         (2,393)       (21,381)             --         (23,774)
                                                 --------      ---------       --------        --------       ---------
Cash flow from financing activities:
  Issuance of debt under Bank Credit
    Facility................................           --        315,000         60,000              --         375,000
  Additional debt issuances.................       65,200             --         11,422              --          76,622
  Debt financing fees and expenses..........           --        (16,448)        (2,340)             --         (18,788)
  Bank overdraft............................           --        (28,829)        (3,359)             --         (32,188)
  Repayment of long-term debt...............           --        (55,700)        (5,842)             --         (61,542)
  Intercompany payable (receivable).........      (67,745)        67,525             --             220              --
  Net payment to Laidlaw, Inc...............           --       (296,872)       (44,682)             --        (341,554)
                                                 --------      ---------       --------        --------       ---------
Net cash provided by (used in) continuing
  operations................................       (2,545)       (15,324)        15,199             220          (2,450)
Net cash provided by (used in) discontinued
  operations................................           --             --             --              --              --
                                                 --------      ---------       --------        --------       ---------
Net cash provided by (used in) financing
  activities................................       (2,545)       (17,392)        17,267             220          (2,450)
                                                 --------      ---------       --------        --------       ---------
Net increase (decrease) in cash and cash
  equivalents...............................           --         24,770        (13,610)             --          11,160
Cash and cash equivalents at:
  Beginning of period.......................           --             --             --              --              --
                                                 --------      ---------       --------        --------       ---------
  End of period.............................     $     --      $  24,770       $(13,610)       $     --       $  11,160
                                                 ========      =========       ========        ========       =========

                         LAIDLAW ENVIRONMENTAL SERVICES

                     CONSOLIDATING CONDENSED BALANCE SHEET
                                AUGUST 31, 1996

                                                    LES, INC.
                                      LAIDLAW          AND                        CONSOLIDATING
                                   ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                   SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                   --------------   ----------   --------------   -------------   ------------
                                                                ($ IN THOUSANDS)
Assets:
  Current assets.................     $     --      $  155,717      $ 47,753        $     --       $  203,470
  Property, plant and equipment,
     net.........................           --         899,415       213,313              --        1,112,728
  Other non-current assets.......           --         134,440        40,656              --          175,096
                                      --------      ----------      --------        --------       ----------
  Total assets...................     $     --      $1,189,572      $301,722        $     --       $1,491,294
                                      ========      ==========      ========        ========       ==========
Liabilities:
  Current liabilities............     $     --      $  138,145      $ 24,648        $     --       $  162,793
  Non-current liabilities........           --         166,266        18,902              --          185,168
  Long-term debt.................           --          18,119        30,437              --           48,556
                                      --------      ----------      --------        --------       ----------
  Total liabilities..............           --         322,530        73,987              --          396,517
Stockholders' Equity.............           --         867,042       227,735              --        1,094,777
                                      --------      ----------      --------        --------       ----------
  Total liabilities and
     stockholders' equity........     $     --      $1,189,572      $301,722        $     --       $1,491,294
                                      ========      ==========      ========        ========       ==========

                         LAIDLAW ENVIRONMENTAL SERVICES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                           YEAR ENDED AUGUST 31, 1996

                                 LAIDLAW       LES, INC. AND                    CONSOLIDATING
                              ENVIRONMENTAL     SUBSIDIARY       SUBSIDIARY      ELIMINATING    CONSOLIDATED
                              SERVICES, INC.    GUARANTORS     NON-GUARANTORS      ENTRIES         TOTAL
                              --------------   -------------   --------------   -------------   ------------
                                                             ($ IN THOUSANDS)
Total revenues..............     $     --        $474,410         $178,563        $     --        $652,973
Operating expenses..........           --         443,093          152,561              --         595,654
                                 --------        --------         --------        --------        --------
Operating income............           --          31,317           26,002              --          57,319
Interest expense............           --          35,101           11,749              --          46,850
Other income (expense)......           --           2,034             (643)             --           1,391
                                 --------        --------         --------        --------        --------
Income (loss) from
  continuing operations
  before income tax.........           --          (1,750)          13,610              --          11,860
Income tax expense
  (benefit).................           --            (369)           2,869              --           2,500
                                 --------        --------         --------        --------        --------
Income (loss) from
  continuing operations
  before minority
  interest..................           --          (1,381)          10,741              --           9,360
Minority interest...........           --              --           (2,646)             --          (2,646)
                                 --------        --------         --------        --------        --------
Income (loss) from
  continuing operations.....           --          (1,381)           8,095              --           6,714
Income (loss) from
  discontinued operations...           --           1,496               --              --           1,496
                                 --------        --------         --------        --------        --------
Net income..................     $     --        $    115         $  8,095        $     --        $  8,210
                                 ========        ========         ========        ========        ========

                         LAIDLAW ENVIRONMENTAL SERVICES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                           YEAR ENDED AUGUST 31, 1996

                                                    LES, INC.
                                      LAIDLAW          AND                        CONSOLIDATING
                                   ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                   SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                   --------------   ----------   --------------   -------------   ------------
                                                                ($ IN THOUSANDS)
Net cash provided by continuing
  operations.....................    $      --      $  18,061       $  3,888        $      --      $  21,949
Net cash provided by discontinued
  operations.....................           --          3,199             --               --          3,199
                                     ---------      ---------       --------        ---------      ---------
Net cash provided by operating
  activities.....................           --         21,260          3,888               --         25,148
                                     ---------      ---------       --------        ---------      ---------
Cash flow from investing
  activities:
  Cash expended on acquisition of
     business....................           --         (8,000)            --               --         (8,000)
  Purchase of property, plant and
     equipment...................           --        (91,313)       (12,971)              --       (104,284)
  Proceeds from sales of
     equipment...................           --          3,127            192               --          3,319
  Other..........................           --         (4,881)        (1,103)              --         (5,984)
                                     ---------      ---------       --------        ---------      ---------
Net cash used in continuing
  operations.....................           --       (101,067)       (13,882)              --       (114,949)
Net cash used in discontinued
  operations.....................           --         (5,026)            --               --         (5,026)
                                     ---------      ---------       --------        ---------      ---------
Net cash used in investing
  activities.....................           --       (106,093)       (13,882)              --       (119,975)
                                     ---------      ---------       --------        ---------      ---------
Cash flow from financing
  activities:
  Bank overdraft.................           --         19,503          2,377               --         21,880
  Repayment of long-term debt....           --         (3,967)        (3,581)              --         (7,548)
  Advances from Laidlaw, Inc. ...           --         71,715         11,198               --         82,913
                                     ---------      ---------       --------        ---------      ---------
Net cash provided by continuing
  operations.....................           --         87,251          9,994               --         97,245
Net cash provided by (used in)
  discontinued operations........           --         (2,418)            --               --         (2,418)
                                     ---------      ---------       --------        ---------      ---------
Net cash provided by financing
  activities.....................           --         84,833          9,994               --         94,827
                                     ---------      ---------       --------        ---------      ---------
Net increase in cash and cash
  equivalents....................           --             --             --               --             --
Cash and cash equivalents at:
  Beginning of period............           --             --             --               --             --
                                     ---------      ---------       --------        ---------      ---------
  End of period..................    $      --      $      --       $     --        $      --      $      --
                                     =========      =========       ========        =========      =========

                         LAIDLAW ENVIRONMENTAL SERVICES

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                           YEAR ENDED AUGUST 31, 1995

                             LAIDLAW        LES, INC. AND                      CONSOLIDATING
                          ENVIRONMENTAL      SUBSIDIARY        SUBSIDIARY       ELIMINATING     CONSOLIDATED
                          SERVICES, INC.     GUARANTORS      NON-GUARANTORS       ENTRIES          TOTAL
                          --------------    -------------    --------------    -------------    ------------
                                                           ($ IN THOUSANDS)
Total revenues..........     $     --         $485,378          $113,863         $     --         $599,241
Operating expenses......           --          434,829           104,553               --          539,382
                             --------         --------          --------         --------         --------
Operating income........           --           50,549             9,310               --           59,859
Interest expense........           --           30,895            10,247               --           41,142
Other income
  (expense).............           --            2,942                25               --            2,967
                             --------         --------          --------         --------         --------
Income (loss) from
  continuing operations
  before income tax.....           --           22,596              (912)              --           21,684
Income tax expense
  (benefit).............           --            4,969              (200)              --            4,769
                             --------         --------          --------         --------         --------
Income (loss) from
  continuing operations
  before minority
  interest..............           --           17,627              (712)              --           16,915
Minority interest.......           --               --              (150)              --             (150)
                             --------         --------          --------         --------         --------
Income (loss) from
  continuing
  operations............           --           17,627              (862)              --           16,765
Income (loss) from
  discontinued
  operations............           --              819                --               --              819
                             --------         --------          --------         --------         --------
Net income..............     $     --         $ 18,446          $   (862)        $     --         $ 17,584
                             ========         ========          ========         ========         ========

                         LAIDLAW ENVIRONMENTAL SERVICES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                           YEAR ENDED AUGUST 31, 1995

                                 LAIDLAW       LES, INC. AND                    CONSOLIDATING
                              ENVIRONMENTAL     SUBSIDIARY       SUBSIDIARY      ELIMINATING    CONSOLIDATED
                              SERVICES, INC.    GUARANTORS     NON-GUARANTORS      ENTRIES         TOTAL
                              --------------   -------------   --------------   -------------   ------------
                                                             ($ IN THOUSANDS)
Net cash provided by
  continuing operations.....     $     --        $  29,107        $ 10,721        $     --       $  39,828
Net cash provided by
  discontinued operations...           --              276              --              --             276
                                 --------        ---------        --------        --------       ---------
Net cash provided by
  operating activities......           --           29,383          10,721              --          40,104
                                 --------        ---------        --------        --------       ---------
Cash flow from investing
  activities:
  Cash expended on
     acquisition of
     business...............           --         (227,842)         (1,344)             --        (229,186)
  Purchase of property,
     plant and equipment....           --          (61,763)         (6,887)             --         (68,650)
  Increase in long-term
     investments............           --           (1,238)             --              --          (1,238)
  Proceeds from sales of
     equipment..............           --            1,203             (27)             --           1,176
  Other.....................           --           (2,887)             28              --          (2,859)
                                 --------        ---------        --------        --------       ---------
Net cash used in continuing
  operations................           --         (292,527)         (8,230)             --        (300,757)
Net cash used in
  discontinued operations...           --           (3,173)             --              --          (3,173)
                                 --------        ---------        --------        --------       ---------
Net cash used in investing
  activities................           --         (295,700)         (8,230)             --        (303,930)
                                 --------        ---------        --------        --------       ---------
Cash flow from financing
  activities:
  Bank overdraft............           --            5,808           1,503              --           7,311
  Additional debt
     issuances..............           --           32,251              --              --          32,251
  Repayment of long-term
     debt...................           --          (15,115)        (11,934)             --         (27,049)
  Advances from Laidlaw,
     Inc. ..................           --          235,674           7,940              --         243,614
                                 --------        ---------        --------        --------       ---------
Net cash provided by (used
  in) continuing
  operations................           --          258,618          (2,491)             --         256,127
Net cash provided by
  discontinued operations...           --            7,699              --              --           7,699
                                 --------        ---------        --------        --------       ---------
Net cash provided by (used
  in) financing
  activities................           --          266,317          (2,491)             --         263,826
                                 --------        ---------        --------        --------       ---------
Net increase in cash and
  cash equivalents..........           --               --              --              --              --
Cash and cash equivalents
  at:
  Beginning of period.......           --               --              --              --              --
                                 --------        ---------        --------        --------       ---------
  End of period.............     $     --        $      --        $     --        $     --       $      --
                                 ========        =========        ========        ========       =========

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 SIX MONTHS ENDED
                                                                   FEBRUARY 28,
                                                              ----------------------
                                                                1998          1997
                                                              --------      --------
                                                                 ($ IN THOUSANDS,
                                                                     EXCEPT,
                                                                PER SHARE AMOUNTS)
                                                                   (UNAUDITED)
Revenues....................................................  $384,767      $313,192
Expenses:
  Operating.................................................   269,105       225,644
  Depreciation and amortization.............................    24,819        29,537
  Selling, general and administrative.......................    39,236        33,943
                                                              --------      --------
          Total expenses....................................   333,160       289,124
                                                              --------      --------
Operating income............................................    51,607        24,068
Allocated interest expense..................................        --        16,281
Interest expense (net of amount capitalized)................    29,489         2,348
Other income................................................     1,243         1,912
                                                              --------      --------
Income from continuing operations before income tax.........    23,361         7,351
Income tax expense..........................................     9,555         1,557
                                                              --------      --------
Income from continuing operations before minority
  interest..................................................    13,806         5,794
Minority interest...........................................      (106)         (456)
                                                              --------      --------
Income from continuing operations...........................    13,700         5,338
Loss from discontinued operations...........................        --          (214)
                                                              ========      ========
          Net income........................................  $ 13,700      $  5,124
                                                              ========      ========
Basic income per share:
  Income from continuing operations.........................  $  0.075      $  0.044
  Loss from discontinued operations.........................        --        (0.002)
                                                              --------      --------
          Net income........................................  $  0.075      $  0.042
                                                              ========      ========
  Weighted average common stock outstanding (000s)..........   181,523       120,000
                                                              ========      ========
Diluted income per share:
  Income from continuing operations.........................  $  0.069      $  0.044
  Loss from discontinued operations.........................        --        (0.002)
                                                              --------      --------
          Net income........................................  $  0.069      $  0.042
                                                              ========      ========
  Weighted average common stock outstanding and assumed
     conversions (000s).....................................   275,306       120,000
                                                              ========      ========

          See accompanying Notes to Consolidated Financial Statements.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              FEBRUARY 28,    AUGUST 31,
                                                                  1998           1997
                                                              ------------    ----------
                                                              (UNAUDITED)
                                                                   ($ IN THOUSANDS)
                                         ASSETS
Current assets
  Cash and cash equivalents.................................   $   11,766     $   11,160
  Trade and other accounts receivable.......................      186,273        210,914
  Inventories...............................................        7,857          7,927
  Deferred income taxes.....................................       13,727         13,027
  Other current assets......................................       17,280          8,512
                                                               ----------     ----------
          Total current assets..............................      236,903        251,540
                                                               ----------     ----------
Long-term investments.......................................       69,618         51,909
                                                               ----------     ----------
Land, landfill sites and improvements.......................      435,023        499,326
Buildings...................................................      418,778        419,779
Machinery and equipment.....................................      581,184        607,296
Construction in process.....................................       17,367         15,608
                                                               ----------     ----------
Property, plant and equipment...............................    1,452,352      1,542,009
  Less: Accumulated depreciation and amortization...........     (308,747)      (305,440)
                                                               ----------     ----------
          Net property, plant and equipment.................    1,143,605      1,236,569
                                                               ----------     ----------
Goodwill....................................................       68,890         70,527
Deferred charges............................................        9,646            333
                                                               ==========     ==========
          Total assets......................................   $1,528,662     $1,610,878
                                                               ==========     ==========

                                      LIABILITIES
Current liabilities
  Accounts payable..........................................   $   64,202     $   48,148
  Accrued liabilities.......................................       79,557        115,211
  Current portion of long-term debt.........................       19,233         12,086
                                                               ----------     ----------
          Total current liabilities.........................      162,992        175,445
                                                               ----------     ----------
Deferred items
  Income taxes..............................................       56,677         49,790
  Other.....................................................      165,251        179,668
Long-term debt..............................................      444,014        528,010
Subordinated convertible debenture..........................      350,000        350,000
                                                               ----------     ----------
          Total liabilities.................................    1,178,934      1,282,913
                                                               ----------     ----------
Commitments and contingencies...............................           --             --

STOCKHOLDERS' EQUITY
  Common stock, par value $1.00 per share; authorized
     750,000,000; issued and outstanding 182,286,897; August
     31, 1997 -- 180,435,311................................      182,287        180,435
  Additional paid-in capital................................      392,512        385,200
  Cumulative foreign currency translation adjustment........       (2,971)            --
  Net unrealized gain on securities available for sale......        1,870             --
  Accumulated deficit.......................................     (223,970)      (237,670)
                                                               ----------     ----------
          Total stockholders' equity........................      349,728        327,965
                                                               ==========     ==========
          Total liabilities and stockholders' equity........   $1,528,662     $1,610,878

          See accompanying Notes to Consolidated Financial Statements.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                SIX MONTHS ENDED
                                                                  FEBRUARY 28,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                ($ IN THOUSANDS)
                                                                  (UNAUDITED)
Cash flows from operating activities:
Net Income..................................................  $ 13,700    $  5,124
Adjustments to reconcile net income to net cash provided by
  (used in) operations:
  Depreciation and amortization.............................    24,819      30,742
  Deferred income taxes.....................................     5,986         500
  Change in accounts receivable.............................    18,304       7,345
  Change in accounts payable, accrued liabilities and
     deferred liabilities...................................   (18,803)    (56,349)
  Decrease in liabilities assumed upon acquisition..........   (20,237)         --
  Restructuring charge payments.............................    (7,658)         --
  Change in other, net......................................   (10,195)      4,094
                                                              --------    --------
          Net cash provided by (used in) operating
            activities......................................     5,916      (8,544)
                                                              --------    --------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................   (16,431)    (13,369)
  Proceeds from sales of property, plant and equipment......     7,936       1,500
  Net increase in long-term investments.....................   (13,042)       (400)
  Proceeds from sale of assets held for sale................    33,675          --
  Increase in deferred charges..............................    (9,473)         --
                                                              --------    --------
          Net cash provided by (used in) investing
            activities......................................     2,665     (12,269)
                                                              --------    --------
Cash flows from financing activities:
  Issuance of common stock on exercise of stock options.....       414          --
  Bank overdraft (included in accounts payable).............    26,432          --
  Repayment of long-term debt...............................   (34,640)     (1,510)
  Advances from Laidlaw Inc.................................        --      22,323
                                                              --------    --------
          Net cash provided by (used in) financing
            activities......................................    (7,794)     20,813
                                                              --------    --------
Effect of exchange rate changes on cash.....................      (181)         --
                                                              --------    --------
          Net increase in cash and cash equivalents.........       606          --
Cash and cash equivalents at:
  Beginning of period.......................................    11,160          --
                                                              ========    ========
  End of period.............................................  $ 11,766    $     --
                                                              ========    ========

Noncash investing and financing activities:
  Net unrealized gain on securities available for sale......  $  1,870    $     --
  Issuance of common stock to satisfy interest payment due
     on November 15, 1997 on subordinated convertible
     debenture..............................................  $  8,750    $     --
  Noncash transactions arising from sale of assets held for
     sale:
     Promissory note receivable.............................  $  8,000    $     --
     Reduction of debt......................................  $ 40,814    $     --

          See accompanying Notes to Consolidated Financial Statements.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 1998

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, therefore, do not include all of the disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim period results have been included; all such adjustments are of a normal recurring nature. Operating results for the six month periods ended February 28, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year ending August 31, 1998. These statements should be read in conjunction with the consolidated financial statements, including the accounting policies, and notes thereto included in the Registrant's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 31, 1997. Certain amounts as of August 31, 1997 have been reclassified to conform to the current period's presentations.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 "Environmental Remediation Liabilities" ("SOP 96-1"). This SOP was adopted by the Company for the fiscal year beginning September 1, 1997. SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of Statement of Financial Accounting Standards ("SFAS") No. 5, "Accounting for Contingencies" are met and it includes benchmarks to aid in the determination of when environmental remediation liabilities should be recognized. SOP 96-1 also provides guidance with respect to the measurement of the liability and the display and disclosure of environmental remediation liabilities in the financial statements. The adoption of this SOP did not have a material impact on the Company's financial condition or net income.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 Earnings per Share (SFAS 128). This standard is effective for financial statements issued for periods after December 15, 1997, with restatement of all prior period earnings per share ("EPS") data presented. This statement requires the presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted EPS gives effect to all dilutive potential common shares that were outstanding during the period. All earnings per share information has been restated in accordance with SFAS 128.

NOTE 2 -- COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS:

     Tax Matters. The consolidated federal income tax returns of Laidlaw Transportation, Inc. and its U.S. subsidiaries (collectively, "LTI") (which until May 15, 1997, included certain of the subsidiaries of the Company) for the fiscal years ended August 31, 1986, 1987 and 1988, have been under audit by the Internal Revenue Service. In March 1994, LTI received a statutory notice of deficiency proposing that LTI pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved, relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. LTI has petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries et al. vs. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $49.6 million (plus interest of approximately $87.4 million as of February 28, 1998). In October 1997, LTI received a statutory notice of deficiency proposing that the subsidiaries pay additional taxes of approximately $143.5 million (plus interest of approximately $136.9 million as of February 28, 1998) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991, based on the same issues. LTI intends to vigorously contest these claimed deficiencies. The Company anticipates that the Internal Revenue Service will propose adjustments for the same issue in subsequent taxation years. Pursuant to the February 6, 1997 Stock Purchase Agreement between Rollins Environmental Services, Inc. ("Rollins") and Laidlaw Inc. ("Laidlaw"), Laidlaw and LTI agreed to be responsible for any tax

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

liabilities resulting from these matters. The Company believes that the ultimate disposition of these issues will not have a materially adverse effect upon the Company's consolidated financial position or results of operations.

NOTE 3 -- STOCKHOLDERS' EQUITY

     Changes in the components of stockholders' equity since September 1, 1997 are as follows ($ in thousands):

                                                               CUMULATIVE    UNREALIZED
                                                                 FOREIGN      GAIN ON
                                                  ADDITIONAL    CURRENCY       ASSETS                      TOTAL
                                        COMMON     PAID-IN     TRANSLATION   AVAILABLE    ACCUMULATED   STOCKHOLDERS
                                        STOCK      CAPITAL     ADJUSTMENT     FOR SALE      DEFICIT        EQUITY
                                       --------   ----------   -----------   ----------   -----------   ------------
Balance at September 1, 1997.........  $180,435    $385,200      $    --     $      --     $(237,670)    $ 327,965
Net income for period................        --          --           --            --        13,700        13,700
Exercise of stock options............       136         278           --            --            --           414
Issuance of shares (Note A)..........     1,716       7,034           --            --            --         8,750
Unrealized gain on securities
  available for sale.................        --          --           --         1,870            --         1,870
Cumulative foreign currency
  translation adjustments............        --          --       (2,971)           --            --        (2,971)
                                       --------    --------      -------     ---------     ---------     ---------
Balance at February 28, 1998.........  $182,287    $392,512      $(2,971)    $   1,870     $(223,970)    $ 349,728
                                       ========    ========      =======     =========     =========     =========

     Note A: To satisfy interest payment due on November 15, 1997 on subordinated convertible debenture.

     At February 28, 1998, the Company had issued and outstanding 182,286,897 shares of its $1 par value common stock. For accounting purposes, 120 million of these shares were deemed outstanding in all prior periods and 60,375,811 were deemed to have been issued on May 15, 1997, at $2.75 per share, as consideration for the acquisition of Rollins by the Company.

     During the period ended November 30, 1997, the Company purchased equity securities classified as available for sale and accordingly are reported at fair value at February 28, 1998, with unrealized gains excluded from earnings and reported net of deferred income taxes as a separate component of stockholders' equity.

NOTE 4 -- SALE OF ASSETS

     On December 18, 1997, the Company sold its municipal solid waste landfill in Carbon County, Utah to Allied Waste Industries, Inc. The total consideration received by the Company was $90 million, consisting of $19 million in cash, assumed debt of approximately $51 million, a promissory note for $10 million with interest at 7% due March 1, 2000, and $10 million contingently receivable March 1, 2000, upon the satisfaction of certain earnings targets. As well, the Company was reimbursed $14.7 million in cash for trust funds securing obligations of the landfill. The transaction resulted in no gain or loss.

NOTE 5 -- SUBSEQUENT EVENTS

     The Company announced on April 1, 1998 that 94% of Safety-Kleen Corp. shareholders had accepted its exchange offer, as amended on March 16, 1998, relating to the acquisition of Safety-Kleen by the Company. Under the terms of the offer, the Company will exchange $18.30 and 2.8 common shares for each Safety-Kleen share tendered. The total consideration for the acquisition is approximately $2.2 billion, including debt assumed, estimated transaction costs and the issuance of approximately 166 million common shares. On April 7, 1998, the Company completed the acquisition of the shares tendered prior to April 1, 1998, with the balance to be acquired through a back-end merger, which is expected to be completed by approximately May 20, 1998.

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

NOTE 6 -- SUMMARIZED FINANCIAL INFORMATION

     In connection with the acquisition of Safety-Kleen (see Note 5), LES, Inc. a wholly-owned subsidiary of Laidlaw Environmental Services, Inc., issued 9 1/4% Senior Subordinated Notes, the payment of which is guaranteed on a senior subordinated basis by Laidlaw Environmental Services, Inc. and are jointly and severally guaranteed on a senior subordinated basis by the Company's wholly-owned domestic subsidiaries. No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor or guarantor on the financing. Separate financial statements and other disclosures concerning each of LES, Inc. and the subsidiary guarantors are not presented because management believes they are not material to investors.

                     CONSOLIDATING CONDENSED BALANCE SHEET
                               FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                    LES, INC.
                                      LAIDLAW          AND                        CONSOLIDATING
                                   ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                   SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                   --------------   ----------   --------------   -------------   ------------
                                                                ($ IN THOUSANDS)
Assets:
  Current assets.................    $       --     $  187,337      $ 49,566        $      --      $  236,903
  Property, plant and equipment,
     net.........................            --      1,030,441       113,164               --       1,143,605
  Investment in Subsidiaries.....       831,728         88,000            --         (919,728)             --
  Other non-current assets.......            --        117,352        47,122          (16,320)        148,154
                                     ----------     ----------      --------        ---------      ----------
  Total assets...................    $  831,728     $1,423,130      $209,852        $(936,048)     $1,528,662
                                     ==========     ==========      ========        =========      ==========
Liabilities:
  Current liabilities............    $    6,800     $   97,439      $ 58,753        $      --      $  162,992
  Non-current liabilities........            --        234,429         3,819          (16,320)        221,928
  Long-term debt.................       125,200        268,224        50,590               --         444,014
  Subordinated convertible
     debenture...................       350,000             --            --               --         350,000
                                     ----------     ----------      --------        ---------      ----------
  Total liabilities..............       482,000        600,092       113,162               --       1,178,934
Stockholders' Equity.............       349,728        823,038        96,690         (919,728)        349,728
                                     ----------     ----------      --------        ---------      ----------
Total liabilities and
  stockholders' equity...........    $  831,728     $1,423,130      $209,852        $(936,048)     $1,528,662
                                     ==========     ==========      ========        =========      ==========

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                       SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                     LES, INC.
                                       LAIDLAW          AND                        CONSOLIDATING
                                    ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                    SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                    --------------   ----------   --------------   -------------   ------------
                                                                 ($ IN THOUSANDS)
Total revenues....................     $     --       $305,202       $79,565         $     --        $384,767
Operating expenses................           --        269,925        63,235               --         333,160
                                       --------       --------       -------         --------        --------
Operating income..................           --         35,277        16,330               --          51,607
Interest expense..................       12,760         14,477         2,252               --          29,489
Other income (expense)............       21,518          1,689          (446)         (21,518)          1,243
                                       --------       --------       -------         --------        --------
Income (loss) from continuing
  operations before income tax....        8,758         22,489        13,632          (21,518)         23,361
Income tax expense (benefit)......       (4,942)         9,922         4,575               --           9,555
                                       --------       --------       -------         --------        --------
Income (loss) from continuing
  operations before minority
  interest........................       13,700         12,567         9,057          (21,518)         13,806
Minority interest.................           --            384          (490)              --            (106)
                                       --------       --------       -------         --------        --------
Net income........................     $ 13,700       $ 12,951       $ 8,567         $(21,518)       $ 13,700
                                       ========       ========       =======         ========        ========

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                     LES, INC.
                                       LAIDLAW          AND                        CONSOLIDATING
                                    ENVIRONMENTAL    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                    SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
                                    --------------   ----------   --------------   -------------   ------------
                                                                 ($ IN THOUSANDS)
Net cash provided by (used in)
  operating activities............     $ 1,372        $(11,818)      $ 16,362           $--          $  5,916
                                       -------        --------       --------           --           --------
Cash flow from investing
  activities:
  Purchase of plant, property and
     equipment....................          --         (12,384)        (4,047)          --            (16,431)
  Proceeds from sale of property,
     plant and equipment..........          --           7,921             15           --              7,936
  Net increase in long-term
     investments..................          --         (12,853)          (189)          --            (13,042)
  Proceeds from sale of assets
     held for sale................          --              --         33,675           --             33,675
  Increase in deferred charges....          --          (9,448)           (25)          --             (9,473)
                                       -------        --------       --------           --           --------
Net cash provided by (used in)
  investing activities............          --         (26,764)        29,429           --              2,665
                                       -------        --------       --------           --           --------
Cash flow from financing
  activities:
  Issuance of common stock on
     exercise of stock options....         414              --             --           --                414
  Bank overdraft (included in
     accounts payable)............          --          15,187         11,245           --             26,432
  Repayment of long-term debt.....          --         (33,378)        (1,262)          --            (34,640)
  Intercompany (receivable)
     payable......................      (1,786)         37,404        (35,618)          --                 --
                                       -------        --------       --------           --           --------
Net cash provided by (used in)
  financing activities............      (1,372)         19,213        (25,635)          --             (7,794)
                                       -------        --------       --------           --           --------
Effect of exchange rates changes
  on cash.........................          --              --           (181)          --               (181)
                                       -------        --------       --------           --           --------
Net increase (decrease) in cash
  and cash equivalent.............          --         (19,369)        19,975           --                606
Cash and cash equivalents at:
  Beginning of period.............          --          24,770        (13,610)          --             11,160
                                       -------        --------       --------           --           --------
  End of period...................     $    --        $  5,401       $  6,365           $--          $ 11,766
                                       =======        ========       ========           ==           ========

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                       SIX MONTHS ENDED FEBRUARY 28, 1997
                                  (UNAUDITED)

                                   LAIDLAW       LES, INC. AND                    CONSOLIDATING
                                ENVIRONMENTAL     SUBSIDIARY       SUBSIDIARY      ELIMINATING    CONSOLIDATED
                                SERVICES, INC.    GUARANTORS     NON-GUARANTORS      ENTRIES         TOTAL
                                --------------   -------------   --------------   -------------   ------------
                                                               ($ IN THOUSANDS)
Total revenues................       $ --          $233,923         $79,269           $ --          $313,192
Operating expenses............         --           220,219          68,905             --           289,124
                                     ----          --------         -------           ----          --------
Operating income..............         --            13,704          10,364             --            24,068
Interest expense..............         --            13,728           4,901             --            18,629
Other income (expense)........         --               375           1,537             --             1,912
                                     ----          --------         -------           ----          --------
Income (loss) from continuing
  operations before income
  tax.........................         --               351           7,000             --             7,351
Income tax expense
  (benefit)...................         --                74           1,483             --             1,557
                                     ----          --------         -------           ----          --------
Income (loss) from continuing
  operations before minority
  interest....................         --               277           5,517             --             5,794
Minority interest.............         --              (196)           (260)            --              (456)
                                     ----          --------         -------           ----          --------
Income (loss) from continuing
  operations..................         --                81           5,257             --             5,338
Income (loss) from
  discontinued operations.....         --              (214)             --             --              (214)
                                     ----          --------         -------           ----          --------
Net income....................       $ --          $   (133)        $ 5,257           $ --          $  5,124
                                     ====          ========         =======           ====          ========

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       SIX MONTHS ENDED FEBRUARY 28, 1997
                                  (UNAUDITED)

                                 LAIDLAW       LES, INC. AND                    CONSOLIDATING
                              ENVIRONMENTAL     SUBSIDIARY       SUBSIDIARY      ELIMINATING    CONSOLIDATED
                              SERVICES, INC.    GUARANTORS     NON-GUARANTORS      ENTRIES         TOTAL
                              --------------   -------------   --------------   -------------   ------------
                                                             ($ IN THOUSANDS)
Net cash provided by (used
  in) operating
  activities................       $--           $(22,538)        $ 13,994           $--          $ (8,544)
                                   ---           --------         --------           ---          --------
Cash flow from investing
  activities:
  Purchase of plant,
     property and
     equipment..............        --             (3,693)          (9,676)           --           (13,369)
  Proceeds from sale of
     property, plant and
     equipment..............        --              1,341              159            --             1,500
  Net increase in long-term
     investments............        --                496             (896)           --              (400)
                                   ---           --------         --------           ---          --------
Net cash provided by (used
  in) investing
  activities................        --             (1,856)         (10,413)           --           (12,269)
                                   ---           --------         --------           ---          --------
Cash flow from financing
  activities:
  Repayment of long-term
     debt...................        --             (1,422)             (88)           --            (1,510)
  Advances from (payments
     to) Laidlaw, Inc.......        --             25,816           (3,493)           --            22,323
                                   ---           --------         --------           ---          --------
Net cash used in financing
  activities................        --             24,394           (3,581)           --            20,813
                                   ---           --------         --------           ---          --------
Net increase in cash and
  cash equivalents..........        --                 --               --            --                --
Cash and cash equivalents
  at:
  Beginning of period.......                           --               --            --                --
                                   ---           --------         --------           ---          --------
  End of period.............       $--           $     --         $     --           $--          $     --
                                   ===           ========         ========           ===          ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
  Shareholders of Safety-Kleen Corp.:

     We have audited the accompanying consolidated balance sheets of Safety-Kleen Corp. (a Wisconsin corporation) and Subsidiaries as of January 3, 1998 and December 28, 1996, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three fiscal years in the period ended January 3, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safety-Kleen Corp. and Subsidiaries as of January 3, 1998 and December 28, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
February 12, 1998, except with respect to the matters discussed in Note 12 as to which the date is April 1, 1998.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996, AND DECEMBER 30,
                                      1995

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 1997        1996       1995
                                                              ----------   --------   --------
                                                                  (EXPRESSED IN THOUSANDS,
                                                                 EXCEPT PER SHARE AMOUNTS)
REVENUE.....................................................  $1,007,903   $923,126   $859,251
  Operating costs and expenses..............................     748,986    671,971    628,469
                                                              ----------   --------   --------
GROSS PROFIT................................................     258,917    251,155    230,782
  Selling and administrative expenses.......................     138,492    131,665    122,319
  Restructuring (credit)....................................          --         --    (15,217)
  Special charge for environmental remediation costs........          --         --     11,956
                                                              ----------   --------   --------
OPERATING INCOME............................................     120,425    119,490    111,724
  Interest income...........................................      (1,414)    (1,398)      (974)
  Interest expense..........................................      18,108     19,240     20,230
  Merger related costs......................................       3,231         --         --
                                                              ----------   --------   --------
EARNINGS BEFORE INCOME TAXES................................     100,500    101,648     92,468
  Income taxes..............................................      37,330     40,539     39,165
                                                              ----------   --------   --------
NET EARNINGS................................................  $   63,170   $ 61,109   $ 53,303
                                                              ==========   ========   ========
EARNINGS PER SHARE:
  Basic.....................................................  $     1.08   $   1.05   $   0.92
  Diluted...................................................  $     1.07   $   1.05   $   0.92
                                                              ==========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
 FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND DECEMBER 30,
                                      1995

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                  1997       1996       1995
                                                                --------    -------    -------
                                                                   (EXPRESSED IN THOUSANDS)
Net Earnings................................................    $ 63,170    $61,109    $53,303
Minimum pension liability adjustment........................          --      1,226     (1,226)
Unrealized foreign currency translation adjustments.........     (12,759)      (972)     4,254
                                                                --------    -------    -------
Comprehensive Income........................................    $ 50,411    $61,363    $56,331
                                                                ========    =======    =======

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
                  AS OF JANUARY 3, 1998 AND DECEMBER 28, 1996

                          CONSOLIDATED BALANCE SHEETS

                                                              JANUARY 3, 1998   DECEMBER 28, 1996
                                                              ---------------   -----------------
                                                                (EXPRESSED IN THOUSANDS, EXCEPT
                                                                          SHARE DATA)
                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $   11,202         $   10,648
  Trade accounts receivable, less allowances of $7,634 and
    $8,416, respectively....................................       131,092            132,436
  Inventories...............................................        51,339             49,971
  Deferred tax assets.......................................        10,694             11,973
  Prepaid expenses and other................................        20,099             25,105
                                                                ----------         ----------
                                                                   224,426            230,133
                                                                ----------         ----------
EQUIPMENT AT CUSTOMERS AND COMPONENTS, AT COST LESS
accumulated depreciation of $44,928 and $45,811,
  respectively..............................................       127,631            124,491
                                                                ----------         ----------
PROPERTY, AT COST
  Land......................................................        50,130             49,340
  Buildings and improvements................................       243,619            238,296
  Leasehold improvements....................................        35,894             34,168
  Machinery and equipment...................................       431,890            421,134
  Autos and trucks..........................................       124,999            129,319
                                                                ----------         ----------
                                                                   886,532            872,257
  Less accumulated depreciation.............................       384,422            349,921
                                                                ----------         ----------
                                                                   502,110            522,336
                                                                ----------         ----------
INTANGIBLE ASSETS, AT COST
  Goodwill..................................................        91,219             92,112
  Other.....................................................       148,885            122,203
                                                                ----------         ----------
                                                                   240,104            214,315
  Less accumulated amortization.............................        95,568             77,106
                                                                ----------         ----------
                                                                   144,536            137,209
                                                                ----------         ----------
OTHER ASSETS
  Deferred tax assets.......................................        20,607             24,135
  Other.....................................................        15,396              6,519
                                                                ----------         ----------
                                                                    36,003             30,654
                                                                ----------         ----------
                                                                $1,034,706         $1,044,823
                                                                ==========         ==========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
  Current maturities of long term debt......................    $       37         $       --
  Trade accounts payable....................................        75,284             69,684
  Accrued salaries, wages and employee benefits.............        29,769             25,510
  Other accrued expenses....................................        28,343             29,237
  Insurance reserves........................................        12,614             13,621
  Accrued environmental liabilities.........................         8,382              8,941
  Income taxes payable......................................         1,014             10,800
                                                                ----------         ----------
                                                                   155,443            157,793
                                                                ----------         ----------
LONG-TERM DEBT, LESS CURRENT PORTION........................       214,234            276,954
                                                                ----------         ----------
DEFERRED TAX LIABILITIES....................................        65,607             49,849
                                                                ----------         ----------
ACCRUED ENVIRONMENTAL LIABILITIES...........................        32,888             40,260
                                                                ----------         ----------
OTHER LIABILITIES...........................................        37,067             39,677
                                                                ----------         ----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 10)
                                                                ----------         ----------
SHAREHOLDERS' EQUITY
  Preferred stock ($.10 par value; authorized 1,000,000
    shares; none issued)....................................            --                 --
  Common stock ($.10 par value; authorized 300,000,000
    shares; issued and outstanding 59,191,462 shares and
    58,246,939 shares, respectively)........................         5,919              5,825
  Additional paid-in capital................................       212,504            192,755
  Retained earnings.........................................       338,318            296,225
  Cumulative translation adjustments........................       (27,274)           (14,515)
                                                                ----------         ----------
                                                                   529,467            480,290
                                                                ----------         ----------
                                                                $1,034,706         $1,044,823
                                                                ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
 FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND DECEMBER 30,
                                      1995

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                        MINIMUM
                                      TOTAL         COMMON     ADDITIONAL               PENSION    CUMULATIVE
                                  SHAREHOLDERS'   STOCK $.10    PAID-IN     RETAINED   LIABILITY   TRANSLATION
                                     EQUITY       PAR VALUE     CAPITAL     EARNINGS     ADJ.      ADJUSTMENTS
                                  -------------   ----------   ----------   --------   ---------   -----------
                                                            (EXPRESSED IN THOUSANDS)
Balance at December 31, 1994....    $396,336        $5,775      $184,789    $223,569    $    --     $(17,797)
Net earnings....................      53,303            --            --      53,303         --           --
Cash dividends..................     (20,820)           --            --     (20,820)        --           --
Stock options exercised and
  related tax benefits..........       1,588            12         1,576          --         --           --
Minimum pension liability
  adjustment....................      (1,226)           --            --          --     (1,226)          --
Change in cumulative translation
  adjustment....................       4,254            --            --          --         --        4,254
                                    --------        ------      --------    --------    -------     --------
Balance at December 30, 1995....    $433,435        $5,787      $186,365    $256,052    $(1,226)    $(13,543)
Net earnings....................      61,109            --            --      61,109         --           --
Cash dividends..................     (20,936)           --            --     (20,936)        --           --
Stock issued for business
  acquired......................       4,847            27         4,820          --         --           --
Stock options exercised and
  related tax benefits..........       1,581            11         1,570          --         --           --
Minimum pension liability
  adjustment....................       1,226            --            --          --      1,226           --
Change in cumulative translation
  adjustments...................        (972)           --            --          --         --         (972)
                                    --------        ------      --------    --------    -------     --------
Balance at December 28, 1996....    $480,290        $5,825      $192,755    $296,225    $    --     $(14,515)
Net earnings....................      63,170            --            --      63,170         --           --
Cash dividends..................     (21,077)           --            --     (21,077)        --           --
Stock options exercised and
  related tax benefits..........      19,843            94        19,749          --         --           --
Change in cumulative translation
  adjustments...................     (12,759)           --            --          --         --      (12,759)
                                    --------        ------      --------    --------    -------     --------
Balance at January 3, 1998......    $529,467        $5,919      $212,504    $338,318    $    --     $(27,274)
                                    ========        ======      ========    ========    =======     ========

    The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
 FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND DECEMBER 30,
                                      1995

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                1997       1996        1995
                                                              --------   ---------   ---------
                                                                  (EXPRESSED IN THOUSANDS)
Cash flows from operating activities:
  Net earnings..............................................  $ 63,170   $  61,109   $  53,303
                                                              --------   ---------   ---------
  Adjustments to reconcile net earnings to net cash provided by operating activities
     Depreciation of equipment at customers and property....    60,815      60,830      61,681
     Amortization of intangible and other assets............    20,195      16,911      16,120
     Provisions for doubtful accounts receivable............     4,228       4,556       4,225
     Change in deferred income tax assets and liabilities,
       net..................................................    13,680      15,297      26,504
     Other..................................................     9,492       9,461       2,584
  (Increase) decrease in assets, net of effects from
     business acquisitions:
     Trade accounts receivable..............................    (2,050)    (25,251)     (8,433)
     Inventories............................................    (1,368)    (13,499)     (1,088)
     Prepaid expenses and other.............................     2,219      (5,152)     (2,001)
  Increase (decrease) in liabilities, net of effects from
     business acquisitions:
     Trade accounts payable and accrued expenses............     4,188       1,990         703
     Environmental liabilities..............................    (7,931)     (5,073)      4,459
     Restructure and other liabilities......................    (2,624)     (5,234)    (33,115)
                                                              --------   ---------   ---------
  Total adjustments.........................................   100,844      54,836      71,639
                                                              --------   ---------   ---------
Net cash provided by operating activities...................   164,014     115,945     124,942
                                                              --------   ---------   ---------
Cash flows used in investing activities:
  Equipment at customers additions..........................   (20,869)    (23,854)    (34,874)
  Property additions........................................   (35,162)    (37,670)    (43,235)
  Payment for business acquisitions, net of cash acquired...   (13,458)    (26,651)    (12,682)
  Other assets additions, net...............................   (26,962)    (13,158)    (12,671)
                                                              --------   ---------   ---------
Net cash used in investing activities.......................   (96,451)   (101,333)   (103,462)
Cash flows from (used in) financing activities:
  Net borrowings (payments) under line-of-credit
     agreements.............................................   (62,684)     (6,760)    (51,565)
  Proceeds from issuance of senior notes....................        --          --      50,000
  Proceeds from stock option exercises......................    16,940       1,576       1,930
  Cash dividends paid.......................................   (21,077)    (20,936)    (20,820)
                                                              --------   ---------   ---------
Net cash from (used in) financing activities................   (66,821)    (26,120)    (20,455)
                                                              --------   ---------   ---------
Effect of exchange rate changes on cash.....................      (188)        (82)        198
                                                              --------   ---------   ---------
Increase (decrease) in cash and cash equivalents............       554     (11,590)      1,223
Cash and cash equivalents at beginning of year..............    10,648      22,238      21,015
                                                              --------   ---------   ---------
Cash and cash equivalents at end of year....................  $ 11,202   $  10,648   $  22,238
                                                              ========   =========   =========
Supplemental Information:
  Cash paid during the year for:
     Interest (net of amount capitalized)...................  $ 18,957   $  19,607   $  18,997
     Income taxes (net of refunds received).................    23,955      27,547      11,231
  Consideration given up and liabilities assumed in business
     acquisitions...........................................    16,706      30,858      17,268

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS

     The Company is a leading provider of services to generators of spent solvents and other contaminated waste streams as well as the leading provider of parts cleaner services and one of the world's largest collectors and re-refiners of used lube oil. The Company serves hundreds of thousands of customers in North America and Europe, through a network of 230 branch facilities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The Consolidated Financial Statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany balances and transactions. The Company's fiscal year ends on the Saturday closest to December 31. Fiscal year 1997 has fifty-three weeks while fiscal years 1996 and 1995 have fifty-two weeks.

EQUIPMENT AT CUSTOMERS AND RELATED DEPRECIATION

     Equipment at customers is capitalized at manufactured or purchased cost. Depreciation is computed using the straight-line method over a period of 3 to 13 years, commencing when the units are placed in service.

PROPERTY AND RELATED DEPRECIATION

     Land, buildings and improvements, leasehold improvements, machinery and equipment, and autos and trucks are capitalized at cost. Items of an ordinary repair or maintenance nature are charged directly to operating expense. Improvement costs are capitalized and charged to operations over the shorter of the improvement life or the related asset life. Depreciation is computed principally using the straight-line method over the estimated useful lives as follows: buildings and improvements 5 to 40 years; machinery and equipment 2 to 20 years; autos and trucks 4 to 10 years; and leasehold improvements over the shorter of 5 to 10 years, or the remaining term of the lease.

INTANGIBLE ASSETS AND RELATED AMORTIZATION

     Goodwill consists primarily of the cost of acquired businesses in excess of market value of net assets acquired. Goodwill is being amortized on a straight-line basis over forty years or less. Subsequent to its acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Other intangible assets consist primarily of costs to obtain customers and computer software. Amortization of other intangible assets is computed using the straight-line method over the expected life of the intangible asset, which principally ranges from 2 years to 10 years. The Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining useful life of any of the other intangible assets may warrant revision or that the remaining balance might not be recoverable. When factors indicate that other intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows, over the remaining lives of the intangibles in measuring whether such intangibles are recoverable.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

ENVIRONMENTAL REMEDIATION COSTS AND LIABILITIES

     The Company has recorded estimates for remediation costs relating to all operating and previously closed sites prior to conducting detailed individual site investigations to ascertain the existence and extent of contamination. Such estimates are based on the Company's past experience in remediating such sites. The Company reviews the adequacy of its liability for environmental remediation on a periodic basis and records adjustments to the costs and liabilities accordingly. In 1995, the Company recorded a $12 million pre-tax charge to refine its estimates of environmental liabilities based on its ongoing review of spending patterns.

EARNINGS PER SHARE (EPS)

     Effective December 15, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 128 on "Earnings Per Share", which requires the presentation of basic and diluted earnings per common share for all periods presented.

     Basic EPS amounts are based on the weighted average number of shares of common stock outstanding of 58,414,996, 58,088,894 and 57,813,488 for fiscal years 1997, 1996 and 1995, respectively, while diluted EPS amounts are based on the weighted average number of shares of common stock during the year and the effect of dilutive stock options and warrants. For fiscal years 1997, 1996 and 1995, the effect of potentially dilutive stock options and warrants were 510,685; 63,461 and 43,456 shares, respectively. The Company had additional stock options of 1,388,504; 3,454,836 and 3,498,286 at January 3, 1998, December
28, 1996 and December 30, 1995, respectively, which were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common share.

STATEMENT OF CASH FLOWS

     Short-term investments with original maturities of 90 days or less are considered to be cash equivalents for purposes of the Consolidated Statements of Cash Flows and Consolidated Balance Sheets. Cash flows associated with items intended as hedges of identifiable transactions are classified in the same categories as the cash flows of the items being hedged. Refer to Note 6 for further information regarding the Company's hedging agreements.

FOREIGN CURRENCY TRANSLATION

     The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets, including goodwill, and liabilities of the subsidiaries are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are included in cumulative translation adjustments, a separate component of shareholders' equity. Income and expense items are translated at average period rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in net earnings in the period in which they occur and are not material.

REVENUE RECOGNITION

     Revenues are recorded at the time of performance of services or shipment of products. Revenue includes sales of oil related products totaling, $105.9, $103.5 and $91.4 million for fiscal years 1997, 1996 and 1995, respectively. Other sales of products were not material to the Consolidated Financial Statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to be consistent with current year presentation.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130 on "Reporting Comprehensive Income," and SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting comprehensive income in financial statements and SFAS No. 131 expands certain reporting and disclosure requirements for segments from current standards. The Company is not required to adopt these statements until 1998 and is currently reviewing the impact of these new standards.

3.  ACQUISITIONS

     All acquisitions made during the three fiscal years ended January 3, 1998 were accounted for using the purchase method and, accordingly, their operating results have been included in the Company's Consolidated Statements of Operations only since the respective dates of acquisition. The acquisitions were not material either individually or in the aggregate.

4.  SEGMENT INFORMATION

     The Company and its subsidiaries operate in the United States, the Commonwealth of Puerto Rico, Canada, the United Kingdom, the Republic of Ireland, France, Belgium, Italy, Germany, and Spain. A summary of certain data with respect to these operations for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995 is presented below:

                                                    1997          1996          1995
                                                 ----------    ----------    ----------
                                                        (EXPRESSED IN THOUSANDS)
REVENUE
United States and Puerto Rico..................  $  834,680    $  754,271    $  698,792
Canada.........................................      63,345        62,529        61,286
Europe.........................................     109,878       106,326        99,173
                                                 ----------    ----------    ----------
          Consolidated.........................  $1,007,903    $  923,126    $  859,251
                                                 ==========    ==========    ==========
TOTAL ASSETS
United States and Puerto Rico..................  $  802,602    $  788,521    $  766,276
Canada.........................................      73,265        75,750        68,482
Europe.........................................     158,839       180,552       174,292
                                                 ----------    ----------    ----------
          Consolidated.........................  $1,034,706    $1,044,823    $1,009,050
                                                 ==========    ==========    ==========
NET EARNINGS
United States and Puerto Rico..................  $   54,178    $   56,092    $   44,446
Canada.........................................         656         1,614         3,751
Europe.........................................       8,336         3,403         5,106
                                                 ----------    ----------    ----------
          Consolidated.........................  $   63,170    $   61,109    $   53,303
                                                 ==========    ==========    ==========

     In 1997, based on the Company's ongoing review of its accrued environmental liabilities, approximately $2.0 million of excess reserves in Europe were reversed and a $2.0 million charge was recorded in the United States to cover estimated remediation costs. This transfer only impacted net earnings by segment and had no impact on consolidated net earnings.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     In 1995, the Company recorded a $15.2 million pre-tax credit to income for the writedown of restructuring reserves previously established in 1993 and the $12 million pre-tax charge for the refinement of the Company's environmental remediation reserves at its facilities in North America.

     The net earnings, by segment, excluding the 1997 transfer of environmental reserves and the 1995 adjustments to restructuring and accrued environmental liabilities, were as follows:

                                                         1997       1996       1995
                                                        -------    -------    -------
                                                          (EXPRESSED IN THOUSANDS)
United States and Puerto Rico.........................  $55,378    $56,092    $49,383
Canada................................................      656      1,614      1,856
Europe................................................    7,136      3,403      2,064
                                                        -------    -------    -------
          Total.......................................  $63,170    $61,109    $53,303
                                                        =======    =======    =======

     The Company operates primarily in one business segment -- providing businesses with environmentally safe and convenient solutions for managing fluid waste and other recoverable resources.

5.  INVENTORIES

     The Company's inventories consist primarily of solvent, oil and supplies. LIFO inventories at January 3, 1998 and December 28, 1996 were $5.5 million and $4.8 million, respectively. Under the FIFO method of accounting (which approximates current or replacement cost) inventories would have been $0.4 and $0.3 million higher at January 3, 1998 and December 28, 1996, respectively. The Company's inventories consist of the following:

                                                              JANUARY 3,    DECEMBER 28,
                                                                 1998           1996
                                                              ----------    ------------
                                                               (EXPRESSED IN THOUSANDS)
Oil.........................................................   $12,759        $14,997
Solvent, Drums and Other....................................    38,580         34,974
                                                               -------        -------
          Total.............................................   $51,339        $49,971
                                                               =======        =======

6.  FINANCIAL ARRANGEMENTS AND LONG-TERM DEBT

     Long-term debt at January 3, 1998 and December 28, 1996 consisted of the following:

                                                              JANUARY 3,    DECEMBER 28,
                                                                 1998           1996
                                                              ----------    ------------
                                                               (EXPRESSED IN THOUSANDS)
9.25% Senior Notes due in 1999..............................   $100,000       $100,000
8.05% Senior Notes due in 1998..............................     50,000         50,000
Unsecured notes payable to banks under financing agreements:
  Revolving lines of credit.................................     47,000         67,990
  Uncommitted lines of credit...............................     11,192         52,897
Other.......................................................      6,079          6,067
                                                               --------       --------
                                                                214,271        276,954
Less-current portion........................................         37              0
                                                               --------       --------
          Total long-term debt..............................   $214,234       $276,954
                                                               ========       ========

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The long-term debt as of January 3, 1998 is due as follows:

                                                                (EXPRESSED
                                                               IN THOUSANDS)
                                                              ---------------
1999........................................................     $100,091
2000........................................................      108,653
2001........................................................        5,190
2002........................................................           60
2003 and thereafter.........................................          240

     The $100 million of 9.25% Senior Notes ("the Notes") due September 1999 specify that, upon the occurrence of a credit agency rating decline below investment grade, either in conjunction with a change in control or as a result of other events as defined in the Notes, each holder of the Notes has the option to require the Company to purchase all or any part of such holder's Notes at a price equal to 100% of the principal amount plus accrued interest.

     In May 1992, the Company executed interest rate swap agreements that effectively convert $100 million of its fixed-rate borrowings into variable rate obligations. These swap agreements expire in September 1999. In April 1993, the Company executed an interest rate swap agreement that converted these $100 million variable rate obligations to a fixed rate. This agreement expired in September 1996. The effect of these swaps reduced the interest rate on the Notes from 9.25% to 7.08% through September 1996. Effective September 1996, the interest rate reverted back to a variable rate. The variable rate is based on the U.S. Dollar London Interbank Offered Rate (LIBOR) determined at 6-month intervals. At January 3, 1998, the effective variable rate of interest on these borrowings was 7.9%.

     In May 1992, at the same time the Company entered into the $100 million interest rate swap agreement, the Company entered into an interest rate cap agreement, which protects the Company from rising interest rates. The cap has a notional amount of $100 million, and expires on September 12, 1999. The cap effectively limits the Company's interest rate exposure to 13.92% if LIBOR exceeds 12%. The premium paid on the cap is being amortized to interest expense over the term of the cap.

     The Company has a U.S. revolving credit agreement totaling $160 million, which expires in March 2000. The agreement provides for interest rates to be determined at the time of the borrowing based on a choice of formulas as specified in the agreement. The Company currently benefits from a competitive bid option under the agreement which ensures that favorable market rates of interest are secured. A facility fee based on the Company's credit ratings is paid on the total amount of the line of credit. At January 3, 1998, $47 million of borrowings were outstanding at an average interest rate of 6.2%.

     At January 3, 1998, the Company had uncommitted lines of credit totaling $82 million. Borrowings under these lines were approximately $11 million at an average interest rate of 6.1%.

     The Company has the ability to convert other bank borrowings to its revolving credit facilities. Since the committed facilities extend beyond 1998 and the Company intends to renew these obligations, $63 million of the loans payable to banks have been classified as long-term debt.

     The Company's German subsidiary had a revolving credit agreement totaling 76 million Deutschmarks (DM) (U.S. $42 million) that extended credit until December 1997. The interest rate determined at the time of each borrowing was 6-month LIBOR plus 0.5%. A commitment fee of 0.125% per annum was paid quarterly on the unused portion of the facility. On December 15, 1997, Safety-Kleen Corp.'s USA parent company purchased the outstanding credit facility of the German subsidiary totaling approximately DM 71 million (U.S. $40 million) from Deutsche Bank for approximately $40 million. This note was purchased through the use of additional U.S. borrowings through its revolving credit facility.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     In May 1992, the Company's German subsidiary executed an interest rate swap agreement which expired in May 1997. The interest rate on DM 70 million (U.S. $39 million) was swapped from rates based on 6-month DM LIBOR to rates based on 6-month U.S. Dollar LIBOR.

     At January 3, 1998, the Company's other subsidiary operations have miscellaneous line of credit agreements totaling $9 million (U.S.). At January 3, 1998, there were no borrowings under these lines of credit.

     The Company's remaining interest rate swap agreement has been entered into with major financial institutions which are expected to fully perform under the terms of the agreements. The Company monitors the credit ratings of these counterparties and considers the risk of default to be remote.

     Interest expense excludes $2.1 million of interest capitalized for each of the three fiscal years 1997, 1996 and 1995.

     The fair value of the interest rate swap agreements and the interest cap agreement noted above was approximately $1.8 and $2.1 million greater than the Company's carrying value at January 3, 1998 and December 28, 1996, respectively. This fair value is determined by obtaining quotes from brokers who regularly deal in these types of financial instruments. These interest rate swaps have resulted in a net savings of $0.7, $0.1, and $0.6 million in 1997, 1996, and 1995, respectively.

     In January 1995, the Company entered into a note purchase agreement with two insurance companies, under which the Company borrowed $50 million at a fixed interest rate of 8.05% for 3 years expiring in January, 1998. Proceeds from the note were used to repay existing bank borrowings. At the end of fiscal year 1997, the Company classified the $50 million in debt as non-current as it was the Company's intention to repay the notes through the use of additional bank borrowings under its revolving credit facilities. This action was consummated at the end of January 1998.

     The Company's credit agreements include provisions, among others, relative to maintenance of minimum shareholders' equity and certain financial ratios. At January 3, 1998, the Company's required minimum shareholders' equity was $465 million and the Company was in compliance with its loan provisions.

7.  CAPITAL STOCK

PREFERRED STOCK

     The Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock, par value $.10 per share, at such time or times, in such series, and with such designations and features thereof as it may determine, including rate of dividend, redemption provisions and prices, conversion conditions and prices and voting rights. No shares of preferred stock have been issued.

STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

     The Company has the following stock option and employee stock purchase plans:

          1. The 1985 and 1993 Stock Option Plans (The "Option Plans")

          2. The 1988 Non-Qualified Stock Option Plan for Outside Directors (The "Directors' Plan")

          3. The Employee Stock Purchase Plan (the "ESPP")

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The Company accounts for these plans under Accounting Principles Board
(APB) Opinion No. 25 under which no compensation has been recognized at the date of grant. Had compensation costs for these plans been determined based on the fair value at the date of grant consistent with SFAS No. 123, on "Accounting for Stock-Based Compensation," the Company's net income and earnings per share ("EPS") for fiscal years 1997, 1996 and 1995 would have been reduced to the following pro-forma amounts:

                                                              1997        1996        1995
                                                            ---------   ---------   ---------
                                                             (EXPRESSED IN THOUSANDS, EXCEPT
                                                                     PER SHARE DATA)
NET INCOME:
  As Reported.............................................   $63,170     $61,109     $53,303
  Pro Forma...............................................   $60,134     $59,398     $52,235
BASIC EPS:
  As Reported.............................................   $  1.08     $  1.05     $  0.92
  Pro Forma...............................................   $  1.03     $  1.02     $  0.90
DILUTED EPS:
  As Reported.............................................   $  1.07     $  1.05     $  0.92
  Pro Forma...............................................   $  1.02     $  1.02     $  0.90

     The fair value of each option granted under the Option Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995.

                                                              1997     1996     1995
                                                              -----    -----    -----
Expected Lives (Years)......................................   5.45     6.00     6.00
Dividend Yield..............................................   1.99%    1.68%    1.46%
Expected Volatility.........................................  27.23%   30.74%   30.50%
Risk Free Interest Rate.....................................   6.13%    5.41%    7.44%

     The weighted average fair value of the shares granted under the Option Plans in fiscal years 1997, 1996 and 1995 would be $5.17, $5.09 and $6.24, respectively. No grants were made in 1997, 1996 and 1995 under the Directors' Plan. The cost per ESPP share granted in 1997, 1996 and 1995 would be $3.46, $3.30 and $3.49, respectively, based on a 10% discount on share price and a Black-Scholes value of a 13-month option with a 2.08%, 2.23% and 2.23% dividend yield rate in 1997, 1996 and 1995, respectively.

     Because the SFAS No. 123 method of fair-value accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     At the Annual Meeting of Shareholders held in May 1996, the shareholders approved an increase in the number of shares available for grant under the Option Plans by 2,500,000 shares to a total of 8,437,500 shares. Under the Option Plans, shares of the Company's common stock may be granted to officers and other key employees at a price of 100% of the quoted market price at date of grant. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Appreciation Rights (SARs) may be granted in conjunction with Non-Qualified Stock Options whereby the grantee may surrender exercisable Non-Qualified Options and receive a cash payment equal to the difference between the option price and the market value of the common stock on the exercise date. The exercise of Incentive Options, Non-Qualified Options and SARs are subject to conditions as determined at the time of grant by the Compensation Committee of the Board of Directors. All options granted since May 1990 have been for a 10-year life with 25% vesting per year beginning one year from the date of grant. In November 1994, the Board extended the expiration date on all stock options granted from February 1987 through May 1990 from their original expiration date to November 30, 2004.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Under the Directors' Plan, options to purchase up to 300,000 shares of the Company's common stock may be granted to outside Directors at a price of 100% of the quoted market price at the date of grant. Under the terms of the Directors' Plan, each outside Director was granted an option to purchase 15,000 shares at the time the plan was adopted. Any new outside Director elected or appointed after the date the plan was adopted would also be granted an option to purchase 15,000 shares of the Company's common stock upon taking office. The Directors' Plan also provides that a second option to purchase 15,000 shares be granted to each outside Director on the fifth anniversary of their initial grant of options if such Director is still serving on the Board at that time. Options vest 25% annually, on a cumulative basis, starting one year from date of grant and terminate ten years after the grant date.

     The Option Plans and the Directors' Plan include a change of control provision that results in all shares granted under these plans becoming 100% vested should a change of control take place.

     Under the ESPP, a total of 1,500,000 shares of the Company's common stock may be purchased by employees of the Company and designated subsidiaries, through payroll deductions, at 90% of the lower of the quoted closing market price on the date of grant or the quoted closing market price on June 30 in the year following the date of grant. Under the plan, all full-time employees (except officers of the Corporation) of the Company and designated subsidiaries on the grant date who were continuously employed since January 1 of the year in which the grant date occurs (subject to certain restrictions on percentage of ownership outlined in the ESPP) are eligible to participate. The Company had an employee stock purchase plan ("Old ESPP") which was in effect from 1990 through 1994. Under terms of the Old ESPP, no further grants to purchase shares could be made after December 31, 1994. Therefore, 66,188 shares granted under the Old ESPP in 1994 that were canceled in 1995 have expired.

     A summary of the status of the Company's stock option plans and the employee stock purchase plans for the three fiscal years ended January 3, 1998 is presented below:

                                                                  WEIGHTED                    AVAILABLE FOR
                                  SHARES        PRICE RANGE    AVG. EX. PRICE   EXERCISABLE   FUTURE GRANTS
                                 ---------    ---------------  --------------   -----------   -------------
Outstanding Options @
  12/31/94.....................  3,239,275    $13.50 - $32.25      $20.54        1,829,500      2,365,479
1995 ACTIVITY:
Expired........................                                                                   (66,188)
Authorized.....................                                                                 1,500,000
Granted........................  1,228,846    15.41 -  16.88        16.15
Exercised......................   (133,992)   13.50 -  15.63        14.40
Canceled.......................   (233,762)   13.50 -  32.25        19.05
-----------------------------------------------------------------------------------------------------------
Outstanding Options @
  12/30/95.....................  4,100,367    13.50 -  32.25        19.51        2,142,623      2,804,207
1996 ACTIVITY:
Authorized.....................                                                                 2,500,000
Granted........................    977,759    14.25 -  17.50        15.13
Exercised......................   (102,536)   13.50 -  16.25        15.37
Canceled.......................   (115,789)   13.50 -  32.25        16.99
-----------------------------------------------------------------------------------------------------------
Outstanding Options @
  12/28/96.....................  4,859,801    13.50 -  32.25        18.78        2,718,193      4,442,237
1997 ACTIVITY:
Granted........................  1,218,393    14.17 -  17.13        16.78
Exercised......................   (944,523)   13.50 -  26.75        17.93
Canceled.......................   (214,815)   13.50 -  32.25        17.21
-----------------------------------------------------------------------------------------------------------
Outstanding Options @ 1/3/98     4,918,856    $13.50 - $32.25      $18.51        2,517,985      3,438,659
-----------------------------------------------------------------------------------------------------------

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

STOCK WARRANTS

     The Company, on January 27, 1995 issued 200,000 stock warrants in conjunction with an acquisition. These warrants give the owner of stock warrants the right to purchase up to 200,000 shares of the Company's common stock at a price of $17.79 per share and expire on January 27, 2000.

     The following table summarizes information about the Company's stock option plans, employee stock purchase plan and stock warrants outstanding at January 3, 1998.

WEIGHTED-AVERAGE                   OPTIONS/WARRANTS                    OPTIONS/WARRANTS EXERCISABLE
    REMAINING      ------------------------------------------------   ------------------------------
CONTRACTUAL LIFE     NUMBER         RANGE OF       WEIGHTED-AVERAGE     NUMBER      WEIGHTED AVERAGE
     (YEARS)       OUTSTANDING   EXERCISE PRICES    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
-----------------  -----------   ---------------   ----------------   -----------   ----------------
        1             252,935    $13.50 - $19.46        $16.84           132,839         $19.22
        1              56,325     24.00 -  32.00          29.01           56,325          29.01
        2             216,650     13.50 -  19.33          17.62          214,287          17.65
        2              30,100     24.00 -  32.00          28.45           30,100          28.45
        3               2,063     13.50 -  16.25          15.88            1,225          15.68
        3             245,875     24.00 -  32.25          31.96          245,875          31.96
        4              10,101     13.50 -  19.42          16.10            6,201          16.36
        4             190,725     24.00 -  32.25          27.12          190,725          27.12
        5              34,050     13.50 -  21.75          18.72           24,637          19.67
        5             332,100     24.00 -  24.00          24.00          332,100          24.00
        6             434,887     13.50 -  17.38          15.05          332,792          14.69
        7           1,504,003     15.88 -  23.92          17.44        1,002,967          17.93
        8             741,792     14.25 -  15.13          15.12          147,912         $14.64
        9           1,067,250     15.63 -  17.50          17.08               --             --
                    ---------    ---------------        ------         ---------         ------
      TOTAL         5,118,856    $13.50 - $32.25        $18.48         2,717,985         $20.41
                    =========    ===============        ======         =========         ======

SHAREHOLDERS' RIGHTS PLAN

     Pursuant to a plan adopted by the Company in December 1988 and amended in 1991, each share of the Company's common stock carries the right to buy one share of the Company's common stock at a price of $73.33 per share. The rights will expire on November 21, 1998, unless earlier redeemed by the Company. The rights will become exercisable if a person becomes an "acquiring person" by acquiring 20% of the Company's common stock or announces a tender offer that would result in such person owning 20% or more of the Company's common stock. If someone becomes an acquiring person, the holder of each right (other than rights owned by the acquiring person) will be entitled to purchase common stock of the Company having a market value of twice the exercise price of the right. In addition, if the Company is acquired in a merger or other business combination transaction in which the Company's common stock is exchanged for cash or securities, or 50% or more of its consolidated assets or earning power are sold, each holder (other than the acquiring person) will have the right to purchase common stock of the acquiring company having a market value of twice the exercise price. The rights may be redeemed by the Company, at a price of 0.67 cent per right, at any time prior to anyone becoming an acquiring person. See
Note 12 to the Consolidated Financial Statements for a discussion regarding subsequent events.

8.  PENSION AND EMPLOYEE BENEFIT PLANS

     The Company has four noncontributory pension plans covering substantially all full time employees in the United States. These four domestic pension plans consist of three qualified plans and one unfunded non-qualified plan. The qualified plans are funded in compliance with ERISA requirements as employees become eligible to participate, generally, after completing one year of service.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The Company's consolidated pension costs for fiscal years 1997, 1996 and 1995 were $6.0 million, $6.0 million, and $4.9 million, respectively.

     The following table sets forth the domestic plans' combined funded status at January 3, 1998 and December 28, 1996:

                                              JANUARY 3, 1998                DECEMBER 28, 1996
                                       -----------------------------   -----------------------------
                                       ASSETS EXCEED    ACCUMULATED    ASSETS EXCEED    ACCUMULATED
                                        ACCUMULATED      BENEFITS       ACCUMULATED      BENEFITS
                                         BENEFITS      EXCEED ASSETS     BENEFITS      EXCEED ASSETS
                                       -------------   -------------   -------------   -------------
                                                         (EXPRESSED IN THOUSANDS)
Actuarial present value of benefit
  obligation:
  Vested benefits....................     $57,034         $ 2,558         $44,213         $ 2,395
  Nonvested benefits.................       4,869             323           4,427             141
                                          -------         -------         -------         -------
Accumulated benefit obligation.......      61,903           2,881          48,640           2,536
Effect of projected compensation
  levels.............................      20,082           1,394          16,169             584
                                          -------         -------         -------         -------
Projected benefit obligation.........      81,985           4,275          64,809           3,120
Plan assets at fair value............      77,858              --          64,204              --
                                          -------         -------         -------         -------
Projected benefit obligation
  (greater) than plan assets.........      (4,127)         (4,275)           (605)         (3,120)
Unrecognized net loss (gain).........       3,065             259           1,476            (629)
Unrecognized net assets to be
  amortized over 16-20 years.........        (498)            432            (568)            494
Unrecognized prior service cost......         315             105             355             114
                                          -------         -------         -------         -------
Unfunded prepaid (accrued) pension
  cost recognized in the Consolidated
  Balance Sheets.....................     $(1,245)        $(3,479)        $   658         $(3,141)
                                          =======         =======         =======         =======

     The Plans' assets consist of cash, cash equivalents, equity funds, pooled funds of real estate and common stock of the Company.

     Net periodic pension cost for the Company's domestic plans for fiscal years 1997, 1996 and 1995 includes the following components:

                                                             1997      1996       1995
                                                           --------   -------   --------
                                                             (EXPRESSED IN THOUSANDS)
Service cost-benefits earned during the year.............  $  4,898   $ 4,521   $  3,451
Interest on projected benefit obligation.................     5,897     4,981      4,274
Return on plan assets....................................   (13,461)   (9,422)   (10,405)
Net amortization and deferral............................     7,092     4,593      6,493
                                                           --------   -------   --------
Net periodic pension cost................................  $  4,426   $ 4,673   $  3,813
                                                           ========   =======   ========

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Actuarial assumptions used to determine the projected benefit obligation and the expected net periodic pension costs were:

                                                               1997      1996      1995
                                                              ------    ------    ------
                                                               (EXPRESSED IN THOUSANDS)
Projected Benefit Obligation Assumptions:
  Discount Rates............................................    7.3%      7.8%      7.3%
  Rates of increase in compensation levels..................    4.0%      4.5%      4.0%
Net Periodic Cost Assumption:
  Expected long-term rate of return on assets...............   10.0%     10.0%     10.0%

     The Company also has pension plans covering employees of its Canadian and British subsidiaries. Those plans are funded by purchase of insurance contracts and units in a managed fund invested in stocks, fixed income securities and real estate. Vested benefits are fully funded. The Company's foreign subsidiaries are not required to report under ERISA and do not otherwise determine the actuarial value of accumulated plan benefits as disclosed above for the Company's domestic pension plans. These plans do not have a material effect on the Company's financial condition or results of operations.

     The Safety-Kleen Corp. Savings and Investment Plan allows eligible employees to make contributions, up to a certain limit, to the Plan on a tax-deferred basis under Section 401(k) of the Internal Revenue Code of 1986. The Company may, at its discretion, make matching contributions out of its profits for the year. The Company's expense for contributions was $2.4 million in 1997, $3.2 million in 1996 and $1.9 million in 1995.

     The Company offers a post-retirement medical insurance plan to its domestic employees retiring prior to the normal retirement age of 65. Retirees are eligible to continue this medical coverage until age 65. The plan is currently unfunded and retirees electing this coverage are required to pay a premium for the insurance.

     The following table reconciles the funded status of the plan to the accrued post-retirement benefit cost recognized in the Consolidated Balance Sheets at January 3, 1998 and December 28, 1996:

                                                              JANUARY 3,    DECEMBER 28,
                                                                 1998           1996
                                                              ----------    ------------
                                                               (EXPRESSED IN THOUSANDS)
Accumulated post-retirement benefit obligation (APBO):
  Retirees, beneficiaries and dependents....................   $   864        $ 1,310
  Active employees..........................................     5,793          5,074
                                                               -------        -------
                                                                 6,657          6,384
                                                               -------        -------
Plan assets at fair value...................................        --             --
                                                               -------        -------
APBO greater than plan assets...............................    (6,657)        (6,384)
                                                               -------        -------
Unrecognized net loss (gain)................................    (2,885)        (2,502)
                                                               -------        -------
Accrued post-retirement benefit cost........................   $(9,542)       $(8,886)
                                                               =======        =======
APBO discount rate assumption...............................       7.3%           7.8%
                                                               -------        -------

     Net periodic post-retirement benefit costs recognized for fiscal years 1997, 1996, and 1995 are as follows:

                                                              1997     1996    1995
                                                              -----   ------   ----
                                                                  (EXPRESSED IN
                                                                   THOUSANDS)
Service costs -- benefits earned during the year............  $ 578   $  683   $511
Interest costs on APBO......................................    453      478    436
Other.......................................................   (121)     (57)   (87)
                                                              -----   ------   ----
Net periodic post-retirement benefit cost...................  $ 910   $1,104   $860
                                                              =====   ======   ====

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The health care cost trend was assumed to be 9% for 1995, 7% for 1996 and 5% for 1997 decreasing to an ultimate trend of 4.5% in 1998 and beyond.

     If the health care cost trend rate increases one percent for all future years, the accumulated post-retirement benefit obligation as of January 3, 1998 would have increased 14%. The effect of this change on the aggregate of the service and interest cost for 1997 would be an increase of 21%.

     At the end of 1994, the Company established a non-qualified Deferred Compensation Plan. This plan allows corporate officers and other key management personnel to defer a portion of their current compensation up to a certain limit, as defined by the Plan. Distributions under the plan are made in accordance with deferral elections as described in the plan. All expenses associated with the Deferred Compensation Plan are recognized in the period in which they are incurred. The Company has liabilities of approximately $1.6 and $0.8 million recorded at January 3, 1998 and December 28, 1996, respectively, associated with the Deferred Compensation Plan.

     In 1997, the Company invested $5.0 million in an irrevocable Rabbi Trust that will provide the resources necessary to pay any liabilities currently accrued for under the Deferred Compensation Plan and the unfunded non-qualified domestic pension plan. The investment in the trust is included in "Other Assets" on the Company's Consolidated Balance Sheets.

9.  INCOME TAXES

     The components of earnings before income taxes consisted of the following for each of the last three fiscal years:

                                                           1997       1996       1995
                                                         --------   --------   --------
                                                            (EXPRESSED IN THOUSANDS)
Domestic...............................................  $ 94,044   $ 93,986   $ 74,492
Foreign................................................     6,456      7,662     17,976
                                                         --------   --------   --------
                                                         $100,500   $101,648   $ 92,468
                                                         ========   ========   ========

     Under SFAS No. 109 on Accounting for Income Taxes, deferred tax assets and liabilities are calculated based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted tax rates.

     The provisions (benefits) for income taxes include the following:

                                                             1997      1996      1995
                                                            -------   -------   -------
                                                             (EXPRESSED IN THOUSANDS)
CURRENT
Federal...................................................  $16,020   $19,979   $16,505
State.....................................................    4,484     5,956     5,087
Commonwealth of Puerto Rico...............................      458       159      (376)
Foreign...................................................    2,066       704       662
DEFERRED
Federal...................................................    7,307     6,863     7,247
Foreign...................................................    1,916     4,105     2,087
PREPAID
Federal...................................................    5,706     5,077     1,949
Foreign...................................................     (627)   (2,304)    6,004
                                                            -------   -------   -------
TOTAL PROVISION...........................................  $37,330   $40,539   $39,165
                                                            =======   =======   =======

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The following table reconciles the statutory U.S. Federal income tax rate to the Company's consolidated effective tax rate:

                                                              1997    1996    1995
                                                              ----    ----    ----
Statutory U.S. federal tax rate.............................  35.0%   35.0%   35.0%
Increase(decrease) resulting from:
  Provision for state income tax (net of federal benefit)...   2.7     2.1     3.6
Difference in foreign statutory rates.......................   0.2     1.6     2.2
Other.......................................................  (0.8)    1.2     1.6
                                                              ----    ----    ----
Effective tax rate..........................................  37.1%   39.9%   42.4%
                                                              ====    ====    ====

     Temporary differences and carry forwards which give rise to deferred tax assets and liabilities are as follows:

                                                 JANUARY 3,    DECEMBER 28,    DECEMBER 30,
                                                    1998           1996            1995
                                                 ----------    ------------    ------------
                                                          (EXPRESSED IN THOUSANDS)
Deferred Tax Assets -- Current
  Environmental reserves.......................   $  3,080       $  2,395        $  2,625
  Insurance reserves...........................      4,444          4,415           5,908
  Bad debt reserve.............................         --          1,800           1,800
  Restructure and Other........................      3,170          3,363           7,651
                                                  --------       --------        --------
Total deferred tax assets -- current...........   $ 10,694       $ 11,973        $ 17,984
                                                  ========       ========        ========
Deferred Tax Assets -- Non-Current
  Restructure charges not currently
     deductible................................   $ 11,872       $ 11,440        $ 17,494
  Net operating loss (NOL) carry forwards of
     subsidiaries..............................     18,279         20,616          20,149
  Insurance reserves...........................      8,351          7,798           4,822
  Environmental reserves.......................     12,828         16,325          14,382
  Other........................................      5,294          5,458           3,273
  Valuation allowance..........................     (2,879)        (3,340)         (3,676)
                                                  --------       --------        --------
Total deferred tax assets -- non-current.......     53,745         58,297          56,444
                                                  --------       --------        --------
Total Deferred Tax Assets......................   $ 64,439       $ 70,270        $ 74,428
                                                  ========       ========        ========
Deferred Tax Liabilities
  Restructuring and Special Charges............   $ (1,750)      $     --        $ 13,820
  Depreciation.................................    (87,659)       (76,115)        (80,250)
  Tax lease agreements.........................     (6,234)        (6,852)         (7,253)
  Other........................................     (3,102)        (1,044)           (915)
                                                  --------       --------        --------
Total Deferred Tax Liabilities.................   $(98,745)      $(84,011)       $(74,598)
                                                  ========       ========        ========

     As of January 3, 1998, the Company has undistributed earnings of foreign consolidated subsidiaries of approximately $30.1 million. The Company does not provide for deferred taxes on possible future remittances of these earnings since U. S. income taxes, under current law, on such remittances would not be material.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     As of January 3, 1998, the tax assets derived from Net Operating Loss carry forwards (NOLs) consist of NOL tax assets with expiration dates as follows:

                                                       (EXPRESSED IN THOUSANDS)
                                                       ------------------------
1998.................................................          $   558
1999.................................................            1,539
2000.................................................              369
2001.................................................              395
2002.................................................              360
No Expiration........................................           15,058

     The Company has recorded a valuation allowance of approximately $2.9 million for unrealized NOL tax assets that may expire before the Company is able to utilize such NOLs.

     The valuation allowance account balance of $2.9 million represents approximately 89% of the NOL tax assets that are due to expire as it is more likely than not that some portion of the deferred tax assets will not be realized. The valuation account activity is summarized in the table below:

                                                                   1997
                                                              --------------
                                                                (EXPRESSED
                                                              IN THOUSANDS)
Balance -- beginning of year................................      $3,340
Adjust valuation balances...................................          19
Cumulative translation adjustment...........................        (480)
                                                                  ------
Balance -- end of year......................................      $2,879
                                                                  ======

10. SPECIAL CHARGE FOR ENVIRONMENTAL REMEDIATION COSTS, OTHER ACCRUED EXPENSES AND LIABILITIES, COMMITMENTS AND CONTINGENT LIABILITIES

     The Company operates a large number of hazardous waste facilities for the collection and processing of hazardous and non-hazardous wastes and is subject to extensive and expansive regulation by federal, state and local authorities.

     In the ordinary course of conducting its business activities, the Company becomes involved in judicial and administrative proceedings in which governmental authorities seek remedial actions and/or fines and penalties. The Company also has been notified by the EPA that it may be a responsible party at several National Priority List ("NPL") sites. Generally, these proceedings by federal and state regulatory agencies have been resolved by negotiation and settlement. The Company does not anticipate that the amount of fines and penalties will have a material adverse impact on its financial condition. It should be noted, however, that many environmental laws are written and enforced in a way in which the potential liability can be large and it is possible that the Company's actual liability in any particular case or claim will prove to be larger than anticipated and accrued for by the Company. It is also possible that expenses incurred in any particular reporting period for remediation costs or for fines, penalties or judgments could have a material impact on the Company's results of operations for that period.

     Under various federal, state and local regulations, the Company can be required to conduct an environmental investigation of any of its operating or closed facilities to determine the possible existence and extent of environmental contamination. In the event that contamination is found, the Company may be required to perform a remedial cleanup of the site. The Company is currently engaged in investigation and cleanup work at many of its sites.

     In 1993, the Company recorded a $50 million pre-tax special charge ($30 million after-tax or $.52 per share) for a change in estimate for remediation costs relating to all operating and previously closed sites prior to conducting detailed individual site investigations to ascertain the existence and extent of contamination. This change results in earlier recognition of environmental remediation costs and liabilities as compared with the Company's previous practice which was to accrue the estimated cost of remedial cleanup work at the time the

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
need for such work was specifically identified based on site investigation. In 1995, the Company recorded a $12 million pre-tax charge to increase its reserves for environmental remediation based on a refinement of the estimate for such liabilities and its ongoing review of spending patterns. The Company intends to continue to operate at its active sites indefinitely. Accordingly, the accrued environmental liabilities do not include estimates for costs associated with the physical closure of such sites.

     Federal environmental regulations require that the Company demonstrate financial responsibility for sudden and non-sudden releases, as well as closure and post-closure liabilities. One manner by which to make this demonstration is through Environmental Impairment Liability (EIL) insurance coverage. The Company has not been able to purchase large amounts of risk-transfer EIL insurance coverage. The Company has EIL insurance coverage which it believes complies with the Federal regulatory requirements. However, the Company must reimburse the insurance carrier for all losses and expenses incurred by it under the policy. The Company's income could be adversely affected in the future if it is unable to obtain risk-transfer EIL insurance coverage and uninsured losses were to be incurred.

     In September 1997, the Company discovered that its East Chicago, Indiana main feed tank had become contaminated with polychlorinated biphenyls ("PCBs") resulting in approximately 4 million gallons of contaminated oil. The Company immediately notified the EPA and the Indiana Department of Environmental Management ("IDEM") of the problem. The Company believes that the IDEM and EPA will allow it to treat this contaminated material on-site. If the IDEM or EPA determine that off-site treatment is required, the cost of such treatment could be material to the results of operations in that period.

     The Company leases many of its branches, vehicles and other equipment. These leases are accounted for as operating leases. Related rental expenses were $40.4 million in 1997, $31.5 million in 1996 and $24.8 million in 1995.

     Aggregate minimum future rentals are payable as follows:

PERIODS                                                  (EXPRESSED IN MILLIONS)
-------                                                  -----------------------
1998...................................................          $ 32.6
1999...................................................            25.9
2000...................................................            16.3
2001...................................................             8.6
2002...................................................             5.8
Future Years...........................................            18.2
                                                                 ------
          Total........................................          $107.4
                                                                 ======

11.  RESTRUCTURING CHARGES

     In 1993, the Company adopted a restructuring plan based on conversion of its core parts cleaner service to new technology and other strategic actions. In conjunction with the adoption of this plan, the Company recorded a special charge of $179 million ($106 million after tax or $1.84 per share). The pre-tax restructuring charge included $93 million of asset write downs and $86 million of other restructuring charges. In 1995, the Company recorded a pre-tax credit to income of $15.2 million to adjust the restructuring reserves to their expected required levels.

     In 1996, the Company substantially completed all of its restructuring activities and reclassified the remaining restructure liabilities (which are primarily associated with the European operations) to other accrued expenses in current liabilities and other liabilities in non-current liabilities. At January 3, 1998 and December 28, 1996, other accrued expenses include $1.7 and $3.6 million, respectively, and other liabilities include $2.3 and $7.9 million, respectively.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

12.  POTENTIAL SALE OF THE COMPANY

     On August 8, 1997, the Company issued a press release stating that it had initiated a process to explore strategic alternatives for enhancing shareholder value and had engaged William Blair and Company, L.L.C. ("William Blair") to act as its financial advisor in connection therewith. As part of the process, 50 potential buyers executed confidentiality and standstill agreements (which were designed to encourage participation by creating a level playing field for all interested parties and to protect Safety-Kleen's interests). On November 20, 1997, the Company's Board of Director's ("Board") voted unanimously to approve a merger agreement with SK Parent Corp., a Delaware corporation owned equally by Phillip Services Corp., affiliates of Apollo Management, L.P. and affiliates of Blackstone Partners III, L.L.C. (the "SK Parent Merger Agreement").

     Laidlaw Environmental Services, Inc. ("Laidlaw Environmental") also contacted William Blair but repeatedly refused to execute a confidentiality and standstill agreement and participate in the process like other potential buyers. Laidlaw Environmental made an initial unsolicited exchange offer and two subsequent revised exchange offers in an attempt to purchase Safety-Kleen. After carefully reviewing the unsolicited offers from Laidlaw Environmental, the Board continued to recommend the SK Parent Merger Agreement.

     On March 9, 1998, the Company held a special meeting of shareholders for the sole purpose of voting on the SK Parent Merger Agreement. It was announced at the meeting, based on the advice of the Company's proxy solicitors, that the Company would not achieve the affirmative vote of two-thirds of all outstanding shares needed to approve the SK Parent Merger Agreement. The Board then terminated the SK Parent Merger Agreement. The Board also announced that it would begin negotiations with Laidlaw Environmental and would also continue to explore other strategic alternatives for enhancing shareholder value including, but not limited to, considering any new offers for the Company from any other interested parties.

     On March 16, 1998, the Company issued a press release stating the Board unanimously approved a definitive merger agreement ("Merger Agreement") with Laidlaw Environmental, providing for an exchange offer ("Exchange Offer") followed by a back-end merger ("Merger"; together with the Exchange Offer, the "Transaction"); the Merger Agreement provides for consideration per Safety-Kleen share of $18.30 plus 2.8 shares of Laidlaw Environmental Common Stock in both the Exchange Offer and the Merger. The Board also amended the Shareholders' Rights Plan to exempt the Merger Agreement and the transactions pursuant thereto.

     On April 1, 1998, Laidlaw Environmental accepted for exchange 56,138,238 shares, constituting approximately 94% of the outstanding shares of Safety-Kleen and announced it expected to pay for such shares on April 3, 1998 and to consummate the Merger approximately 6 weeks thereafter. Also on April 1, 1998, the Inspectors of Election issued their Final Report of the vote on the SK Parent Merger Agreement, certifying that it received 21,256,083 votes for approval out of 59,209,387 shares outstanding and entitled to vote (i.e., 36% of the outstanding shares were voted in favor). The acceptance and exchange of tendered shares triggers the change of control provision included in the Company's 1985 and 1993 Stock Option Plans and the 1988 Non-Qualified Stock Option Plan for Outside Directors which results in all granted options becoming 100% vested. Consistent with the Merger Agreement, each holder of stock options will receive a cash-out amount, with respect to each of his/her option shares, equal to the Exchange Offer consideration (valued for this purpose at $30.30) reduced by the option exercise price, provided that such holder agrees to the cancellation of all of his/her outstanding options. Also consistent with the Merger Agreement, each participant in the Employee Stock Purchase Plan will receive a cash-out payment equal to his/her contributions plus an amount equal to the number of shares subscribed for by the participant multiplied by the difference between such Exchange Offer consideration and the market price of the stock at the date of grant.

     The Company incurred $3.2 million in costs through January 3, 1998 in conjunction with the process described above. During 1998, the Company anticipates incurring approximately $140-160 million of additional costs related to the process consisting primarily of the $75 million of termination costs associated with the SK Parent Merger Agreement, compensation expense associated principally with the cash-out of the stock option

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
plans and Employee Stock Purchase Plan described above and investment banking and legal fees associated with the process. These estimated costs do not include any severance related costs incurred as a result of the integration of the Company and Laidlaw Environmental.

13.  INTERIM RESULTS OF OPERATIONS (UNAUDITED)
     (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                      BASIC          DILUTED
                                                                                                    EARNINGS        EARNINGS
                                       REVENUE             GROSS PROFIT         NET EARNINGS        PER SHARE       PER SHARE
                                ---------------------   -------------------   -----------------   -------------   -------------
INTERIM PERIOD                     1997        1996       1997       1996      1997      1996     1997    1996    1997    1996
--------------                  ----------   --------   --------   --------   -------   -------   -----   -----   -----   -----
First (12 Weeks)..............  $  220,230   $201,723   $ 56,146   $ 55,900   $11,838   $13,077   $0.20   $0.23   $0.20   $0.23
Second (12 Weeks..............     229,928    211,355     58,221     56,567    13,341    13,604    0.23    0.23    0.23    0.23
Third (12 Weeks)..............     230,014    213,098     58,662     57,824    15,118(1)  14,004   0.26    0.24    0.26    0.24
Fourth (17 and 16 Weeks)......     327,731    296,950     85,888     80,864    22,873(2)  20,424   0.39    0.35    0.38    0.35
                                ----------   --------   --------   --------   -------   -------   -----   -----   -----   -----
Total.........................  $1,007,903   $923,126   $258,917   $251,155   $63,170(2) $61,109  $1.08   $1.05   $1.07   $1.05
                                ==========   ========   ========   ========   =======   =======   =====   =====   =====   =====

---------------

(1) Includes $2.6 million of pre-tax severance related costs incurred during the period that were offset by a reduction of other pre-established reserves.
(2) Includes $3.2 million pre-tax charge for merger related costs.

14.  EVENT (UNAUDITED) SUBSEQUENT TO DATE OF AUDITORS' REPORT

     In connection with the Merger Agreement with Laidlaw Environmental (see
Note 12), LES, Inc., a wholly-owned subsidiary of Laidlaw Environmental Services, Inc. issued 9.25% Senior Subordinated Notes to finance the acquisition. The wholly-owned domestic subsidiaries of LES, Inc. (including the Company and its subsidiaries incorporated in the United States and Puerto Rico) guaranteed such notes. No foreign direct or indirect subsidiary (including those incorporated in Europe and Canada) or non-wholly-owned subsidiary of the Company is an obligor or guarantor on the financing. For summarized financial information concerning such subsidiary guarantors and subsidiary non-guarantors, see Note 15.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

15.  SUMMARIZED FINANCIAL INFORMATION

     Summarized financial information on a combined basis as of and for the year ended January 3, 1998 is as follows:

                     CONSOLIDATING CONDENSED BALANCE SHEET
                             AS OF JANUARY 3, 1998

                                         UNITED STATES
                                              AND          EUROPE, CANADA     CONSOLIDATING
                                          PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                        SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                        ---------------    ---------------    -------------    ------------
                                                             (EXPRESSED IN THOUSANDS)
Assets:
  Current assets......................     $170,287           $ 54,139          $      --       $  224,426
  Equipment at customers, net.........      108,085             19,546                 --          127,631
  Property, plant and equipment,
     net..............................      413,051             89,059                 --          502,110
  Intangible assets...................       88,381             56,361               (206)         144,536
  Investment in Subsidiaries..........      168,673                 --           (168,673)              --
  Non-current prepaid taxes...........       32,643             21,102            (33,138)          20,607
  Other non-current assets............       14,347              1,049                 --           15,396
                                           --------           --------          ---------       ----------
  Total assets........................     $995,467           $241,256          $(202,017)      $1,034,706
                                           ========           ========          =========       ==========
Liabilities:
  Current liabilities.................     $125,546           $ 29,899          $        (2)    $  155,443
  Long-term debt......................      213,716                518                 --          214,234
  Deferred income taxes...............       84,045             14,700            (33,138)          65,607
  Intercompany payable (receivable)...      (42,062)            42,062                 --               --
  Other non-current liabilities.......       61,208              8,747                 --           69,955
                                           --------           --------          ---------       ----------
  Total liabilities...................      442,453             95,926            (33,140)         505,239
Stockholders' equity..................      553,014            145,330           (168,877)         529,467
                                           --------           --------          ---------       ----------
Total liabilities and stockholders'
  equity..............................     $995,467           $241,256          $(202,017)      $1,034,706
                                           ========           ========          =========       ==========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.
(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                                         UNITED STATES          EUROPE,
                                              AND                CANADA         CONSOLIDATING
                                          PUERTO RICO          AND OTHER         ELIMINATING     CONSOLIDATED
                                        SUBSIDIARIES(1)     SUBSIDIARIES(2)        ENTRIES          TOTAL
                                        ----------------    ----------------    -------------    ------------
                                                              (EXPRESSED IN THOUSANDS)
Total revenues........................      $839,191            $175,076           $(6,364)       $1,007,903
Operating costs and expenses..........       613,490             136,116              (620)          748,986
                                            --------            --------           -------        ----------
Gross profit..........................       225,701              38,960            (5,744)          258,917
Selling and administrative expenses...       114,573              29,663            (5,744)          138,492
                                            --------            --------           -------        ----------
Operating income......................       111,128               9,297                --           120,425
Interest expense, net.................        13,693               3,001                --            16,694
Merger related costs..................         3,231                  --                --             3,231
                                            --------            --------           -------        ----------
Earnings before taxes.................        94,204               6,296                --           100,500
Income taxes..........................        36,095               1,235                --            37,330
                                            --------            --------           -------        ----------
Net earnings..........................      $ 58,109            $  5,061           $    --        $   63,170
                                            ========            ========           =======        ==========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                                                       UNITED STATES         EUROPE,
                                                            AND              CANADA         CONSOLIDATING
                                                        PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                                      SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                      ---------------    ---------------    -------------    ------------
                                                                           (EXPRESSED IN THOUSANDS)
Cash flows from operating activities:
  Net earnings......................................     $ 58,109           $  5,061             $--           $ 63,170
  Depreciation and amortization.....................       66,520             14,490              --             81,010
  All other operating activities (net)..............       15,996              3,838              --             19,834
                                                         --------           --------             ---           --------
Net cash provided by operating activities...........      140,625             23,389              --            164,014
                                                         --------           --------             ---           --------
Cash flows used in investing activities:
  Equipment at customers additions..................      (16,850)            (4,019)             --            (20,869)
  Property additions................................      (28,612)            (6,550)             --            (35,162)
  Business acquisitions and other...................      (34,057)            (6,363)             --            (40,420)
                                                         --------           --------             ---           --------
Net cash used in investing activities...............      (79,519)           (16,932)             --            (96,451)
                                                         --------           --------             ---           --------
Cash flows used in financing activities:
  Net payments......................................      (14,840)           (47,844)             --            (62,684)
  Intercompany receivable (payable).................      (40,037)            40,037              --                 --
  Proceeds from stock option exercises..............       16,940                 --              --             16,940
  Cash dividends paid...............................      (21,077)                --              --            (21,077)
                                                         --------           --------             ---           --------
Net cash used in financing activities...............      (59,014)            (7,807)             --            (66,821)
                                                         --------           --------             ---           --------
Effect of exchange rates changes on cash............           --               (188)             --               (188)
                                                         --------           --------             ---           --------
Net increase (decrease) in cash and cash
  equivalents.......................................        2,092             (1,538)             --                554
Cash and cash equivalents at beginning of year......        1,459              9,189              --             10,648
                                                         --------           --------             ---           --------
Cash and cash equivalents at end of year............     $  3,551           $  7,651             $--           $ 11,202
                                                         ========           ========             ===           ========

Supplemental Information:
Cash paid during the year for:
  Interest (net of amounts capitalized).............     $ 15,074           $  3,883             $--           $ 18,957
  Income taxes paid (net of refunds received........       22,075              1,880              --             23,955

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET
                            AS OF DECEMBER 28, 1996

                                                        UNITED STATES         EUROPE,
                                                             AND              CANADA         CONSOLIDATING
                                                         PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                                       SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                       ---------------    ---------------    -------------    ------------
                                                                            (EXPRESSED IN THOUSANDS)
Assets:
  Current assets.....................................     $174,904            $ 55,229         $      --       $  230,133
  Equipment of customers, net........................      104,519              19,972                --          124,491
  Property, plant and equipment, net.................      423,613              98,723                --          522,336
  Intangible assets..................................       78,660              58,755              (206)         137,209
  Investment in Subsidiaries.........................      163,688                  --          (163,688)              --
  Non-current prepaid taxes..........................       34,398              23,716           (33,979)          24,135
  Other non-current assets...........................        6,328                 191                --            6,519
                                                          --------            --------         ---------       ----------
  Total assets.......................................     $986,110            $256,586         $(197,873)      $1,044,823
                                                          ========            ========         =========       ==========

Liabilities:
  Current liabilities................................     $122,858            $ 34,937         $      (2)      $  157,793
  Long-term debt.....................................      228,351              48,603                --          276,954
  Deferred income taxes..............................       74,711               9,117           (33,979)          49,849
  Intercompany payable (receivable)..................       (2,024)              2,024                --               --
  Other non-current liabilities......................       66,073              13,864                --           79,937
                                                          --------            --------         ---------       ----------
  Total liabilities..................................      489,969             108,545           (33,981)         564,533

Stockholders' Equity.................................      496,141             148,041          (163,892)         480,290
                                                          --------            --------         ---------       ----------
  Total liabilities and stockholders' equity.........     $986,110            $256,586         $(197,873)      $1,044,823
                                                          ========            ========         =========       ==========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                                       UNITED STATES         EUROPE,
                                                            AND              CANADA         CONSOLIDATING
                                                        PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                                      SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                      ---------------    ---------------    -------------    ------------
                                                                           (EXPRESSED IN THOUSANDS)
Total revenues......................................     $757,309           $169,057           $(3,240)        $923,126
Operating costs and expenses........................      539,803            132,934              (766)         671,971
                                                         --------           --------           -------         --------
Gross profit........................................      217,506             36,123            (2,474)         251,155
Selling and administrative expenses.................      107,024             27,115            (2,474)         131,665
                                                         --------           --------           -------         --------
Operating income....................................      110,482              9,008                --          119,490
Interest expense, net...............................       14,344              3,498                --           17,842
                                                         --------           --------           -------         --------
Earnings before income taxes........................       96,138              5,510                --          101,648
Income taxes........................................       38,739              1,800                --           40,539
                                                         --------           --------           -------         --------
Net earnings........................................     $ 57,399           $  3,710           $    --         $ 61,109
                                                         ========           ========           =======         ========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                                     UNITED STATES
                                                          AND          EUROPE, CANADA     CONSOLIDATING
                                                      PUERTO RICO        AND OTHERS        ELIMINATING     CONSOLIDATED
                                                    SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                    ---------------    ---------------    -------------    ------------
                                                                         (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating activities:
  Net earnings....................................     $ 57,399           $  3,710           $    --        $  61,109
  Depreciation and amortization...................       62,497             15,244                --           77,741
  All other operating activities (net)............      (23,957)             1,052                --          (22,905)
                                                       --------           --------           -------        ---------
Net cash provided by operating activities.........       95,939             20,006                --          115,945
                                                       --------           --------           -------        ---------
Cash flows from (used in) investing activities:
  Equipment at customers additions................      (18,902)            (4,952)               --          (23,854)
  Property additions..............................      (25,867)           (11,803)               --          (37,670)
  Business acquisitions and other.................      (36,132)            (3,677)               --          (39,809)
                                                       --------           --------           -------        ---------
Net cash used in investing activities.............      (80,901)           (20,432)               --         (101,333)
                                                       --------           --------           -------        ---------
Cash flows from (used in) financing activities:
  Net payments....................................       (4,057)            (2,703)               --           (6,760)
  Intercompany receivable (payable)...............       (4,436)             4,436                --               --
  Proceeds from stock option exercises............        1,576                 --                --            1,576
  Cash dividends paid.............................      (20,936)                --                --          (20,936)
                                                       --------           --------           -------        ---------
Net cash provided by (used in) financing
  activities......................................      (27,853)             1,733                --          (26,120)
                                                       --------           --------           -------        ---------
Effect of exchange rates changes on cash..........           --                (82)               --              (82)
                                                       --------           --------           -------        ---------
Net increase (decrease) in cash and cash
  equivalents.....................................      (12,815)             1,225                --          (11,590)
Cash and cash equivalents at beginning of
  reporting period................................       14,273              7,965                --           22,238
                                                       --------           --------           -------        ---------
Cash and cash equivalents at end of reporting
  period..........................................     $  1,458           $  9,190           $    --        $  10,648
                                                       ========           ========           =======        =========
Supplemental disclosures of cash paid during the
  reporting period:
  Interest (net of amounts capitalized)...........     $ 15,624           $  3,983           $    --        $  19,607
  Income taxes paid (net of refunds received).....       27,919               (372)               --           27,547

---------------
(1) Includes the Company, but excludes a non-wholly-owned U.S. subsidiary.
(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                                     UNITED STATES
                                                          AND          EUROPE, CANADA     CONSOLIDATING
                                                      PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                                    SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                    ---------------    ---------------    -------------    ------------
                                                                         (EXPRESSED IN THOUSANDS)
Total revenues....................................     $700,694           $160,636           $(2,079)        $859,251
Operating costs and expenses......................      503,550            125,548              (629)         628,469
                                                       --------           --------           -------         --------
Gross profit......................................      197,144             35,088            (1,450)         230,782
Selling and administrative expenses...............       97,895             25,874            (1,450)         122,319
Restructuring charge (credit).....................       (6,920)            (8,297)               --          (15,217)
Remediation charge (credit).......................       15,131             (3,175)               --           11,956
                                                       --------           --------           -------         --------
Operating income..................................       91,038             20,686                --          111,724
Interest expense, net.............................       15,379              3,877                --           19,256
                                                       --------           --------           -------         --------
Earnings before income taxes......................       75,659             16,809                --           92,468
Income taxes......................................       30,771              8,394                --           39,165
                                                       --------           --------           -------         --------
Net earnings......................................     $ 44,888           $  8,415           $    --         $ 53,303
                                                       ========           ========           =======         ========

---------------
(1) Includes the Company, but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                                     UNITED STATES
                                                          AND          EUROPE, CANADA     CONSOLIDATING
                                                      PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                                    SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                                    ---------------    ---------------    -------------    ------------
                                                                         (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating activities:
  Net earnings....................................     $ 44,888           $  8,415             $--           $ 53,303
  Depreciation and amortization...................       62,780             15,021              --             77,801
  All other operating activities (net)............        8,812            (14,974)             --             (6,162)
                                                       --------           --------             ---           --------
Net cash provided by operating activities.........      116,480              8,462              --            124,942
                                                       --------           --------             ---           --------

Cash flows from (used in) investing activities:
  Equipment as customers additions................      (29,050)            (5,824)             --            (34,874)
  Property additions..............................      (29,537)           (13,698)             --            (43,235)
  Business acquisitions and other.................      (24,764)              (589)             --            (25,353)
                                                       --------           --------             ---           --------
Net cash used in investing activities.............      (83,351)           (20,111)             --           (103,462)
                                                       --------           --------             ---           --------

Cash flows from (used in) financing activities:
  Net borrowings (payments).......................       (4,873)             3,308              --             (1,565)
  Intercompany receivable (payable)...............       (6,912)             6,912              --                 --
  Proceeds from stock option exercises............        1,930                 --              --              1,930
  Cash dividends paid.............................      (20,820)                --              --            (20,820)
                                                       --------           --------             ---           --------
Net cash provided by (used in) financing
  activities......................................      (30,675)            10,220              --            (20,455)
                                                       --------           --------             ---           --------
Effect of exchange rates changes on cash..........           --                198              --                198
                                                       --------           --------             ---           --------
Net increase in cash and cash equivalents.........        2,454             (1,231)             --              1,223
Cash and cash equivalents at beginning of
  reporting period................................       11,819              9,196              --             21,015
                                                       --------           --------             ---           --------
Cash and cash equivalents at end of reporting
  period..........................................     $ 14,273           $  7,965             $--           $ 22,238
                                                       ========           ========             ===           ========

Supplemental disclosures of cash paid during the
  reporting period:
  Interest (net of amounts capitalized)...........     $ 14,218           $  4,779             $--           $ 18,997
  Income taxes paid (net of refunds received).....       10,260                971              --             11,231

---------------
(1) Includes the Company, but excludes a non-wholly-owned U.S. subsidiary.
(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (EXPRESSED IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               MARCH 28,    JANUARY 3,
                                                                 1998          1998
                                                              -----------   ----------
                                                              (UNAUDITED)
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $30,458....   $   11,202
  Trade accounts receivable, less allowances of $7,977 and
     $7,634, respectively...................................  134,183...       131,092
  Inventories...............................................      51,849        51,339
  Deferred tax assets.......................................      10,177        10,694
  Prepaid expenses and other................................      20,662        20,099
                                                              ----------    ----------
          Total current assets..............................     247,329       224,426
                                                              ----------    ----------
Equipment at customers and components, at cost, less
  accumulated depreciation of $44,853 and $44,928,
  respectively..............................................     130,569       127,631
Property, plant and equipment, at cost, less accumulated
  depreciation of $393,379 and $384,422, respectively.......     497,128       502,110
Intangible assets, at cost, less accumulated amortization of
  $73,524 and $95,568, respectively.........................     143,017       144,536
Other assets................................................      37,092        36,003
                                                              ----------    ----------
                                                              $1,055,135    $1,034,706
                                                              ==========    ==========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short term debt...........................................  $  213,000    $       37
  Trade accounts payable....................................      78,053        75,284
  Accrued salaries, wages and employee benefits.............      28,096        29,769
  Other accrued expenses....................................      24,343        28,343
  Insurance reserves........................................      12,855        12,614
  Accrued environmental liabilities.........................       8,376         8,382
  Income taxes payable......................................       1,049         1,014
                                                              ----------    ----------
          Total current liabilities.........................     365,772       155,443
                                                              ----------    ----------
Long-term debt..............................................          --       214,234
                                                              ----------    ----------
Deferred tax liabilities....................................      67,259        65,607
                                                              ----------    ----------
Accrued environmental liabilities...........................      31,436        32,888
                                                              ----------    ----------
Other liabilities...........................................      37,760        37,067
                                                              ----------    ----------
Shareholders' equity:
  Preferred stock ($.10 par value; authorized 1,000,000
     shares, none issued)...................................          --            --
  Common stock ($.10 par value; authorized 300,000,000
     shares; issued and outstanding 60,101,962 and
     59,191,462 shares, respectively).......................       6,010         5,919
  Additional paid-in capital................................     231,175       212,504
  Retained earnings.........................................     342,868       338,318
  Cumulative translation adjustments........................     (27,145)      (27,274)
                                                              ----------    ----------
                                                                 552,908       529,467
                                                              ----------    ----------
                                                              $1,055,135    $1,034,706
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (EXPRESSED IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                    TWELVE WEEKS ENDED
                                                              -------------------------------
                                                              MARCH 28, 1998   MARCH 22, 1997
                                                              --------------   --------------
Revenue.....................................................     $241,777         $220,230
  Operating costs and expenses..............................      181,781          164,084
  Selling and administrative expenses.......................       34,552           32,575
                                                                 --------         --------
Operating income............................................       25,444           23,571
  Interest income...........................................         (408)            (227)
  Interest expense..........................................        3,612            4,361
  Merger related costs......................................        5,997               --
                                                                 --------         --------
Earnings before income taxes................................       16,243           19,437
Income taxes................................................        6,286            7,599
                                                                 --------         --------
Net earnings................................................     $  9,957         $ 11,838
                                                                 ========         ========
Earnings per common share:
  Basic.....................................................     $   0.17         $   0.20
  Diluted...................................................     $   0.16         $   0.20
                                                                 ========         ========
Cash dividends per common share.............................     $   0.09         $   0.09
                                                                 ========         ========

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)

                                                                    TWELVE WEEKS ENDED
                                                              -------------------------------
                                                              MARCH 28, 1998   MARCH 22, 1997
                                                              --------------   --------------
Net earnings................................................     $ 9,957          $11,838
Unrealized foreign currency translation adjustments.........         129           (7,197)
                                                                 -------          -------
Comprehensive income........................................     $10,086          $ 4,641
                                                                 =======          =======

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)

                                                                    TWELVE WEEKS ENDED
                                                              -------------------------------
                                                              MARCH 28, 1998   MARCH 22, 1997
                                                              --------------   --------------
Cash flows from operating activities:
  Net earnings..............................................     $  9,957         $ 11,838
  Depreciation and amortization.............................       19,046           17,658
  All other operating activities (net)......................        1,534          (10,856)
                                                                 --------         --------
          Net cash provided by operating activities.........     $ 30,537         $ 18,640
                                                                 --------         --------
Cash flows used in investing activities:
  Equipment at customers and component additions............       (8,709)          (4,857)
  Property, plant and equipment additions...................       (5,686)          (6,992)
  Business acquisitions and other...........................       (5,963)          (8,399)
                                                                 --------         --------
          Net cash used in investing activities.............      (20,358)         (20,248)
                                                                 --------         --------
Cash flows from (used in) financing activities:
  Net borrowings (payments).................................       (1,271)           9,387
  Proceeds from stock option exercises......................       15,763              362
  Cash dividends paid.......................................       (5,406)              --
                                                                 --------         --------
          Net cash from (used in) financing activities......        9,086            9,749
                                                                 --------         --------
Effect of exchange rate changes on cash.....................           (9)            (164)
                                                                 --------         --------
Net increase in cash and cash equivalents...................       19,256            7,977
Cash and cash equivalents at beginning of year..............       11,202           10,648
                                                                 --------         --------
Cash and cash equivalents at end of the reporting period....     $ 30,458         $ 18,625
                                                                 ========         ========
Supplemental disclosures of cash paid during the reporting
  period:
  Interest (net of amount capitalized)......................     $  7,491         $  7,298
                                                                 ========         ========
  Income taxes paid (net of refunds received)...............     $    119         $    774
                                                                 ========         ========

   The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.  MERGER RELATED COSTS

     On August 8, 1997, the Company's Board of Directors ("Board") initiated a process to review strategic alternatives including the sale of all or a part of the Company. On November 20, 1997, the Board approved a merger agreement with SK Parent Corp. (a Delaware corporation owned equally by Phillips Services Corp., affiliates of Apollo Management, L.P. and affiliates of Blackstone Partners III, L.L.C.) but subsequently was unable to gain the necessary shareholder approval for the agreement. The Board then terminated the merger agreement with SK Parent and began negotiations with Laidlaw Environmental.

     On March 15, 1998, the Board unanimously approved a definitive merger agreement ("Merger Agreement") with Laidlaw Environmental which provides for an exchange offer followed by a back-end merger. By April 7, 1998, Laidlaw Environmental had acquired a total of 55,751,582 shares which were validly tendered under the Exchange Offer and constituted approximately 93% of the outstanding shares of Safety-Kleen. A special shareholder meeting occurred on May 18, 1998 which approved the merger.

     During the first twelve weeks of 1998, the Company incurred $6.0 million of costs in conjunction with this process.

2.  EARNINGS PER SHARE

     The weighted average number of common shares outstanding for the twelve weeks ended March 28, 1998 and March 22, 1997 were as follows (in thousands):

                                                               1998     1997
                                                              ------   ------
Weighted average number of shares outstanding -- basic......  59,652   58,258
Dilutive effect of stock options and warrants...............   1,479      162
                                                              ------   ------
Weighted average number of common shares
  outstanding -- diluted....................................  61,131   58,420
                                                              ======   ======

     The Company had additional stock options of 309,525 and 2,370,103 shares at March 28, 1998 and March 22, 1997, respectively, which were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common share.

3.  COMPREHENSIVE INCOME

     In 1998, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 130 on "Reporting Comprehensive Income" which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners in a financial statement for the period in which they are recognized. The Company has selected to present separate Consolidated Statements of Comprehensive Income following the Consolidated Statements of Earnings. The prior year has been restated to conform to the SFAS No. 130 requirements.

4.  INVENTORIES

     The Companies inventories consist of the following (expressed in thousands):

                                                            MARCH 28, 1998   JANUARY 3, 1998
                                                            --------------   ---------------
Oil.......................................................     $12,878           $12,759
Solvent, Drums and Other..................................      38,971            38,580
                                                               -------           -------
          Total...........................................     $51,849           $51,339
                                                               =======           =======

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     LIFO inventories at March 28, 1998 and January 3, 1998 were $5.9 and $5.5 million, respectively. Under the FIFO method of accounting (which approximates current or replacement cost), inventories would have been $0.4 million higher at March 28, 1998 and January 3, 1998.

5.  DEBT

     The Company reclassified all outstanding long-term debt to short term as all debt will be paid off in 1998 as a consequence of change of control provisions included in the Company's credit agreements. These provisions were triggered by the acquisition of 93% of the Company's outstanding common stock, in April of 1998 by Laidlaw Environmental.

6.  INTERIM REPORTING PERIODS

     The Company's interim reporting periods are twelve weeks each for the first three reporting periods of the year, and sixteen and seventeen weeks for the fourth reporting period of 1998 and 1997, respectively.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

7.  SUMMARIZED FINANCIAL INFORMATION

     In connection with the Merger Agreement with Laidlaw Environmental (see
Note 1), LES, Inc., a wholly-owned subsidiary of Laidlaw Environmental Services, Inc. issued 9.25% Senior Subordinated Notes to finance the acquisition. The wholly-owned domestic subsidiaries of LES, Inc. (including the Company and its subsidiaries incorporated in the United States and Puerto Rico) guaranteed such notes. No foreign direct or indirect subsidiary (including those incorporated in Europe and Canada) or non-wholly-owned subsidiary of the Company is an obligor or guarantor on the financing. Summarized financial information on a combined basis as of and for the twelve weeks ended March 28, 1998 is as follows:

                     CONSOLIDATING CONDENSED BALANCE SHEET
                              AS OF MARCH 28, 1998
                                  (UNAUDITED)

                                  UNITED STATES         EUROPE,
                                       AND              CANADA         CONSOLIDATING
                                   PUERTO RICO         AND OTHER        ELIMINATING     CONSOLIDATED
                                 SUBSIDIARIES(1)    SUBSIDIARIES(2)       ENTRIES          TOTAL
                                 ---------------    ---------------    -------------    ------------
                                                      (EXPRESSED IN THOUSANDS)
Assets:
  Current assets...............    $  188,940          $ 58,389          $      --       $  247,329
  Equipment at customers,
     net.......................       110,158            20,411                 --          130,569
  Property, plant and
     equipment, net............       409,156            87,972                 --          497,128
  Intangible assets............        87,728            55,495               (206)         143,017
  Investment in Subsidiaries...       168,626                --           (168,626)              --
  Non-current prepaid taxes....        31,396            20,898            (33,138)          19,156
  Other non-current assets.....        17,070               866                 --           17,936
                                   ----------          --------          ---------       ----------
  Total assets.................    $1,013,074          $244,031          $(201,970)      $1,055,135
                                   ==========          ========          =========       ==========
Liabilities:
  Current liabilities..........    $  334,267          $ 31,507          $      (2)      $  365,772
  Deferred income taxes........        85,415            14,982            (33,138)          67,259
  Intercompany payable
     (receivable)..............       (40,665)           40,665                 --               --
  Other non-current
     liabilities...............        60,533             8,663                 --           69,196
                                   ----------          --------          ---------       ----------
  Total liabilities............       439,550            95,817            (33,140)         502,227
Stockholders' Equity...........       573,524           148,214           (168,830)         552,908
                                   ----------          --------          ---------       ----------
Total liabilities and
  stockholders' equity.........    $1,013,074          $244,031          $(201,970)      $1,055,135
                                   ==========          ========          =========       ==========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE WEEKS ENDED MARCH 28, 1998
                                  (UNAUDITED)

                                     UNITED STATES        EUROPE,
                                          AND             CANADA        CONSOLIDATING
                                      PUERTO RICO        AND OTHER       ELIMINATING    CONSOLIDATED
                                    SUBSIDIARIES(1)   SUBSIDIARIES(2)      ENTRIES         TOTAL
                                    ---------------   ---------------   -------------   ------------
                                                        (EXPRESSED IN THOUSANDS)
Total revenues....................    $  200,476         $ 42,140         $    (839)     $  241,777
Operating costs and expenses......       149,337           32,731              (287)        181,781
                                      ----------         --------         ---------      ----------
Gross profit......................        51,139            9,409              (552)         59,996
Selling and administrative
  expenses........................        28,170            6,934              (552)         34,552
                                      ----------         --------         ---------      ----------
Operating income..................        22,969            2,475                --          25,444
Interest expense, net.............         2,942              262                --           3,204
Merger related costs..............         5,997               --                --           5,997
                                      ----------         --------         ---------      ----------
Earnings before income taxes......        14,030            2,213                --          16,243
Income taxes......................         5,568              718                --           6,286
                                      ----------         --------         ---------      ----------
Net earnings......................    $    8,462         $  1,495         $      --      $    9,957
                                      ==========         ========         =========      ==========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       TWELVE WEEKS ENDED MARCH 28, 1998
                                  (UNAUDITED)

                                                  UNITED STATES        EUROPE,
                                                       AND             CANADA        CONSOLIDATING
                                                   PUERTO RICO        AND OTHER       ELIMINATING    CONSOLIDATED
                                                 SUBSIDIARIES(1)   SUBSIDIARIES(2)      ENTRIES         TOTAL
                                                 ---------------   ---------------   -------------   ------------
                                                                     (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating activities:
  Net earnings.................................     $  8,462           $ 1,495            $--          $ 9,957
  Depreciation and amortization................       15,525             3,521             --           19,046
  All other operating activities (net).........         (717)            2,251             --            1,534
                                                    --------           -------            ---          -------
Net cash provided by operating activities......       23,270             7,267             --           30,537
                                                    --------           -------            ---          -------
Cash flows from (used in) investing activities:
  Equipment at customers additions.............       (7,151)           (1,558)            --           (8,709)
  Property additions...........................       (5,135)             (551)            --           (5,686)
  Business acquisitions and other..............       (5,914)              (49)            --           (5,963)
                                                    --------           -------            ---          -------
Net cash used in investing activities..........      (18,200)           (2,158)            --          (20,358)
Cash flows from (used in) financing activities:
  Net payments.................................         (973)             (298)            --           (1,271)
  Intercompany receivable (payable)............        1,397            (1,397)            --               --
  Proceeds from stock option exercises.........       15,763                --             --           15,763
  Cash dividends paid..........................       (5,406)               --             --           (5,406)
                                                    --------           -------            ---          -------
Net cash provided by (used in) financing
  activities...................................       10,781            (1,695)            --            9,086
                                                    --------           -------            ---          -------
Effect of exchange rates changes on cash.......           --                (9)            --               (9)
                                                    --------           -------            ---          -------
Net increase in cash and cash equivalents......       15,851             3,405             --           19,256
Cash and cash equivalents at beginning of
  reporting period.............................        3,550             7,652             --           11,202
                                                    --------           -------            ---          -------
Cash and cash equivalents at end of reporting
  period.......................................     $ 19,401           $11,057            $--          $30,458
                                                    ========           =======            ===          =======
Supplemental disclosures of cash paid during
  the reporting period:
    Interest (net of amounts capitalized)......     $  6,195           $ 1,296            $--          $ 7,491
    Income taxes paid (net of refunds
      received)................................          119                --             --              119
                                                    ========           =======            ===          =======

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING, CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE WEEKS ENDED MARCH 22, 1997
                                  (UNAUDITED)

                                    UNITED STATES
                                         AND         EUROPE, CANADA    CONSOLIDATING
                                     PUERTO RICO        AND OTHER       ELIMINATING    CONSOLIDATED
                                   SUBSIDIARIES(1)   SUBSIDIARIES(2)      ENTRIES         TOTAL
                                   ---------------   ---------------   -------------   ------------
                                                       (EXPRESSED IN THOUSANDS)
Total revenues...................     $181,830           $39,095           $(695)        $220,230
Operating costs and expenses.....      133,498            30,694            (108)         164,084
                                      --------           -------           -----         --------
Gross profit.....................       48,332             8,401            (587)          56,146
Selling and administrative
  expenses.......................       26,561             6,601            (587)          32,573
                                      --------           -------           -----         --------
Operating income.................       21,771             1,800              --           23,571
Interest expense, net............        3,333               801              --            4,134
                                      --------           -------           -----         --------
Earnings before income taxes.....       18,438               999              --           19,437
Income taxes.....................        7,329               270              --            7,599
                                      --------           -------           -----         --------
Net earnings.....................     $ 11,109           $   729           $  --         $ 11,838
                                      ========           =======           =====         ========

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE TWELVE WEEKS ENDED MARCH 22, 1997
                                  (UNAUDITED)

                                   UNITED STATES
                                        AND           EUROPE, CANADA    CONSOLIDATING
                                    PUERTO RICO         AND OTHER        ELIMINATING    CONSOLIDATED
                                  SUBSIDIARIES (1)   SUBSIDIARIES (2)      ENTRIES         TOTAL
                                  ----------------   ----------------   -------------   ------------
                                                       (EXPRESSED IN THOUSANDS)
Cash flows from (used in)
  operating activities:
  Net earnings..................      $ 11,109            $   729            $--          $ 11,838
  Depreciation and
     amortization...............        14,278              3,380            --             17,658
  All other operating activities
     (net)......................       (15,642)             4,786            --            (10,856)
                                      --------            -------            --           --------
Net cash provided by
  operating activities..........         9,745              8,895            --             18,640
                                      --------            -------            --           --------
Cash flows from (used in)
  investing activities:
  Equipment at customers
     additions..................        (4,015)              (842)           --             (4,857)
  Property additions............        (6,115)              (877)           --             (6,992)
  Business acquisitions and
     other......................        (8,317)               (82)           --             (8,399)
                                      --------            -------            --           --------
Net cash used in investing
  activities....................       (18,447)            (1,801)           --            (20,248)
                                      --------            -------            --           --------
Cash flows from (used in)
  financing activities:
  Net borrowings (payments).....        13,393             (4,006)           --              9,387
  Intercompany receivable
     (payable)..................           267               (267)           --                 --
  Proceeds from stock option
     exercises..................           362                 --            --                362
  Cash dividends paid...........            --                 --            --                 --
                                      --------            -------            --           --------
Net cash provided by (used in)
  financing activities..........        14,022             (4,273)           --              9,749
                                      --------            -------            --           --------
Effect of exchange rates changes
  on cash.......................            --               (164)           --               (164)
                                      --------            -------            --           --------
Net increase in cash and
  cash equivalents..............         5,320              2,657            --              7,977
Cash and cash equivalents at
  beginning of reporting
  period........................         1,458              9,190            --             10,648
                                      --------            -------            --           --------
Cash and cash equivalents at end
  of reporting period...........      $  6,778            $11,847            $--          $ 18,625
                                      ========            =======            ==           ========
Supplemental disclosures of cash
  paid during the reporting
  period:
  Interest (net of amounts
     capitalized)...............      $  6,753            $   545            $--          $  7,298
  Income taxes paid (net of
     refunds received)..........           774                 --            --                774

---------------
(1) Includes the Company but excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

======================================================

No dealer, salesperson, or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Guarantors. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.
                       ---------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................     1
Risk Factors..........................    12
The Exchange Offer....................    20
Use of Proceeds.......................    28
Capitalization........................    29
The Transactions......................    30
Unaudited Pro Forma Combined Financial
  Information.........................    31
Selected Consolidated Financial
  Data................................    42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations -- Laidlaw
  Environmental.......................    46
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations -- Safety-Kleen.......    55
Business..............................    63
Management............................    79
Certain Relationships and Related
  Transactions........................    85
Principal Shareholders................    86
Description of Other Indebtedness.....    87
Description of the Notes..............    90
Certain Federal Income Tax
  Considerations......................   121
Plan of Distribution..................   123
Legal Matters.........................   124
Independent Accountants...............   124
Available Information.................   124
Documents Incorporated by Reference...   125
Disclosure Regarding Forward-Looking
  Statements..........................   126
Index to Financial Statements.........   F-1

Until September   , 1998 (90 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

======================================================
======================================================

                                   LES, INC.

                             OFFER TO EXCHANGE ITS
                        9 1/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                             (GUARANTEED BY LAIDLAW
                         ENVIRONMENTAL SERVICES, INC.)
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                              AS AMENDED, FOR ANY
                           AND ALL OF ITS OUTSTANDING
                        9 1/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                             (GUARANTEED BY LAIDLAW
                         ENVIRONMENTAL SERVICES, INC.)

                                 (COMPANY LOGO)

                              --------------------

                                   PROSPECTUS
                              --------------------

                                            , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Parent is incorporated under the laws of the State of Delaware. Section 145 of the DGCL, inter alia ("Section 145") provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Certificate of Incorporation of the Parent provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Parent shall not be liable to the Parent or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     All of the the Parent's directors and officers are covered by insurance policies maintained and held in effect by Laidlaw Inc. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Similar indemnification provisions exist for each of the Company and the Subsidiary Guarantors.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
 (2)       -- Agreement and Plan of Merger dated as of March 16, 1998, by and among the Parent, LES Acquisition Inc. and
              Safety-Kleen included as Annex A of Safety-Kleen's
              Revised Amended Prospectus on Form 14D-9, filed as
              Exhibit 62 to Safety-Kleen's Amendment No. 28 to Schedule
              14D-9A on March 17, 1997, and incorporated herein by
              reference.
 (3)(a)    -- Restated Certificate of Incorporation of the Parent dated
              May 13, 1997, and Amendment to Certificate of
              Incorporation dated May 15, 1997, filed as Exhibit 3(a)
              to the Parent's Form 10-Q for the Quarter ended May 31,
              1997, and incorporated herein by reference.
 (3)(b)    -- Certificate of Correction Filed to Correct a Certain
              Error in the Restated and Amended Certificate of
              Incorporation of the Parent dated October 15, 1997, filed
              as Exhibit 3(a)(i) to the Parent's Form 10-K for the
              Fiscal Year ended August 31, 1997, and incorporated
              herein by reference.
 (3)(c)    -- Bylaws of the Company filed as Exhibit 4(ii) to the
              Registrant's Current Report on Form 8-K dated July 29,
              1997, and incorporated herein by reference.
 (4)(a)    -- Registration Rights Agreement dated as of May 29, 1998
              between the Company, the Parent, the Subsidiary
              Guarantors, TD Securities (USA) Inc. and NationsBanc
              Montgomery Securities LLC.
 4(b)      -- Indenture dated as of May 29, 1998 between the Company, the Parent, the Subsidiary Guarantors and The Bank of
              Nova Scotia Trust Company of New York, as trustee.
 4(c)      -- Rights Agreement dated as of June 14, 1989 between the
              Parent and First Chicago Trust Company as successor to
              Registrar and Transfer Company, as Rights Agent filed as
              an Exhibit to the Parent's Form 8-K filed on June 13,
              1995, and incorporated herein by reference.
 4(d)      -- Senior Credit Facility dated as of April 3, 1998 among
              the Company, Laidlaw Environmental Services (Canada)
              Ltd., The Toronto-Dominion Bank and a syndicate of banks
              and other financial institutions.
 4(e)      -- Supplement to the Amended and Restated Credit Agreement
              dated as of April 3, 1998 among the Company, Laidlaw
              Environmental Services (Canada) Ltd., the Lenders,
              Toronto Dominion (Texas), Inc., The Toronto Dominion
              Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
              NationsBank, N.A., The First National Bank of Chicago and
              Wachovia Bank.
 4(f)      -- Waiver and First Amendment to the Amended and Restated
              Credit Agreement dated as of May 15, 1998 among the
              Company, Laidlaw Environmental Services (Canada) Ltd.,
              the Lenders, Toronto Dominion (Texas), Inc., The Toronto
              Dominion Bank, TD Securities (USA) Inc., The Bank of Nova
              Scotia, NationsBank, N.A., The First National Bank of
              Chicago and Wachovia Bank.
 4(g)      -- Commitment Increase Supplement to the Amended and
              Restated Credit Agreement dated as of June 3, 1998 among
              the Company, Laidlaw Environmental Services (Canada)
              Ltd., the Lenders, Toronto Dominion Bank (Texas), Inc.,
              The Toronto Dominion Bank, TD Securities (USA) Inc., The
              Bank of Nova Scotia, NationsBank, N.A., The First
              National Bank of Chicago and Wachovia Bank.
 (4)(h)    -- Amendment No. 1 dated as of March 31, 1995 to the Rights
              Agreement between the Parent and First Chicago Trust
              Company as successor to Registrar and Transfer Company,
              as Rights Agent filed as an Exhibit to the Parent's Form
              8-K filed on June 13, 1995, and incorporated herein by
              reference.
 (4)(i)    -- Credit Agreement among Laidlaw Chem-Waste, Inc., Laidlaw
              Environmental Services (Canada) Ltd., Toronto Dominion
              (Texas) Inc., The Toronto-Dominion Bank, TD Securities
              (USA) Inc., the Bank of Nova Scotia, NationsBanc, N.A.
              and The First National Bank of Chicago and NationsBanc,
              N.A. as Syndication Agent dated as of May 9, 1997, filed
              as Exhibit 4(c) to the Parent's Form 10-Q for the Quarter
              ended March 31, 1997, and incorporated herein by
              reference.

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
 (4)(j)    -- $350,000,000 5% Subordinated Convertible Pay-In-Kind
              Debenture due 2009 issued by the Parent on May 15, 1997
              to Laidlaw Inc. the form of which was included as an
              appendix to the Parent's Definitive Proxy Statement on
              Form DEF 14A, filed on May 1, 1997, and incorporated
              herein by reference.
 (4)(k)    -- Registration Rights Agreement dated May 15, 1997 between the Parent, Laidlaw Transportation, Inc. and Laidlaw Inc.
              included as appendix to the Parent's Definitive Proxy
              Statement on Form DEF 14A, the form of which was filed on
              May 1, 1997, and incorporated herein by reference.
 (4)(l)    -- Indenture dated as of May 1, 1993 between the Industrial
              Development Board of the Metropolitan Government of
              Nashville and Davidson County (Tennessee) and NationsBanc
              of Tennessee, N.A., filed as Exhibit 4(f) to the Parent's
              Form 10-Q for the Quarter ended May 31, 1997, and
              incorporated herein by reference.
 (4)(m)    -- Indenture of Trust dated as of February 1, 1995 between
              Carbon County, Utah and West One Bank, Utah, now known as
              U.S. Bank, as Trustee, filed as Exhibit 4(g) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference.
 (4)(n)    -- Indenture of Trust dated as of August, 1995 between
              Tooele County, Utah and West One Bank, Utah, now known as
              U.S. Bank, as Trustee, filed as Exhibit 4(h) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference.
 (4)(o)    -- Indenture of Trust dated as of July 1, 1997 between
              Carbon County, Utah and U.S. Bank, a national banking
              association, as Trustee, filed as Exhibit 4(i) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference.
 (4)(p)    -- Indenture of Trust dated as of July 1, 1997 between
              Tooele County, Utah and U.S. Bank, a national banking
              association, as Trustee, filed as Exhibit 4(j) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference.
 (4)(q)    -- Indenture of Trust dated as of July 1, 1997 between
              California Pollution Control Financing Authority and U.S.
              Bank, a national banking association, as Trustee, filed
              as Exhibit 4(k) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by reference.
 4(r)      -- Stock Purchase Agreement between Westinghouse Electric
              Corporation (Seller) and Rollins Environmental Services,
              Inc. (Buyer) for National Electric, Inc. dated March 7,
              1995, filed as an Exhibit to the Parent's Form 8-K filed
              on June 13, 1995, and incorporated hereby by reference.
 (4)(s)    -- Second Amendment to Stock Purchase Agreement (as
              referenced in Exhibit (4)(l) above, dated May 15, 1997,
              among Westinghouse Electric Corporation, Rollins
              Environmental Services, Inc. and Laidlaw Inc., filed as
              Exhibit 4(m) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by reference.
 (4)(t)    -- Promissory Note dated May 15, 1997 for $60,000,000 from the Parent to Westinghouse Electric Corporation, filed as
              Exhibit 4(n) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by reference.
 (4)(u)    -- Guaranty Agreement dated May 15, 1997 by Laidlaw Inc. to
              Westinghouse Electric Corporation guaranteeing Promissory
              Note dated May 15, 1997 (as referenced in Exhibit (4)(n))
              from the Parent to Westinghouse Electric Corporation,
              filed as Exhibit 4(o) to the Parent's Form 10-Q for the
              Quarter ended May 31, 1997, and incorporated herein by
              reference.
 (5)       -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
              the legality of the securities being offered.*
 (8)       -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
              certain tax matters.*
(10)(a)    -- Rollins Environmental Services, Inc. 1982 Incentive Stock
              Option Plan, filed with Amendment No. 1 to the Company's
              Registration Statement No. 2-84139 on Form S-1 dated June
              24, 1983, and incorporated herein by reference.

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
(10)(b)    -- Rollins Environmental Services, Inc. 1993 Stock Option
              Plan, filed with the Company's Proxy Statement for the
              Annual Meeting of Stockholders held January 28, 1994, and
              incorporated herein by reference.
(10)(c)    -- Stock Purchase Agreement dated February 6, 1997, among
              the Parent, Laidlaw Inc., and Laidlaw Transportation,
              Inc. included as an appendix to the Parent's Definitive
              Proxy Statement on Form DEF 14A, filed on May 1, 1997,
              and incorporated herein by reference.
(10)(e)    -- Management Incentive Plan for fiscal year 1996, filed as
              Exhibit 10(e) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by reference.
(11)       -- Statement regarding computation of earnings per share,
              filed as Exhibit (11) to the Parent's Form 10-K for the
              year ended August 31, 1997, and incorporated herein by
              reference.
(12)       -- Computation of ratio earnings to fixed charges.
(21)       -- Subsidiaries of the Registrant.
(23)(a)    -- Consent of Coopers & Lybrand, independent accountants.
(23)(b)    -- Consent of KPMG Peat Marwick LLP.
(23)(c)    -- Consent of Arthur Andersen, LLP.
(23)(d)    -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison
              (included in Exhibits (5) and (8)).*
(24)       -- Powers of Attorney (included on the signature pages of
              this Registration Statement).
(25)       -- Statement of Eligibility of Trustee.
(99)(a)    -- Letter of Transmittal.*
(99)(b)    -- Notice of Guaranteed Delivery.*

---------------
*To be filed by amendment.

UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference to provide such interim financial information.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 and 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President and Chief Executive
                                              Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ JAMES R. BULLOCK                  Chairman of the Board and                June 24,
---------------------------------------------------    Director                                   1998
                 James R. Bullock

               /s/ KENNETH W. WINGER                 President, Chief Executive               June 24,
---------------------------------------------------    Officer and Director                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance         June 24,
---------------------------------------------------    and Chief Financial Officer                1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

               /s/ JOHN R. GRAINGER                  Director                                 June 24,
---------------------------------------------------                                               1998
                 John R. Grainger

               /s/ LESLIE W. HAWORTH                 Director                                 June 24,
---------------------------------------------------                                               1998
                 Leslie W. Haworth

             /s/ JOHN W. ROLLINS, SR.                Director                                 June 24,
---------------------------------------------------                                               1998
               John W. Rollins, Sr.

             /s/ JOHN W. ROLLINS, JR.                Director                                 June 24,
---------------------------------------------------                                               1998
               John W. Rollins, Jr.

             /s/ DAVID E. THOMAS, JR.                Director                                 June 24,
---------------------------------------------------                                               1998
               David E. Thomas, Jr.

                /s/ HENRY B. TIPPIE                  Director                                 June 24,
---------------------------------------------------                                               1998
                  Henry B. Tippie

               /s/ JAMES L. WAREHAM                  Director                                 June 24,
---------------------------------------------------                                               1998
                 James L. Wareham

                /s/ GROVER C. WRENN                  Director                                 June 24,
---------------------------------------------------                                               1998
                  Grover C. Wrenn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LES, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (US), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (LONE AND GRASSY MOUNTAIN), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (TULSA), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (SAN ANTONIO), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (WICHITA), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES OF
                                          DELAWARE, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (ROSEMOUNT), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (SAWYER), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (TUCKER), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          NINTH STREET PROPERTIES, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (SAN JOSE), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

/s/ KENNETH W. WINGER                                President and Director               June 24, 1998
---------------------------------------------------
Kenneth W. Winger

/s/ PAUL R. HUMPHREYS                                Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and Chief Financial Officer
Paul R. Humphreys                                    (principal financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          CHEMCLEAR, INC. OF LOS ANGELES

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

/s/ KENNETH W. WINGER                                President and Director               June 24, 1998
---------------------------------------------------
Kenneth W. Winger

/s/ PAUL R. HUMPHREYS                                Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and Chief Financial Officer
Paul R. Humphreys                                    (principal financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          USPCI, INC. OF GEORGIA

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LES HOLDING'S, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          EAST CARBON DEVELOPMENT FINANCIAL
                                          PARTNERS, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (IMPERIAL VALLEY), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (LOKERN), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (NORTH EAST), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (RECOVERY), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (TES), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24,
---------------------------------------------------                                       1998
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24,
---------------------------------------------------    and Chief Financial Officer        1998
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          CORSAN TRUCKING, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES (TG),
                                          INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (TOC), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES (TS),
                                          INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES
                                          (THERMAL TREATMENT), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          GSX CHEMICAL SERVICES, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LEMC, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW CHEMICAL SERVICES, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (ALTAIR), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL SERVICES (FS),
                                          INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (BDT), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (GS), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (CLIVE), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (WT), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW OSCO HOLDINGS, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF NASHVILLE, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF BARTOW, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF CALIFORNIA, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF CHATTANOOGA, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF ILLINOIS, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF SOUTH CAROLINA, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES OF WHITE CASTLE, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LES MERGER, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (PUERTO RICO), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (BRIDGEPORT), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (DEER PARK), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (BATON ROUGE), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (PLAQUEMINE), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (CUSTOM TRANSPORT), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (LOS ANGELES), INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------    and Chief Financial Officer
                 Paul R. Humphreys                     (principal financial and
                                                       accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (TIPTON), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (GLOUCESTER), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (DEER TRAIL), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (MT. PLEASANT), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (MINNEAPOLIS), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (ARAGONITE), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL
                                          SERVICES (SUSSEX), INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          LAIDLAW ENVIRONMENTAL, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance     June 24, 1998
---------------------------------------------------  and   Chief Financial Officer
                 Paul R. Humphreys                   (principal   financial and
                                                     accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          DIRT MAGNET, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer and Director (principal    June 24, 1998
---------------------------------------------------    financial and accounting
                 Paul R. Humphreys                     officer)

                /s/ HENRY H. TAYLOR                  Director                             June 24, 1998
---------------------------------------------------
                  Henry H. Taylor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          THE MIDWAY GAS AND OIL CO.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------  and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          ELGINT CORP.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                 /s/ MONTE MILLER                    Director                             June 24, 1998
---------------------------------------------------
                   Monte Miller

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN ENVIROSYSTEMS
                                          COMPANY

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Chief Financial Officer              June 24, 1998
---------------------------------------------------  (principal financial and
                 Paul R. Humphreys                   accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN ENVIROSYSTEMS
                                          COMPANY OF PUERTO RICO, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          PETROCON, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------  and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          PHILLIPS ACQUISITION CORP.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN AVIATION, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------  and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SK INSURANCE COMPANY

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                 /s/ ALAN D. PORT                    Director                             June 24, 1998
---------------------------------------------------
                   Alan D. Port

                /s/ HENRY H. TAYLOR                  Director                             June 24, 1998
---------------------------------------------------
                  Henry H. Taylor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SK REAL ESTATE, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN INTERNATIONAL, INC.

                                          By: /s/ KENNETH W. WINGER
                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN OIL RECOVERY CO.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          SAFETY-KLEEN OIL SERVICES, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------    and accounting officer)
                 Paul R. Humphreys

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 24th day of June, 1998.

                                          THE SOLVENTS RECOVERY SERVICE
                                          OF NEW JERSEY, INC.

                                          By: /s/ KENNETH W. WINGER

                                            ------------------------------------
                                            Kenneth W. Winger
                                              President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Winger, Paul Humphreys and Henry Taylor and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ KENNETH W. WINGER                 President and Director               June 24, 1998
---------------------------------------------------
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Treasurer (principal financial       June 24, 1998
---------------------------------------------------  and accounting officer)
                 Paul R. Humphreys

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                           PAGE NO.
 -------                           -----------                           --------
 (2)       -- Agreement and Plan of Merger dated as of March 16, 1998, by and among the Parent, LES Acquisition Inc. and
              Safety-Kleen included as Annex A of Safety-Kleen's
              Revised Amended Prospectus on Form 14D-9, filed as
              Exhibit 62 to Safety-Kleen's Amendment No. 28 to Schedule
              14D-9A on March 17, 1997, and incorporated herein by
              reference. ..............................................
 (3)(a)    -- Restated Certificate of Incorporation of the Parent dated
              May 13, 1997, and Amendment to Certificate of
              Incorporation dated May 15, 1997, filed as Exhibit 3(a)
              to the Parent's Form 10-Q for the Quarter ended May 31,
              1997, and incorporated herein by reference. .............
 (3)(b)    -- Certificate of Correction Filed to Correct a Certain
              Error in the Restated and Amended Certificate of
              Incorporation of the Parent dated October 15, 1997, filed
              as Exhibit 3(a)(i) to the Parent's Form 10-K for the
              Fiscal Year ended August 31, 1997, and incorporated
              herein by reference. ....................................
 (3)(c)    -- Bylaws of the Company filed as Exhibit 4(ii) to the
              Registrant's Current Report on Form 8-K dated July 29,
              1997, and incorporated herein by reference. .............
 (4)(a)    -- Registration Rights Agreement dated as of May 29, 1998
              between the Company, the Parent, the Subsidiary
              Guarantors, TD Securities (USA) Inc. and NationsBanc
              Montgomery Securities LLC. ..............................
 4(b)      -- Indenture dated as of May 29, 1998 between the Company, the Parent, the Subsidiary Guarantors and The Bank of
              Nova Scotia Trust Company of New York, as trustee. ......
 4(c)      -- Rights Agreement dated as of June 14, 1989 between the
              Parent and First Chicago Trust Company as successor to
              Registrar and Transfer Company, as Rights Agent filed as
              an Exhibit to the Parent's Form 8-K filed on June 13,
              1995, and incorporated herein by reference. .............
 4(d)      -- Senior Credit Facility dated as of April 3, 1998 among
              the Company, Laidlaw Environmental Services (Canada)
              Ltd., The Toronto-Dominion Bank and a syndicate of banks
              and other financial institutions. .......................
 4(e)      -- Supplement to the Amended and Restated Credit Agreement
              dated as of April 3, 1998 among the Company, Laidlaw
              Environmental Services (Canada) Ltd., the Lenders,
              Toronto Dominion (Texas), Inc., The Toronto Dominion
              Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
              NationsBank, N.A., The First National Bank of Chicago and
              Wachovia Bank. ..........................................
 4(f)      -- Waiver and First Amendment to the Amended and Restated
              Credit Agreement dated as of May 15, 1998 among the
              Company, Laidlaw Environmental Services (Canada) Ltd.,
              the Lenders, Toronto Dominion (Texas), Inc., The Toronto
              Dominion Bank, TD Securities (USA) Inc., The Bank of Nova
              Scotia, NationsBank, N.A., The First National Bank of
              Chicago and Wachovia Bank. ..............................
 4(g)      -- Commitment Increase Supplement to the Amended and
              Restated Credit Agreement dated as of June 3, 1998 among
              the Company, Laidlaw Environmental Services (Canada)
              Ltd., the Lenders, Toronto Dominion Bank (Texas), Inc.,
              The Toronto Dominion Bank, TD Securities (USA) Inc., The
              Bank of Nova Scotia, NationsBank, N.A., The First
              National Bank of Chicago and Wachovia Bank. .............
 (4)(h)    -- Amendment No. 1 dated as of March 31, 1995 to the Rights
              Agreement between the Parent and First Chicago Trust
              Company as successor to Registrar and Transfer Company,
              as Rights Agent filed as an Exhibit to the Parent's Form
              8-K filed on June 13, 1995, and incorporated herein by
              reference. ..............................................

 EXHIBIT
 NUMBER                            DESCRIPTION                           PAGE NO.
 -------                           -----------                           --------
 (4)(i)    -- Credit Agreement among Laidlaw Chem-Waste, Inc., Laidlaw
              Environmental Services (Canada) Ltd., Toronto Dominion
              (Texas) Inc., The Toronto-Dominion Bank, TD Securities
              (USA) Inc., the Bank of Nova Scotia, NationsBanc, N.A.
              and The First National Bank of Chicago and NationsBanc,
              N.A. as Syndication Agent dated as of May 9, 1997, filed
              as Exhibit 4(c) to the Parent's Form 10-Q for the Quarter
              ended March 31, 1997, and incorporated herein by
              reference. ..............................................
 (4)(j)    -- $350,000,000 5% Subordinated Convertible Pay-In-Kind
              Debenture due 2009 issued by the Parent on May 15, 1997
              to Laidlaw Inc. the form of which was included as an
              appendix to the Parent's Definitive Proxy Statement on
              Form DEF 14A, filed on May 1, 1997, and incorporated
              herein by reference. ....................................
 (4)(k)    -- Registration Rights Agreement dated May 15, 1997 between the Parent, Laidlaw Transportation, Inc. and Laidlaw Inc.
              included as appendix to the Parent's Definitive Proxy
              Statement on Form DEF 14A, the form of which was filed on
              May 1, 1997, and incorporated herein by reference. ......
 (4)(l)    -- Indenture dated as of May 1, 1993 between the Industrial
              Development Board of the Metropolitan Government of
              Nashville and Davidson County (Tennessee) and NationsBanc
              of Tennessee, N.A., filed as Exhibit 4(f) to the Parent's
              Form 10-Q for the Quarter ended May 31, 1997, and
              incorporated herein by reference. .......................
 (4)(m)    -- Indenture of Trust dated as of February 1, 1995 between
              Carbon County, Utah and West One Bank, Utah, now known as
              U.S. Bank, as Trustee, filed as Exhibit 4(g) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference. ...................
 (4)(n)    -- Indenture of Trust dated as of August, 1995 between
              Tooele County, Utah and West One Bank, Utah, now known as
              U.S. Bank, as Trustee, filed as Exhibit 4(h) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference. ...................
 (4)(o)    -- Indenture of Trust dated as of July 1, 1997 between
              Carbon County, Utah and U.S. Bank, a national banking
              association, as Trustee, filed as Exhibit 4(i) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference. ...................
 (4)(p)    -- Indenture of Trust dated as of July 1, 1997 between
              Tooele County, Utah and U.S. Bank, a national banking
              association, as Trustee, filed as Exhibit 4(j) to the
              Parent's Form 10-Q for the Quarter ended May 31, 1997,
              and incorporated herein by reference. ...................
 (4)(q)    -- Indenture of Trust dated as of July 1, 1997 between
              California Pollution Control Financing Authority and U.S.
              Bank, a national banking association, as Trustee, filed
              as Exhibit 4(k) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by
              reference. ..............................................
 4(r)      -- Stock Purchase Agreement between Westinghouse Electric
              Corporation (Seller) and Rollins Environmental Services,
              Inc. (Buyer) for National Electric, Inc. dated March 7,
              1995, filed as an Exhibit to the Parent's Form 8-K filed
              on June 13, 1995, and incorporated hereby by
              reference. ..............................................
 (4)(s)    -- Second Amendment to Stock Purchase Agreement (as
              referenced in Exhibit (4)(l) above, dated May 15, 1997,
              among Westinghouse Electric Corporation, Rollins
              Environmental Services, Inc. and Laidlaw Inc., filed as
              Exhibit 4(m) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by
              reference. ..............................................
 (4)(t)    -- Promissory Note dated May 15, 1997 for $60,000,000 from the Parent to Westinghouse Electric Corporation, filed as
              Exhibit 4(n) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by
              reference. ..............................................

 EXHIBIT
 NUMBER                            DESCRIPTION                           PAGE NO.
 -------                           -----------                           --------
 (4)(u)    -- Guaranty Agreement dated May 15, 1997 by Laidlaw Inc. to
              Westinghouse Electric Corporation guaranteeing Promissory
              Note dated May 15, 1997 (as referenced in Exhibit (4)(n))
              from the Parent to Westinghouse Electric Corporation,
              filed as Exhibit 4(o) to the Parent's Form 10-Q for the
              Quarter ended May 31, 1997, and incorporated herein by
              reference. ..............................................
 (5)       -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
              the legality of the securities being offered.* ..........
 (8)       -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
              certain tax matters.* ...................................
(10)(a)    -- Rollins Environmental Services, Inc. 1982 Incentive Stock
              Option Plan, filed with Amendment No. 1 to the Company's
              Registration Statement No. 2-84139 on Form S-1 dated June
              24, 1983, and incorporated herein by reference. .........
(10)(b)    -- Rollins Environmental Services, Inc. 1993 Stock Option
              Plan, filed with the Company's Proxy Statement for the
              Annual Meeting of Stockholders held January 28, 1994, and
              incorporated herein by reference. .......................
(10)(c)    -- Stock Purchase Agreement dated February 6, 1997, among
              the Parent, Laidlaw Inc., and Laidlaw Transportation,
              Inc. included as an appendix to the Parent's Definitive
              Proxy Statement on Form DEF 14A, filed on May 1, 1997,
              and incorporated herein by reference. ...................
(10)(e)    -- Management Incentive Plan for fiscal year 1996, filed as
              Exhibit 10(e) to the Parent's Form 10-Q for the Quarter
              ended May 31, 1997, and incorporated herein by
              reference. ..............................................
(11)       -- Statement regarding computation of earnings per share,
              filed as Exhibit (11) to the Parent's Form 10-K for the
              year ended August 31, 1997, and incorporated herein by
              reference. ..............................................
(12)       -- Computation of ratio earnings to fixed charges. .........
(21)       -- Subsidiaries of the Registrant. .........................
(23)(a)    -- Consent of Coopers & Lybrand, independent accountants....
(23)(b)    -- Consent of KPMG Peat Marwick LLP. .......................
(23)(c)    -- Consent of Arthur Andersen, LLP. ........................
(23)(d)    -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison
              (included in Exhibits (5) and (8)).* ....................
(24)       -- Powers of Attorney (included on the signature pages of
              this Registration Statement). ...........................
(25)       -- Statement of Eligibility of Trustee. ....................
(99)(a)    -- Letter of Transmittal.* .................................
(99)(b)    -- Notice of Guaranteed Delivery.* .........................

---------------
*To be filed by amendment.